Exhibit 2.1

EXECUTION VERSION

SCR-SIBELCO NV

UNIMIN CORPORATION

BISON MERGER SUB, INC.

BISON MERGER SUB I, LLC

AND

FAIRMOUNT SANTROL HOLDINGS INC.

AGREEMENT AND PLAN OF MERGER

Dated as of December 11, 2017

EXECUTION VERSION

Page i

Page ii

Exhibits

Exhibit A – Form of Voting Agreement

Exhibit B – Form of Stockholders Agreement

Exhibit C – Form of Registration Rights Agreement

Exhibit D – Form of Business Contribution Agreement

Exhibit E – Form of Tax Matters Agreement

Exhibit F – Form of Distribution Agreement

Exhibit G – Form of Agency Agreement

Exhibit H – Form of Non-Compete Agreement

Exhibit I – Form of Parent Amended Certificate of Incorporation

Exhibit J – Form of Parent Amended Bylaws

Page iii

EXECUTION VERSION

INDEX OF DEFINED TERMS

Defined Term	Page
$112
2016 PSU Awards	101
2017 PSU Awards	102
Action	29
Adverse Material Accounting Change	102
Affiliate	102
Agency Agreement	2
Aggregate Foxtrot Shares	11
Agreement	1
Ancillary Agreements	102
Anti-Bribery Law	37
Anti-Money Laundering Law	38
Antitrust Laws	19
Applicable Laws	25
Award Protection Period	103
Bonus Amounts	87
Book-Entry Share	13
Business Contribution Agreement	2
Business Day	103
Cash Consideration	6
Cash Consideration Fully Diluted Stock Option Shares	11
Cash Redemption	103
Cause	103
Certificate	13
Certificate of Merger	4
Closing	4
Closing Date	4
Code	8
Company	1
Company Alternative Transaction	70
Company Bylaws	18
Company Certificate of Incorporation	18
Company Common Stock	1
Company Disclosure Schedule	17
Company Equity Awards	9
Company Equity Plans	104
Company Filed SEC Documents	17
Company Financial Advisor	38
Company Financial Statements	22
Company Intellectual Property	104
Company Leased Real Estate	104
Company Material Contracts	37
Company Measurement Date	20

Page i

Company Mineral Rights	26
Company Option	104
Company Owned Real Estate	104
Company Permits	25
Company Plan	104
Company Preferred Stock	20
Company PSU Award	104
Company Qualifying Transaction	96
Company Recommendation Change	71
Company Registered Intellectual Property	35
Company RSU Award	104
Company SEC Documents	22
Company Share Value	11
Company Stockholder Approval	35
Company Stockholders Meeting	74
Company Superior Proposal	72
Company Termination Fee	97
Company Third Party	70
Confidentiality Agreement	70
Continuing Employees	105
Continuing Transition Services	90
Contract	19
Contribution	1
Converted PSU Award	9
Converted RSU Award	8
Converted Stock Option	7
Cyber Security Incident	36
Debt Commitment Letter	105
Deloitte Tax Opinion	88
DGCL	1
Dissenting Shares	12
Distribution Agreement	2
dollars	112
Earned 2016 PSU Awards	11
Earned 2017 PSU Awards	11
Economic Sanctions Law	38
Effect	107
Effective Time	4
Enforceability Exceptions	18
Environmental Laws	105
ERISA	105
ERISA Affiliate	105
Excess Shares	15
Exchange	5
Exchange Act	20
Exchange Agent	12

Page ii

Exchange Fund	12
Exchange Ratio	11
extent	112
Financing	106
Financing Disclosure	85
Fractional Stockholder	15
Fully Diluted Foxtrot Share Number	106
GAAP	22
GAAP Financial Statements	90
Good Reason	106
Government Official	38
Governmental Entity	19
Hazardous Materials	106
hereby	112
herein	112
hereof	112
hereto	112
hereunder	112
HPQ Carve-out	1
HPQ Co	1
HPQ Redemption	1
HSR Act	19
IFRS	43
Indemnified Parties	83
Intellectual Property	106
Interest Amount	107
In-the-Money Option	11
IRS	29
IT Systems	107
knowledge	107
Lease	107
Lender Related Party	107
Lenders	105
Liens	19
Material Adverse Effect	107
Material Divestiture	108
Maximum Amount	84
Merger	1
Merger Consideration	6
Merger Opinion	93
Merger Sub	1
Merger Sub Common Stock	41
Merger Sub LLC	1
Merger Sub LLC Member Approval	3
Merger Sub LLC Units	41
Merger Sub Stockholder Approval	3

Page iii

New Plans	86
Non-Compete Agreement	3
Old Plans	87
Order	29
Outside Date	94
Parent	1
Parent Amended Bylaws	6
Parent Amended Certificate of Incorporation	6
Parent Bylaws	39
Parent Certificate of Incorporation	39
Parent Common Stock	108
Parent Disclosure Schedule	39
Parent Equity Awards	108
Parent Equity Plans	108
Parent Financial Statements	43
Parent Leased Real Estate	109
Parent Material Contracts	57
Parent Measurement Date	41
Parent Mineral Rights	47
Parent Option	109
Parent Owned Real Estate	109
Parent Permits	46
Parent Plans	109
Parent Registered Intellectual Property	56
Parent Reserves Report	45
Parent Restricted Share	109
Parent Restricted Stock Unit	109
Parent Stock Issuance	109
Parent Stockholder Approval	3
Parent Termination Fee	97
Parent Triggering Event	109
parties	1
Permitted Liens	110
person	110
Prospectus	20
Proxy Statement	19
Redeemable Cash	110
Registration Rights Agreement	2
Registration Statement	20
Registration Statement Effective Date	73
Representation Letters	110
Representative	70
Required Consents	81
Required Information	110
Requisite Regulatory Approvals	91
Restraints	91

Page iv

Sarbanes-Oxley Act	22
SEC	17
Second Certificate of Merger	5
Second Effective Time	5
Second Merger	2
Second Surviving Entity	4
Securities Act	22
Significant Subsidiary	111
Stock Consideration	6
Stockholders Agreement	2
Subsidiary	111
Surviving Corporation	4
Tax	111
Tax Matters Agreement	2
Tax Return	111
Taxes	111
Taxing Authority	111
Transactions	2
Transition Services	90
Voting Agreement	2
Willful Breach	112

Page v

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of December 11, 2017 (this Agreement), by and among SCR-SIBELCO NV, a Belgian public company (Sibelco), UNIMIN CORPORATION, a Delaware corporation (Parent); BISON MERGER SUB, INC., a Delaware corporation and a direct wholly owned subsidiary of Parent (Merger Sub); BISON MERGER SUB I, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (Merger Sub LLC); and FAIRMOUNT SANTROL HOLDINGS INC., a Delaware corporation (the Company). Sibelco, Parent, Merger Sub, Merger Sub LLC and the Company are sometimes referred to herein collectively as the parties and individually as a party.

W I T N E S S E T H:

WHEREAS, the Company, Parent, Merger Sub, Merger Sub LLC and Sibelco wish to effect a business combination through the merger of Merger Sub with and into the Company, with the Company being the surviving corporation and a wholly owned Subsidiary of Parent (the Merger);

WHEREAS, in connection with the Merger, each share of common stock, par value $0.01 per share, of the Company (the Company Common Stock) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled in accordance with Section 3.1(b) and Dissenting Shares, if any) shall be cancelled and each holder of such shares of Company Common Stock shall have the right to receive the Merger Consideration upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the DGCL);

WHEREAS, the Company, Parent, Merger Sub, Merger Sub LLC and Sibelco desire that the Stock Consideration shall, after giving effect to the Merger and the other Transactions, constitute 35% of the issued and outstanding Parent Common Stock on a fully diluted basis (as determined pursuant to the terms hereof), and that Sibelco and its direct wholly owned Subsidiaries shall own 65% of the issued and outstanding Parent Common Stock at such time on a fully diluted basis (as determined pursuant to the terms hereof);

WHEREAS, prior to the consummation of the Merger, Parent will contribute (the Contribution) all of the assets comprising its high purity quartz business to a newly created wholly owned Subsidiary of Parent (HPQ Co) solely in exchange for all of the stock of HPQ Co and the assumption of liabilities related to such business and then distribute 100% of the stock of HPQ Co solely in exchange for certain shares of Parent Common Stock held by Sibelco (the HPQ Redemption) in accordance with the Business Contribution Agreement (the Contribution and the HPQ Redemption, collectively, the HPQ Carve-out);

WHEREAS, the Company, Parent, Merger Sub, Merger Sub LLC and Sibelco wish to effect a further business combination through the merger of the Company with and into Merger Sub LLC immediately following the consummation of the Merger, with Merger Sub LLC being the surviving entity and a wholly owned Subsidiary of Parent (the Second Merger);

WHEREAS, the Board of Directors of the Company has adopted resolutions approving the Merger, the Second Merger, this Agreement and the Ancillary Agreements to which the Company is a party, determined that the consummation of the Merger, the Second Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements (collectively, the Transactions) are advisable and fair to, and in the best interest of, the Company and its stockholders and resolved to recommend that the Company’s stockholders approve and adopt this Agreement pursuant to the DGCL;

WHEREAS, the Board of Directors of Parent has unanimously adopted resolutions approving the Merger, the Second Merger, the HPQ Carve-out, this Agreement and the Ancillary Agreements to which Parent is a party, determined that the consummation of the Transactions is in the best interest of Parent and its stockholders as a whole;

WHEREAS, the Board of Directors of Merger Sub has unanimously adopted resolutions approving the Merger and this Agreement, determined that the consummation of the Transactions is advisable and fair to, and in the best interest of, Merger Sub and its sole shareholder, and resolved to recommend that Merger Sub’s sole shareholder approve and adopt this Agreement pursuant to the DGCL;

WHEREAS, the sole member of Merger Sub LLC has adopted resolutions approving the Second Merger and this Agreement, determined that the consummation of the Transactions is advisable and fair to, and in the best interest of, Merger Sub LLC and approved the consummation thereof;

WHEREAS, as an inducement to the willingness of Parent and Merger Sub to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are entering into a voting agreement with Parent and Merger Sub (the Voting Agreement), in substantially the form attached as Exhibit A hereto pursuant to which, among other things, each such stockholder has agreed to vote in favor of the Merger;

WHEREAS, as an inducement to the willingness of the parties to enter into this Agreement, Parent and certain stockholders of Parent and the Company will enter into (a) a stockholders agreement in the form attached hereto as Exhibit B (the Stockholders Agreement) and (b) a registration rights agreement in the form attached hereto as Exhibit C (the Registration Rights Agreement), in each case dated as of the Closing;

WHEREAS, as an inducement to the willingness of Parent to enter into this Agreement, Parent and certain of its Affiliates will enter into (a) a business contribution agreement in the form attached hereto as Exhibit D (the Business Contribution Agreement), (b) a tax matters agreement in the form attached hereto as Exhibit E (the Tax Matters Agreement), (c) a distribution agreement in the form attached hereto as Exhibit F (the Distribution Agreement), (d) an agency agreement in the form attached hereto as Exhibit G (the Agency Agreement) and (e) a non-compete agreement in the form attached hereto as Exhibit H (the Non-Compete Agreement), in each case dated as of or prior to the Closing;

WHEREAS, as an inducement to the willingness of the Company to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company a unanimous written consent of the stockholders of Parent (the Parent Stockholder Approval) pursuant to which, among other things, each such stockholder has approved the filing of the Parent Amended Certificate of Incorporation (as defined herein) with the Secretary of State of the State of Delaware immediately prior to the Effective Time;

WHEREAS, as an inducement to the willingness of the Company to enter into this Agreement, immediately after the execution and delivery of this Agreement, Parent will deliver to the Company a written consent of Parent as the sole stockholder of Merger Sub (the Merger Sub Stockholder Approval) pursuant to which, among other things, Parent shall have approved and adopted this Agreement pursuant to the DGCL;

WHEREAS, as an inducement to the willingness of the Company to enter into this Agreement, immediately after the execution and delivery of this Agreement, Parent will deliver to the Company a written consent of Parent as the sole member of Merger Sub LLC (the Merger Sub LLC Member Approval) pursuant to which, among other things, Parent shall have approved and adopted this Agreement pursuant to the Limited Liability Company Act of Delaware (DLLCA);

WHEREAS, for US federal income tax purposes, the parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code (as defined herein) and this Agreement is intended to be, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the Second Merger and also prescribe various conditions to the Merger, in each case, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Company, Parent, Merger Sub, Merger Sub LLC and Sibelco agree as follows:

ARTICLE I

THE MERGER AND THE SECOND MERGER

Section 1.1    The Merger and the Second Merger

Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement:

(a)	In accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the Surviving Corporation) as a wholly owned Subsidiary of Parent and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of Merger Sub in accordance with the DGCL.

(b)	In accordance with the DGCL and the DLLCA, at the Second Effective Time (as defined below), the Surviving Corporation shall be merged with and into Merger Sub LLC. Following the Second Effective Time, the separate corporate existence of the Surviving Corporation shall cease, and Merger Sub LLC shall continue as the surviving entity in the Second Merger (the Second Surviving Entity) as a wholly owned Subsidiary of Parent and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of the Surviving Corporation in accordance with the DGCL and DLLCA.

Section 1.2    Closing and Second Closing

(a)	The closing of the Merger (the Closing) shall take place at 10:00 a.m., New York time, on the date that is the later of (i) the third (3rd) Business Day after satisfaction or waiver of all of the conditions set forth in ARTICLE VII (other than those conditions that by their terms are to be fulfilled at the Closing, including the conditions set forth in Sections 7.2(d), but subject to the fulfillment or waiver of such conditions) and (ii) March 31, 2018, at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, New York, 10022, or at such other time, date or place as the Company and Parent may agree to in writing (the date of the Closing, the Closing Date).

(b)	The closing of the Second Merger shall take place immediately following the Effective Time on the Closing Date, at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, New York, 10022, or at such other time, date or place as the Company and Parent may agree to in writing.

Section 1.3    Effective Time and Second Effective Time

Subject to the provisions of this Agreement:

(a)	As soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger (the Certificate of Merger), duly executed and completed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to give effect to the Merger. The Merger shall become effective upon the filing of the Certificate of Merger, unless a later time is agreed in writing by Parent and the Company and specified in the Certificate of Merger (such time as the Merger becomes effective being the Effective Time).

(b)	Immediately following the Effective Time on the Closing Date, the parties shall cause the Second Merger to be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger (the Second Certificate of Merger), duly executed and completed in accordance with the relevant provisions of the DGCL and the DLLCA, and shall make all other filings or recordings required under the DGCL and the DLLCA in order to give effect to the Second Merger. The Second Merger shall become effective upon the filing of the Second Certificate of Merger, unless a later time is agreed in writing by Parent and the Company and specified in the Second Certificate of Merger (such time as the Second Merger becomes effective being the Second Effective Time).

Section 1.4    Effects of the Transactions

The Merger and the Second Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA.

ARTICLE II

CERTAIN GOVERNANCE MATTERS

Section 2.1    Exchange Listing

The parties shall cause, effective as of and from the Effective Time, the Parent Common Stock to be listed on the New York Stock Exchange (the Exchange).

Section 2.2    Governance Matters

(a)	Board of Directors of Parent

The Company and Parent shall cooperate and take all action as is necessary to cause, effective as of the Effective Time, the Board of Directors of Parent to be comprised of eleven (11) directors as follows:

(A)	six (6) directors selected by Parent and identified in writing to the Company no less than 20 Business Days prior to the Registration Statement Effective Date, one of whom shall be the Chairman of the Board of Directors of Parent;

(B)	four (4) directors selected by the Company from the Board of Directors of the Company as of the date hereof and identified in writing to Parent no later than six weeks following the date hereof; and

(C)	the Chief Executive Officer of Parent as of the Effective Time;

provided that if, prior to the Effective Time, any individual designated to serve on the Board of Directors of Parent after the Effective Time pursuant to this Section 2.2(a) is unable or unwilling to so serve, Parent or the Company, as applicable, shall designate another individual in accordance with this Section 2.2(a)

to serve in such individual’s capacity; provided, further that no less than three (3) directors nominated by the Company shall qualify as “independent” directors under the applicable rules of the Exchange.

(b)	Chief Executive Officer. Effective as of the Effective Time, Jenniffer Deckard shall serve as the Chief Executive Officer of Parent.

Section 2.3    Organizational Documents

(a)	Effective as of the Effective Time, Parent shall cause the Parent Certificate of Incorporation to be amended and restated to read in its entirety as the certificate of incorporation set forth in Exhibit I (the Parent Amended Certificate of Incorporation) and the Parent Bylaws to be amended and restated to read in their entirety as the bylaws set forth in Exhibit J (the Parent Amended Bylaws).

(b)	At the Effective Time, the certificate of incorporation and the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

(c)	At the Second Effective Time, the certificate of formation and limited liability company agreement of Merger Sub LLC as in effect immediately prior to the Second Effective Time shall be the certificate of formation and limited liability company agreement, respectively, of the Second Surviving Entity until thereafter changed or amended as provided therein or by Applicable Law.

ARTICLE III

EFFECT OF THE MERGER AND THE SECOND MERGER ON THE

CAPITAL STOCK OF THE COMPANY; EXCHANGE OF CERTIFICATES

Section 3.1    Effect on Capital Stock of the Company

(a)	Conversion of the Company Common Stock and the Merger Sub Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any of the parties, or the holders of any shares of Company Common Stock:

(i)

Each issued and outstanding share of Company Common Stock (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.1(b) and Dissenting Shares, if any) shall be converted into the right to receive: (A) such number of shares of Parent Common Stock equal to the Exchange Ratio multiplied by 1 (the Stock Consideration), and (B) an amount in cash equal to the result of (x) $170,000,000, divided by (y) the Fully Diluted Foxtrot Share Number, without interest (the Cash Consideration and, together with the Stock Consideration and the right to receive cash in lieu of fractional shares of Parent Common Stock as specified in Section 3.2(e) below, the Merger Consideration). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time, each holder of a Certificate or Book-Entry Share representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Merger Consideration in accordance with Section 3.2.

(ii)	Each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be cancelled and, in exchange for the cancellation of the shares of Merger Sub common stock and the provision of the aggregate Merger Consideration by Parent, the Surviving Corporation shall issue an equivalent number of fully paid and non-assessable shares of common stock, par value $0.01 per share, all of which shares shall be held by Parent, and which shall constitute the only outstanding shares of common stock of the Surviving Corporation immediately following the Effective Time.

(b)	Cancellation of Company Common Stock. Each share of Company Common Stock then owned by the Company or any wholly owned Subsidiary of the Company (or held in the treasury of the Company) immediately prior to the Effective Time, or held by Sibelco or any of its Subsidiaries immediately prior to the Effective Time, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)	Adjustment to Merger Consideration. The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, share consolidation, share subdivision, share bonus issue or stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Parent Common Stock, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock or Parent Common Stock issued and outstanding after the date hereof and prior to the Effective Time.

(d)	Treatment of the Company Options and Company Equity Awards.

(i)

As of the Effective Time, each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted (as converted, a Converted Stock Option), by virtue of the Merger and without any action on the part of the holder of that Company Option, into an option exercisable for that number of shares of Parent Common Stock equal to the product of (A) the aggregate number of shares of Company Common Stock for which such Company Option was exercisable multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share. The exercise price per share of such Converted Stock Option shall be equal to (x) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (y) the Exchange Ratio, rounded up to the nearest cent; provided, however that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to a Converted Stock Option shall be subject to such adjustments as may be necessary for the foregoing conversion to satisfy the requirements of Sections 409A, 422 and 424 of the US Internal Revenue Code of 1986, as amended (the Code) and Treasury Regulation Section 1.424-1, as applicable, and in determining whether such adjustments are required, the Merger Consideration will be considered fair market value of a share of Company Common Stock.

(ii)	As of the conversion pursuant to Section 3.1(d)(i), each Converted Stock Option shall have, and be subject to, the same terms and conditions (including any continuing vesting requirements) set forth in the applicable Company Equity Plan and the option agreement pursuant to which the corresponding Company Option was granted, as in effect immediately prior to the Effective Time; except, that if the employment of a holder of a Converted Stock Option is terminated without Cause or if the holder terminates his or her employment for Good Reason during the Award Protection Period, such holder’s unvested and unexcerciseable Converted Stock Options will become fully vested and exercisable upon such termination of employment. Further, all vested Converted Stock Options will remain exercisable for a minimum period of 12 months following the holder’s termination of employment at any time and for any reason other than for Cause, or, if earlier, until the original expiration date of the Converted Stock Option.

(iii)	Each Company RSU Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted (as converted, a Converted RSU Award) into a Parent restricted share unit award with respect to the aggregate number of shares of Parent Common Stock equal to the product of (A) the number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time, and (B) the Exchange Ratio, rounded up or down to the nearest whole unit. Each Converted RSU Award shall have, and be subject to, the same terms and conditions (including any continuing vesting requirements) set forth under the applicable Company Equity Plan and award agreement in effect immediately prior to the Effective Time, except, that if the employment of a holder of a Converted RSU Award is terminated without Cause or if the holder terminates his or her employment for Good Reason during the Award Protection Period, such holder’s Converted RSU Award will become fully vested, nonforfeitable and payable upon such termination of employment; provided that to the extent any such Converted RSU Award is subject to Section 409A of the Code, such payment shall be made in accordance with the applicable award’s terms and at the earliest time permitted that will not result in the application of a tax or penalty under Section 409A of the Code.

(iv)	Each Company PSU Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted (as converted, a Converted PSU Award) into a Parent restricted share unit award with respect to the aggregate number of shares of Parent Common Stock equal to the product of (A) and (B), where (A) is (x) for 2016 PSU Awards, the Earned 2016 PSU Award and (y) for 2017 PSU Awards, the Earned 2017 PSU Award and (B) is the Exchange Ratio, rounded up or down to the nearest whole unit. Each Converted PSU Award shall have, and be subject to, the same terms and conditions as set forth under the applicable Company Equity Plan and award agreement in effect immediately prior to the Effective Time; except that (x) such Converted PSU Award will be subject to forfeiture based only on continued service requirements in the applicable award agreement and not on achievement of any performance criteria, and (y) if the holder of a Converted PSU Award is terminated without Cause or if the holder terminates his or her employment for Good Reason during the Award Protection Period, such holder’s Converted PSU Award will become fully vested, nonforfeitable, and payable upon such termination of employment; provided that to the extent any such Converted PSU Award is subject to Section 409A of the Code, the payment of such Converted PSU Award shall be made in accordance with the applicable award’s terms and at the earliest time permitted that will not result in the application of a tax or penalty under Section 409A of the Code.

(v)	Effective as of the Effective Time, Parent shall assume (A) the Company Options, Company RSU Awards and Company PSU Awards (collectively, the Company Equity Awards) that are outstanding immediately prior to the Effective Time in accordance with the terms of this Section 3.1(d) and (B) sponsorship of each Company Equity Plan, provided that references to the Company therein shall thereupon be deemed references to Parent and references to Company Common Stock therein shall be deemed references to Parent Common Stock with appropriate equitable adjustments to reflect the Transactions. In addition, promptly following the date of this Agreement, the Company shall deliver written notice to each holder of a Company Equity Award informing such holder of the effect of the Merger on the Company Equity Awards.

(vi)	Prior to the Effective Time, the Board of Directors of the Company and Parent or the appropriate committees thereof shall adopt resolutions and take all other actions as may be necessary to provide for the treatment of the Company Equity Awards and the Company Equity Plans in the manner contemplated by this Section 3.1(d) without limitation.

(vii)	On or prior to the Effective Time, Parent shall file one or more registration statements on Form S-8 (or any successor or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent’s obligations under this Section 3.1(d). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery with respect to the Company Equity Awards assumed by it in accordance with this Section 3.1(d).

(e)	Payments to Holders of Company Equity Awards.

(i)	Parent shall, or shall cause a Subsidiary to, pay each holder of an In-the-Money Option that is outstanding immediately prior to the Effective Time a lump sum cash amount equal to (A) the Cash Consideration, multiplied by (B) the aggregate number of the holder’s Cash Consideration Fully Diluted Stock Option Shares, less applicable withholding taxes, if any, and such cash payment shall be paid to the holder within 7 days of the Closing Date.

(ii)	Parent shall, or shall cause a Subsidiary to, pay each holder of a Company RSU Award that is outstanding immediately prior to the Effective Time a lump sum cash amount equal to (A) the Cash Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time, less applicable withholding taxes, if any, and such cash amount shall be paid to the holder within 7 days of the Closing Date; provided that to the extent necessary to comply with Section 409A of the Code, such cash payment shall be made in accordance with the applicable Company RSU Award terms and at the earliest time permitted that will not result in the application of a tax or penalty under Section 409A of the Code.

(iii)	Parent shall, or shall cause a Subsidiary to, pay (A) each holder of a 2016 PSU Award that is outstanding immediately prior to the Effective Time a lump sum cash amount equal to (1) the Cash Consideration multiplied by (2) the holder’s aggregate Earned 2016 PSU Awards, less applicable withholding taxes, if any, and (B) each holder of a 2017 PSU Award that is outstanding immediately prior to the Effective Time a lump sum cash amount equal to (1) the Cash Consideration multiplied by (2) the holder’s aggregate Earned 2017 PSU Awards less applicable withholding taxes, if any. Such cash amounts shall be paid to the Company PSU Award holder within 7 days of the Closing Date; provided that to the extent necessary to comply with Section 409A of the Code, such cash payment shall be made in accordance with the applicable Company PSU Award terms and at the earliest time permitted that will not result in the application of a tax or penalty under Section 409A of the Code.

(f)	For the purposes of this Agreement:

(i)	Aggregate Foxtrot Shares is equal to 0.35 multiplied by x (where 0.65 multiplied by x is equal to the aggregate number of shares of issued and outstanding stock of Parent that Sibelco and its Affiliates (including Sibelco Switzerland GmbH) own immediately prior to the Effective Time after giving effect to the HPQ Redemption and the Cash Redemption). The foregoing value x is referred to as the Baseline Outstanding Count.

(ii)	Cash Consideration Fully Diluted Stock Option Shares equals for each In-the-Money Option outstanding immediately prior to the Effective Time (i) the aggregate number of shares of Company Common Stock subject to the In-the-Money Option; multiplied by (ii) a fraction, calculated to two decimal places and rounded down, where (A) the numerator equals the Company Share Value less the exercise price for such In-the-Money Option, and (B) the denominator is the Company Share Value.

(iii)	Company Share Value means the average of the volume weighted average price per share of Company Common Stock on the Exchange (as reported by Bloomberg L.P.) in respect of the thirty consecutive trading days ending with the second complete trading day immediately prior to the Closing Date.

(iv)	Earned 2016 PSU Award means for each 2016 PSU Award, the number of shares of Company Common Stock subject to such 2016 PSU Award assuming achievement of 100% of target performance.

(v)	Earned 2017 PSU Award means for each 2017 PSU Award, the number of shares of Company Common Stock subject to such 2017 PSU Award assuming achievement of 133% of target performance.

(vi)	Exchange Ratio is equal to y where the product of:

(A)	the sum of (1) 229,895,367 plus (2) the aggregate number of shares of Company Common Stock issued between the Company Measurement Date and the Effective Time (excluding shares of Company Common Stock issued in connection with the settlement of Company Equity Awards outstanding as of the Company Measurement Date), plus (3) in respect of any Company RSU Awards and Company PSU Awards granted between the Company Measurement Date and the Effective Time, the aggregate number of shares of Company Common Stock subject to such Company RSU Awards and Company PSU Awards immediately prior to the Effective Time; multiplied by

(B)	y,

is equal to the Aggregate Foxtrot Shares.

(vii)	In-the-Money Option means each Company Stock Option that, immediately prior to the Effective Time, has an exercise price that is less than the Company Share Value.

(g)	Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, to the extent that holders of Company Common Stock are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the DGCL and not effectively withdrawn or lost such holder’s rights to appraisal (the Dissenting Shares), shall not be converted into the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist and such holder shall cease to have any rights with respect thereto other than the right to receive the “fair value” of such Dissenting Shares as determined in accordance with Section 262 of the DGCL); provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL (whether occurring before, at or after the Effective Time), such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company relating to appraisal demands, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to or settle or compromise or offer to settle or compromise any such demand or proceeding, or agree to do any of the foregoing.

Section 3.2    Exchange of Shares and Certificates

(a)

Exchange Agent. Prior to the Effective Time, Parent or Merger Sub shall designate a bank, trust company or nationally recognized stockholder services provider (the Exchange Agent) for the purpose of exchanging, in accordance with this ARTICLE III, Certificates and Book-Entry Shares for the Merger Consideration. In addition, at or prior to the Effective Time, Parent or Merger Sub shall deposit or cause to be deposited with the Exchange Agent, for the benefit of holders of shares of Company Common Stock, (i) shares of Parent Common Stock representing the aggregate amount of shares of Parent Common Stock sufficient to deliver the Stock Consideration, in the aggregate, to all persons entitled thereto; and (ii) immediately available funds sufficient to pay the Cash Consideration, in the aggregate, to all holders of Company Common Stock pursuant to Section 3.1(a)(i)(B) persons entitled thereto (such cash and shares, together with any dividends or distributions with respect thereto, hereinafter, the Exchange Fund). The Exchange Agent shall deliver the Merger Consideration to be issued pursuant to Section 3.1 out of the Exchange Fund. Parent shall consult with, and consider in good faith the views of, the Company in relation to the selection of the Exchange Agent. The Company shall have the right to approve the selection of the Exchange Agent, and the Contract pursuant to which Parent or Merger Sub shall appoint the Exchange Agent shall be in form and substance reasonably acceptable to the Company.

(b)	Exchange Procedures.

(i)	As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate (a Certificate) or book-entry share (a Book-Entry Share) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive the Merger Consideration, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and (B) instructions for use in effecting the surrender of the Certificates and Book-Entry Shares in exchange for the Merger Consideration. Upon surrender of a Certificate or Book-Entry Share, as applicable, for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor that number of whole shares of Parent Common Stock and that amount of cash (including cash in lieu of fractional shares as provided in Section 3.2(e)) that such holder has the right to receive pursuant to the provisions of this ARTICLE III, and the Certificate or Book-Entry Share so surrendered shall forthwith be cancelled. If any portion of the Merger Consideration is to be registered in the name of, or paid to, a person other than the person in whose name the applicable surrendered Certificate or Book-Entry Share is registered, it shall be a condition to the registration or payment (as applicable) of such Merger Consideration that the surrendered Certificate or Book-Entry Share shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other taxes required by reason of such registration in the name of a person other than the registered holder of such Certificate or Book-Entry Share or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

(ii)	Until surrendered as contemplated by this Section 3.2, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest shall be paid or shall accrue for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable upon the surrender of Certificates or Book-Entry Shares.

(c)	Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to any shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(e), in each case until the surrender of such Certificate or Book-Entry Share in accordance with this ARTICLE III. Subject to Applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be paid to the holder of shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.2(e), (ii) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock, and (iii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

(d)	No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this ARTICLE III (including any cash paid pursuant to Section 3.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock, theretofore represented by such Certificates or Book-Entry Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to Parent or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this ARTICLE III, except as otherwise provided by Applicable Law.

(e)	Fractional Shares.

(i)	No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, no dividends or other distributions with respect to Parent Common Stock shall be payable on or with respect to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of Parent Common Stock.

(ii)	Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after aggregating all Certificates and Book-Entry Shares delivered by such holder) (each a Fractional Stockholder) shall receive, in lieu thereof, cash (in a US dollar amount), without interest, in an amount equal to such fraction as determined below. As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent for issuance to holders of Certificates or Book-Entry Shares over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Certificates or Book-Entry Shares (such excess, the Excess Shares). As soon as practicable after the Effective Time, the Exchange Agent, as agent for such holders of Certificates or Book-Entry Shares, shall sell the Excess Shares at then prevailing prices on the Exchange, all in the manner provided herein.

(iii)	The sale of the Excess Shares by the Exchange Agent shall be executed on the Exchange and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to the Fractional Stockholders, the Exchange Agent shall hold such proceeds in trust for such Fractional Stockholders. The net proceeds of any such sale or sales of Excess Shares to be distributed to the holders of Certificates or Book-Entry Shares shall be reduced by any and all commissions, transfer taxes and other out-of-pocket transaction costs, as well as any expenses, of the Exchange Agent incurred in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Certificates or Book-Entry Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, (A) the numerator of which is the amount of the fractional share interest to which such holder of Certificates or Book-Entry Shares is entitled (after taking into account all Certificates and Book-Entry Shares then held by such holder) and (B) the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates or Book-Entry Shares are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates or Book-Entry Shares with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders subject to and in accordance with this Section 3.2(e).

(iv)

Notwithstanding the provisions of this Section 3.2(e), Parent may elect, at its option exercised prior to the Effective Time, to pay the Exchange Agent an amount in cash in US dollars, to be deposited on the first

Business Day following the Effective Time, sufficient for the Exchange Agent to pay each holder of Certificates or Book Entry Shares an amount in cash equal to the product obtained by multiplying (A) the fraction of a share of Parent Common Stock to which such holder would have otherwise been entitled by (B) the closing price for a single share of Parent Common Stock on the Exchange on the first Business Day immediately following the Effective Time. In such event, all references in this Agreement to the net proceeds from the sale of Excess Shares and similar references shall be deemed to refer to the payment executed in the manner set forth in this Section 3.2(e)(iv).

(f)	Return of Merger Consideration. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.2(a) that remains undistributed to the holders of the Certificates or Book-Entry Shares for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates or Book-Entry Shares who have not theretofore complied with this ARTICLE III shall thereafter be entitled to look only to Parent for payment of their claim for any shares of Parent Common Stock, any cash (including cash in lieu of fractional shares of Parent Common Stock) and any dividends or distributions with respect to Parent Common Stock.

(g)	No Liability. None of the Company, Parent, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate or Book-Entry Share has not been surrendered prior to seven years after the Effective Time, or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate or Book-Entry Share would otherwise escheat to, or be required to come into the custody of, any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate or Book-Entry Share shall, to the extent permitted by Applicable Law, become the property of Parent, free and clear of all claims or interests of any person previously entitled thereto.

(h)	Withholding Rights. Each of Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(i)	Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Parent or the Exchange Agent, as applicable, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

Section 3.3    Effect of the Second Merger

As of the Second Effective Time, by virtue of the Second Merger and without any action on the part of any of the parties, or the holders of any shares of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Second Effective Time shall be automatically cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of the Company

Except as set forth in any Company SEC Document filed and publicly available two (2) Business Days prior to the date of this Agreement (the Company Filed SEC Documents) and filed with the Securities and Exchange Commission (the SEC) since July 1, 2015 (excluding any disclosures in any risk factors section, in any forward-looking statements section and other disclosures to the extent predictive or forward-looking in nature) or as disclosed in the disclosure schedule delivered by the Company to Parent prior to the date of this Agreement (the Company Disclosure Schedule) and making reference to the particular subsection of this Agreement to which exception is being taken (provided, that such disclosure shall be deemed to qualify that particular subsection and such other subsections of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other subsections), the Company represents and warrants to Parent as follows:

(a)

Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to Subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing

(with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, as to Subsidiaries, for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to or made available to Parent prior to the date of this Agreement true and complete copies of any amendments to the certificate of incorporation of the Company (the Company Certificate of Incorporation) and the bylaws of the Company (the Company Bylaws) not filed with the SEC as of the date of this Agreement.

(b)	Corporate Authority; Non-contravention.

(i)	The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company, subject (in the case of the Merger) to the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the state of Delaware. The Board of Directors of the Company (at a meeting duly called and held) has, by the vote of the directors of the Company: (a) determined that entering this Agreement and consummating the Transactions, are advisable and fair to, and in the best interests of, the Company and its stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Company is a party by the Company and approved the Transactions; and (c) recommended the adoption of this Agreement by the holders of the Company Common Stock and directed that this Agreement be submitted for consideration by the Company’s stockholders at the Company Stockholders Meeting, and, subject to actions permitted under Section 5.2(b), such resolutions have not been rescinded, modified or withdrawn in any way. This Agreement and each Ancillary Agreement to which the Company is a party has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and each Ancillary Agreement to which the Company is a party by each other party thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the Enforceability Exceptions).

(ii)	The execution and delivery of this Agreement and each Ancillary Agreement to which the Company is a party by the Company does not, and the consummation of the Transactions, and compliance with the provisions of this Agreement shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, amendment or acceleration of any obligation or loss of a benefit under, or result in the creation of any pledge, claim, lien, charge, security interest or encumbrance of any kind or nature whatsoever (collectively, Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, under: (A) the Company Certificate of Incorporation or the Company Bylaws or the comparable organizational documents of any of its Subsidiaries; (B) any legally binding loan or credit agreement, note, bond, mortgage, indenture, trust document, lease, commitment, contract or other legally binding agreement, instrument, permit, concession, franchise, license or similar authorization (each a Contract) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or their respective properties or assets may be bound; or (C) subject to the governmental filings and other matters referred to in Section 4.1(b)(iii), any Applicable Laws applicable to the Company or any of its Subsidiaries or their respective businesses, properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that, individually or in the aggregate, would not reasonably be expected to (1) have a Material Adverse Effect on the Company or (2) prevent or materially delay the consummation of any of the Transactions.

(iii)

No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any national, federal, state, local, foreign or supranational government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a Governmental Entity) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any Ancillary Agreement to which the Company is a party by the Company or the consummation by the Company of the Transactions, except for (A) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the HSR Act), and with any other applicable national, federal, state or foreign Applicable Laws that are designed to govern foreign investment or competition, or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade (together with the HSR Act, the Antitrust Laws); (B) the filing with the SEC of (w) a proxy statement relating to the Company Stockholders Meeting (as defined in Section 6.2) (such proxy statement, as amended or supplemented from time to time, the Proxy Statement), (x) a prospectus relating to the issue of shares of Parent Common Stock pursuant to the Merger (such prospectus, as amended or supplemented from time to time, the Prospectus), (y) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the Parent Stock Issuance (as amended from time to time, and including any Prospectus contained therein and including any information incorporation by reference therein, the Registration Statement), and related Form 8-A and (z) such reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), as may be required in connection with this Agreement and the Transactions; (C) the filing of the Certificate of Merger with the Secretary of State of the state of Delaware and appropriate documents with the relevant authorities of other states in which the Company and Parent or their respective Subsidiaries are qualified to do business; (D) such filings with and approvals of the Exchange to permit the shares of Parent Common Stock, including those that are to be issued in the Merger, to be listed on the Exchange; and (E) such other consents, approvals, Orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to (1) have a Material Adverse Effect on the Company or (2) prevent or materially delay the consummation of any of the Transactions.

(c)	Capital Structure.

(i)

The authorized capital stock of the Company consists of 1,850,000,000 shares of Company Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share (the Company Preferred Stock). At the close of business on December 8, 2017 (the Company Measurement Date), (A) 224,092,378 shares of Company Common Stock were issued and outstanding (of which 0 shares of Company Common Stock were subject to vesting restrictions under the terms of incentive equity awards issued by the Company), (B) 18,273,406 shares of Company Common Stock were held by the Company in its treasury, (C) no shares of Company Preferred Stock were issued and outstanding, (D) 13,594,656 shares of Company Common Stock were reserved for future issuance upon exercise of outstanding Company Options, (E) 1,706,984 shares of Company Common Stock were subject to issuance pursuant to Company RSU Awards, and (F) 1,169,200 shares of Company Common Stock were subject to issuance pursuant to Company PSU Awards (assuming satisfaction of any performance vesting conditions at maximum levels). Section 4.1(c)(i) of the Company Disclosure Schedule sets forth, as of the Company Measurement Date, a true and complete list of all restricted shares of Company Common Stock, Company Options, Company RSU Awards, and Company PSU Awards, including with respect to each such award, as applicable, the Company Equity Plan under which it was granted, the date of grant, vesting schedule, exercise price, expiration date and number of shares of Company Common Stock subject thereto. Each Company Option has been issued in compliance with all Applicable Laws and properly accounted for in all material respects in accordance with GAAP.

(ii)	All outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company that may be issued as permitted by this Agreement or otherwise shall be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 4.1(c) and except for changes since the Company Measurement Date resulting from the issuance of shares of Company Common Stock pursuant to Company Options, Company RSU Awards or Company PSU Awards or as expressly permitted by Section 5.1(a)(ii), (A) there are not issued or outstanding (x) any shares of capital stock or other voting securities of the Company, (y) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for, or based upon the value of, shares of capital stock or voting securities of the Company or (z) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries (including any Subsidiary trust), or obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for, or based upon the value of, capital stock or voting securities of the Company, and (B) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

(iii)	There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of the Company or its Subsidiaries. Except as set forth on Section 4.1(c)(iii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares of capital stock that are in effect.

(d)	Subsidiaries.

(i)	The Subsidiaries set forth on Section 4.1(d)(i) of the Company Disclosure Schedule are the only Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC) of the Company. All outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X of the SEC) have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any Liens and free of any other restriction, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

(ii)	There are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries, (B) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company or (C) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of Subsidiaries of the Company or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

(e)	SEC Documents; Financial Statements; Undisclosed Liabilities.

(i)	The Company and its Subsidiaries have filed or furnished all required registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein) with the SEC since July 1, 2015 (the Company SEC Documents). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the Securities Act), the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended (the Sarbanes-Oxley Act), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Company SEC Documents, including Industry Guide 7, and none of the Company SEC Documents when filed and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents, and, to the knowledge of the Company, none of the Company SEC Documents is the subject of any outstanding SEC comment or outstanding SEC investigation.

(ii)

The consolidated financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in the Company SEC Documents (the Company Financial Statements) were prepared in all material respects in accordance with U.S. generally accepted accounting principles (GAAP) (except, in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material and to any other adjustments described therein, including the notes thereto).

(iii)	The auditing firm which audited the Company’s financial statements for the years ended December 31, 2014, December 31, 2015 and December 31, 2016 were independent registered accountants as required by the rules and regulations of the Public Company Accounting Oversight Board and SEC. The geological firm which reviewed the Company’s estimated sand reserves for the years ended December 31, 2014, December 31, 2015 and December 31, 2016 and is named in the Company’s annual report on Form 10-K for the year ended December 31, 2016 was an independent firm of mining engineers and geologists for the Company.

(iv)	Except (A) as reflected or reserved against in the Company’s audited balance sheet as of December 31, 2016 (or the notes thereto) as included in the Company Filed SEC Documents, (B) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2016 and (C) for liabilities and obligations incurred in connection with or contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or in the notes thereto) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

(v)	The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets. Since July 1, 2015, none of the Company or, to the knowledge of the Company, the Company’s independent accountants, the Board of Directors of the Company or its audit committee has received any oral or written notification of any (i) “significant deficiency” in the internal controls over financial reporting of the Company, (ii) “material weakness” in the internal controls over financial reporting of the Company or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.

(vi)	The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(vii)	Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.

(f)	Reserves. The Company has delivered or otherwise made available to Parent true and correct copies of all written reports of the Company or its Subsidiaries estimating the Company’s and such Subsidiaries’ proven and probable reserves as of December 31, 2016. The qualitative and quantitative data regarding proven and probable reserves of the Company included in the Company SEC Documents were derived in accordance with the procedures described therein and, in all material respects, all applicable industry standards, including Securities Act Industry Guide 7. Since January 1, 2017 and except for changes generally affecting sand-based proppant mining (including changes in commodity prices and fluctuations in demand for production) and normal depletion by production, there has been no change in respect of the proven and probable reserves set forth in the Company SEC Documents.

(g)

Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Registration Statement, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, including any Prospectus contained therein and including any information incorporated by reference therein, or (ii) the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, will, at such time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or any other third party specifically for inclusion in the Proxy Statement.

(h)	Absence of Certain Changes or Events. From June 30, 2017, through the date of this Agreement, other than with respect to the Transactions, (i) the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business in a manner consistent with past practice, (ii) there have been no Effects that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company, and (iii) there have been no Effects that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a breach of Sections 5.1(a)(iv), 5.1(a)(v), 5.1(a)(vi), 5.1(a)(vii), 5.1(a)(ix), 5.1(a)(xii) or 5.1(a)(xiii).

(i)	Compliance with Applicable Laws; Outstanding Orders.

(i)	The Company and its Subsidiaries and its and their respective employees hold all permits, licenses, certificates, variances, exemptions, Orders, registrations, approvals and other authorizations of all Governmental Entities that are required for the operation of the businesses of the Company and its Subsidiaries (the Company Permits), and such Company Permits are in full force and effect, except where the failure to have any such Company Permits or to maintain such Company Permits in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries are not, and since July 1, 2015 have not been, in, and have not received written notice of, a material violation or breach of, or default under, any Company Permit.

(ii)

The Company, its Subsidiaries and their operations are, and at all times since July 1, 2015 have been, in compliance with the terms of the Company Permits and all applicable laws, statutes, Orders, rules, regulations, ordinances, policies or guidelines promulgated, or judgments, decisions, orders or decrees entered by any Governmental Entity (collectively, Applicable Laws) applicable to the Company or any of its Subsidiaries or their respective businesses, properties or assets, except where the failure to be in compliance with such Company Permits or Applicable Laws, individually or in the aggregate, would not reasonably be expected to be material to the Company and its

Subsidiaries, taken as a whole. Since July 1, 2015, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity of any material violation (or any investigation with respect thereto) of any Applicable Laws.

(iii)	Neither the Company nor any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to (A) be material to the Company and its Subsidiaries, taken as a whole, or (B) prevent or materially delay the consummation of the Transactions.

(j)	Company Mineral Rights; Company Owned Real Estate; Company Leased Real Estate; Personal Property.

(i)	Except for such matters that are not or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have all necessary mineral rights, surface and subsurface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other rights and interests granting the Company or one or more of its Subsidiaries the rights and ability to mine, extract, remove, process, transport and market the sand and mineral reserves owned or controlled by the Company and its Subsidiaries, in the ordinary course thereof (Company Mineral Rights), free and clear of any Liens (other than Permitted Liens). Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a lease or other agreement providing for Company Mineral Rights, has violated any provision of such lease or other agreement providing for Company Mineral Rights, and no circumstance exists that, with or without notice, the lapse of time, or both, would constitute a default under, or give rise to any rights to terminate (in whole or in part) or suspend, any lease or other agreement providing for Company Mineral Rights. Except as set forth in Section 4.1(j)(i) of the Company Disclosure Schedule and except for Permitted Liens, there are no leases, subleases, licensees, concessions, rights-of-way, easements or other agreements (whether written or oral), granting third parties the right of use or occupancy of, any Company Mineral Right (or the surface thereof).

(ii)

The Company or one or more of its Subsidiaries has good and marketable fee simple title to the Company Owned Real Estate free and clear of any Liens (other than Permitted Liens). Section 4.1(j)(ii) of the Company Disclosure Schedule contains a true and complete list by address (where applicable) and legal description of the Company Owned Real Estate as of the date hereof. Except as set forth on Section 4.1(j)(ii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries: (A) lease or grant any person the right to use or occupy all or any part of the

Company Owned Real Estate: (B) other than to Parent, has granted any person an option, right of first offer, or right of first refusal to purchase any Company Owned Real Estate or any portion thereof or interest therein; or (C) has received written notice of any pending, and to the knowledge of the Company threatened, condemnation proceeding affecting any Company Owned Real Estate or any portion thereof or interest therein, that that, in the case of preceding clauses (A) and (C), would, individually or in the aggregate, be expected to be material. Neither the Company nor any Subsidiary of the Company is a party to any agreement or option to purchase any real property or interest therein.

(iii)	Section 4.1(j)(iii) of the Company Disclosure Schedule contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for the Company Leased Real Estate and the Company Mineral Rights (including the date and name of the parties to such Lease document). The Company has delivered to Parent a true and complete copy of each such Lease. Except as set forth on Section 4.1(j)(iii) of the Company Disclosure Schedule, with respect to each of the Leases set forth thereon: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease that would, individually or in the aggregate, be expected to be material; (iii) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Company Leased Real Estate or the Company Mineral Rights, as applicable, under such Lease has not been disturbed, and to the knowledge of the Company, there are no disputes with respect to such Lease that would, individually or in the aggregate, be expected to be material; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. Except as would not reasonably be expected to be material to such specific Company Leased Real Estate or Company Mineral Right, neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of its Subsidiaries subleased, licensed, or otherwise granted any person (other than another wholly-owned Subsidiary of the Company) a right to use or occupy any Company Leased Real Estate or any portion thereof.

(iv)	The Company Owned Real Estate identified on Section 4.1(j)(ii) of the Company Disclosure Schedule and the Company Leased Real Estate identified on Section 4.1(j)(iii) of the Company Disclosure Schedule comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.

(v)	There are no pending, or to the knowledge of the Company, threatened proceedings by any Governmental Entity to condemn, take, expropriate or demolish any Company Mineral Rights, Company Owned Real Estate or Company Leased Real Estate.

(vi)	Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries, free and clear of all Liens (other than Permitted Liens).

(k)	Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(i)	The Company and its Subsidiaries are, and have been for the past five years, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Company Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted, and, to the knowledge of the Company, there are no facts or circumstances which are likely to result in (A) any existing Company Permits being terminated, revoked, suspended, materially varied or modified or (B) any existing application for Company Permits being refused.

(ii)	To the knowledge of the Company, neither the Company nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Materials on, at, under, in, or from any real property currently or formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (A) currently subject to any investigation, remediation, or monitoring; or (B) reasonably likely to result in liability to the Company or any of its Subsidiaries, in either case of (A) or (B) under any applicable Environmental Laws.

(iii)	Neither the Company nor any of its Subsidiaries has exposed any employee or any third party to any Hazardous Materials or, to the knowledge of the Company, respirable silica under circumstances reasonably expected to give rise to any material liability or obligation under any Environmental Law.

(iv)

There is no Action pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any order, writ, injunction, decree, ruling, or judgment (Order), settlement agreement, or other written agreement by or with any Governmental Entity imposing any material liability or obligation with respect to any of the foregoing.

(v)	Neither the Company nor any of its Subsidiaries has expressly assumed, retained or agreed to provide indemnification with respect to any specific, identified or known liabilities under any applicable Environmental Laws of any other person in any acquisition or divestiture of any property or business.

(vi)	There are no known or suspected defects or other facts or circumstances that would be likely to adversely affect the structural integrity of any water and/or tailings impoundments located at any property of the Company or its Subsidiaries.

(l)	Litigation. There is no action, suit, investigation or proceeding (each, an Action) pending against or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any Governmental Entity except as, individually or in the aggregate, would not reasonably be expected to (A) be material to the Company and its Subsidiaries, taken as a whole, or (B) prevent or materially delay the consummation of any of the Transactions.

(m)	Benefit Plans.

(i)	Section 4.1(m)(i) of the Company Disclosure Schedule sets forth a true and complete list of all material Company Plans.

(ii)	The Company has made available to Parent: (i) copies of all material documents setting forth the terms of each Company Plan, including all amendments thereto and all related trust documents (or, in the case of any such Company Plan that is unwritten, descriptions thereof); (ii) the three most recent annual reports (e.g., Form Series 5500), if any, required under ERISA, the Code or other Applicable Laws in connection with each Company Plan; (iii) the most recent actuarial reports (if applicable) for all Company Plans; (iv) the most recent summary plan description and summaries of material modifications, if any, required under ERISA or other Applicable Laws with respect to each Company Plan; (v) the most recent Internal Revenue Service (IRS) determination or opinion letter issued with respect to each Company Plan intended to be qualified under Section 401(a) of the Code; and (vi) all filings under the IRS’ Employee Plans Compliance Resolution System Program or any of its predecessors or the Department of Labor Delinquent Filer Program with respect to any matter that remains unresolved as of the date of this Agreement.

(iii)	Except as set forth on Section 4.1(m)(iii) of the Company Disclosure Schedule, none of the Company, its Subsidiaries or any of their respective ERISA Affiliates, contributes to, has contributed to during the past six (6) years, or otherwise participates in or has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or any plan that is otherwise a “defined benefit” type pension plan under Applicable Law.

(iv)	With respect to any Company Plan that is subject to Title IV of ERISA: (i) no “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred in the last twelve months that could reasonably be expected to result in material liability to the Company or its Subsidiaries; (ii) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full; (iii) no material liability of the Company or its Subsidiaries (including liability pursuant to Section 4069 of ERISA) under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries (other than premiums due to the Pension Benefit Guaranty Corporation but not delinquent under Section 4007 of Title IV of ERISA); (iv) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such Company Plan and, to the knowledge of the Company, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, such Company Plan; and (v) no such Company Plan is considered an “at-risk” plan or a plan in “endangered” or “critical” status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA.

(v)	Each Company Plan intended to qualify under Section 401(a) of the Code and the trusts forming a part thereof are qualified and have received a determination or opinion letter from the IRS upon which it may rely regarding its qualified status under the Code and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, that caused or could cause the loss of such qualification or the imposition of any penalty or Tax liability.

(vi)	All material payments required by each Company Plan or by Applicable Laws with respect to each Company Plan (including, without limitation, all contributions and insurance premiums) required to be paid by the Company or its Subsidiaries have been timely made, properly accrued or provided for by the Company or its Subsidiaries in accordance with the provisions of each of the Company Plans, Applicable Laws and GAAP.

(vii)	No proceeding, audit, claim, or investigation has been asserted, instituted or, to the knowledge of the Company, threatened against any of the Company Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, or any of the assets of any trust of any of the Company Plans, that in each case could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries, either directly or by reason of the Company’s or any of its Subsidiaries’ affiliation with any of its ERISA Affiliates.

(viii)	Each Company Plan complies in form and has been maintained and operated in all material respects in accordance with its terms and Applicable Laws, including, without limitation, ERISA and the Code.

(ix)	To the knowledge of the Company, no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred with respect to the Company Plans that could reasonably be expected to result in material liability of the Company or any of its Subsidiaries.

(x)	Except as set forth on Section 4.1(m)(x) of the Company Disclosure Schedule, no Company Plan provides material post-retirement health and welfare benefits to any current or former employee of the Company or its Subsidiaries, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other Applicable Laws.

(xi)	Except as set forth on Section 4.1(m)(xi) of the Company Disclosure Schedule, the consummation of the Merger alone, or in combination with any other event, will not (i) accelerate the time of payment or vesting or materially increase the amount of compensation or benefits due to any employee, director or other individual service provider of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries, or (ii) limit or restrict the ability of the Company or its Subsidiaries (or their respective successors) to amend or terminate any Company Plan at any time.

(xii)	Except as set forth on Section 4.1(m)(xii) of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Merger, by any employee, director or other individual service provider of the Company or its Subsidiaries under any Company Plan or other agreement or arrangement currently in effect would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code. Neither the Company nor any of its Subsidiaries have any indemnity or gross-up obligations on or after the Effective Time for any Taxes imposed under Section 4999 or 409A of the Code.

(xiii)	Neither the Company nor any of its Subsidiaries have made any legally binding promises or commitments to create any additional material Company Plan or to modify or change in any material way any existing material Company Plan.

(xiv)	With respect to each Company Plan that is mandated by a government other than the United States, subject to the Applicable Laws of a jurisdiction outside of the United States, or maintained for the benefit of employees located outside of the United States, such Company Plan has been maintained, funded, invested, established and operated in all material respects in accordance with the applicable plan document and all Applicable Laws and other requirements including registration requirements and if intended to qualify for special Tax treatment, satisfies all requirements for such treatment, and to the knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect the Tax status of any such Company Plan.

(xv)	Except as set forth in Section 4.1(m)(xv) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries nor any of their ERISA Affiliates have within the past six (6) years been obligated to contribute to or had any material liability (including current or potential withdrawal liability) with respect to any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA or any “multiple employer plan” (within the meaning of Section 212(a) of ERISA). With respect to any “multiemployer plan” scheduled pursuant to the preceding sentence, (1) the Company, its Subsidiaries and its ERISA Affiliates have timely satisfied all contribution obligations in respect thereof in full when due and are not subject to any proceeding by a fiduciary of any such “multiemployer plan” to enforce Section 515 of ERISA, and the assets of the Company and its Subsidiaries are not subject to any lien or other encumbrance in respect of any delinquent contributions owed to any such “multiemployer plan”, and (2) to the knowledge of the Company, no such “multiemployer plan” has received a determination that it is or is expected to be “ insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

(n)

Labor and Employment Matters. Except as set forth on Section 4.1(n)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement and there are no labor unions, works councils or other organizations representing, purporting to represent or attempting to represent any employee of the Company or any of its Subsidiaries. No strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity has occurred, been threatened or, to the knowledge of the Company, is anticipated with respect to any employee of the Company or any of its Subsidiaries. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending, threatened or, to the knowledge of the Company, anticipated with respect to any employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects with all Applicable Laws relating to employment and employment practices, workers’ compensation, terms and conditions of employment, worker classification, worker safety, wages and hours, civil rights, discrimination, immigration, collective bargaining, and the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2109 et seq. or the regulations promulgated thereunder. Neither the Company nor its Subsidiaries have experienced a “mass layoff” or “plant closing” (within the meaning of the Worker Adjustment and Retraining Notification Act) or incurred any liability under such statute during the past three (3) years.

(o)	Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company:

(i)	(A) All Tax Returns required to be filed by the Company and its Subsidiaries, have been timely filed, (B) all such Tax Returns are true, complete and correct in all respects, (C) all Taxes shown as due and payable on such Tax Returns, and all Taxes (whether or not reflected on such Tax Returns) required to have been paid by the Company and its Subsidiaries have been paid or appropriate reserves have been recorded in the Company Financial Statements, (D) all Taxes of the Company or its Subsidiaries for any taxable period (or a portion thereof) beginning on or prior to the Closing Date (which are not yet due and payable) have, to the extent relevant or required, been properly reserved for in the Company Financial Statements and (E) the Company and its Subsidiaries have duly and timely withheld all Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Taxing Authority or properly set aside in accounts for such purpose.

(ii)	No written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to the Company or any of its Subsidiaries has been filed or entered into with any Taxing Authority, and no power of attorney with respect to any such Taxes has been granted to any person.

(iii)	(A) No audits or enquiries before any Taxing Authority are presently pending with regard to any Taxes or Tax Return of the Company or any of its Subsidiaries, as to which any Taxing Authority has asserted in writing any claim or proposed adjustment, and (B) no Taxing Authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which the Company or any of its Subsidiaries may be liable, which has not been fully paid or finally settled or for which the Company or the relevant Subsidiary has not properly set aside or reserved for in its accounts for such purpose.

(iv)	Neither the Company nor any of its Subsidiaries (A) is a party to or bound by or has any obligation under any Tax indemnification, separation, sharing or similar agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or an agreement entered into in the ordinary course of business which does not relate primarily to Taxes), (B) is or has been a member of any consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group comprised solely of Subsidiaries of the Company, or the Company and any of its Subsidiaries), (C) has entered into a closing agreement pursuant to Section 7121 of the Code or any other binding agreement with a Taxing Authority that would have a material effect on the determination of the Company’s or any of its Subsidiaries’ liability to Tax in a tax year ending after the Effective Time, or any predecessor provision or any similar provision of foreign, state or local Tax law or (D) has any liability for the payment of Taxes of any person (other than the Company or any of its Subsidiaries) as a successor or transferee.

(v)	None of the assets of the Company or any of its Subsidiaries is subject to any Liens for Taxes (other than Liens for Taxes that are not yet due and payable and for which the Company or the relevant Subsidiary has properly set aside or reserved for in its accounts).

(vi)	Neither the Company nor any of its Subsidiaries has agreed to make or is required to make any adjustment for a taxable period ending after the Effective Time by reason of a change in accounting method or otherwise.

(vii)	Neither the Company nor any of its Subsidiaries has engaged in any transaction the principal purpose of which was Tax avoidance and which is required to be specifically disclosed to any Taxing Authority.

(viii)	Section 4.1(o)(viii) of the Company Disclosure Schedule sets forth the aggregate repurchases by the Company of shares of capital stock or other voting securities of the Company since October 3, 2014, including the number of shares repurchased, the average purchase price for such repurchases, and the aggregate purchase price of such repurchases. The Company has made no other distributions with respect to its capital stock or other voting securities since October 3, 2014 until the date hereof, other than any regular and normal dividend.

(ix)	Neither the Company nor any of its Subsidiaries, has taken any action, or has knowledge of any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

(x)	Neither the Company nor any of its Subsidiaries has distributed, split-off or spun-off or otherwise transferred to its shareholders the stock of another person, or has had its stock distributed, split-off or spun-off or otherwise transferred by another person to its respective shareholders, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(p)	Voting Requirements. The affirmative vote at the Company Stockholders Meeting of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the Company Stockholder Approval) is necessary to adopt this Agreement. The Company Stockholder Approval is the only vote of holders of any securities of the Company or its Subsidiaries is necessary to approve and consummate the Transactions.

(q)	Takeover Statutes and Charter Provisions. Assuming that neither Parent nor any of its “affiliates” or “associates” is, or at any time during the last three years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL, the Board of Directors of the Company has taken all action necessary to render the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL inapplicable to this Agreement and the Transactions. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or similar statute or regulation applies with respect to the Company or any of its Subsidiaries in connection with this Agreement or any of the Transactions. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company or any of its Subsidiaries is subject, party or otherwise bound.

(r)	Intellectual Property and Information Technology.

(i)	Section 4.1(r)(i) of the Company Disclosure Schedule lists all patents and patent applications, trademark registrations and pending applications for trademark registrations, copyright registrations and pending applications for copyright registrations, Internet domain name registrations and any other registered Intellectual Property and pending applications for registered Intellectual Property, in each case owned by the Company and its Subsidiaries (collectively, the Company Registered Intellectual Property).

(ii)

The Company and its Subsidiaries own, free and clear of all Liens (except Permitted Liens), the Company Intellectual Property, and own or otherwise have the right to use all Intellectual Property currently used in the operation of their businesses, except where the failure to own or have such rights, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The conduct of the Company’s and its Subsidiaries’ businesses, as currently conducted and as conducted since July 1, 2015, does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property rights of any third party, except for infringements, misappropriations, dilutions or other violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Since July 1, 2015, no claims have been issued, are pending or, to the knowledge of the Company, are threatened in writing which (i) allege that the Company’s or any of its Subsidiaries’ operations infringe upon, misappropriate, dilute or otherwise violate any Intellectual Property rights of any third party; or (ii) otherwise will or are likely to adversely affect the Company’s or any of its Subsidiaries’ rights in or to the Company Intellectual Property, except for claims that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries. To the knowledge of the Company, since July 1, 2015 no third party is or has infringed upon, misappropriated, diluted, or otherwise violated any Intellectual Property rights of the Company or any of its Subsidiaries, except for infringements, misappropriations, dilutions or other violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

(iii)	To the knowledge of the Company, all trade secrets, proprietary information and other confidential information of the Company and its Subsidiaries, and of any third party that has been provided to the Company or any of its Subsidiaries, has been kept confidential and has not been disclosed except in the ordinary course of business and subject to written confidentiality obligations from the third party, except for disclosures that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

(iv)	All of the IT Systems are sufficient for the business of the Company and its Subsidiaries as currently conducted, except for circumstances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(v)	To the knowledge of the Company, since July 1, 2015, (A) the IT Systems have not been subject to any material systems failure, data loss or theft, unauthorized access, malware attack or other security breach or failure (each, a Cyber Security Incident), and (B) no third party engaged by the Company or any of its Subsidiaries has incurred a Cyber Security Incident which compromised, or potentially compromised, any data held on behalf of or otherwise relating to the Company or any of its Subsidiaries.

(s)

Certain Contracts. Except as set forth on Section 4.1(s) of the Company Disclosure Schedule, and except for this Agreement, as of the date of this Agreement and any Contract that is a Company Plan, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any “material Contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any Contract relating to indebtedness for borrowed money in excess of $5,000,000 or any guarantee thereof, (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the businesses of the Company and its Subsidiaries (including, for purposes of this Section 4.1(s), Parent and its Subsidiaries, assuming the Merger has taken place), taken as a whole, is or would be conducted, (iv) any material Contract granting “most favored nation” status that, following the Effective Time, would impose obligations on Parent, (v) any Contract that requires aggregate annual payments by or to the Company or any of its Subsidiaries in excess of $3,000,000 or aggregate payments by or to the Company or any of its Subsidiaries in excess of $5,000,000, or (vi) any Contract under which the Transactions would trigger any change of control payment obligations, any right of termination, cancellation, or amendment, or any acceleration of any obligation or loss of a benefit (collectively, the Company Material Contracts). The Company has delivered or made available to Parent, prior to the date of this Agreement, true and complete copies of all the Company Material Contracts that exist as of the date of this Agreement and have not been filed as exhibits to the Company Filed SEC Documents. Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and is in full force and effect (subject to the Enforceability Exceptions), and the Company and each Subsidiary of the Company have performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has knowledge of, or has received written notice of, any material violation or material default under (nor, to the knowledge of the Company, does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such default has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(t)

Foreign Corrupt Practices Act. (i) The Company and its Affiliates, and to the knowledge of the Company, such person’s directors, officers and employees are and have been in material compliance with the U.S. Foreign Corrupt Practices Act of 1977 and any other applicable foreign or domestic anticorruption or anti-bribery laws (Anti-Bribery Law), (ii) the Company and its Affiliates have developed and implemented a compliance program which includes corporate policies and procedures designed to ensure compliance with any Anti-Bribery Law to which such person is subject, and (iii) neither the Company nor any of its Affiliates, nor to its knowledge, any of their respective directors, officers, employees, agents or other representatives acting on its behalf have directly or indirectly (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) offered, promised, paid or delivered any unlawful fee, commission or other sum of money or item of value, however characterized, to any official, employee or representative of, or any other person acting in an official capacity for or on behalf of, any (1) governmental authority, including any entity owned or controlled thereby, (2) political party, party official or political candidate, or (3) public international organization (any such person, a Government Official), or (C) made, authorized, offered or promised to make any unlawful bribe, rebate, payoff, influence payment or kickback or taken or omitted any other action that would violate any Anti-Bribery Law; provided that (i), (ii) and (iii) shall only apply in respect of the Company’s non-controlled Affiliates and their respective directors, officers, employees, agents or other representatives (as applicable) to the extent that such person has taken, or failed to take, a relevant action that relates to and/or affects, or would reasonably be expected to relate to and/or affect, the Company and its Subsidiaries.

(u)	Investigations and Enforcement. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any of their respective directors, officers, employees, agents or other representatives acting on its behalf, has received any notice that it is or has been the subject of any investigation, inquiry or litigation, administrative or enforcement proceedings regarding any offense or alleged offense under any Anti-Bribery Law, any economic or financial sanctions administered by the Office of Foreign Assets Control of the US Treasury Department, the US State Department, any other agency of the US government, the United Nations, the United Kingdom, the European Union or any member state thereof (Economic Sanctions Law), or applicable US and non-US laws and regulations relating to money laundering, terrorist financing, or transactions involving the proceeds of illegal activities, including the US Bank Secrecy Act, USA PATRIOT Act, US Money Laundering Control Act and all related implementing regulations (Anti-Money Laundering Law) and, to the knowledge of the Company, no such investigation, inquiry or proceeding has been threatened and there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

(v)	Opinion of Financial Advisor. The Company has received the opinion of Wells Fargo Securities, LLC (the Company Financial Advisor), to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other matters set forth in such opinion, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock (other than the Company and its wholly owned Subsidiaries and Sibelco and its Subsidiaries). An executed copy of such opinion will be made available to Parent solely for informational purposes promptly after receipt thereof by the Board of Directors of the Company. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

(w)	Brokers. Except for fees payable to the Company Financial Advisor, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 4.2    Representations and Warranties of Sibelco, Parent, Merger Sub and Merger Sub LLC

Except as disclosed in the disclosure schedule delivered by Parent to the Company prior to the date of this Agreement (the Parent Disclosure Schedule) and making reference to the particular subsection of this Agreement to which exception is being taken (provided, that such disclosure shall be deemed to qualify that particular subsection and such other subsections of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other subsections), Sibelco, Parent, Merger Sub and Merger Sub LLC jointly and severally represent and warrant to the Company as follows:

(a)	Organization, Standing and Corporate Power. Each of Sibelco, Parent, Merger Sub, Merger Sub LLC and the other Subsidiaries of Parent is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Each of Sibelco, Parent, Merger Sub, Merger Sub LLC and the other Subsidiaries of Parent is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, as to Subsidiaries, for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Parent has delivered to or made available to the Company prior to the date of this Agreement true and complete copies of its certificate of incorporation (the Parent Certificate of Incorporation) and bylaws (the Parent Bylaws).

(b)	Corporate Authority; Non-contravention.

(i)

Sibelco, Parent, Merger Sub and Merger Sub LLC have all requisite corporate or other applicable power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Sibelco, Parent, Merger Sub and Merger Sub LLC and the consummation by Sibelco, Parent, Merger Sub and Merger Sub LLC of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Sibelco, Parent, Merger Sub and Merger Sub LLC, subject to the filing of the Certificate of Merger and the Second Certificate of Merger (as applicable) with the Secretary of State of the State of Delaware. The Board of Directors of Parent (at a meeting duly called and held) has, by the unanimous vote of all directors of Parent: (a) determined that entering this Agreement and consummating the Transactions, are advisable and fair to, and in the best interests of, Parent and its shareholders, Merger Sub and Merger Sub LLC; and (b) authorized and approved the execution, delivery and performance of this Agreement and each Ancillary Agreement by Parent and approved the Transactions, and, such resolutions have not been rescinded, modified or withdrawn in any way. This Agreement and each Ancillary Agreement has been duly executed and delivered by Sibelco, Parent, Merger Sub and Merger Sub LLC and, assuming the due authorization, execution and delivery of this Agreement and each Ancillary Agreement by the Company and any other party thereto, constitutes the legal, valid and binding obligation of Parent, Merger Sub and Merger Sub LLC, enforceable against Sibelco, Parent, Merger Sub and Merger Sub LLC in accordance with its terms, except for the Enforceability Exceptions.

(ii)	The execution and delivery of this Agreement and each Ancillary Agreement by Parent, Merger Sub and Merger Sub LLC do not, and the consummation of the Transactions and compliance with the provisions of this Agreement shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, under (A) the Parent Certificate of Incorporation or the Parent Bylaws or the comparable organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease, commitment, contract or other agreement, instrument, permit, concession, franchise, license or similar authorization to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or their respective properties or assets may be bound or (C) subject to the governmental filings and other matters referred to in Section 4.2(b)(iii), any Applicable Laws applicable to Parent or any of its Subsidiaries or their respective businesses, properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that, individually or in the aggregate, would not reasonably be expected to (1) have a Material Adverse Effect on Parent or (2) prevent or materially delay the consummation of any of the Transactions.

(iii)

No consent, approval, Order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Merger Sub, Merger Sub LLC or any other Subsidiaries of Parent in connection with the execution and delivery of this Agreement or any Ancillary Agreement by Parent, Merger Sub or Merger Sub LLC or the consummation by Parent, Merger Sub or Merger Sub LLC of the Transactions, except for (A) compliance with any applicable requirements of the Antitrust Laws; (B) the filing with the SEC of (y) the Registration Statement and related Form 8-A and (z) such reports under Section 13(a) or 15(d) of the Exchange Act, as may be required in connection with this Agreement and the Transactions; (C) the filing of the Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent and the Company or their respective Subsidiaries are qualified to do business; (D) such filings with and approvals of the Exchange to permit the shares of Parent Common Stock, including those that are to be issued in the Merger, to be listed on the Exchange; and (E) such other consents, approvals, Orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to (1) have a Material Adverse Effect on Parent or (2) prevent or materially delay the consummation of any of the Transactions.

(c)	Capital Structure.

(i)	The authorized capital stock of Parent consists of 2,000,000 shares of Parent Common Stock. At the close of business on December 8, 2017 (the Parent Measurement Date), (A) 1,343,714 shares of Parent Common Stock were issued and outstanding, (B) 432,952 shares of Parent Common Stock were held by Parent in its treasury, (C) no shares of Parent Common Stock were Parent Restricted Shares, (D) no shares of Parent Common Stock were subject to issuance pursuant to outstanding Parent Options and (E) no shares of Parent Common Stock were subject to issuance pursuant to Parent Restricted Stock Units. As of the Effective Time, (A) the authorized capital stock of Parent will consist of at least 90,000,000 shares of Parent Common Stock, (B) no shares of Parent Common Stock will be Parent Restricted Shares, (C) no shares of Parent Common Stock will be subject to issuance pursuant to outstanding Parent Options and (D) no shares of Parent Common Stock will be subject to issuance pursuant to Parent Restricted Stock Units. Sibelco and Sibelco Switzerland GmbH together own, beneficially and of record, directly or indirectly, all of the shares of Parent Common Stock free and clear of any Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such Parent Common Stock), except for restrictions under applicable securities laws.

(ii)	The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share (Merger Sub Common Stock). At the close of business on the Parent Measurement Date, 100 shares of Merger Sub Common Stock were issued and outstanding. All issued and outstanding stock of Merger Sub is, and at the Effective Time will be, owned directly by Parent. The authorized limited liability company interests of Merger Sub LLC consist of 100 units of Merger Sub LLC ((Merger Sub LLC Units). At the close of business on the Parent Measurement Date, 100 Merger Sub LLC Units were issued and outstanding. All issued and outstanding units of Merger Sub LLC are, and at the Second Effective Time will be, owned directly by Parent.

(iii)	Except as set forth in Section 4.2(c)(iii) of the Parent Disclosure Schedule, all issued and outstanding shares of: (A) Parent are, and all shares of Parent that may be issued as permitted by this Agreement or otherwise shall be, when issued, duly authorized, validly issued and not subject to preemptive rights; and (B) Merger Sub are, and all shares of Merger Sub that may be issued as permitted by this Agreement or otherwise shall be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All issued and outstanding units of Merger Sub LLC are, and all units of Merger Sub LLC that may be issued as permitted by this Agreement or otherwise shall be, when issued, duly authorized, validly issued and not subject to preemptive rights. Except as set forth in this Section 4.2(c) and except for changes since the Parent Measurement Date resulting from the issuance of shares of Parent Common Stock pursuant to Parent Options and awards of Parent Restricted Shares and Parent Restricted Stock Units, or as expressly permitted by Section 5.1(b)(ii), (A) there are not issued and outstanding (x) any shares or other voting securities of Parent, Merger Sub or Merger Sub LLC, (y) any securities of Parent, Merger Sub, Merger Sub LLC or any other Subsidiaries of Parent convertible into or exchangeable or exercisable for, or based upon the value of, shares or voting securities of Parent or (z) any warrants, calls, options or other rights to acquire from Parent, Merger Sub, Merger Sub LLC or any other Subsidiaries of Parent (including any Subsidiary trust), or obligations of Parent, Merger Sub, Merger Sub LLC or any other Subsidiaries of Parent to issue, any shares, capital stock, voting securities or securities convertible into or exchangeable or exercisable for, or based upon the value of, shares or voting securities of Parent, Merger Sub or Merger Sub LLC, and (B) there are no outstanding obligations of Parent, Merger Sub, Merger Sub LLC or any other Subsidiaries of Parent to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

(iv)	There are no voting trusts or other agreements or understandings to which Parent, Merger Sub, Merger Sub LLC or any other Subsidiary of Parent is a party with respect to the voting of shares, capital stock or other equity interest of Parent, Merger Sub, Merger Sub LLC or other Subsidiaries of Parent. Except as set forth in Section 4.2(c)(iv) of the Parent Disclosure Schedule, none of Parent, Merger Sub, Merger Sub LLC or any other Subsidiary of Parent has granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares or shares of capital stock (as applicable) that are in effect.

(d)	Subsidiaries.

(i)	The Subsidiaries set forth on Section 4.2(d)(i) of the Parent Disclosure Schedule are the only Significant Subsidiaries of Parent. All outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent, free and clear of any Liens and free of any other restriction, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

(ii)	There are no outstanding (A) securities of Parent or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries, (B) warrants, calls, options or other rights to acquire from Parent or any of its Subsidiaries, or any obligation of Parent or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Subsidiary of Parent, or (C) obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of Subsidiaries of Parent or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

(e)	Financial Statements; Undisclosed Liabilities.

(i)	Complete copies of (A) the audited, consolidated balance sheets of Parent as at December 31, 2014, December 31, 2015 and December 31, 2016, and the related audited statements of income, retained earnings, stockholders’ equity and cash flow for the periods then ended, (B) the unaudited, consolidated balance sheet of Parent as at September 30, 2017 and the related statements of income, retained earnings, stockholders’ equity and cash flow for the period then ended, and (C) the unaudited, consolidated financial statements of Parent, consisting of the balance sheet as at December 31, 2016 and related statements of income, retained earnings, stockholders’ equity and cash flow for the period then ended, on a pro forma basis to reflect the HPQ Carve-out (the Parent Financial Statements) have been delivered to the Company.

(ii)

The Parent Financial Statements were prepared in all material respects in accordance with the International Financial Reporting Standards and IFRS Interpretations Committee interpretations as adopted by the European Union (IFRS) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present and give a true and fair view, in each case in all material respects, of the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof, including on a pro forma basis to reflect the HPQ Carve-out, as applicable, and the consolidated results of their operations and cash flows for the periods then ended on such applicable basis

(subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material and to any other adjustments described therein, including the notes thereto).

(iii)	None of the Parent Financial Statements or Parent reserve information delivered to the Company, at the time delivered to the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

(iv)	Except (A) as reflected or reserved against in Parent’s unaudited balance sheet as of September 30, 2017 as included in the Parent Financial Statements, (B) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2017 and (C) for liabilities and obligations incurred in connection with or contemplated by this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by IFRS to be reflected on a consolidated balance sheet of Parent and its Subsidiaries (or in the notes thereto) that, individually or in the aggregate, would reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

(v)	The auditing firm which audited the Parent Financial Statements (to the extent audited) and which assisted in the preparation and review of the Parent Financial Statements (to the extent not audited) were independent registered accountants. The geological firm which reviewed Parent’s estimated sand reserves for the “Mine Reserve and Resource Verification Summary” report, dated October 24, 2017, was an independent firm of mining engineers and geologists for Parent.

(vi)	Parent maintains a system of internal control over financial reporting sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s properties or assets. Since July 1, 2015, none of Parent or, to the knowledge of Parent, Parent’s independent accountant, the Board of Directors of Parents or its audit committee, or such equivalent bodies of Sibelco, has received any oral or written notification of any material failure (A) significant deficiency in the internal controls over financial reporting of Parent, (B) material weakness in the internal controls over financial reporting of Parent or (C) fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent.

(vii)	Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any off-balance sheet arrangements), where the result, purpose or intended effect of such Contract is to avoid inclusion of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in the Parent Financial Statements.

(viii)	All accounts and notes receivable of Parent and its Subsidiaries set forth in the unaudited consolidated balance sheet of Parent as at September 30, 2017 are valid claims, none of which are claims against Sibelco or Affiliates of Sibelco (other than Parent and its controlled Affiliates) except in respect of the matters set forth on Section 4.2(v) of the Parent Disclosure Schedule. There are no material disputes with respect to any of the accounts receivable reflected on the unaudited consolidated balance sheet of Parent as at September 30, 2017 that have not been reserved for in such balance sheet. The reserves on the Parents Financial Statements against the accounts receivable bad debts have been calculated in accordance with IFRS and in a manner consistent with past practice.

(f)	Reserves. Parent has delivered or otherwise made available to the Company true and correct copies of all written reports of Parent or its Subsidiaries estimating Parent’s and such Subsidiaries’ proven and probable reserves as of December 31, 2016 (the Parent Reserves Reports). The qualitative and quantitative data regarding proven and probable reserves of Parent included in the Parent Reserves Reports were derived in accordance with the procedures described therein and, in all material respects, all applicable industry standards, including Securities Act Industry Guide 7. Since December 31, 2016, and except for changes generally affecting sand-based proppant mining (including changes in commodity prices and fluctuations in demand for production) and normal depletion by production, there has been no change in respect of the proven and probable reserves set forth in the Parent Reserves Reports.

(g)

Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated

therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company or any other third party specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

(h)	Absence of Certain Changes or Events. From June 30, 2017, through the date of this Agreement, other than with respect to the Transactions, (i) the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course of business in a manner consistent with past practice, (ii) there have been no Effects that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Parent, and (iii) there have been no Effects that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a breach of Sections 5.1(b)(iv), 5.1(b)(v), 5.1(b)(vi), 5.1(b)(vii), 5.1(b)(ix), 5.1(b)(xii) or 5.1(b)(xiii).

(i)	Compliance with Applicable Laws; Outstanding Orders.

(i)	Parent, its Subsidiaries and its and their respective employees hold all permits, licenses, certificates, variances, exemptions, Orders, registrations, approvals and other authorizations of all Governmental Entities that are required for the operation of the businesses of Parent and its Subsidiaries (the Parent Permits), and such Parent Permits are in full force and effect, except where the failure to have any such Parent Permits or to maintain such Parent Permits in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. Parent and its Subsidiaries are not, and since July 1, 2015 have not been, in, and have not received written notice of, a material violation or breach of, or default under, any Parent Permit.

(ii)	Parent, Merger Sub, Merger Sub LLC and the other Subsidiaries of Parent and their operations are, and at all times since July 1, 2015 have been, in compliance with the terms of the Parent Permits and all Applicable Laws relating to Parent, Merger Sub, Merger Sub LLC and the other Subsidiaries of Parent or their respective businesses, properties or assets, except where the failure to be in compliance with such Parent Permits or Applicable Laws, individually or in the aggregate, would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. Since July 1, 2015, neither Parent not any of its Subsidiaries has received written notice from any Governmental Entity of any material violation (or any investigation with respect thereto) of any Applicable Laws.

(iii)	Neither Sibelco, Parent nor any of their respective Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to (A) be material to Parent and its Subsidiaries, taken as a whole, or (B) prevent or materially delay the consummation of any of the Transactions.

(j)	Parent Mineral Rights; Parent Owned Real Estate; Parent Leased Real Estate; Personal Property.

(i)	Except for such matters that are not or would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, Parent and its Subsidiaries have all necessary mineral rights, surface and subsurface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other rights and interests granting the Parent or one or more of its Subsidiaries the rights and ability to mine, extract, remove, process, transport and market the sand and mineral reserves owned or controlled by Parent and its Subsidiaries, in the ordinary course thereof (Parent Mineral Rights), free and clear of any Liens (other than Permitted Liens). Except as would not reasonably be expected to, individually or in the aggregate, be material to Parent and its Subsidiaries, taken as a whole, neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any other party to a lease or other agreement providing for Parent Mineral Rights, has violated any provision of such lease or other agreement providing for Parent Mineral Rights, and no circumstance exists that, with or without notice, the lapse of time, or both, would constitute a default under, or give rise to any rights to terminate (in whole or in part) or suspend, any lease or other agreement providing for Parent Mineral Rights. Except as set forth in Section 4.2(j)(i) of the Parent Disclosure Schedule and except for Permitted Liens, there are no leases, subleases, licensees, concessions, rights-of-way, easements or other agreements (whether written or oral), granting third parties the right of use or occupancy of, any Parent Mineral Right (or the surface thereof).

(ii)

Parent or one or more of its Subsidiaries has good and marketable fee simple title to the Parent Owned Real Estate free and clear of any Liens (other than Permitted Liens). Section 4.2(j)(ii) of the Parent Disclosure Schedule contains a true and complete list by address (where applicable) and legal description of the Parent Owned Real Estate as of the date hereof. Except as set forth on Section 4.2(j)(ii) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries: (A) lease or grant any person the right to use or occupy all or any part of the Parent Owned Real Estate; (B) other than to the Company, has granted any person an option, right of first offer, or right of first refusal to purchase any Parent Owned Real Estate or any portion thereof or interest therein; or (C) has received written notice of any pending, and to the knowledge of Parent threatened, condemnation proceedings affecting any Parent Owned Real Estate or any portion thereof, that, in the case of preceding clauses (A) and (C), would, individually or in the aggregate, be expected to be material to Parent and its Subsidiaries, taken as a whole. Neither Parent nor any Subsidiary of Parent is a party to any agreement or option to purchase any real property or interest therein.

(iii)	Section 4.2(j)(iii) of the Parent Disclosure Schedule contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for the Parent Leased Real Estate and the Parent Mineral Rights (including the date and name of the parties to such Lease document). Parent has delivered to the Company a true and complete copy of each such Lease. Except as set forth on Section 4.2(j)(iii) of the Parent Disclosure Schedule, with respect to each of the Leases set forth thereon: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease that would, individually or in the aggregate, be expected to be material to Parent and its Subsidiaries, taken as a whole; (iii) Parent’s or its Subsidiary’s possession and quiet enjoyment of the Parent Leased Real Estate or the Parent Mineral Rights, as applicable, under such Lease has not been disturbed, and to the knowledge of Parent, there are no disputes with respect to such Lease that would, individually or in the aggregate, be expected to be material to Parent and its Subsidiaries, taken as a whole; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. Except as would not reasonably be expected to be material to such specific Parent Leased Real Estate or Parent Mineral Right, neither Parent nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has Parent or any of its Subsidiaries subleased, licensed, or otherwise granted any person (other than another wholly-owned Subsidiary of Parent) a right to use or occupy any Parent Leased Real Estate or any portion thereof.

(iv)	The Parent Owned Real Estate identified on Section 4.2(j)(ii) of the Parent Disclosure Schedule and the Parent Leased Real Estate identified on Section 4.2(j)(iii) of the Parent Disclosure Schedule comprise all of the real property used or intended to be used in, or otherwise related to, the business of Parent or any of its Subsidiaries.

(v)	There are no pending, or to the knowledge of Parent, threatened proceedings by any Governmental Entity to condemn, take, expropriate or demolish any Parent Mineral Rights, Parent Owned Real Estate or Parent Leased Real Estate.

(vi)	Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, Parent and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased or used by Parent or any of its Subsidiaries, free and clear of all Liens (other than Permitted Liens).

(k)	Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent:

(i)	Parent and its Subsidiaries are, and have been for the past five years, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Parent Permits required under applicable Environmental Laws for the operation of the business of Parent and its Subsidiaries as currently conducted, and, to the knowledge of Parent, there are no facts or circumstances which are likely to result in (A) any existing Parent Permits being terminated, revoked, suspended, materially varied or modified or (B) any existing application for Parent Permits being refused.

(ii)	To the knowledge of Parent, neither Parent nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Materials on, at, under, in, or from any real property currently or formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (A) currently subject to any investigation, remediation, or monitoring; or (B) reasonably likely to result in liability to Parent or any of its Subsidiaries, in either case of (A) or (B) under any applicable Environmental Laws.

(iii)	Neither Parent nor any of its Subsidiaries has exposed any employee or any third party to any Hazardous Materials or, to the knowledge of Parent, respirable silica under circumstances reasonably expected to give rise to any material liability or obligation under any Environmental Law.

(iv)	There is no Action pending, or to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, alleging any liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither Parent nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity imposing any material liability or obligation with respect to any of the foregoing.

(v)	Neither Parent nor any of its Subsidiaries has expressly assumed, retained or agreed to provide indemnification with respect to any specific, identified or known liabilities under any applicable Environmental Laws of any other person in any acquisition or divestiture of any property or business.

(vi)	Except as disclosed in Parent’s capital expenditure budget set forth on Section 5.1(b)(xii) of the Parent Disclosure Schedule, no material expenditure will be required in the next two (2) years in order to comply with Environmental Laws or Parent Permits.

(vii)	There are no known or suspected defects or other facts or circumstances that would be likely to adversely affect the structural integrity of any water and/or tailings impoundments located at any property of Parent or its Subsidiaries

(l)	Litigation. There is no Action pending against or, to the knowledge of Parent, threatened in writing against or affecting Sibelco, Parent, Merger Sub, Merger Sub LLC or any other Subsidiaries of Parent or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any Governmental Entity except as would not reasonably be expected to, individually or in the aggregate, (A) be material to Parent and its Subsidiaries, taken as a whole, or (B) prevent or materially delay the consummation of any of the Transactions.

(m)	Benefit Plans. Except as would not reasonably be expected to result in a Material Adverse Effect on Parent:

(i)	Section 4.2(m)(i) of the Parent Disclosure Schedule sets forth a true and complete list of all material Parent Plans.

(ii)	The Parent has made available to Company: (i) copies of all material documents setting forth the terms of each Parent Plan, including all amendments thereto and all related trust documents (or, in the case of any such Parent Plan that is unwritten, descriptions thereof); (ii) the three most recent annual reports (e.g., Form Series 5500), if any, required under ERISA, the Code or other Applicable Laws in connection with each Parent Plan; (iii) the most recent actuarial reports (if applicable) for all Parent Plans; (iv) the most recent summary plan description and summaries of material modifications, if any, required under ERISA or other Applicable Laws with respect to each Parent Plan; (v) the most recent IRS determination or opinion letter issued with respect to each Parent Plan intended to be qualified under Section 401(a) of the Code; and (vi) all filings under the IRS’ Employee Plans Compliance Resolution System Program or any of its predecessors or the Department of Labor Delinquent Filer Program with respect to any matter that remains unresolved as of the date of this Agreement.

(iii)	Except as set forth on Section 4.2(m)(iii) of the Parent Disclosure Schedule, none of the Parent, its Subsidiaries or any of their respective ERISA Affiliates, contributes to, has contributed to during the past six (6) years, or otherwise participates in or has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or any plan that is otherwise a “defined benefit” type pension plan under Applicable Law.

(iv)	With respect to any Parent Plan that is subject to Title IV of ERISA: (i) no “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred in the last twelve months that could reasonably be expected to result in material liability to the Parent or its Subsidiaries; (ii) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full; (iii) no material liability of the Parent or its Subsidiaries (including liability pursuant to Section 4069 of ERISA) under Title IV of ERISA has been or is reasonably expected to be incurred by the Parent or any of its Subsidiaries (other than premiums due to the Pension Benefit Guaranty Corporation but not delinquent under Section 4007 of Title IV of ERISA); (iv) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such Parent Plan and, to the knowledge of the Parent, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, such Parent Plan; and (v) no such Parent Plan is considered an “at-risk” plan or a plan in “endangered” or “critical” status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA.

(v)	Each Parent Plan intended to qualify under Section 401(a) of the Code and the trusts forming a part thereof are qualified and have received a determination or opinion letter from the IRS upon which it may rely regarding its qualified status under the Code and, to the knowledge of the Parent, nothing has occurred, whether by action or by failure to act, that caused or could cause the loss of such qualification or the imposition of any penalty or Tax liability.

(vi)	All material payments required by each Parent Plan or by Applicable Laws with respect to a Parent Plan (including, without limitation, all contributions and insurance premiums) required to be paid by the Parent or its Subsidiaries have been timely made, properly accrued or provided for by the Parent or its Subsidiaries in accordance with the provisions of each of the Parent Plans, Applicable Laws and GAAP.

(vii)

No proceeding, audit, claim, or investigation has been asserted, instituted or, to the knowledge of the Parent, threatened against any of the Parent Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, or any of the assets of any trust of any of the Parent Plans, that in each case could reasonably be expected to result in any material liability of the Parent or any of its Subsidiaries, either directly or by reason of the Parent’s or any of its Subsidiaries’ affiliation with any of its ERISA Affiliates.

(viii)	Each Parent Plan complies in form and has been maintained and operated in all material respects in accordance with its terms and Applicable Laws, including, without limitation, ERISA and the Code.

(ix)	To the knowledge of Parent, no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred with respect to the Parent Plans that could reasonably be expected to result in material liability of the Parent or any of its Subsidiaries.

(x)	Except as set for on Section 4.2(m)(x) of the Parent Disclosure Schedule, no Parent Plan provides material post-retirement health and welfare benefits to any current or former employee of the Parent or its Subsidiaries, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other Applicable Laws.

(xi)	Except as set forth on Section 4.2(m)(xi) of the Parent Disclosure Schedule, the consummation of the Merger alone, or in combination with any other event, will not (i) accelerate the time of payment or vesting or materially increase the amount of compensation or benefits due to any employee, director or other individual service provider of the Parent or its Subsidiaries (whether current, former or retired) or their beneficiaries, or (ii) limit or restrict the ability of the Parent or its Subsidiaries (or their respective successors) to amend or terminate any Parent Plan at any time.

(xii)	Except as set forth on Section 4.2(m)(xii) of the Parent Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Merger, by any employee, director or other individual service provider of the Parent or its Subsidiaries under any Parent Plan or other agreement or arrangement currently in effect would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code. Neither the Parent nor any of its Subsidiaries have any indemnity or gross-up obligations on or after the Effective Time for any Taxes imposed under Section 4999 or 409A of the Code.

(xiii)	Neither the Parent nor any of its Subsidiaries have made any legally binding promises or commitments to create any additional material Parent Plan or to modify or change in any material way any existing material Parent Plan.

(xiv)	With respect to each Parent Plan that is mandated by a government other than the United States, subject to the Applicable Laws of a jurisdiction outside of the United States, or maintained for the benefit of employees located outside of the United States, such Parent Plan has been maintained, funded, invested, established and operated in all material respects in accordance with the applicable plan document and all Applicable Laws and other requirements including registration requirements and if intended to qualify for special Tax treatment, satisfies all requirements for such treatment, and to the knowledge of the Parent, there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect the Tax status of any such Parent Plan.

(xv)	Except as set forth in Section 4.2(m)(xv) of the Parent Disclosure Schedule, neither the Parent nor its Subsidiaries nor any of their ERISA Affiliates have within the past six (6) years been obligated to contribute to or had any material liability (including current or potential withdrawal liability) with respect to any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA or any “multiple employer plan” (within the meaning of Section 212(a) of ERISA). With respect to any “multiemployer plan” scheduled pursuant to the preceding sentence, (i) Parent, its Subsidiaries and its ERISA Affiliates have timely satisfied all contribution obligations in respect thereof in full when due and are not subject to any proceeding by a fiduciary of any such “multiemployer plan” to enforce Section 515 of ERISA, and the assets of Parent and its Subsidiaries are not subject to any lien or other encumbrance in respect of any delinquent contributions owed to any such “multiemployer plan”, and (ii) to the knowledge of Parent, no such “multiemployer plan” has received a determination that it is or is expected to be “ insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

(n)	Labor and Employment Matters. Neither Parent nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement and there are no labor unions, works councils or other organizations recognized in relation to or representing any employee of Parent or any of its Subsidiaries. Within the three year period ending on the date hereof, no strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity has occurred, been threatened or, to the knowledge of Parent, is anticipated with respect to any group of employees of Parent or any of its Subsidiaries. Except as would not reasonably be expected to result in a Material Adverse Effect on Parent, Parent and its Subsidiaries are in compliance with all Applicable Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, civil rights, discrimination, immigration, and collective bargaining.

(o)	Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent:

(i)	(A) All Tax Returns required to be filed by Parent and its Subsidiaries, have been timely filed, (B) all such Tax Returns are true, complete and correct in all respects, (C) all Taxes shown as due and payable on such Tax Returns, and all Taxes (whether or not reflected on such Tax Returns) required to have been paid by Parent and its Subsidiaries have been paid or appropriate reserves have been recorded in the Parent Financial Statements, (D) all Taxes of Parent or its Subsidiaries for any taxable period (or a portion thereof) beginning on or prior to the Closing Date (which are not yet due and payable) have, to the extent relevant or required, been properly reserved for in the Parent Financial Statements and (E) Parent and its Subsidiaries have duly and timely withheld all Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Taxing Authority or properly set aside in accounts for such purpose.

(ii)	No written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to Parent or any of its Subsidiaries has been filed or entered into with any Taxing Authority, and no power of attorney with respect to any such Taxes has been granted to any person.

(iii)	(A) No audits or enquiries before any Taxing Authority are presently pending with regard to any Taxes or Tax Return of Parent or any of its Subsidiaries, as to which any Taxing Authority has asserted in writing any claim or proposed adjustment, and (B) no Taxing Authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which Parent or any of its Subsidiaries may be liable, which has not been fully paid or finally settled or for which Parent or the relevant Subsidiary has not properly set aside or reserved for in its accounts for such purpose.

(iv)	Neither Parent nor any of its Subsidiaries (A) is a party to or bound by or has any obligation under any Tax indemnification, separation, sharing or similar agreement or arrangement (other than such an agreement or arrangement exclusively between or among Parent and its Subsidiaries or an agreement entered into in the ordinary course of business which does not relate primarily to Taxes), (B) is or has been a member of any consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group comprised solely of Subsidiaries of the Parent, or Parent and any of its Subsidiaries), (C) has entered into a closing agreement pursuant to Section 7121 of the Code or any other binding agreement with a Taxing Authority that would have a material effect on the determination of Parent’s or any of its Subsidiaries’ liability to Tax in a tax year ending after the Effective Time, or any predecessor provision or any similar provision of foreign, state or local Tax law or (D) has any liability for the payment of Taxes of any person (other than Parent or any of its Subsidiaries) as a successor or transferee.

(v)	None of the assets of Parent or any of its Subsidiaries is subject to any Liens for Taxes (other than Liens for Taxes that are not yet due and payable and for which Parent or the relevant Subsidiary has properly set aside or reserved for in its accounts).

(vi)	Neither Parent nor any of its Subsidiaries has agreed to make or is required to make any adjustment for a taxable period ending after the Effective Time by reason of a change in accounting method or otherwise.

(vii)	Neither Parent nor any of its Subsidiaries has engaged in any transaction the principal purpose of which was Tax avoidance and which is required to be specifically disclosed to any Taxing Authority.

(viii)	Neither Parent nor any of its Subsidiaries, has taken any action, or has any knowledge of any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

(ix)	Other than pursuant to the HPQ Carve-out, neither Parent nor any of its Subsidiaries has distributed, split-off or spun-off or otherwise transferred to its shareholders the stock of another person, or has had its stock distributed, split-off or spun-off or otherwise transferred by another person to its respective shareholders, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(x)	For US federal income Tax purposes, Merger Sub LLC has been classified as a disregarded entity as described in Treasury Regulation Section 301.7701-2(c)(2)(i) at all times since formation, and Merger Sub LLC will be classified as a disregarded entity up to, including, and immediately after the Second Effective Time.

(p)	Voting Requirements. Other than the Parent Stockholder Approval as it relates to the filing of the Parent Amended Certificate of Incorporation with the Secretary of State of the State of Delaware, the Merger Sub Stockholder Approval and Merger Sub LLC Member Approval, no vote of any holder of any securities of Parent or its Subsidiaries is necessary to approve and consummate the Transactions.

(q)	Takeover Statutes and Charter Provisions. As of the date of this Agreement, no antitakeover statute or regulation applies with respect to Parent or any of its Subsidiaries in connection with this Agreement, any of the Transactions. As of the date of this Agreement, there is no shareholder rights plan, “poison pill” antitakeover plan or similar device in effect to which Parent or any of its Subsidiaries is subject, party or otherwise bound.

(r)	Intellectual Property.

(i)	Section 4.2(r)(i) of the Parent Disclosure Schedule lists all patents and patent applications, trademark registrations and pending applications for trademark registrations, copyright registrations and pending applications for copyright registrations, Internet domain name registrations and any other registered Intellectual Property and pending applications for registered Intellectual Property, in each case owned by the Parent and its Subsidiaries (collectively, the Parent Registered Intellectual Property).

(ii)	Parent and its Subsidiaries own, free and clear of all Liens (except Permitted Liens), the Parent Intellectual Property, and own or otherwise have the right to use all Intellectual Property currently used in the operation of their businesses, except where the failure to own or have such rights, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. The conduct of Parent’s and its Subsidiaries’ businesses, as currently conducted and as conducted since July 1, 2015, does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property rights of any third party, except for infringements, misappropriations, dilutions or other violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Since July 1, 2015, no claims have been issued, are pending or, to the knowledge of Parent, are threatened in writing which (i) allege that Parent’s or any of its Subsidiaries’ operations infringe upon, misappropriate, dilute or otherwise violate any Intellectual Property rights of any third party; or (ii) otherwise will or are likely to adversely affect Parent’s or any of its Subsidiaries’ rights in or to the Parent Intellectual Property, except for claims that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries. To the knowledge of Parent, since July 1, 2015 no third party is or has infringed upon, misappropriated, diluted, or otherwise violated any Intellectual Property rights of Parent or any of its Subsidiaries, except for infringements, misappropriations, dilutions or other violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

(iii)	To the knowledge of Parent, all trade secrets, proprietary information and other confidential information of Parent and its Subsidiaries, and of any third party that has been provided to the Company or any of its Subsidiaries, has been kept confidential and has not been disclosed except in the ordinary course of business and subject to written confidentiality obligations from the third party, except for disclosures that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

(iv)	All of the IT Systems are sufficient for the business of Parent and its Subsidiaries as currently conducted, except for circumstances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

(v)	Except as set forth on Section 4.2(r)(v) of the Parent Disclosure Schedule, to the knowledge of Parent, since July 1, 2015, (A) the IT Systems have not been subject to a Cyber Security Incident, and (B) no third party engaged by Parent or any of its Subsidiaries has incurred a Cyber Security Incident which compromised, or potentially compromised, any data held on behalf of or otherwise relating to Parent or any of its Subsidiaries.

(s)

Certain Contracts. Except as set forth on Section 4.2(s) of the Parent Disclosure Schedule, and except for this Agreement and any Contract that is a Parent Plan, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by any Contract (i) under which, by virtue of the Transactions, (A) any other party is likely to be relieved of any material obligation or become entitled to exercise any right (including any termination right or any pre-emption right or other option) in any material way or (B) Parent or any of its Subsidiaries is likely to be in material default or lose any material benefit, right or licence which it currently enjoys or (C) a liability or obligation of Parent or any of its Subsidiaries is likely to be created or increased, (ii) which is not in the ordinary course of business or not on arm’s length terms and which is material to Parent and its Subsidiaries, (iii) which requires, or confers any right to require, the issue of any shares, debentures or other securities of Parent or any of its Subsidiaries now or at any future time, (iv) which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement, (v) under which Parent or any of its Subsidiaries has sold or disposed of any company or business where it remains subject to any liability (whether contingent or otherwise) which is not fully provided for in the last published audited accounts of Parent, (vi) which is a recognition, procedural or other agreement between Parent or any of its Subsidiaries and any recognized independent trade union, (vii) relating to indebtedness for borrowed money of Parent or any of its Subsidiaries in excess of $5,000,000 or any guarantee thereof, or (viii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the businesses of Parent and its Subsidiaries, taken as a whole, is or would be conducted, (ix) any material Contract granting “most favored nation” status that, following the Effective Time, would impose obligations on Parent or its Subsidiaries, (x) any Contract that requires aggregate annual payments by or to Parent or any of its Subsidiaries in excess of $3,000,000 or aggregate payments by or to Parent or any of its Subsidiaries in excess of $5,000,000, or (xi) any Contract under which the Transactions would trigger any change of control payment obligations, any right of termination, cancellation, or amendment, or any acceleration of any obligation or loss of a benefit (collectively, the Parent Material Contracts). Parent has delivered or made available to the Company, prior to the date of this Agreement, true and complete copies of all Parent Material Contracts that exist as of the date of this Agreement. Each Parent Material Contract is valid and binding on Parent (or, to the extent a Subsidiary of

Parent is a party, such Subsidiary) and is in full force and effect (subject to the Enforceability Exceptions), and Parent and each Subsidiary of Parent have in all material respects performed all obligations required to be performed by them to date under each Parent Material Contract, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has knowledge of, or has received written notice of, any violation or default under (nor, to the knowledge of Parent, does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default under) any Parent Material Contract. To the knowledge of Parent, no other party to any Parent Material Contract is in breach of or default under the terms of any Parent Material Contract where such default has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

(t)	Foreign Corrupt Practices Act. (i) Parent and its Affiliates and, to the knowledge of Parent, such person’s directors, officers and employees are and have been in material compliance with applicable Anti-Bribery Laws, (ii) Parent and its Affiliates have developed and implemented a compliance program which includes corporate policies and procedures designed to ensure compliance with any Anti-Bribery Law to which such person is subject and (iii) neither Parent nor any of its Affiliates, nor to its knowledge, any of their respective directors, officers, employees, agents or other representatives acting on its behalf have directly or indirectly (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) offered, promised, paid or delivered any unlawful fee, commission or other sum of money or item of value, however characterized, to any official, employee or representative of, or any other person acting in an official capacity for or on behalf of, any Government Official, or (C) made, authorized, offered or promised to make any unlawful bribe, rebate, payoff, influence payment or kickback or taken or omitted any other action that would violate any Anti-Bribery Law; provided that (i), (ii) and (iii) shall only apply in respect of Parent’s non-controlled Affiliates and their respective directors, officers, employees, agents or other representatives (as applicable) to the extent that such person has taken, or failed to take, a relevant action that relates to and/or affects, or would reasonably be expected to relate to and/or affect, Parent or its Subsidiaries.

(u)	Investigations and Enforcement. Neither Parent nor any of its Affiliates nor, to the knowledge of Parent, any of their respective directors, officers, employees, agents or other representatives acting on its behalf, directly or indirectly, has received any notice that it is or has been the subject of any investigation, inquiry or litigation, administrative or enforcement proceedings regarding any offense or alleged offense under any Anti-Bribery Law, any Economic Sanctions Law, or applicable US and non-US laws and regulations relating to money laundering, terrorist financing, or transactions involving the proceeds of illegal activities, including any Anti-Money Laundering Law and, to the knowledge of Parent, no such investigation, inquiry or proceeding has been threatened and there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

(v)	Related Party Transactions. Section 4.2(v) of the Parent Disclosure Schedule contains a complete and accurate list of all material agreements or arrangements, written or unwritten of any kind between Parent and its Subsidiaries, on the one hand, and (i) Sibelco or any of Sibelco’s Affiliates other than Parent and its Subsidiaries or (ii) material equityholders, directors, officers or employees of Sibelco or any of Sibelco’s Affiliates other than Parent and its Subsidiaries, on the other hand.

(w)	Brokers. Except for fees payable to Morgan Stanley & Co International PLC, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Sibelco or Parent.

(x)	No Merger Sub Activity. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with this Agreement and the Transactions.

(y)	No Merger Sub LLC Activity. Since the date of its incorporation, Merger Sub LLC has not engaged in any activities other than in connection with this Agreement and the Transactions.

(z)	Financing.

(i)	Subject to the receipt of the Financing, Parent will have sufficient funds available to it for Parent to complete the Transactions, and to satisfy all of the obligations of Parent as and when contemplated by this Agreement and to pay or otherwise perform the obligations of Parent under any other agreements or documents entered into in connection with the Transactions and the Debt Commitment Letter, including paying the aggregate Cash Consideration at Closing, and any required refinancings or repayments of existing Indebtedness of the Company or any of its Subsidiaries and paying all related fees and expenses.

(ii)

Parent has delivered to the Company a complete and accurate copy of an executed commitment letter of even date herewith, and the executed fee letter related thereto of even date herewith (except that the fee amounts, pricing caps, other economic terms and any “market flex” terms may be redacted so long as no redaction covers terms that would adversely affect the amount, conditionality, availability or termination of the Financing), together with any related exhibits, schedules, annexes, supplements and term sheets thereto (the Debt Commitment Letter), pursuant to which the lenders party thereto (collectively, the Lenders) have committed to provide, subject to the terms and conditions set forth therein, debt financing for the Transactions in the aggregate amount set forth therein (the Financing). Any reference in this Agreement to (i) Debt Commitment Letter will include such documents as amended or modified in compliance with the provisions of Section 6.3, and (ii) the Financing will include the financing contemplated by the Debt Commitment Letter as amended or modified in compliance with the provisions of Section 6.3. As of the date of this Agreement, Parent has fully paid, or caused to be fully paid, any and all commitment fees or other fees that have been incurred and are due and payable in connection with the Debt Commitment Letter on or prior to the date of this Agreement, and Parent will pay, or cause to be paid, when due all other commitment fees and other fees arising under the Debt Commitment Letter as and when they become due and payable thereunder. The Debt Commitment Letter, in the form so delivered to the Company, is in full force and effect as of the date hereof, and is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, enforceable against the parties thereto in accordance with its terms, subject to the Enforceability Exceptions, and does not contain any material misrepresentation by Parent. As of the date hereof, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied on a timely basis or that the Financing will not be available to Parent on the date on which the Closing should occur pursuant to Section 1.2.

(iii)

As of the date of this Agreement, (i) the Debt Commitment Letter has not been amended or modified (and no such amendment or modification is contemplated except in connection with any amendments or modifications to effectuate any “market flex” terms contained in the Debt Commitment Letter provided as of the date hereof) (it being agreed that, notwithstanding the foregoing, Parent may modify, supplement, amend or amend and restate the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, agents or similar entities (and make incidental or conforming amendments or modifications to reflect the addition of any such lenders, lead arrangers, bookrunners, agents and similar entities)) and (ii) the commitments set forth in the Debt Commitment Letter have not been withdrawn, terminated or rescinded in any respect (and no such withdrawal, termination or rescission is contemplated). Except as set forth in the Debt Commitment Letter, there are no side letters or other agreements, contracts or arrangements to which Parent or any of its Subsidiaries is a party relating to the funding or investing, as applicable (except for customary fee letters and engagement letters and customary arrangements or agreements to syndicate a portion of the Financing), of the full amount of the Financing. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term or condition of the Debt Commitment Letter, or otherwise result in any portion of the Financing contemplated thereby to be unavailable. There are no conditions precedent (x) related to the funding of the full amount of the Financing or any provisions that could reduce the aggregate amount of the Financing set forth in the Debt Commitment Letter or the aggregate proceeds contemplated by the Debt Commitment Letter or (y) that could otherwise adversely affect the conditionality, enforceability or availability of the Debt Commitment Letter with respect to all or any portion of the Financing, other than as set forth in the Debt Commitment Letter in the form so delivered to the Company.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1    Conduct of Business

(a)	Conduct of Business by the Company. Except as set forth in Section 5.1(a) of the Company Disclosure Schedule or as otherwise expressly contemplated by this Agreement or as consented to by Parent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, preserve their assets and properties in good repair and condition, keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Except as set forth in Section 5.1(a) of the Company Disclosure Schedule, or for any action consistent with the Company’s annual business plan disclosed to Parent prior to the date hereof, or as otherwise expressly contemplated by this Agreement or the Ancillary Agreements or as consented to by Parent in writing (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to:

(i)	Except as required or permitted with respect to any Company Equity Award or by any Company Equity Plan in effect as of the date of this Agreement or as otherwise permitted to be granted under this Agreement, (A) other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii)	issue, deliver, sell, pledge, modify or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than in connection with the settlement of Company Equity Awards granted under the Company Equity Plans and outstanding as of the date of this Agreement in accordance with their present terms);

(iii)	other than in the ordinary course of business consistent with past practice, (A) amend, renew, terminate or waive any material provision of any Company Material Contract except in connection with any amendments to, or normal renewals of, Company Material Contracts without materially adverse changes, additions or deletions of terms, or (B) enter into any new Contract that would be a Company Material Contract if in effect on the date hereof;

(iv)	(A) merge with or enter into a consolidation with or otherwise acquire any equity interests in any person, or acquire the assets or business of any person (or any division or line of business thereof), (B) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or any other reorganization, (C) otherwise acquire (including, through leases, subleases and licenses of real property) any assets, or (D) enter into any new line of business, except in the case of clause (A) and (C), (x) in the ordinary course of business consistent with past practice, (y) transactions involving only direct or indirect wholly owned Subsidiaries of the Company, or (z) in one or more transactions with respect to which the aggregate consideration for all such transactions during the period from the date of this Agreement to the Closing Date does not exceed $5,000,000; provided that notwithstanding the foregoing, each of clauses (A), (B) and (C) shall remain subject to the restrictions set forth in Section 6.5;

(v)	(A) transfer, sell, lease, sublease, license, sublicense, grant a non-assert with respect to or otherwise abandon or dispose of any material assets or material properties of the Company or any of its Subsidiaries, or (B) mortgage or pledge any assets or properties of the Company or any of its Subsidiaries, or subject any such assets or properties to any other Lien (except Permitted Liens), other than, in the case of both clause (A) and clause (B), (1) assets and properties associated with discontinued operations, or (2) in addition to transfers, sales, leases, subleases, licenses, sublicenses or other dispositions pursuant to clause (1), in one or more transactions with respect to which the aggregate consideration for all such transactions during the period from the date of this Agreement to the Closing Date does not exceed $5,000,000;

(vi)	create, incur or assume any indebtedness for borrowed money, or issue any debt securities or any right to acquire debt securities, assume, guarantee, endorse or otherwise become liable or responsible (whether, directly, contingently or otherwise) for the indebtedness of another person, enter into any agreement to maintain the financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except (A) for indebtedness incurred in the ordinary course of business and consistent with past practice under the Company’s current borrowing agreements and facilities or any refinancing, substitution or replacement thereof, (B) for any inter-company indebtedness solely involving the Company and/or direct or indirect wholly owned Subsidiaries, (C) as required by existing Contracts entered into in the ordinary course of business, (D) the Financing, (E) incremental indebtedness for borrowed money not to exceed $5,000,000 in the aggregate outstanding at any time incurred by the Company or any of its Subsidiaries other than in accordance with clauses (A) through (D), and (F) guarantees by the Company of indebtedness for borrowed money of its Subsidiaries, which indebtedness is incurred in compliance with this Section 5.1(a)(vi);

(vii)	without limiting Section 6.14, waive, release, assign, settle or compromise any pending or threatened (in writing) Action which (A) requires the payment by the Company or any of its Subsidiaries of an amount in excess of $5,000,000 or (B) imposes any obligation or restriction on the Company or any of its Subsidiaries;

(viii)	(A) make (other than in the ordinary course of business), change or revoke any Tax election, claim, surrender, disclaimer, notice or consent, or amend any Tax Return, in each case, other than to the extent required by Applicable Law, (B) settle or compromise Tax claims or liabilities in an amount in excess of a $5,000,000 income statement expense for all such Tax claims or liabilities during the period from the date of this Agreement through the Closing Date, (C) change (or make a request to any Taxing Authority to change) any material aspect of its method of accounting for Tax purposes, other than to the extent required by Applicable Law or relevant accounting standards, or (D) prepay any Taxes other than in the ordinary course of business consistent with past practices; unless with respect to each of clauses (A) and (C) of this Section 5.1(a)(viii), any such elections or changes, as applicable, occurring during the period from the date of this Agreement through the Closing Date would not reasonably be expected to have an impact in excess of a $5,000,000 income statement expense;

(ix)

(A) except to the extent required by Applicable Law, the terms of any Company Plan or by Contracts existing on the date of this Agreement that have been disclosed or made available to Parent, and except in the ordinary course of business consistent with past practice for promotions and annual merit increases granted as part of the annual review process, grant or announce any equity or incentive awards (other than stock options) or the increase in the salaries, bonuses or other compensation and benefits payable by the Company or any of its Subsidiaries to any of the employees, directors or other service providers of the Company or any of its Subsidiaries, (B) grant or announce any stock option, (C) except to the extent required by Applicable Law, the terms of any Company Plan, by Contracts existing on the date of this Agreement, or as otherwise required by the terms of this Agreement, take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to be provided to any employees, directors or other service providers of the Company or its Subsidiaries, (D) hire any new employees unless such hiring is in the ordinary course of business consistent with past practice and relates to employees with an annual base salary not to exceed $250,000, (E) except to the extent required by Applicable Law or by Contracts existing on the date of this Agreement that have been disclosed or made available to Parent, pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing Company Plan or other agreement or arrangement in effect on the date of this Agreement to any employee, director or other service provider of the Company or any of its Subsidiaries, whether past or present, (F) except to the extent required by Applicable Law or by Contracts existing on the date of this Agreement, enter into or materially amend any material Contracts of employment or any material consulting, bonus, severance, retention, or similar agreement, except for agreements for newly hired employees in the ordinary course of business consistent with past practice with an annual base salary not to exceed $250,000, or (G) except as required to ensure that any Company Plan is not then out of compliance with Applicable Law or in the ordinary course of business consistent with past practice, as part of the customary annual enrollment process with respect to Company Plans, enter into or adopt any new, or materially increase benefits under or materially amend or terminate any existing, material Company Plan or any collective bargaining agreement;

(x)	take or cause to be taken any action, or knowingly fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code;

(xi)	change any of its material financial accounting policies or procedures currently in effect, except (A) as required by GAAP, Regulation S-X of the Exchange Act, or a Governmental Entity or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization) as determined in consultation with the Company’s outside auditor, or (B) as required by Applicable Law;

(xii)	incur, authorize or commit to any material capital expenditures other than in the ordinary course of business or other than expenditures that do not exceed, in the aggregate, the amounts set forth in the Company’s capital expenditure budget set forth on Section 5.1(a)(xii) of the Company Disclosure Schedule by 15% or more;

(xiii)	write up, write down or write off the book value of any of its assets, other than (A) in the ordinary course of business and consistent with past practice or (B) as may be consistent with the Company’s financial accounting policies and procedures and GAAP as determined in consultation with the Company’s outside auditor;

(xiv)	amend the Company Certificate of Incorporation or Bylaws of the Company or the certificate of incorporation, bylaws, or similar organizational documents of any of the Company’s Subsidiaries; or

(xv)	authorize, or commit or agree to take, any of the foregoing actions.

(b)	Conduct of Business by Parent. Except as set forth in Section 5.1(b) of the Parent Disclosure Schedule or as otherwise expressly contemplated by this Agreement or as consented to by the Company in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its Subsidiaries to, and Sibelco shall cause each of the foregoing to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, preserve their assets and properties in good repair and condition, keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Except as set forth in Section 5.1(b) of the Parent Disclosure Schedule, or for any action consistent with Parent’s annual business plan disclosed to the Company prior to the date hereof, or as otherwise expressly contemplated by this Agreement or the Ancillary Agreements or as consented to by the Company in writing (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, and Sibelco shall not permit any of the foregoing to:

(i)

Except as required or permitted with respect to any Parent Equity Award or by any Parent Equity Plan in effect as of the date of this Agreement or as otherwise permitted to be granted under this Agreement (A) other than (1) dividends and distributions by a direct or indirect wholly owned Subsidiary of Parent to its parent, (2) the HPQ Redemption, or (3) the Cash Redemption, declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii)	issue, deliver, sell, pledge, modify or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than in connection with the settlement of Parent Equity Awards granted under the Parent Equity Plans and outstanding as of the date of this Agreement in accordance with their present terms);

(iii)	other than in the ordinary course of business consistent with past practice, (A) amend, renew, terminate or waive any material provision of any Parent Material Contract except in connection with any amendments to, or normal renewals of, Parent Material Contracts without materially adverse changes, additions or deletions of terms, or (B) enter into any new Contract that would be a Parent Material Contract if in effect on the date hereof;

(iv)	(A) merge with or enter into a consolidation with or otherwise acquire any equity interests in any person, or acquire the assets or business of any person (or any division or line of business thereof), (B) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or any other reorganization, (C) otherwise acquire (including, through leases, subleases and licenses of real property) any assets, or (D) enter into any new line of business, except in the case of clauses (A) and (C), (x) in the ordinary course of business consistent with past practice, (y) transactions involving only direct or indirect wholly owned Subsidiaries of Parent, or (z) in one or more transactions with respect to which the aggregate consideration for all such transactions during the period from the date of this Agreement to the Closing Date does not exceed $5,000,000. Notwithstanding the foregoing, each of clauses (A), (B) and (C) shall remain subject to the restrictions set forth in Section 6.5;

(v)

(A) transfer, sell, lease, sublease, license, sublicense, grant a non-assert with respect to or otherwise abandon or dispose of any material assets or material properties of Parent or any of its Subsidiaries, or (B) mortgage or pledge any assets or properties of Parent or any of its Subsidiaries, or subject any such assets or properties to any other Lien (except Permitted Liens), other than, in the case of both clause (A) and clause (B), (1) in connection with the HPQ Carve-out, (2) assets and properties associated with discontinued operations or (3) in addition to transfers, sales, leases, subleases, licenses, sublicenses or other dispositions pursuant to clauses (1) and (2), in one or more transactions with respect to which the aggregate consideration for all such transactions during the period from the date of this Agreement to the Closing Date does not exceed $5,000,000;

(vi)	create, incur or assume any indebtedness for borrowed money, or issue any debt securities or any right to acquire debt securities, assume, guarantee, endorse or otherwise become liable or responsible (whether, directly, contingently or otherwise) for the indebtedness of another person, enter into any agreement to maintain the financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except (A) for indebtedness incurred in the ordinary course of business and consistent with past practice under Parent’s current borrowing agreements and facilities or any refinancing, substitution or replacement thereof, (B) for any inter-company indebtedness solely involving Parent and/or direct or indirect wholly owned Subsidiaries, (C) as required by existing Contracts entered into in the ordinary course of business, (D) the Financing, (E) incremental indebtedness for borrowed money not to exceed $5,000,000 in the aggregate outstanding at any time incurred by Parent or any of its Subsidiaries other than in accordance with clauses (A) through (D), or (F) guarantees by Parent of indebtedness for borrowed money of its Subsidiaries, which indebtedness is incurred in compliance with this Section 5.1(b)(vi);

(vii)	without limiting Section 6.14, waive, release, assign, settle or compromise any pending or threatened (in writing) Action which (A) requires the payment by Parent or any of its Subsidiaries in excess of $5,000,000 or (B) imposes any obligation or restriction on Parent or any of its Subsidiaries;

(viii)	(A) make (other than in the ordinary course of business), change or revoke any material Tax election, claim, surrender, disclaimer, notice or consent, or amend and Tax Return, in each case, other than to the extent required by Applicable Law, (B) settle or compromise Tax claims or liabilities in an amount in excess of a $5,000,000 income statement expense for all such Tax claims or liabilities during the period from the date of this Agreement through the Closing Date, (C) change (or make a request to any Taxing Authority to change) any material aspect of its method of accounting for Tax purposes, other than to the extent required by Applicable Law or relevant accounting standards, or (D) prepay any Taxes other than in the ordinary course of business consistent with past practices; unless with respect to each of clauses (A) and (C) of this Section 5.1(b)(viii), any such elections or changes, as applicable, occurring during the period from the date of this Agreement through the Closing Date would not reasonably be expected to have an impact in excess of a $5,000,000 income statement expense;

(ix)	(A) except to the extent required by Applicable Law, the terms of any Parent Plan or by Contracts existing on the date of this Agreement that have been disclosed or made available to the Company, except in the ordinary course of business consistent with past practice for promotions and annual merit increases granted as part of the annual review process, grant or announce any stock option, equity or incentive awards or the increase in the salaries, bonuses or other compensation and benefits payable by Parent or any of its Subsidiaries to any of the employees, directors or other service providers of Parent or any of its Subsidiaries, (B) except to the extent required by Applicable Law, the terms of any Parent Plan, by Contracts existing on the date of this Agreement, or as otherwise required by the terms of this Agreement, take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to be provided to any employees, directors or other service providers of Parent or its Subsidiaries, (C) hire any new employees unless such hiring is in the ordinary course of business consistent with past practice and relates to employees with an annual base salary not to exceed $250,000, (D) except to the extent required by Applicable Law or by Contracts existing on the date of this Agreement that have been disclosed or made available to the Company, pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing Parent Plan or other agreement or arrangement in effect on the date of this Agreement to any employee, director or other service provider of Parent or any of its Subsidiaries, whether past or present, (E) except to the extent required by Applicable Law or by Contracts existing on the date of this Agreement, enter into or materially amend any material Contracts of employment or any material consulting, bonus, severance, retention, or similar agreement, except for agreements for newly hired employees in the ordinary course of business consistent with past practice with an annual base salary not to exceed $250,000, or (F) except as required to ensure that any Parent Plan is not then out of compliance with Applicable Law or in the ordinary course of business consistent with past practice, as part of the customary annual enrollment process with respect to Parent Plans, enter into or adopt any new, or materially increase benefits under or materially amend or terminate any existing, material Parent Plan or any collective bargaining agreement;

(x)	take or cause to be taken any action, or knowingly fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code;

(xi)	change any of its material financial accounting policies or procedures currently in effect, except (A) as required by GAAP, Regulation S-X of the Exchange Act, or a Governmental Entity or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization) as determined in consultation with Parent’s outside auditor or (B) as required by Applicable Law;

(xii)	incur, authorize or commit to any material capital expenditures other than in the ordinary course of business or other than expenditures that do not exceed, in the aggregate, the amounts set forth in Parent’s capital expenditure budget set forth on Section 5.1(b)(xii) of the Parent Disclosure Schedule by 15% or more;

(xiii)	write up, write down or write off the book value of any of its assets, other than (A) in the ordinary course of business and consistent with past practice or (B) as may be consistent with Parent’s financial accounting policies and procedures and GAAP as determined in consultation with Parent’s outside auditor;

(xiv)	amend the Parent Certificate of Incorporation or the Parent Bylaws or the certificate of incorporation, bylaws, or similar organizational documents of any of Parent’s Subsidiaries; or

(xv)	authorize, or commit or agree to take, any of the foregoing actions.

(c)	Other Actions. Except as required by law, during the period from the date of this Agreement to the Effective Time, neither the Company nor Parent shall, nor shall either permit any of its Subsidiaries to, take any action that would, or that would reasonably be expected to, prevent or materially delay the satisfaction of any of the conditions to the Merger set forth in ARTICLE VII.

Section 5.2    No Solicitation by the Company

(a)

The Company shall not, and shall cause its controlled Affiliates and each of its and their respective officers, directors, employees not to, and shall direct its investment bankers, financial advisors, attorneys, accountants and other representatives retained by it or any of its controlled Affiliates not to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any inquiries regarding, or the making of, any proposal the consummation of which would constitute a Company Alternative Transaction, or (ii) engage or participate in any substantive discussions or negotiations, or cooperate in any way with any person (or group of persons), with respect to any inquiries regarding, or the making of, any proposal the consummation of which would constitute a Company Alternative Transaction, except to notify such person (or group of persons) as to the existence of the provisions of this Section 5.2, (iii) grant any waiver or release under (1) any standstill provision in any Contract to which the Company is a party or (2) any confidentiality provision in any Contract to which the Company is a party other than, with respect to this clause (2), any waiver or release under a confidentiality provision in any agreement entered into by the Company which is not related to, or in contemplation of, a Company Alternative Transaction (except, in the case of this clause (iii), if the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of the Company under Applicable Law), or (iv) resolve, publicly propose or agree to do any of the foregoing; provided, however, that (X) the Company and its officers, directors, managers, employees, investment bankers, financial advisors, attorneys, accountants and other representatives (each a Representative) may contact such person (or group of persons) for the purpose of clarifying the terms and conditions of any such proposal and (Y) if, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that any proposal which contemplates a Company Alternative Transaction did not result from a material breach of this Section 5.2(a) and constitutes or could reasonably be expected to result in a Company Superior Proposal, subject to compliance with Section 5.2(e), the Company and its Representatives may (A) furnish information with respect to the Company and its Subsidiaries to the person (or group of persons) making such proposal (and its Representatives and financing sources) (provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such person) pursuant to a customary confidentiality agreement containing terms as to confidentiality (it being understood that such confidentiality agreement need not include any “standstill” terms, but shall not prohibit the Company from providing information to Parent as provided above) generally no less restrictive than the terms of the confidentiality agreement, dated February 27, 2017, as amended, entered into between the Company and Parent (the Confidentiality Agreement), and (B) participate in discussions or negotiations regarding such proposal with the person (or group of persons) making such proposal (and its Representatives and financing sources).

For purposes of this Agreement, Company Alternative Transaction means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent and its Subsidiaries (including Merger Sub and Merger Sub LLC) (such person (or group of persons), a Company Third Party), acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the issued and outstanding shares of Company Common Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or similar transaction pursuant to which any Company Third Party acquires or would acquire, directly or indirectly, assets or businesses of the Company or any of its Subsidiaries representing 20% or more of the revenues, net income or assets (in each case on a consolidated basis) of the Company and its Subsidiaries taken as a whole, (iii) any transaction pursuant to which any Company Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or combination including any of them) of the Company or any of its Subsidiaries representing 20% or more of the revenues, net income or assets (in each case on a consolidated basis) of the Company and its Subsidiaries taken as a whole or (iv) any disposition of assets to a Company Third Party representing 20% or more of the revenues, net income or assets (in each case on a consolidated basis) of the Company and its Subsidiaries, taken as a whole.

(b)	Except as permitted by Section 5.2(a), Section 5.2(c) or Section 5.2(d), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, or fail to make, including in the Proxy Statement, in each case in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Alternative Transaction (any action in clause (i) or this clause (ii) being referred to as a Company Recommendation Change), or (iii) cause the Company or any of its Affiliates to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement related to any Company Alternative Transaction.

(c)

Notwithstanding the foregoing, in the event that, prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company determines in good faith, after it has received a Company Superior Proposal (and after consultation with outside counsel and a financial advisor of nationally recognized reputation), that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law, the Board of Directors of the Company may (subject to compliance with this and the following sentences) effect a Company Recommendation Change and/or cause the Company to terminate this Agreement pursuant to Section 8.1(f) and concurrently with such termination enter into a definitive agreement providing for such Company Superior Proposal, but only at a time that is after the fifth (5th) Business Day following Parent’s receipt of written notice from the Company advising Parent that the Board of Directors of the Company has received a Company Superior Proposal specifying the material terms and conditions of such Company Superior Proposal, identifying the person making such Company Superior Proposal and stating that it intends to make a Company Recommendation Change and/or terminate this Agreement pursuant to Section 8.1(f); provided that in the event of a subsequent modification to the material terms and conditions of such Company Superior Proposal, the Board of Directors of the Company may only effect a Company Recommendation Change and/or terminate this Agreement pursuant to Section 8.1(f) after the third (3rd) Business Day following Parent’s receipt of written notice from the Company advising Parent of the modification to such terms and conditions; and provided further that during the foregoing notice periods, as applicable, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the proposal to enter into a Company Alternative Transaction no longer constitutes a Company Superior Proposal.

For purposes of this Agreement, a Company Superior Proposal means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Company Third Party to enter into a Company Alternative Transaction (with all references to 20% in the definition of Company Alternative Transaction being treated as references to 50% for these purposes) that (A) did not result from a material breach of Section 5.2(a), and (B) is on terms that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be more favorable to the Company’s stockholders to the Transactions, taking into account all relevant factors (including any changes to this Agreement that may be proposed by Parent in response to such proposal to enter into a Company Alternative Transaction, and the relative likelihood that such Company Alternative Transaction would be completed, taking into account all financial, regulatory, legal and other aspects of such proposal).

(d)	In addition, notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of the Company Stockholder Approval, if the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law, the Board of Directors of the Company may effect a Company Recommendation Change in response to any Effect that materially affects (A) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) the stockholders of the Company (including the benefits of the Transactions to the Company or the stockholders of the Company), in either case that (x) is first occurring after the date hereof, (y) does not involve or relate to a proposal the consummation of which would constitute a Company Alternative Transaction, and (z) is not known and was not reasonably foreseeable to the Board of Directors of the Company as of the date hereof, but only at a time that is after the third business day following Parent’s receipt of written notice from the Company advising Parent of all material information with respect to any such Effect and stating that it intends to make a Company Recommendation Change and providing a full description of its rationale therefor.

(e)

In addition to the obligations of the Company set forth in Section 5.2(a) and Section 5.2(b), the Company shall as promptly as reasonably practicable after receipt thereof, advise Parent in writing of any request for information or of any proposal relating to a Company Alternative Transaction, the material terms and conditions of such request or proposal (including any changes thereto) and the identity of the person making such request or proposal. The Company shall (i) keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a reasonably current basis and (ii) provide to Parent as soon as reasonably practicable after receipt or delivery thereof copies of all correspondence and other written materials exchanged between the Company or its Subsidiaries or any of their Representatives, on the one hand, and any person making such request or proposal, on the other hand, in each case to the extent that such correspondence or other written materials describes in any material respect any of the material terms or conditions of any such request or proposal (including any material change to any material term).

(f)	Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided, however, that any such disclosure or statement that constitutes or contains a Company Recommendation Change shall be subject to the provisions of Section 5.2(b) (it being understood, for the avoidance of doubt, that a disclosure that constitutes only a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Company Recommendation Change).

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1    Preparation of the Registration Statement and the Proxy Statement

(a)	As soon as practicable following the date of this Agreement: (i) Parent shall prepare and cause to be filed with the SEC, the Registration Statement, which shall include the Proxy Statement and the Prospectus; and (ii) the Company shall prepare the Proxy Statement. Each of Sibelco, Parent and the Company shall: (A) cooperate and provide the other party and its counsel and accountants with a reasonable opportunity to review and comment on the Registration Statement or the Proxy Statement, prior to filing of the Registration Statement with the SEC; (B) use its reasonable best efforts to cause its accountants and other experts to provide such consents as are reasonably requested or necessary in connection with filing the Registration Statement; and (C) cause the Registration Statement and the Proxy Statement, as applicable, to comply as to form and substance in all material respects with the requirements of Applicable Laws.

(b)

Each of Sibelco, Parent and the Company shall use reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (the date of effectiveness being the Registration Statement Effective Date). Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments, responses or requests, and advise the other party of any oral comments, responses or requests, with respect to the Registration Statement received from the SEC. Parent and the Company shall cooperate and provide the other party and its counsel with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement prior to filing such with the SEC, and with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement or the Registration Statement shall be made without the approval of both Parent and the Company, which approval shall not be unreasonably withheld, conditioned or delayed; provided that this right of approval shall not apply with respect to documents filed by the Company that are incorporated by reference in the Registration Statement, and provided, further, that this approval right shall not apply with respect to information relating to a Company Recommendation Change.

(c)	Each of Parent and the Company shall advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company, Sibelco, Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company, Sibelco or Parent that should be set forth in an amendment or supplement to the Registration Statement, so that any part of such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company.

(d)	The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Registration Statement Effective Date.

Section 6.2    Company Stockholders Meeting.

The Company shall, as promptly as practicable after the Registration Statement Effective Date, duly give notice of, convene and hold a meeting of its stockholders (the Company Stockholders Meeting) in accordance with the DGCL for the purpose of obtaining the Company Stockholder Approval and shall subject to the provisions of Section 5.2(b), through its Board of Directors, recommend to its stockholders the adoption of this Agreement. Subject to the Company’s right to terminate this Agreement pursuant to Section 8.1(f), the Company’s obligation to give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 6.2 shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Company Superior Proposal or by a Company Recommendation Change. The Company may only postpone or adjourn the Company Stockholders

Meeting (i) if necessary to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval, (ii) for the absence of a quorum or (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the Company has determined after consultation with outside legal counsel is reasonably likely to be required under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of the Company prior to the Company Stockholders Meeting; provided, however, that the Company shall postpone or adjourn the Company Stockholders Meeting once up to the earlier of (a) twenty (20) days or (b) the date that is the latest date legally permissible under Applicable Law without having to set a different record date for the Company Stockholders Meeting upon the request of Parent if necessary to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval.

Section 6.3    Financing; Financing Cooperation.

(a)	Subject to the terms and conditions of this Agreement, Parent will not permit any amendment or modification to, or any termination, rescission or withdrawal of, or any material waiver of any provision or remedy under, the Debt Commitment Letter or the definitive agreements with respect thereto (such definitive agreements related to the Financing, collectively, with the Debt Commitment Letter, the Definitive Agreement) or the fee letter referred to in the Debt Commitment Letter, if such amendment, modification or waiver (individually or in the aggregate with any other amendments, modifications or waivers) would reasonably be expected to (i) reduce the aggregate amount of the Financing under any Definitive Agreement below the amount required to consummate the Transactions (including by changing the amount of fees to be paid or original issue discount thereof), or (ii) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing, (B) make the funding of any portion of the Financing (or satisfaction of any condition to obtaining any portion of the Financing) less likely to occur, (C) adversely impact the ability of Parent to enforce its rights against any other party to any Definitive Agreement or (D) adversely impact the ability of Parent to consummate the Transactions or the likelihood of the consummation of the Transactions. In addition to the foregoing, Parent shall not release or consent to the termination of the Debt Commitment Letter except for (x) assignments and replacements of an individual lender under the terms of the syndication of the Financing under the Debt Commitment Letter, or (y) replacements of the Debt Commitment Letter with alternative financing commitments pursuant to Section 6.3(b).

(b)

Parent shall use (or cause its Subsidiaries to use) its reasonable best efforts to take all actions and do, or cause to be done, as promptly as possible, all things necessary, proper or advisable to arrange the Financing and obtain the financing contemplated thereby on the terms and conditions set forth in the Debt Commitment Letter (including, to the extent required, the exercise of any flex provisions), including using its reasonable best efforts to (i) maintain in effect the

Debt Commitment Letter in accordance with the terms and subject to the conditions thereof, (ii) comply with its obligations under the Debt Commitment Letter, (iii) negotiate, execute and deliver definitive agreements with respect to the Financing contemplated by the Debt Commitment Letter on the terms and conditions (including the flex provisions) contemplated by the Debt Commitment Letter or on other terms that are (A) acceptable to the Lenders and (B) in the aggregate not materially less favorable, taken as a whole, to Parent, (iv) satisfy on a timely basis (or obtain a waiver to) all conditions to funding that are applicable to Parent and its Subsidiaries in the Debt Commitment Letter and the definitive agreements with respect to the Financing contemplated by the Debt Commitment Letter, (v) enforce its rights under the Debt Commitment Letter, (vi) consummate the Financing at or prior to the Closing, and (vii) cause the Lenders to fund the Financing at the Closing. Parent will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Debt Commitment Letter as and when they become due. In furtherance and not in limitation of the foregoing, in the event that any portion of the Financing becomes (or would reasonably be expected to become) unavailable on the terms and conditions (including the flex provisions) set forth in the Debt Commitment Letter, Parent shall use its reasonable best efforts to, as promptly as reasonably practicable following the occurrence of such event, (1) obtain alternative financing from alternative sources on terms and conditions not less favorable in the aggregate to Parent than those set forth in the Debt Commitment Letter and in an amount at least equal to the Financing or such unavailable portion thereof, as the case may be (the Alternate Financing), and (2) obtain one or more new financing commitment letters with respect to such Alternate Financing (the New Debt Commitment Letters), which New Debt Commitment Letters will replace the existing Debt Commitment Letter in whole or in part. Parent shall promptly provide the Company with a copy of any New Debt Commitment Letters (and any redacted fee letter in connection therewith). In the event that any New Debt Commitment Letters are obtained, (x) any reference in this Agreement to the “Debt Commitment Letter” will be deemed to include the Debt Commitment Letter to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letters to the extent then in effect, and (y) any reference in this Agreement to the “Financing” means the debt financing contemplated by the Debt Commitment Letter as modified pursuant to the foregoing.

(c)

Parent shall (i) keep the Company reasonably informed on a reasonably current basis of the status of its efforts to arrange the Financing, and (ii) provide the Company with copies of all executed definitive agreements related to the Financing. Without limiting the generality of the foregoing, Parent shall promptly notify the Company (A) of any material breach or default by any party to the Debt Commitment Letter or definitive agreements related to the Financing, or (B) of the receipt by Parent of any written notice or communication from any Lender with respect to any (1) breach, default, termination or repudiation by any party to the Debt Commitment Letter or any definitive agreements related to the Financing of any provisions of the Debt Commitment Letter or such definitive agreements, (2) material dispute or disagreement between or among any parties to the Debt

Commitment Letter or any definitive agreements related to the Financing but only to the extent that the Parent believes in good faith that (X) it will not be able to obtain any portion of the Financing as a result of such dispute or disagreement or (Y) the Closing could reasonably be expected to be delayed or prevented as a result of such dispute or disagreement, (3) if and when Parent becomes aware that any portion of the Financing contemplated by the Debt Commitment Letter may not be available, (4) if for any reason Parent believes in good faith that it will not be able to obtain any portion of the Financing on the terms, in the manner and from the sources contemplated by the Debt Commitment Letter (including any related flex terms) and (5) of any expiration or termination of the Debt Commitment Letter or other Definitive Agreement; provided that any information disclosed in such notice shall be subject to the Confidentiality Agreement.

(d)	Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use their respective reasonable best efforts, to provide, to the extent within its control, Parent (at Parent’s sole expense) with all cooperation reasonably requested by Parent to assist it in causing the conditions in the Debt Commitment Letter to be satisfied or as is otherwise necessary for the arrangement and consummation of the Financing and reasonably requested by Parent in connection with the Financing (provided that such cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including using its reasonable best efforts to:

(i)	participate (and using reasonable best efforts to cause senior management and Representatives, with appropriate seniority and expertise, of the Company, to participate) in a reasonable and limited number of meetings, presentations, road shows, due diligence sessions, sessions with prospective financing sources, drafting sessions and sessions with rating agencies, and otherwise cooperating with the marketing efforts for any of the Financing;

(ii)	promptly (x) provide Parent and the Lenders with the Required Information; provided that the filing of the required financial statements on Form 10-K and Form 10-Q within the time periods set forth in Required Information by the Company will satisfy the requirements of this clause with respect to annual and quarterly financials, and (y) assist Parent and the Lenders (i) with the timely preparation of customary rating agency presentations, bank information memoranda, marketing materials and similar documents required in connection with the Financing and (ii) by providing customary financial information as reasonably requested by Parent to enable Parent to prepare forecasts of financial statements of the Company for one or more periods following the Closing, in each case, to the extent customary and reasonably required pursuant to such Financing and to the extent reasonably available;

(iii)	assist Parent in connection with the preparation (but not executing, unless effective until the Effective Time) any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent or the Lenders (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Financing and accountants’ comfort letters, in each case as reasonably requested by Parent), and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Financing (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness and the release and termination of any and all related liens), it being understood that such documents will not take effect until the Effective Time;

(iv)	cooperate with any marketing efforts of Parent and the Lenders for any portion of the Financing (including providing executed customary authorization letters to the Lenders authorizing the distribution of information related to the Company and its Subsidiaries to prospective lenders or investors and containing a representation to the Lenders that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities and executing ratings agency engagement letters as required in connection with the Financing (provided, that the Company shall not be required to pay any cost or expenses relating to rating agency engagement letters));

(v)	take all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Financing;

(vi)	furnishing Parent and the Lenders with all documentation and other information required by regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations at least three Business Days prior to the Closing Date, provided that the request for such information has been made at least ten Business Days prior to the Closing Date; and

(vii)	use reasonable best efforts to ensure that any syndication efforts in connection with the Financing benefit from the Company’s and its Subsidiaries’ existing lending and investment banking relationships.

(e)

Notwithstanding the provisions of Section 6.3(d), nothing in this Agreement will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees, incur any liability or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified (in a manner reasonably acceptable to the Company) by or on behalf of Parent, in each case in connection with the Financing, (ii) enter into any definitive agreement with respect to the Financing (other than with respect to customary authorization letters and ratings agency engagement letters referred to in Section 6.3(d)(iv)) that is effective prior to the Closing, (iii) give any indemnities in connection with the Financing that are effective prior to the Effective Time, (iv) provide in connection with the Financing any information the disclosure of which is prohibited or restricted under Law or is legally privileged, (v) the pre-Closing Board of Directors of the Company and the directors, managers and general partners of the Company’s Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained, (vi) neither the Company nor any of its Subsidiaries shall be required to take any corporate actions prior to the Closing to permit the consummation of the Financing, and (vii) none of the Company or any of its Subsidiaries shall be required to provide, and Parent shall be solely responsible for, (A) the preparation of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (B) any description of all or any component of the Financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”, (C) projections, risk factors or other forward-looking statements relating to all or any component of the Financing, (D) Subsidiary financial statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (E) Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K, or (F) any solvency certificate or similar certification or representation. Nothing in this Section 6.3 will require (1) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action pursuant to Section 6.3(d) that could reasonably be expected to result in personal liability to such officer or Representative, or (2) the members of the Company Board as of immediately prior to the Effective Time to approve any financing or Contracts related thereto.

(f)	Subject to Parent’s indemnification obligations under this Section 6.3, the Company hereby consents to the use of all logos of the Company and its Subsidiaries in connection with the Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and (ii) are used solely in connection with a description of the Company, its business and operations or the Transactions.

(g)

Parent shall promptly reimburse the Company and its Subsidiaries for all out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by the Company and/or any of its Subsidiaries in connection with providing the support and cooperation contemplated by this Section 6.3. Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective directors, officers, employees, agents and other representatives, from and against any and all losses, damages, claims, interest, costs or expenses (including reasonable legal fees and expenses), awards, judgments, penalties and amounts paid in settlement suffered or incurred by any of them in connection with providing the support and cooperation contemplated by this Section 6.3 and any information utilized in connection therewith and any misuse of the logos or marks of the Company or its Subsidiaries (other than information provided by the Company or any of the Company’s Subsidiaries), except as a result of gross negligence or willful misconduct of the Company and its Subsidiaries, and each of their respective directors, officers, employees, agents and other representatives, as applicable.

(h)	Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 7.2(b), as it applies to the Company’s obligations under this Section 6.3, shall be deemed satisfied unless the Company has materially breached its obligations under this Section 6.3 and such breach has been the primary cause of the Financing not being obtained.

Section 6.4    Access to Information; Confidentiality

Subject to the Confidentiality Agreement and subject to Applicable Law, upon reasonable notice, each of the Company and Parent shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees and Representatives of such other party, reasonable access, during normal business hours during the period from the date of this Agreement to the Effective Time, to all their respective properties, books, Contracts, commitments, personnel and records (provided that such access shall not unreasonably interfere with the business or operations of such party), and during such period, each of the Company and Parent shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party all information concerning its business, properties and personnel as such other party may reasonably request (including in respect of developments in relation to key employees and material financial developments); provided, however, that the foregoing shall not require the Company and Parent to disclose any information pursuant to this Section 6.4 to the extent that (i) in the reasonable good faith judgment of such party, any Applicable Law requires such party or its Subsidiaries to restrict or prohibit access to any such information, (ii) in the reasonable good faith judgment of such party, the information is subject to confidentiality obligations to a third party or (iii) disclosure of any such information or document would result in the loss of attorney-client privilege; provided, further, that with respect to clauses (i) through (iii) of this Section 6.4, the Company, or Parent or Sibelco, as applicable, shall use its reasonable best efforts to (1) obtain the required consent of any third party necessary to provide such disclosure, (2) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to the Company or Parent and (3) in the case of clauses (i) through (iii), utilize the procedures of a joint defense agreement or implement such other techniques if the parties determine that doing so would reasonably permit the disclosure of such information without violating Applicable Law or jeopardizing such privilege. No review pursuant to this Section 6.4 shall affect any representation or warranty given by the other party hereto. Each of the Company and Parent shall hold, and shall cause its respective Affiliates, officers, employees and Representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the other parties to this Agreement (which shall not be unreasonably withheld, conditioned or delayed), no party to this Agreement shall have any right to perform environmental or other invasive or subsurface samples, tests or investigations of the properties or facilities of the other parties or any of their respective Subsidiaries.

Section 6.5    Reasonable Best Efforts

(a)	Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as possible following the date hereof, the Transactions, including using reasonable best efforts in (i) causing all of the conditions set forth in ARTICLE VII to be satisfied, (ii) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities, including under the Antitrust Laws (the Required Consents) prior to the Effective Time, (iii) the obtaining of all consents, registrations, approvals, permits, authorizations and waivers necessary, proper or advisable to be obtained from, or renewed with third parties, (iv) the obtaining of all consents, approvals and authorizations under any Contract listed on Section 6.5(a)(iv) of the Company Disclosure Schedule; provided, that, the failure to obtain any of the consents, registrations, approvals, permits or authorizations referenced in clauses (ii) or (iv) above (other than any consents, approvals or events required pursuant to Section 7.1(b)) shall not constitute the failure to satisfy a condition to the obligation of either party to consummate the Transactions, (v) the execution and delivery of any additional instruments necessary to consummate the Transactions, and to fully carry out the purposes of, this Agreement, (vi) refraining from taking any action that would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the Merger and (vii) unless there has been a Company Recommendation Change made in compliance with Section 5.2(b) (in the case of the Company’s obligation to use its reasonable best efforts), obtaining the Company Stockholder Approval; provided, however, that efforts in connection with the Financing shall be governed by Section 6.3 and not this Section 6.5.

(b)

In furtherance and not in limitation of the foregoing, each of the Company, Parent, Merger Sub, Merger Sub LLC and Sibelco agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and, in any event, prior to January 5, 2018, (ii) make all filings listed on Section 6.5(b) of the Company Disclosure Schedule as promptly as practicable, and (iii) make all filings with other Governmental Entities relating to the Merger, and, in each case, supply as promptly as practicable any additional information and documentary material that may be formally or informally requested pursuant to the Antitrust Laws or by such authorities. Each of the parties shall use reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the Antitrust Laws and the receipt of the Required Consents as soon as practicable. Each of the parties agrees that the use of “reasonable best efforts” in this Section 6.5 shall include proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing, testing, zoning, recharacterizing, expanding, other development of or disposition of such assets, businesses, relationships, contractual rights or arrangements of the Company, Sibelco, Parent or their respective Subsidiaries or Affiliates as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding that would otherwise have the effect of preventing or materially delaying the consummation of the Transactions; provided, however, that the effectiveness of any such sale, divestiture, licensing or disposition shall be conditioned upon consummation of the Merger. In addition, Sibelco, Parent and the Company shall use its reasonable best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any Order of any Governmental Entity (whether temporary, preliminary or permanent) that would prevent the consummation of the Closing. Notwithstanding any other provision in this Agreement to the contrary, neither the obligations of this Section 6.5(b) nor any other provision in this Agreement shall require the Company, Parent and their respective Subsidiaries and Affiliates, collectively, to agree to or effect a Material Divestiture.

(c)	The parties shall jointly develop, and each of the parties shall consult and cooperate in all respects with one another, and consider in good faith the views of one another, in connection with the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party, hereto in connection with proceedings under or relating to any Antitrust Law prior to their submission, provided that Parent shall have, after prior, good faith consultation with the Company and after considering, in good faith, the Company’s views and comments, principal responsibility for determining the strategy relating to any antitrust review by a Governmental Entity. Each of the Company, on the one hand, and Sibelco, Parent, Merger Sub and Merger Sub LLC, on the other hand, shall (i) promptly notify the other party of any communication, inquiry or investigation received by that party from, or given by it to, any Governmental Entity and, subject to Applicable Law, permit the other party to review in advance any proposed communication to any such Governmental Entity and incorporate the other party’s reasonable comments, (ii) not agree to participate in any meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate therein and (iii) promptly furnish the other party with copies of all correspondence, filings and written communications between them and their Affiliates and their respective officers, directors, employees and Representatives, on one hand, and any such Governmental Entity or its respective staff on the other hand, with respect to this Agreement and the Transactions in order for such other party to meaningfully consult and participate in accordance with the preceding clauses (i) and (ii), provided that materials furnished pursuant to this Section 6.5(c) may be shared on an outside-counsel-only basis to address reasonable attorney client privilege or other privilege or confidentiality concerns.

Section 6.6    Indemnification, Exculpation and Insurance

(a)

From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and the Second Surviving Entity to, indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Parent, the Company or any of their respective Subsidiaries or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of Parent, the Company or any of their respective Subsidiaries as a director or officer of another person (the Indemnified Parties), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the Transactions)), arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of Parent, the Company or any of their respective Subsidiaries or is or was serving at the request of Parent, the Company or any of their respective Subsidiaries as a director or officer of another person or in respect of any acts or omissions in their capacities as such directors of officers occurring prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the same extent as such Indemnified Parties are indemnified as of the date of this Agreement by Parent or the Company pursuant to the Parent Company Certificate of Incorporation, the Parent Bylaws, Company Certificate of Incorporation, the Bylaws of the Company or the governing or organizational documents of any of their respective Subsidiaries and any indemnification agreements in existence as of the date of this Agreement (as applicable). In the event of any such claim, action, suit or proceeding, (i) each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the Surviving Corporation, the Second Surviving Entity or Parent to the same extent as such Indemnified Parties are entitled to advance of expenses as of the date of this Agreement by Parent or the Company pursuant to the Parent Certificate of Incorporation, Parent Bylaws, Company Certificate of Incorporation, the Bylaws of the Company or the governing or organizational documents of any Subsidiary of the Company (as applicable); provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL, the Parent Certificate of Incorporation, the Parent Bylaws, the Company Certificate of Incorporation or the Bylaws of the Company, and any indemnification agreements in existence as of the date of this Agreement, to repay such advances if it is ultimately determined that such person is not entitled to indemnification and (ii) Parent shall, and shall cause its Subsidiaries to, cooperate in the defense of any such matter. In the event that Parent, the Surviving Corporation, the Second Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent, the Surviving Corporation and/or the Second Surviving Entity, as applicable, shall cause proper provision to be made so that the successors and assigns of Parent, the Surviving Corporation and/or the Second Surviving Entity, as applicable, assume the obligations set forth in this Section 6.6.

(b)	For a period of six years from and after the Effective Time, the Second Surviving Entity shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or any of their Subsidiaries or provide substitute polices for of not less than the existing coverage and have other terms not less favorable to the insured persons with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall Parent or the Second Surviving Entity be required to pay with respect to such insurance policies (or substitute insurance policies) of the Company in respect of any one policy year more than 300% of the annual premium payable by the Company for such insurance for the prior twelve months (the Maximum Amount), and if Parent or the Surviving Corporation is unable to obtain the insurance required by this Section 6.6 it shall obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period; provided that in lieu of the foregoing, the Company may obtain at or prior to the Effective Time a six-year “tail” policy under the Company’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, on an annual basis, does not exceed the Maximum Amount.

(c)	The provisions of this Section 6.6 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Indemnified Parties), his or her heirs and his or her representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

Section 6.7    Fees and Expenses

Except as set forth in this Section 6.7 and in Section 8.2, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of the Company and Parent shall bear and pay one-half of the costs and expenses (other than the fees and expenses of each party’s attorneys and accountants, which shall be borne by the party incurring such expenses) incurred by the parties in connection with (i) the filing, printing and mailing of the Registration Statement and the Proxy Statement (including SEC filing fees), (ii) the filings of the premerger notification and report forms under the HSR Act and similar laws of other jurisdictions (including filing fees) and (iii) the matters contemplated by Section 6.3 (including any commitment fees, consent fees or other similar fees). Notwithstanding the foregoing, Parent shall be responsible for all fees and expenses incurred by it or its shareholders in connection with this Agreement and the Transactions.

Section 6.8    Public Announcements

The Company, Sibelco, Parent, Merger Sub and Merger Sub LLC shall consult with each other before issuing any press release or Financing Disclosure or making any public statement with respect to this Agreement or the Transactions and shall not issue any such press release or Financing Disclosure or make any such public statement without the prior consent of the other, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, (a) any such press release, Financing Disclosure or public statement that is required by Applicable Law or any listing agreement with any national securities exchange may be issued prior to such consultation, (b) the first sentence of this Section 6.8 shall not apply with respect to a Company Recommendation Change (or any responses thereto), (c) the first sentence of this Section 6.8 shall not apply to any disclosure of information concerning this Agreement in connection with any dispute between the parties regarding this Agreement, (d) the first sentence of this Section 6.8 shall not apply in respect of any such content that has been previously consented to by the other party, or otherwise exempted from this Section 6.8, to the extent replicated in substance in whole or in part in any subsequent press release or other announcement, and (e) the first sentence of this Section 6.8 shall not apply to any public statement regarding the Transactions in response to questions from the press, analysts, investors or those attending industry conferences, or to internal announcements to employees, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties and otherwise in compliance with this Section 6.8 and do not reveal material nonpublic information regarding this Agreement or the Transactions. As used above, Financing Disclosure means any reference to, or information in connection with, the Transactions that is included in any documents to be filed with any person (including the SEC), issued, published and/or distributed by the Company, Sibelco, Parent, Merger Sub or Merger Sub LLC in connection with the Financing.

Section 6.9    Listing; Delisting

(a)	Each of the Company, Parent, Merger Sub, Merger Sub LLC and Sibelco agrees to use its reasonable best efforts to cause the Parent Common Stock issuable under ARTICLE III to be approved for listing on the Exchange, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date, including submitting all applicable documents to the Exchange on a timely basis as reasonably requested by the Exchange.

(b)

Each of the Company, on the one hand, and Parent, Merger Sub, Merger Sub LLC and Sibelco, on the other hand, agrees to cooperate with the other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the Exchange and terminate its registration under the Exchange Act including filing all applicable documents with the Exchange and the SEC, provided that such delisting and termination shall become effective as soon as reasonably practicable after the Effective Time and the Company shall not be required to take any such actions unless conditioned upon the occurrence of the Effective Time.

Section 6.10    Takeover Statutes

If any antitakeover or similar statute or regulation is or may become applicable to the Transactions, each of the Company, Parent, Merger Sub, Merger Sub LLC and Sibelco and their respective board of directors (or equivalent) shall (i) grant such approvals and take all such actions as are legally permissible so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and (ii) otherwise act to eliminate or minimize the effects of any such statute or regulation on the Transactions.

Section 6.11    Conveyance Taxes

The Company and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

Section 6.12    Employee Benefits

(a)	As to current employees of the Company and its Subsidiaries whose terms and conditions of employment are subject to a collective bargaining agreement, Parent will comply, or will cause its Subsidiaries to comply, with the terms and conditions of each such applicable collective bargaining agreement, in a manner consistent with Applicable Law.

(b)

For all purposes under the employee benefit plans of Parent and its Subsidiaries (including the Company) providing benefits to any Continuing Employee after the Effective Time (the New Plans), and subject to Applicable Law, each Continuing Employee shall be credited with his or her years of service with the Company, or any of its Subsidiaries or their predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Plans (and to the extent there is not a similar Company Plan, service as recognized for purposes of the Company Plan intended to meet the requirements of Section 401(k) of the Code), except to the extent such credit would result in a duplication of benefits and except for benefit accruals under any defined benefit pension plan. In addition, and without limiting the generality of the foregoing, to the extent commercially reasonable and subject to any Applicable Law: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Plan, in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the Old Plans); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Parent or its Subsidiaries shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and Parent or its Subsidiaries shall cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)	Parent shall cause all bonus amounts under annual bonus, sales and other cash incentive plans of the Company and its Subsidiaries in respect of the fiscal year in which the Closing occurs and any prior fiscal years (Bonus Amounts) that remain unpaid as of the Closing Date, to be calculated and paid in accordance with the terms of the applicable Company Plans or agreements. Parent will cause all such Bonus Amounts to be paid in the ordinary course of business to all eligible Continuing Employees.

(d)	Nothing contained in this Section 6.12 shall (i) be construed to establish, amend, or modify any benefit or compensation plan, program, agreement, Contract, policy or arrangement, (ii) limit the ability of Parent, the Company or any of their Subsidiaries or Affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, Contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, (iii) create any third-party beneficiary rights or obligations in any person (including any Continuing Employee or former employee) other than the parties to this Agreement or any right to employment or continued employment or to a particular term or condition of employment with Parent, the Company or any of their Subsidiaries or Affiliates, or (iv) limit the right of Parent, the Company or any of their Subsidiaries or Affiliates to terminate the employment or service of any employee or other service provider at any time and for any or no reason.

Section 6.13    Section 16(b)

The Company and Parent shall each take all such steps as are reasonably necessary to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection herewith by any individual who is a director or officer of the Company or at the Effective Time will become a director or officer of Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14    Certain Litigation

Each party shall promptly advise the other party of any litigation (including any litigation or proceeding under or relating to any Antitrust Law) commenced after the date hereof against such party or any of its directors (in their capacity as such) by any stockholders or shareholders of such party (on their own behalf or on behalf of such party) relating to this Agreement or the Transactions, and shall keep the other party reasonably informed regarding any such litigation. Such party shall give the other party the opportunity to consult in the defense or settlement of any such litigation or proceeding brought by any stockholders or shareholders and, except to the extent set forth on Section 6.14 of the Company Disclosure Schedule, no such settlement shall be agreed to without the other party’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.15    Obligations of Sibelco, Parent, Merger Sub, Merger Sub LLC, the Surviving Corporation and the Second Surviving Entity

Subject to Section 6.5 (and without prejudice thereto), Sibelco shall take all action necessary to cause Parent, and Parent shall take all action necessary to cause Merger Sub, Merger Sub LLC, the Surviving Corporation and the Second Surviving Entity, to perform their respective obligations under this Agreement and to consummate the Transactions, upon the terms and subject to the conditions set forth in this Agreement.

Section 6.16    Tax Matters

(a)	The Company, Parent, Merger Sub, Merger Sub LLC and Sibelco intend for the Merger and the Second Merger to qualify as a reorganization described in Section 368(a)(1)(A) of the Code. Except as otherwise required by a final “determination” (within the meaning of Section 1313(a)(1) of the Code), in any Tax Return or other filing or proceeding relating to Taxes, the Company, Parent, Merger Sub, Merger Sub LLC and Sibelco shall not take any position inconsistent with such treatment. For the avoidance of doubt, no party will make or file (or cause to be made or filed) any election under Section 338 of the Code (or any similar election under Applicable Law) with respect to the Merger and the Second Merger. The Company, Parent, Merger Sub, Merger Sub LLC and Sibelco agree to use reasonable best efforts to achieve such treatment for the Merger and the Second Merger and to cause the Surviving Corporation and the Second Surviving Entity to use reasonable best efforts to achieve such treatment.

(b)	On or prior to the Closing Date, Parent shall deliver to the Company an executed opinion of Deloitte Tax LLP that is reasonably acceptable to the Company to the effect that Parent should recognize no gain or loss as a result of either (i) the Contribution, including under Sections 357, 361 or 1001 of the Code, or (ii) the HPQ Redemption, including under Sections 311, 355, 361 or 1001 of the Code (the Deloitte Tax Opinion).

Section 6.17    Ancillary Agreements. The parties shall use reasonable best efforts to execute and deliver each Ancillary Agreement to which it is a party, and cause each other party to each Ancillary Agreement to execute and deliver each Ancillary Agreement to which it is a party, on or prior to the Effective Time. Notwithstanding anything to the contrary set forth herein or in the Ancillary Agreements or other exhibits hereto, the parties agree that all such documents contain the material terms necessary to the transactions that they contemplate and that they shall be binding on the applicable parties from and after the Closing, and all such references to the Contract with respect thereto shall instead be deemed to be references to such form of document (with such other deemed changes to such references and their context in this Agreement and in the Ancillary Agreements as are necessary to give effect to this sentence), in each case unless and until such agreement has been executed and delivered in accordance with this Agreement; provided, further, that, for the avoidance of doubt and notwithstanding anything to the contrary set forth herein, the failure to execute or deliver any of the Ancillary Agreements shall not constitute a failure of any of the conditions set forth in Sections 7.2(b) or 7.3(b) to be satisfied on the Closing Date.

Section 6.18    Further Assurances. At and after the Effective Time, the officers and directors of Parent, the Surviving Corporation and the Second Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of Parent, the Surviving Corporation and the Second Surviving Entity, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf thereof (and of the Company if necessary), any other actions and things necessary to vest, perfect or confirm of record or otherwise in Parent, any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Parent as a result of, or in connection with, the Transactions.

Section 6.19    Parent Approval. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 251 of the DGCL and in its capacity as (i) the sole stockholder of Merger Sub, and (ii) the sole member of Merger Sub LLC, written consents adopting this Agreement.

Section 6.20    Spin and Dividend. Parent and Sibelco shall do or cause to be done all things necessary to cause the HPQ Carve-out and, upon funding of the Financing (and subject thereto), the Cash Redemption to occur on or prior to the Closing, and shall cooperate with the Company with respect thereto and provide the Company with a reasonable opportunity to review and comment on all Contracts and other documentation pertaining thereto.

Section 6.21    Updates to the Business Contribution Agreement Schedules. Prior to the execution and delivery of the Business Contribution Agreement, the parties shall use their respective and reasonable best efforts to amend or supplement the schedules thereto to accurately identify all assets and liabilities related to the Business (as defined therein) and contemplated to be part of the Contribution consistent with the terms thereof.

Section 6.22    Updates to Company Equity Plans Information. No later than five (5) Business Days prior to the Closing Date, the Company shall provide to Parent a revised version of the information set forth on Section 4.1(c)(i) of the Company Disclosure Schedule, updated as of such date.

Section 6.23    Delivery of GAAP Financial Statements. Parent shall deliver to the Company the audited, consolidated financial statements of Parent as at December 31, 2015 and December 31, 2016 under GAAP (which, for the avoidance of doubt, will not be on a pro forma basis to reflect the HPQ Carve-out) (the GAAP Financial Statements) within two Business Days after the applicable accounting firm delivers the final version of the GAAP Financial Statements to Parent, and in any event shall deliver the GAAP Financial Statements not later than February 15, 2018.

Section 6.24    Transition Services. As soon as reasonably practicable after the date hereof, and except as otherwise agreed in writing between Sibelco, Parent and the Company, Sibelco and Parent shall use reasonable best efforts to cause all services reasonably necessary for Parent to operate its business that are provided to Parent and its Subsidiaries by Sibelco (or an Affiliate of Sibelco, other than Parent and its Subsidiaries (the Transition Services) to cease and to be replaced by alternative, non-Affiliate services that are substantially similar in all material respects. Parent shall regularly consult with the Company regarding the foregoing transition, keep the Company reasonably informed thereof, and shall not commit Parent or any of its Subsidiaries to any material expenditure in connection therewith without the advance written consent of the Company, not to be unreasonably withheld, delayed or conditioned. If any Transition Services do not cease and are not replaced in accordance with this Section 6.24 prior to Closing (the Continuing Transition Services), Sibelco, Parent and the Company will negotiate in good faith, and on an arms-length basis, the terms on which the Continuing Transition Services will be provided for a period of up to six months following Closing on at-cost basis.

Section 6.25    Representation and Warranty Insurance. Between the date hereof and the Closing Date, the Company may, at the cost of Parent (on a post-Closing basis), obtain representation and warranty insurance on terms substantially consistent with those set forth on Section 6.25 of the Company Disclosure Schedule. Sibelco and Parent acknowledge and agree that such representation and warranty insurance shall be for the benefit of the post-Closing non-Sibelco equityholders of Parent, consistent with the principles set forth on Section 6.25 of the Company Disclosure Schedule.

Section 6.26    Parent Outstanding Shares. Prior to and as of the Closing, Parent and Sibelco shall cause the number of authorized shares of Parent Common Stock to be equal to or greater than the product of 1.5 multiplied by the Baseline Outstanding Count.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1    Conditions to Each Party’s Obligation to Effect the Merger

The respective obligations of each party to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver by the written consent of both the Company and Parent, in whole or in part, on or prior to the Closing Date of the following conditions:

(a)	Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b)	HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(c)	Foreign Approvals. All applicable waiting periods (or extensions thereof) or necessary approvals relating to the Merger under the Applicable Laws of the jurisdictions or Governmental Entities set forth in Section 7.1(c) of the Company Disclosure Schedule or Section 7.1(c) of the Parent Disclosure Schedule (the Requisite Regulatory Approvals) shall have expired, been terminated or been received.

(d)	No Injunctions or Restraints. No Order, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect, in the United States or in any jurisdiction set forth in Section 7.1(d) of the Company Disclosure Schedule or Section 7.1(d) of the Parent Disclosure Schedule, that prevents, makes illegal or prohibits the consummation of the Transactions (collectively, Restraints).

(e)	Registration Statement. The Registration Statement shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by the Company to its stockholders, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

(f)	Exchange Listing. The Parent Common Stock issuable to the stockholders of the Company as contemplated by ARTICLE III shall have been approved for listing on the Exchange, subject to official notice of issuance.

Section 7.2    Conditions to Obligations of Sibelco, Parent, Merger Sub and Merger Sub LLC

The obligation of Sibelco, Parent, Merger Sub and Merger Sub LLC to consummate the Merger is further subject to satisfaction or, to the extent permitted by Applicable Law, waiver by written consent of Parent, in whole or in part, of the following conditions:

(a)

Representations and Warranties. (i) the representations and warranties of the Company contained in Section 4.1(a), Section 4.1(b)(i), Section 4.1(c), Section 4.1(q) and Section 4.1(w) shall be true and correct in all material respects (other than in the case of the representations and warranties in Section 4.1(c), each of which shall be true and correct in all respects subject to de minimis exceptions) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all material respects as of such date); (ii) the representations and warranties of the Company contained in Section 4.1(h)(ii) shall be true and correct as of the Closing Date as though made on the Closing Date; and (iii) each of the representations and warranties of the Company contained in this Agreement (other than those contained in the sections set forth in the preceding clauses (i) and (ii)) shall be true and correct as of the Closing Date as though made on the Closing Date without giving effect to any limitation as to “materiality”, “Material Adverse Effect” or any provisions contained therein relating to preventing or materially delaying the consummation of any of the Transactions set forth therein (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be so true and correct as of such date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a Material Adverse Effect on the Company.

(b)	Performance of Obligations of the Company. The Company shall have performed in all material respects all agreements, covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)	Officer’s Certificate. Parent shall have received an officer’s certificate duly executed by the Chief Executive Officer or the Chief Financial Officer of the Company to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d)	HPQ Carve-out. The HPQ Carve-out shall have been consummated.

Section 7.3    Conditions to Obligations of the Company

The obligation of the Company to effect the Merger is further subject to satisfaction or waiver by written consent of the Company, in whole or in part, (to the extent permitted by Applicable Law) of the following conditions:

(a)

Representations and Warranties. (i) The representations and warranties of Sibelco, Parent, Merger Sub and Merger Sub LLC contained in Section 4.2(a), Section 4.2(b)(i), Section 4.2(c), Section 4.2(q) and Section 4.2(v) shall be true and correct in all material respects (other than in the case of the representations and warranties in Section 4.2(c), each of which shall be true and correct in all respects subject to de minimis exceptions) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct in all material respects as of such date); (ii) the representations and warranties of Sibelco, Parent, Merger Sub and Merger Sub LLC contained in Section 4.2(h)(ii) shall be true and correct as of the Closing Date as though made on the Closing Date; and (iii) each of the representations and warranties of Sibelco, Parent, Merger Sub and Merger

Sub LLC contained in this Agreement (other than those contained in the sections set forth in the preceding clauses (i) and (ii)) (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or any provisions contained therein relating to preventing or materially delaying the consummation of any of the Transactions set forth therein) shall be true and correct as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct as of such date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a Material Adverse Effect on Parent.

(b)	Performance of Obligations of Sibelco, Parent, Merger Sub and Merger Sub LLC. Each of Sibelco, Parent, Merger Sub and Merger Sub LLC shall have performed in all material respects all agreements, covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)	Officer’s Certificate. The Company shall have received an officer’s certificate duly executed by the Chief Executive Officer or the Chief Financial Officer of each of Sibelco and Parent and by an officer of Merger Sub and Merger Sub LLC to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

(d)	Deloitte Tax Opinion. The Company shall have received a copy of the Deloitte Tax Opinion from Parent, in accordance with the terms set forth on Section 6.16(b).

(e)	Jones Day Tax Opinion. The Company shall have received an opinion, dated as of the Closing Date, to the effect that the Merger and the Second Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the Merger Opinion). The Company shall use reasonable best efforts to obtain the Merger Opinion from Jones Day, and, if Jones Day is unable or unwilling to provide the Merger Opinion, the Company and Parent will use reasonable best efforts to jointly appoint another independent tax advisor of national reputation to deliver the Merger Opinion. In rendering the Merger Opinion, the Company, Parent, Merger Sub and Merger Sub LLC shall deliver to Jones Day (or such other appointed tax advisor) on or before the Closing Date, and Jones Day (or such other appointed tax advisor) shall be entitled to rely on, the Representation Letters.

(f)	HPQ Carve-out. The HPQ Carve-out shall have been consummated, and the Business Contribution Agreement, Tax Matters Agreement, Distribution Agreement and the Agency Agreement shall have been fully executed by all parties thereto and shall be in full force and effect.

(g)	Stockholders Agreement. Parent and Sibelco shall have entered into the Stockholders Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1    Termination

This Agreement may be terminated at any time prior to the Effective Time, and (except in the case of Section 8.1(e)) whether before or after the Company Stockholder Approval:

(a)	by mutual written consent of the Company and Parent;

(b)	by either the Company or Parent:

(i)	if the Merger shall not have been consummated by December 11, 2018 (such date, as it may be extended pursuant to this Section 8.1(b)(i), the Outside Date); provided, that, if on December 11, 2018, all conditions to the Closing have been satisfied or waived (other than the conditions set forth in Section 7.1(b), Section 7.1(c), Section 7.1(d) and Section 7.2(d)) the Outside Date shall be extended to June 11, 2019; provided, further, that, the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to perform any of its material obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Merger to be consummated by such time;

(ii)	if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a Company Stockholders Meeting duly convened therefor (including any adjournment or postponement thereof);

(iii)	if any Restraint shall be in effect and shall have become final and nonappealable, or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall have used reasonable best efforts in accordance with Section 6.5 to prevent the entry of and to remove such Restraint or to obtain such Requisite Regulatory Approval or remove such condition, as the case may be; or

(iv)

if any Required Consent is conditioned on any of the Company, Parent or any of their respective Subsidiaries or Affiliates making a Material Divestiture, provided that, the right to terminate this Agreement pursuant to this Section 8.1(b)(iv) shall not be available to any party (i) whose failure to perform any of its material obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure to obtain such Required Consent without such condition, and (ii) unless and until the parties have taken all actions required to be taken, including defense through litigation, under Section 6.5, and there shall be no further avenue for contestation or appeal of such condition.

(c)	by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) is not cured by the Company within 30 days of written notice thereof;

(d)	by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), if Parent, Merger Sub or Merger Sub LLC shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) is not cured by Parent, Merger Sub or Merger Sub LLC within 30 days of written notice thereof;

(e)	by Parent, at any time prior to the Company Stockholders Meeting, if a Parent Triggering Event shall have occurred;

(f)	by the Company, at any time prior to receiving the Company Stockholder Approval, in order to concurrently enter into a definitive agreement providing for a Company Superior Proposal; provided that the Company shall have complied in all material respects with its obligations under Section 5.2 and shall have paid or shall concurrently pay the Company Termination Fee due under Section 8.2;

(g)	by the Company, if there is an Adverse Material Accounting Change reflected in the GAAP Financial Statements when compared to the applicable Parent Financial Statements; provided that the Company shall only be entitled to exercise its right of termination under this Section 8.1(g) by written notice to Parent delivered within 10 Business Days following delivery of the GAAP Financial Statements by Parent; and

(h)

by the Company, in the event that (i) all of the conditions set forth in Section 7.1 and Section 7.2 (other than Section 7.2(d)) have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is fully capable of being satisfied at the Closing), (ii) Parent and Merger Sub have failed to consummate the Merger at the Closing by the date required pursuant to Section 1.2 due to the Financing not being funded, (iii) the Company has irrevocably notified Parent in writing that (A) the Company is ready, willing and able to consummate the Merger, and (B) all conditions set forth in Section 7.3 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is fully capable of being satisfied at the Closing) or that it waives any unsatisfied conditions set forth in Section 7.3, (iv) the Company has given Parent written notice at least two Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(h) if Parent and Merger Sub fail to consummate the Merger, and (v) Parent and Merger Sub fail to consummate the Merger on the later of the expiration of such two Business Day period and the date set forth in the foregoing notice; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(h) shall not be available to any party whose failure to perform any of its material obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Merger to be consummated by the relevant time.

Section 8.2    Effect of Termination; Termination Fees

(a)	In the event of termination of this Agreement as provided in Section 8.1, and subject to the provisions of Section 9.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any of the parties, except (i) the provisions of this Section 8.2, the last sentence of Section 6.4, Section 6.7 and ARTICLE IX shall survive any such termination of this Agreement and no such termination shall relieve either party from any liability or obligation under such provisions and (ii) subject to Section 9.9(b), nothing contained herein shall relieve any party from liability for any Willful Breach hereof.

(b)

If this Agreement is terminated (i) by the Company pursuant to Section 8.1(f), (ii) by Parent pursuant to Section 8.1(e); provided, that if either Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(ii) at a time when Parent would have been entitled to terminate this Agreement pursuant to Section 8.1(e), this Agreement shall be deemed terminated pursuant to Section 8.1(e) for purposes of this Section 8.2(b), (iii) by Parent pursuant to Section 8.1(c) and at or prior to first occurrence of such breach by the Company referred to in the case of a termination pursuant to Section 8.1(c) there shall have been publicly made directly to the stockholders of the Company generally or shall otherwise have become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make, an offer or proposal for a transaction that would constitute a Company Alternative Transaction (a Company Qualifying Transaction), which shall not have been withdrawn on or prior to the first occurrence of such breach in the case of a termination pursuant to Section 8.1(c) or (iv) by Parent or the Company pursuant to Section 8.1(b)(i) because the Merger has not been consummated at or prior to the Outside Date, and at or prior to the time of such termination there shall have been made to the Company, or shall have been made directly to the stockholders of the Company generally or shall otherwise have become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make, an offer or proposal for a transaction that would constitute a Company Qualifying Transaction (whether or not such offer or proposal will have been withdrawn prior to the

Outside Date) and, in the case of clauses (b)(iii) and (b)(iv), if within 9 months of termination of this Agreement (A) the Company or its Subsidiaries enters into a definitive agreement with any Company Third Party with respect to a Company Qualifying Transaction or (B) any Company Qualifying Transaction is consummated, then, in each case set forth above, the Company shall pay to Parent, not later than (x) in the case of clauses (b)(i) and (b)(ii), the date of termination of this Agreement and (y) in the case of clauses (b)(iii) and (b)(iv), one Business Day after the earlier of the date the agreement referred to in clause (A) is entered into or the Company Qualifying Transaction referred to in clause (B) is consummated, a termination fee of $52,000,000 (the Company Termination Fee); provided that for the purpose of the definition of the Company Qualifying Transaction, the term the Company Alternative Transaction shall have the meaning assigned to the term in Section 5.2(a), except that all references to “20%” shall be deemed replaced with “50%”. Notwithstanding anything to the contrary herein, no Company Termination Fee shall be payable in any circumstance in which the Company Stockholders Meeting is held and the Company Stockholder Approval is not obtained.

(c)	If this Agreement is terminated by the Company pursuant to Section 8.1(h), Parent shall pay to the Company, within five (5) Business Days of the date of termination of this Agreement, a termination fee of $52,000,000 (the Parent Termination Fee).

(d)	The Company Termination Fee payable under Section 8.2(b) and the Parent Termination Fee payable under Section 8.2(c) shall be payable in immediately available funds no later than the applicable date set forth in Section 8.2(b) or Section 8.2(c), as applicable. If a party fails to timely pay any amount due under Section 8.2(b) or Section 8.2(c), such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

(e)

Each party agrees that notwithstanding anything in this Agreement to the contrary (other than with respect to claims for, or arising out of or in connection with, a Willful Breach hereof), (i) in the event that the Company Termination Fee is paid in accordance with this Section 8.2, the payment of such Company Termination Fee shall be the sole and exclusive remedy of Sibelco, Parent and any of their respective Subsidiaries, equityholders, Affiliates, officers, directors, employees and Representatives against, as applicable, the Company any of its Representatives or Affiliates, and (ii) in no event will Sibelco, Parent or any other such person seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to, in each case of clauses (i) and (ii), (A) any loss suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, and (iii) upon payment of the Company Termination Fee in accordance with this Section 8.2, neither the Company nor any of its Affiliates or

Representatives shall have any further liability or obligation to the other parties relating to or arising out of this Agreement or the Transactions; provided that (x) the Confidentiality Agreement shall survive any termination of this Agreement in accordance with its terms and (y) payment of the Company Termination Fee shall not relieve either party from any liability or obligation under Section 6.7.

(f)	Each party further agrees that notwithstanding anything in this Agreement to the contrary, including Sections 8.2(a) and 8.2(h), in the event that all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is fully capable of being satisfied at the Closing) and the Financing is not funded by the date required pursuant to Section 1.2 hereof, (i) the sole and exclusive remedies of the Company and any of its Subsidiaries, equityholders, Affiliates, officers, directors, employees and Representatives against Sibelco, Parent or any of their respective Representatives or Affiliates, including where Sibelco, Parent, Merger Sub or Merger Sub LLC breaches this Agreement or fails to perform hereunder (whether willfully, intentionally, unintentionally, through a Willful Breach or otherwise), shall be (A) specific performance of Sibelco and Parent’s obligations solely under Section 6.3 in accordance with Section 9.9(a), (B) termination of this Agreement and payment of the Parent Termination Fee pursuant to, and in accordance with, Section 8.1(h) hereof (and the right to specifically enforce Parent’s obligation to pay the Parent Termination Fee pursuant to Section 9.9(a) hereof) or (C) in the case of a Willful Breach, a claim against Parent for damages; (ii) except as set forth in clause (i)(C) above, in no event will the Company or any of its Subsidiaries, equityholders, Affiliates, officers, directors, employees or Representatives (A) be entitled to seek or obtain any recovery or judgment in excess of the Parent Termination Fee against Sibelco, Parent or any of their respective Representatives or Affiliates, or any of their assets, or (B) seek to recover any other damages (including consequential, special, indirect or punitive damages) or seek any other remedy based on a claim in law or equity against Sibelco, Parent or any of their respective Representatives or Affiliates, and the Company, on its own behalf and on behalf each of its Subsidiaries, equityholders, Affiliates, officers, directors, employees and Representatives, hereby irrevocably and unconditionally waives any and all rights to any such claim or recovery, in each case of clauses (A) and (B), in respect of (x) any loss suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (y) the termination of this Agreement, (z) any liabilities or obligations arising under this Agreement, or (xx) any claims or actions arising out of or relating to any breach, termination or failure of performance under this Agreement, and (iii) upon payment of the Parent Termination Fee, as applicable, in accordance with this Section 8.2, none of Sibelco, Parent or any of their respective Affiliates or Representatives shall have any further liability or obligation to the Company relating to or arising out of this Agreement or the Transactions. In no circumstance shall (i) Parent be required to pay the Parent Termination Fee on more than one occasion, or (ii) Parent be required to pay the Parent Termination Fee and other damages to the Company. Notwithstanding the foregoing, payment of the Parent Termination Fee shall not relieve Parent from any liability or obligation under Section 6.7.

(g)	The parties acknowledge and agree that the amount of the overall loss that Parent or the Company may incur in the circumstances in which the Company Termination Fee or the Parent Termination Fee, as applicable, is payable under this Section 8.2 is not possible to ascertain as at the date of this Agreement and that, as such, the Company Termination Fee and the Parent Termination Fee represent genuine estimates by the parties of the amount of the overall loss that Parent or the Company, as the case may be, would incur in the circumstances in which the Company Termination Fee or the Parent Termination Fee is payable.

(h)	Subject to Section 9.9(b), the last sentence of Section 8.2(f) and the last sentence of Section 9.9(c), no party will be relieved or released from liability for fraud or damages of any kind suffered by the other parties, including consequential damages and any other damages (whether or not communicated or contemplated at the time of execution of this Agreement), to the extent arising out of any Willful Breach of any of its representations, warranties, covenants or agreements contained in this Agreement, and, in each case, the aggrieved party will be entitled to all rights and remedies available at law or in equity; provided, however, that no party shall be liable for any damages in respect of, for the avoidance of doubt, any loss of the benefit of the Transactions to such party’s stockholders, any stockholder premium or any other benefit to such party’s stockholders (provided further, however, that the limitation contained in such proviso shall not be construed to limit the rights and remedies available at law or in equity to any party hereto to recover its damages on its own behalf, without regard to whether such rights or remedies would indirectly constitute a benefit to such party’s stockholders).

Section 8.3    Amendment

Subject to compliance with Applicable Law, this Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that (a) after any such approval there may not be, without further approval of the stockholders of the Company, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Company Common Stock hereunder or that by Applicable Law otherwise expressly requires the further approval of the stockholders of the Company, (b) except as provided above, no amendment of this Agreement shall be submitted to be approved by the stockholders of the Company, and (c) notwithstanding anything herein to the contrary, Sections 9.6(a), 9.7, 9.10, 9.11 and 9.15 and this Section 8.3 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that is adverse in any respect to a Lender or other Lender Related Party without the prior written consent of such Lender or Lender Related Party, such consent to not be unreasonably withheld, delayed or conditioned. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties and duly approved by the parties’ respective Boards of Directors or a duly authorized committee thereof.

Section 8.4    Extension; Waiver

At any time prior to the Effective Time, a party hereto may, subject to the proviso of Section 8.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by the Company or Parent shall require the approval of the stockholders of the Company or the shareholders of Parent (other than Sibelco to the extent otherwise expressly required hereunder), respectively, unless such approval is required by Applicable Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 8.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1    Nonsurvival of Representations and Warranties

None of the representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement shall survive the Effective Time (provided, however, that for the avoidance of doubt such failure to survive the Effective Time shall not prejudice any party in recovering from insurers in respect of breaches thereof under the representation and warranty insurance policy described in Section 6.25, if obtained). This Section 9.1 shall not limit Section 8.2(a) or any covenant or agreement of the parties that, by its terms, contemplates performance after the Effective Time or after the termination of this Agreement.

Section 9.2    Notices

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or, if confirmed, faxed or emailed, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Company, to:

Fairmount Santrol Holdings Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

United States of America

Attention: General Counsel

Facsimile: +1 (440) 729 0265

with a copy (which shall not constitute notice) to:

Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

United States of America

Attention: James P. Dougherty

Email: jpdougherty@jonesday.com

Attention: Benjamin L. Stulberg

Email: blstulberg@jonesday.com.com

Facsimile: +1 (216) 579 0212

(b)	if to Sibelco, Parent, Merger Sub or Merger Sub LLC, to:

Unimin Corporation

258 Elm Street

New Canaan, CT 06840

United States of America

Attention: General Counsel

Facsimile: +1 (203) 966-1977

and

SCR-Sibelco NV

Plantin en Moretuslei 1a, 2018 Antwerp

Belgium

Attention: Laurence Boens, Group Legal Counsel

Facsimile: +32 3 223 67 00

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

United States of America

Attention: Peter D. Lyons, Esq.

Email: peter.lyons@freshfields.com

Attention: Omar Pringle, Esq.

Email: omar.pringle@freshfields.com

Facsimile: +1 (212) 277 4001

Section 9.3    Definitions

For purposes of this Agreement:

(a)	2016 PSU Awards means the Company PSU Awards granted in calendar year 2016.

(b)	2017 PSU Awards means the Company PSU Awards granted in calendar year 2017.

(c)	Adverse Material Accounting Change means:

(i)	in respect of the GAAP Financial Statements for 2016, either:

(A)	a decrease in net income (loss) before income tax benefit, interest expense, depreciation, depletion and amortization of greater than $53,500,000, when compared to the equivalent metric derived from the Applicable 2016 Parent Financial Statements; or

(B)	an increase in the amount of (x) the indebtedness for borrowed money, less (y) cash and cash equivalents, of greater than $25,000,000, when compared to the equivalent metric derived from the Applicable 2016 Parent Financial Statements; or

(ii)	in respect of the GAAP Financial Statements for 2015, a decrease in net income (loss) before income tax benefit, interest expense, depreciation, depletion and amortization of greater than $38,534,000, when compared to the equivalent metric derived from the Applicable 2015 Parent Financial Statements.

For illustrative purposes only, Section 9.3(c) of the Parent Disclosure Schedule sets forth the calculations of “net income (loss) before income tax benefit, interest expense, depreciation, depletion and amortization” in respect of (a) the Applicable 2015 Parent Financial Statements, the Applicable 2016 Parent Financial Statements and (b) the draft unaudited consolidated balance sheet of Parent as at December 31, 2016, and the related statements of income, retained earnings, stockholders’ equity and cash flow for the two years then ended, under GAAP;

(d)	Affiliate means, with respect to any person, any other person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such first person, including any partner, member, stockholder or other equity holder of such person or manager, director, officer or employee of such person (where control for the purposes of this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise);

(e)	Ancillary Agreements means the Voting Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Business Contribution Agreement, the Tax Matters Agreement, the Distribution Agreement, the Agency Agreement and the Non-Compete Agreement;

(f)	Applicable 2015 Parent Financial Statements means the audited, consolidated balance sheet of Parent as at December 31, 2015, and the related audited statement of income, retained earnings, stockholders’ equity and cash flow for the period then ended, under IFRS;

(g)	Applicable 2016 Parent Financial Statements means the audited, consolidated balance sheet of Parent as at December 31, 2016, and the related audited statement of income, retained earnings, stockholders’ equity and cash flow for the period then ended, under IFRS;

(h)	Award Protection Period means (the period beginning on the Closing Date and ending on the one (1) year anniversary of the Closing Date;

(i)	Business Day means any day, other than Saturday or Sunday or other day on which commercial banks are authorized or required by Applicable Law to close in Brussels, Belgium, Cleveland, Ohio or New York City, New York;

(j)	Cash Redemption means the redemption of certain shares of Parent Common Stock in exchange for an amount in cash equal to the sum of (i) the Redeemable Cash plus the Interest Amount; less (ii) the aggregate amount of the Cash Consideration;

(k)

Cause means the definition of such term included in the applicable Company Equity Plan or applicable award agreement governing an applicable Company Equity Award, or if no such definition is included in the applicable Company Equity Plan or award agreement governing such applicable Company Equity Award, Cause means (i) a deliberate and premeditated act against the interests of Parent or the Company including, without limitation, an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against Parent or the Company, including but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to Parent’s or the Company’s business; (ii) conviction by a court of competent jurisdiction of, or a plea of guilty or nolo contendere to, any felony or crime involving moral turpitude; (iii) failure to perform or neglecting the material duties incident to one’s employment with Parent or the Company on a regular basis; (iv) being chronically absent from work (excluding vacations, illnesses, disability or leaves of absence approved by Parent or the Company); (v) refusal, after explicit written notice, to obey any lawful resolution of or direction by the Company or Parent which is consistent with the duties incident to one’s employment with the

Company or Parent; (vi) engaging in (A) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or Parent’s premises or (B) habitual drunkenness; provided, however, that no termination shall be for Cause under clauses (iii) or (v) above until the employee has been provided an opportunity (not to exceed thirty (30) days) to cure any act or failure to act alleged to constitute Cause after a written demand shall have been delivered to such employee specifying the alleged act or failure to act and such employee fails to cure such action or inaction;

(l)	Company Equity Plans means each Company Plan which provides for the grant of incentive equity awards, including the FMSA Holdings Inc. Long Term Incentive Compensation Plan, the FMSA Holdings Inc. Stock Option Plan, the FMSA Holdings Inc. 2014 Long Term Incentive Plan;

(m)	Company Intellectual Property means Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, including the Company Registered Intellectual Property;

(n)	Company Leased Real Estate means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries;

(o)	Company Option means an outstanding option to purchase shares of Company Common Stock;

(p)	Company Owned Real Estate means all land, together with all buildings, structures, improvements and fixtures located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of its Subsidiaries, but excluding Company Mineral Rights;

(q)	Company Plan means all “employee benefit plans” within the meaning of Section 3(3) of ERISA, all medical, dental, life insurance, equity (including the Company Equity Plans), bonus or other incentive compensation, disability, salary continuation, severance, retention, retirement, pension, deferred compensation, vacation, sick pay or paid time off plans or policies, and all other material employee plans, agreements, benefit policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) (i) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or its Subsidiaries on behalf of any employee, director or other individual service provider of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries, or (ii) with respect to which the Company or its Subsidiaries have or have had any liability on behalf of any such employee, director or other individual service provider or beneficiary; provided that Company Plan shall not include any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA);

(r)	Company PSU Award means an outstanding award of restricted stock units in respect of shares of Company Common Stock granted on or after March 2016 under a Company Equity Plan whose vesting is conditioned in whole or part on the satisfaction of performance criteria;

(s)	Company RSU Award means an outstanding award of restricted stock units in respect of shares of Company Common Stock granted under a Company Equity Plan that is not a Company PSU Award (including any restricted stock units or Company Common Stock receipt of which has been deferred by the holder thereof);

(t)	Continuing Employees means any employee of the Company or its Subsidiaries who continues employment with Parent or any of its Subsidiaries (including the Company) after the Effective Time;

(u)	Debt Commitment Letter means the fully executed commitment letter dated as of the date hereof (together with all exhibits, annexes and schedules thereto), and as amended, supplemented or replaced in compliance with this Agreement, from the lenders party thereto (collectively, the Lenders) pursuant to which such Lenders have agreed, subject to the terms and conditions thereof, to provide the amounts of debt financing set forth therein, and for the purposes described therein;

(v)	Environmental Laws means any Applicable Law, and any Order or binding agreement with any Governmental Entity: (i) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety with respect to exposure to Hazardous Materials or respirable silica, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (ii) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Laws” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq;

(w)	ERISA means the United States Employee Retirement Income Security Act of 1974, as amended;

(x)	ERISA Affiliate means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA;

(y)	Financing means the debt financing committed pursuant to the Debt Commitment Letter, and any alternative financing utilized to consummate the Transactions;

(z)	Fully Diluted Foxtrot Share Number means the sum of: (i) the aggregate number of shares of issued and outstanding Company Common Stock; (ii) the aggregate number of shares of Company Common Stock subject to Company RSU Awards; (iii) the aggregate number of Earned 2016 PSU Awards and Earned 2017 PSU Awards; and (iv) the aggregate number of Cash Consideration Fully Diluted Stock Option Shares, in each case, as of immediately prior to the Effective Time;

(aa)	Good Reason means: (i) a material reduction in the employee’s base salary; (ii) a material reduction in the employee’s target annual bonus opportunity; (iii) a relocation of the employee’s principal place of employment by more than fifty (50) miles; or (iv) for participants in the Fairmount Santrol Holdings Inc. Executive Change in Control Severance Plan (as amended), a material, adverse change in the employee’s title, reporting relationship, authority, duties or responsibilities (other than temporarily while the employee is physically or mentally incapacitated or as required by Applicable Laws); provided, however, that no termination shall be for Good Reason unless he or she has provided written notice to Parent or the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence of such grounds and Parent or the Company, as applicable, has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances, if curable. If the employee does not terminate his or her employment for Good Reason within ninety (90) days after the first occurrence of the applicable grounds, then the employee will be deemed to have waived his or her right to terminate for Good Reason with respect to such grounds;

(bb)	Hazardous Materials means: (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is defined or regulated as hazardous, acutely hazardous, toxic, a pollutant, a contaminant or words of similar import or regulatory effect under Environmental Laws; and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls;

(cc)	Intellectual Property means any and all worldwide patents (including all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations and renewals), trademarks, service marks, trade dress, logos, trade names, Internet domain names, designs, slogans and general intangibles of like nature, copyrights, computer software (including source and object codes), rights in computer programs and computer databases and related data, technology, trade secrets, confidential business information (including confidential ideas, formulae, algorithms, models, methodologies, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and any other similar proprietary or intellectual property right (in whatever form or medium), together with all associated goodwill with respect to each of the foregoing in each case whether unregistered or registered (including all applications, rights to apply and rights to claim priority);

(dd)	Interest Amount means an amount calculated by multiplying the Redeemable Cash by five per cent (5%) per annum (pro-rated and accruing daily) for the period from (and excluding) June 30, 2017 to (and including) the Closing Date;

(ee)	IT Systems means the information and communications technologies used by any of the Company or any of its Subsidiaries, including hardware, software, networks, and associated documentation;

(ff)	knowledge means, with respect to the Company, the knowledge of the persons listed on Section 9.3(ff) of the Company Disclosure Schedule and, with respect to Parent, Merger Sub and Merger Sub LLC, the knowledge of the persons listed on Section 9.3(ff) of the Parent Disclosure Schedule;

(gg)	Lease means all leases, subleases, licenses, concessions and other agreements (written or oral) under which the Company or any of its Subsidiaries, or under which Parent or any of its Subsidiaries, holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder, or on behalf of Parent or any of its Subsidiaries thereunder;

(hh)	Lender Related Party means the Lenders, and the other persons that have committed to arrange or provide, or otherwise entered into agreements in connection with, the Financing or alternative debt financing (including for this purpose any agents, arrangers, bookrunners and issuing lenders in respect of the Financing) and any of their current, former or future respective Affiliates, Representatives, holders of equity interests, successors or assigns (but, for the avoidance of doubt, excluding Parent);

(ii)

Material Adverse Effect on the Company or Parent means any fact, circumstance, effect, change, event or development (each, an Effect) that would, or would reasonably be expected to, materially adversely affect the business, properties, financial condition or results of operations of the Company and its Subsidiaries, or Parent and its Subsidiaries (excluding HPQ Co), in each case taken as a whole, respectively, excluding any Effect to the extent that it results from or arises out of (A) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, (B) any failure, in and of itself, by the Company or Parent to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Company or Parent, respectively, unless otherwise excluded in this definition of “Material Adverse Effect”), (C) any change, in and of itself, in the market price or trading volume of the Company’s securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Company, unless otherwise excluded in this definition of “Material Adverse Effect”), (D) any change in GAAP or IFRS (or authoritative interpretation thereof), (E) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (F) any hurricane, tornado, flood, earthquake or other natural disaster, or (G) any action expressly required by Section 6.5 of this Agreement, except in the case of clauses (A), (D), (E), (F) and (G) to the extent any such Effect affects either the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, in a materially disproportionate manner as compared to other companies that participate in the businesses that the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, operate, but, in such event, only the incremental disproportionate impact of any such Effect shall be taken into account in determining whether a “Material Adverse Effect” has occurred;

(jj)	Material Divestiture means the divestiture of one or more plants that, in the aggregate, would result in the loss of more than 3,600,000 tons in annual capacity, as determined based on the agreed annual capacities set forth on Section 9.3(jj) of the Company Disclosure Schedule; provided that, for the avoidance of doubt, the calculation of any Material Divestiture shall not include or be limited by any licensing arrangement relating to any Intellectual Property (including but not limited to the transfer of such machinery or equipment as may be necessary to utilize such Intellectual Property) associated with resin coated sand products as may be required by a Governmental Entity (other than such plants that would otherwise be captured by this definition absent this provisio);

(kk)	Parent Common Stock means a share of voting common stock, par value $1.00 per share (as may be reduced to $0.01 per share or more prior to the Effective Time), of Parent;

(ll)	Parent Equity Awards means Parent Options, Parent Restricted Shares and Parent Restricted Stock Units;

(mm)	Parent Equity Plans means each Parent Plan which provides for the grant of incentive equity awards;

(nn)	Parent Intellectual Property means Intellectual Property owned or purported to be owned by Parent or any of its Subsidiaries, including the Parent Registered Intellectual Property;

(oo)	Parent Leased Real Estate means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by Parent or any of its Subsidiaries;

(pp)	Parent Option means an outstanding option to purchase Parent Common Stocks with respect to Parent Common Stocks;

(qq)	Parent Owned Real Estate means all land, together with all buildings, structures, improvements and fixtures located thereon and all easements, rights of way, and appurtenances relating thereto, owned by Parent or any of its Subsidiaries, but excluding Parent Mineral Rights;

(rr)	Parent Plan means all “employee benefit plans” within the meaning of Section 3(3) of ERISA, all medical, dental, life insurance, equity (including, without limitation, the Parent Equity Plans), bonus or other incentive compensation, disability, salary continuation, severance, retention, retirement, pension, deferred compensation, vacation, sick pay or paid time off plans or policies, and all other material employee plans, agreements, benefit policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) (i) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by Parent or its Subsidiaries on behalf of any employee, director or other individual service provider of Parent or its Subsidiaries (whether current, former or retired) or their beneficiaries, or (ii) with respect to which Parent or its Subsidiaries have or have had any liability on behalf of any such employee, director or other individual service provider or beneficiary; provided that Parent Plan shall not include any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA);

(ss)	Parent Restricted Share means an issued and outstanding Parent Common Stock granted under a Parent Equity Plan that is subject to vesting or other restrictions;

(tt)	Parent Restricted Stock Unit means a right relating to a Parent Common Stock granted under a Parent Equity Plan that is subject to vesting or other restrictions;

(uu)	Parent Stock Issuance means the issuance of shares of Parent Common Stock in connection with the Merger and in satisfaction of payment of the Merger Consideration pursuant to this Agreement;

(vv)	Parent Triggering Event shall be deemed to have occurred if: (A) the Board of Directors of the Company or any committee thereof shall have made a Company Recommendation Change in accordance with Section 5.2(c); (B) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company in favor of the adoption of this Agreement; (C) the Board of Directors of the Company fails to reaffirm unanimously and publicly its recommendation of this Agreement and the Merger, within ten (10) Business Days (or, if earlier, prior to the date of the Company Stockholders Meeting) after Parent reasonably requests in writing that such recommendation be reaffirmed publicly provided that Parent shall not have made any such request on more than two occasions in respect of any proposed or announced Company Alternative Transaction (or more than two occasions following any material change or modification thereto); (D) a tender or exchange offer relating to shares of the Company Common Stock shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the Company Stockholders Meeting), a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming its recommendation of this Agreement, the Merger; or (E) the Company, its controlled Affiliates or any of their respective Representatives shall have materially breached any of the provisions set forth in Section 5.2;

(ww)	Permitted Liens means (a) statutory liens for current Taxes, assessments, fees and other charges by governmental authorities that are not due and payable as of the Closing, (b) with respect to any Company Owned Real Estate or Parent Owned Real Estate, all defects, exceptions, restrictions, easements, rights of way and encumbrances of record (other than monetary liens), which do not, individually or in the aggregate, materially or adversely affect the use or marketability of the Company Owned Real Estate or Parent Owned Real Estate, as applicable, and (c) mechanics’, carriers’, workers’, and repairers’ liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the Company’s (or any of its Subsidiaries) or Parent’s (or an of its Subsidiaries) property so encumbered and that are not resulting from a breach, default or violation by the Company (or any of its Subsidiaries) or Parent (or any of its Subsidiaries) of any Contract or Applicable Law;

(xx)	person means a natural person, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

(yy)	Redeemable Cash means an amount in cash equal to $660,000,000;

(zz)	Representation Letters means, collectively, certificates dated as of the Closing Date from each of Parent (on behalf of itself and Merger Sub and Merger Sub LLC) and the Company substantially in the form set forth in Section 7.3(e) of the Parent Disclosure Schedule and Section 7.3(e) of the Company Disclosure Schedule;

(aaa)	Required Information means the information with respect to the business, operations and financial condition of the Company and its Subsidiaries as may be reasonably requested by Parent and that is customary to be included in marketing materials for senior secured indebtedness (or any documentation or deliverables in connection therewith) similar to the Financing or required by item 6 set forth on Exhibit B to the Term Sheet attached to the Debt Commitment Letter as in effect on the date hereof, including, but not limited to (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for the most recently completed fiscal years ended at least 90 days prior to the Closing Date and after January 1, 2017 and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for each subsequent fiscal quarter ended at least 45 days before the Closing Date (and comparable periods for the prior fiscal year);

(bbb)	Significant Subsidiary means, with respect to Parent, a Subsidiary which meets any of the following conditions: (i) Parent and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of Parent and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (ii) Parent’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of Parent and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) Parent’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exclusive of amounts attributable to any noncontrolling interests exceeds 10 percent of such income of Parent and its Subsidiaries consolidated for the most recently completed fiscal year;

(ccc)	a Subsidiary of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, greater than 50% of the equity interests of which) is owned directly or indirectly by such first person;

(ddd)	Tax or Taxes means all taxes, charges, levies or other like assessments imposed by any Governmental Entity, including any income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen’s compensation or other taxes, charges, levies or other like assessments of any kind whatsoever, together with any interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity, whether disputed or not, and any liability for any of the foregoing as transferee or successor or as a result of being party to any Tax sharing or indemnity agreement other than any agreement the principal purpose of which is not the sharing of Taxes;

(eee)	Tax Return means any return, declaration, statement, claim for refund, election, estimate, report, form and information return and any schedule or amendment thereto filed or required to be filed with any Taxing Authority relating to Taxes;

(fff)	Taxing Authority means any Governmental Entity responsible for the administration of any Taxes;

(ggg)	Willful Breach means a material breach or failure to perform that is the consequence of an act or omission of a party, with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

Section 9.4    Interpretation

When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words hereof, hereto, hereby, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word extent in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to dollars and $ will be deemed references to the lawful money of the United States of America.

Section 9.5    Counterparts

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by electronic transmission) to the other parties.

Section 9.6    Entire Agreement; Third-Party Beneficiaries; No Additional Representations

(a)	This Agreement (including the documents, exhibits, schedules and instruments referred to herein), taken together with the Confidentiality Agreement, (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Merger and the other transactions contemplated by this Agreement and (ii) is not intended to and shall not confer upon any person other than the parties any rights or remedies hereunder, except for (A) the provisions of Section 6.6 (which provisions may be enforced directly by the Indemnified Parties), (B) the provisions of Section 9.14 (which provisions may be enforced directly by the Parent Released Parties), (C) the right of the holders of shares of Company Common Stock to receive the Merger Consideration after the Closing (a claim with respect to which may not be made unless and until the Effective Time shall have occurred), and (D) the provisions of Sections 8.3, 9.7, 9.10, 9.11, 9.15 and this Section 9.6(a) (which provisions may be enforced directly by the Lenders and other Lender Related Parties).

(b)	The parties acknowledge and agree that none of the Company, Parent or any other person has (i) made any representation or warranty, expressed or implied, as to the respective businesses of the Company and Parent, or the accuracy or completeness of any information regarding such businesses furnished or made available to the parties and (ii) relied on any representation or warranty of the Company, Parent or any other person, as applicable, except as expressly set forth in this Agreement.

Section 9.7    Governing Law

This Agreement and all Actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Company, Sibelco, Parent, Merger Sub or Merger Sub LLC in the negotiation, administration, performance and enforcement thereof shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof. Notwithstanding the foregoing, actions that may be based upon, arise out of or related to the Financing, the Debt Commitment Letter or the Definitive Agreements, or the negotiation, execution or performance of any documentation related thereto, shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.

Section 9.8    Assignment

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties; provided that, nothing in this Agreement shall or is intended to limit the ability, after the Closing, of Parent, the Company or any of their respective Affiliates to assign its rights or delegate its responsibilities, liabilities and obligations under this Agreement, in whole or in part, without the consent of the other parties hereto, to the Lender Related Parties as security for borrowings and other obligations in connection with the Financing. Any purported assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.9    Specific Enforcement; Damages.

(a)	The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and (as an integral and essential part of the Transactions without which the parties would not have entered into this Agreement) to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 9.10 below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity; provided, however, that, except as expressly provided in Section 9.9(c), the Company shall not be entitled to specifically enforce Sibelco’s, Parent’s, Merger Sub or Merger Sub’s LLC’s obligation, as applicable, to effect the Closing or the Merger or pay or issue the Merger Consideration. Subject to Section 9.9(c), the parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. For the avoidance of doubt, the parties may pursue both a grant of specific performance to the extent permitted by this Section 9.9 and the payment of damages as contemplated by Section 8.2(a)(ii) and Section 8.2(h), but may not collect more than one such remedy.

(b)	Notwithstanding anything to the contrary herein, the Company agrees that it may only pursue a grant of specific performance (and, for the avoidance of doubt, will not seek any monetary award) against Sibelco in respect of its obligations under this Agreement. For the avoidance of doubt, such limitation shall not apply with respect to Parent and its Subsidiaries.

(c)

Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that the Company shall be entitled to specifically enforce the obligation of Sibelco, Parent, Merger Sub or Merger Sub’s LLC, as applicable, to effect the Closing and the Merger and to pay or issue the Merger Consideration on the terms and conditions set forth in this Agreement only if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived by the party entitled to waive (other than those conditions that, by their terms, cannot be satisfied until Closing but which are fully capable of being satisfied at Closing), (ii) the Company has irrevocably confirmed in a written notice to Parent that the Company is ready, willing and able to consummate the Merger and that if specific performance is granted and the Financing (including any alternative debt financing in accordance with Section 6.3) is funded and the Parent complies with its obligations to effect the Closing pursuant to the terms of this Agreement, then the Closing will occur, (iii) the Financing (including any alternative debt financing in accordance with Section 6.3) has been funded, and (iv) Parent fails to consummate the Closing by the date the Closing is required to occur pursuant to Section 1.2. For the avoidance of doubt, under no circumstances shall the Company be permitted or entitle to receive both (1) such grant of specific performance to require the Parent or Sibelco to effect the Closing or the Merger or to pay or issue the Merger Consideration and (2) payment of the Parent Termination Fee or other damages to the Company.

Section 9.10     Jurisdiction

In any Action between the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or any federal court sitting in the State of Delaware; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or any federal court sitting in the State of Delaware and appellate courts thereof. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 9.10 in any such Action by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method. Notwithstanding the foregoing, each of the parties agree (on behalf of itself and its controlled Affiliates) that it will not bring or support any Action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Lenders or any Lender Related Party in any way relating to this Agreement, the Financing or any of the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Commitment Letter or any other letter or contract related to the Financing or the performance thereof, in any forum other than any state or federal court sitting in the borough of Manhattan in the city of New York (and appellate courts thereof).

Section 9.11     WAIVER OF JURY TRIAL

EACH OF SIBELCO, PARENT, MERGER SUB, MERGER SUB LLC AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR

RELATING TO THE DEBT COMMITMENT LETTER OR THE DEFINITIVE AGREEMENTS) OR THE TRANSACTIONS. EACH PARTY AGREES THAT THE WAIVERS CONTAINED IN THIS SECTION 9.11 SHALL EXTEND TO THE LENDERS AND THE LENDER RELATED PARTIES.

Section 9.12    Headings, etc.

The headings, table of contents and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13    Severability

If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in a mutually acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

Section 9.14     Release. Effective as of the Closing:

(a)	Sibelco, on behalf of itself and its Affiliates (other than Parent and its Subsidiaries, except HPQ Co), heirs, successors and assigns (collectively, the Sibelco Related Persons) hereby absolutely, unconditionally and irrevocably releases and discharges, fully, finally and forever, Parent, Parent’s Subsidiaries, and each of their respective agents, representatives, directors, officers and employees (in the case of such individuals, solely in such capacities) (together, the Parent Released Parties) from any and all claims, demands, rights, causes of action, proceedings, Action, remedies, obligations, damages and liabilities of whatsoever kind or character arising as a result of any event or condition, or action or inaction of the Parent Released Parties, from the beginning of time until the Closing, whether known or unknown, absolute or contingent, both at law and in equity, which such Sibelco Related Person ever had, now has, or ever may have, against any Parent Released Party, including pursuant to any Contract between any Sibelco Related Person and a Parent Released Party (as to each Sibelco Related Person, such Sibelco Related Person’s a Sibelco Related Person Claims); provided, however, that, for the avoidance of doubt, Sibelco Related Person Claims shall not include any claims: (i) pursuant to this Agreement or any Ancillary Agreement, (ii) pursuant to any matter set forth on Section 9.14 of the Parent Disclosure Schedule, or (iii) pursuant to a pre-existing contractual relationship between Sibelco, on the one hand, and a Parent Released Party, on the other hand, to the extent either (A) such contractual relationship is set forth in any section of the Parent Disclosure Schedule or (B) such contractual relationship exists as of the date hereof and Sibelco notifies Parent and the Company in writing of such contractual relationship within 60 days of the date hereof.

(b)	Sibelco will not institute any Proceeding against any Parent Released Party with any Governmental Entity or otherwise, based on events occurring on or prior to the Closing Date in relation to any matter released or purported to be released hereunder. Sibelco has not assigned, and will not assign, any Sibelco Related Person Claim and has not authorized, and will not authorize, any other person to assert any Sibelco Related Person Claim on its or their behalf.

(c)	Sibelco expressly acknowledges that the release provided under this Section 9.14 is intended to include in its effect all claims within the scope of this release that Sibelco has and does not know or suspect to exist in its favor at the time of execution hereof, and that this release contemplates the extinguishment of any such claim or claims.

(d)	Sibelco is aware that statutes exist that render null and void or otherwise affect or may affect releases and discharges of any claims, rights, demands, liabilities, proceedings and causes of action that are unknown to the releasing or discharging party at the time of execution of the release and discharge. Sibelco, for itself and the other Sibelco Related Persons, hereby expressly waives, surrenders and agrees to forego any and all protections, rights or benefits to which Sibelco otherwise would be entitled by virtue of the existence of any such statute or the common law of any state, province or jurisdiction with the same or similar effect. Further, it is understood and agreed that the facts in respect of which the release provided under this Section 9.14 is given may turn out to be other than or different from the facts in that respect now known or believed by Sibelco to be true, and with such understanding and agreement, Sibelco expressly accepts and assumes the risk of facts being other than or different from the assumptions and perceptions as of any date prior to and including the Closing Date, and agrees that this release shall be in all respects effective and shall not be subject to termination or rescission by reason of any such difference in facts.

(e)	The release provided under this Section 9.14 shall extend to and be binding upon Sibelco and its legal successors and assigns, and all other Sibelco Related Persons, and inure to the benefit of all of the Parent Released Parties and their respective legal successors and assigns.

Section 9.15     No Recourse to Lender. Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, this Agreement and any Ancillary Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, any Ancillary Agreement, or the negotiation, execution or performance of this Agreement or any Ancillary Agreement, may only be made against the parties hereto, and no Lender or Lender Related Party shall have any liability for any obligations or liabilities of the parties hereto or for any claim (whether in contract, tort or otherwise), based on, in respect of, or by reason of, the Transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SCR-SIBELCO NV

By:	/s/ Kurt Decat
Name:	Kurt Decat
Title:	Member Executive Committee

By:	/s/ Laurence Boens
Name:	Laurence Boens
Title:	Member Executive Committee

UNIMIN CORPORATION

By:	/s/ Campbell Jones
Name:	Campbell Jones
Title:	President & CEO

BISON MERGER SUB, INC.

By:	/s/ Kurt Decat
Name:	Kurt Decat
Title:	President

BISON MERGER SUB I, LLC

By:	/s/ Kurt Decat
Name:	Kurt Decat
Title:

FAIRMOUNT SANTROL HOLDINGS INC.

By:	/s/ Jenniffer D. Deckard
Name:	Jenniffer D. Deckard
Title:	President and Chief Executive Officer

EXHIBIT A

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this Agreement), is dated as of December 11, 2017 (the Effective Date), by and among Unimin Corporation, a Delaware corporation (Parent), Bison Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (Merger Sub), and the stockholders of Fairmount Santrol Holdings Inc. (the Company) listed on the signature pages attached hereto (the Stockholders, and, collectively with Parent and Merger Sub, the Parties). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, SCR-Sibelco NV., Parent, Merger Sub, Bison Merger Sub I, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (Merger Sub LLC), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the Merger Agreement), providing for, among other things and subject to the terms and conditions of the Merger Agreement: (i) a business combination through the merger of Merger Sub with and into the Company (the Merger), with the Company surviving the Merger as a wholly-owned subsidiary of Parent; and (ii) a further business combination through the second merger of the Company with and into Merger Sub LLC (the Second Merger and, together with the merger, the Mergers) immediately following the consummation of the Merger, with Merger Sub LLC surviving the Second Merger as a wholly-owned subsidiary of Parent.

WHEREAS, as of the Effective Date, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on EXHIBIT 1 attached hereto (each, including any such Additional Securities (as defined below) an Owned Share).

WHEREAS, as a condition and inducement to the willingness of Parent, Merger Sub and Merger Sub LLC to enter into the Merger Agreement and in furtherance of the Mergers, the Stockholders wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

STOCKHOLDERS CONSENT;

AGREEMENT TO VOTE AND IRREVOCABLE PROXY

Section 1.1 Agreement to Vote

Each Stockholder hereby irrevocably and unconditionally agrees that, from the Effective Date until the earlier of (a) the time that the Company Stockholder Approval has been obtained and (b) termination of this Agreement in accordance with Section 4.1 (the Agreement Term), such Stockholder shall (i) take all such actions as may be reasonably required to cause each of such Stockholder’s Owned Shares to be present, in person or by proxy, at the Company Stockholders Meeting and (ii) at any Company

Stockholders Meeting vote (or cause to be voted), to the extent entitled to vote thereon, all of such Stockholder’s Owned Shares:

(A)	in favor of (I) adoption of the Merger Agreement and the Transactions, including the Mergers and (II) the approval of any proposal to adjourn such Company Stockholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement and the Transactions, including the Mergers; and

(B)	against (I) any Company Alternative Transaction, (II) any action that would reasonably be expected to result in a breach of or failure to perform any representation, warranty, covenant or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement, (III) any action that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the Mergers or the other Transactions (in contravention of the terms and conditions of the Merger Agreement), (IV) any merger agreement or merger (other than the Merger Agreement and the Mergers), consolidation, combination, material business transaction, sale of assets, reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any Company Subsidiary, and (V) any amendment of the Company’s organizational documents that would reasonably be expected to impair the ability of the Company, Parent, Merger Sub or Merger Sub LLC to complete the Mergers, or that would or would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the Mergers.

Section 1.2 Other Voting Rights

For the avoidance of doubt, except as expressly set forth in this Agreement, nothing in this Agreement shall limit the right of any Stockholder to vote in favor of, against, or abstain with respect to any matter presented to the Company’s stockholders not addressed by this Agreement.

Section 1.3 Grant of Irrevocable Proxy

Each Stockholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at the Company Stockholders Meeting during the Agreement Term, with respect to such Stockholder’s Owned Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 1.1 (the Proxy); provided, however, that such Proxy shall be effective if, and only if, the Stockholder has not delivered to the Secretary of the Company, at least two Business Days prior to the Company Stockholders Meeting, a duly executed proxy card directing that such Stockholder’s Owned Shares be voted in accordance with Section 1.1. The Proxy is given to secure the performance of the duties of each Stockholder under this Agreement, and its existence will not be deemed to relieve any Stockholder of such Stockholder’s obligations under this Agreement. The Proxy shall expire and be deemed revoked automatically at the expiration of the Agreement Term or in the event of termination of this Agreement pursuant to Section 4.1.

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Section 1.4 Nature of Irrevocable Proxy

The Proxy granted by each Stockholder is irrevocable during the Agreement Term or until this Agreement is terminated pursuant to Section 4.1, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by any Stockholder with regard to such Stockholder’s Owned Shares and each Stockholder acknowledges that the Proxy constitutes an inducement for Parent, Merger Sub and Merger Sub LLC to enter into the Merger Agreement. The power of attorney granted by each Stockholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of such Stockholder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder, on behalf of itself, severally, but not jointly, hereby represents and warrants to Parent and Merger Sub as of the Effective Date:

Section 2.1 Power; Due Authorization; Binding Agreement

Such Stockholder has the requisite power, authority and legal capacity (as applicable) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due and valid authorization, execution and delivery hereof by the other Parties, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally.

Section 2.2 Ownership of Shares

Such Stockholder’s Owned Shares are owned beneficially and of record by such Stockholder. Such Stockholder does not beneficially own any capital stock or other securities of the Company other than the Owned Shares and does not beneficially own any rights to purchase or acquire any shares of capital stock of the Company except as set forth opposite such Stockholder’s name on EXHIBIT 1. Other than restrictions in favor of Parent pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act, as of the Effective Date such Stockholder has (except as otherwise permitted by this Agreement) sole voting power and sole dispositive power with respect to the matters set forth in Section 1.1 in respect of all of the Owned Shares of such Stockholder and no proxies have been given in respect of any or all of such Owned Shares other than proxies which have been validly revoked prior to the Effective Date.

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Section 2.3 No Conflict

The execution and delivery of this Agreement by such Stockholder does not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require the consent or approval of, or any filing with, any other person or Governmental Entity, (b) conflict with or violate any organizational document of such Stockholder, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on, any of the Owned Shares pursuant to any Contract to which such Stockholder is a party or by which such Stockholder or any of the Owned Shares are bound, or (d) violate any Applicable Laws applicable to such Stockholder or any of its assets (including the Owned Shares), except for any of the foregoing which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect the Stockholder’s ability to perform its obligations under this Agreement.

Section 2.4 Acknowledgment

Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 2.5 Transaction Fee

Such Stockholder has not employed any investment banker, broker or finder in connection with the transactions contemplated by the Merger Agreement who is entitled to any fee or any commission from Parent or the Company or any of their respective Subsidiaries in connection with or upon consummation of the Mergers or any other transaction contemplated by the Merger Agreement.

Section 2.6 Actions and Proceedings

There are no (a) Actions pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its assets or (b) outstanding Orders or Contracts settling any actual or threatened Action to which such Stockholder or any of its assets are subject or bound, in each case, which would prevent, materially delay or impair in any material respect such Stockholder’s ability to perform its obligations under this Agreement.

ARTICLE III

COVENANTS OF THE STOCKHOLDERS

Section 3.1 Restriction on Transfer, Proxies and Non-Interference

Each Stockholder hereby agrees, during the Agreement Term, not to, directly or indirectly, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Owned Shares or any economic interest therein (any such action, a Transfer), (b) grant any proxies or powers of attorney with respect to the Owned Shares of such Stockholder, deposit any such Owned Shares into a voting trust or enter into a voting agreement with respect to any such Owned Shares, in each case with respect to any vote on the approval and adoption of the Merger Agreement

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or any other matters set forth in Section 1.1 of this Agreement, (c) form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons with respect to any securities of the Company, or (d) commit or agree to take any of the foregoing actions during the Agreement Term; provided, that, the foregoing notwithstanding, the following Transfers are permitted: (i) Transfers of Owned Shares to any Affiliate of such Stockholder who has agreed in writing (the form and substance of which is reasonably acceptable to Parent) to be bound by the terms of this Agreement; or (ii) Transfers of Owned Shares with Parent’s prior written consent.

Section 3.2 Additional Securities

From the Effective Date until the earlier of (a) the termination of this Agreement pursuant to Section 4.1 and (b) the Company Stockholders Meeting, in the event any Stockholder becomes the record or beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of (i) any shares of Company Common Stock or any other voting securities of the Company, (ii) any securities which may be converted into or exchanged for such share or other securities, or (iii) any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or other securities (collectively, Additional Securities), such Additional Securities will be subject to the terms of this Agreement and the covenants applicable to the Owned Shares hereunder shall apply to such Additional Securities as though owned by the Stockholder on the Effective Date.

Section 3.3 Merger Agreement Obligations

Each Stockholder agrees that it shall not, and shall cause its Affiliates (other than passive investors in the Stockholder who are not otherwise Affiliates of the Stockholder or involved in advising or managing such Stockholder or any of its Affiliates) and each of its and their respective Representatives not to, directly or indirectly through another person, (a) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any inquiries regarding, or the making of, any proposal the consummation of which would constitute a Company Alternative Transaction, (b) engage or participate in any substantive discussions or negotiations, or cooperate in any way with any person (or group of persons), with respect to any inquiries regarding, or the making of, any proposal the consummation of which would constitute a Company Alternative Transaction, except to notify such person (or group of persons) as to the existence of the provisions of this Section 3.3, (c) grant any waiver or release under (i) any standstill provision in any Contract to which the Company is a party or (ii) any confidentiality provision in any Contract to which the Company is a party other than, with respect to this clause (ii), any waiver or release under a confidentiality provision in any agreement entered into by the Company which is not related to, or in contemplation of, a Company Alternative Transaction (except, in the case of this clause (c), if the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under Applicable Law), or (d) resolve, publicly propose or agree to do any of the foregoing; provided that the foregoing shall not restrict such Stockholder, or any of such Stockholder’s directors, officers, employees, partners, managers, members or Affiliates, from taking any such actions on behalf of or as a representative of the Company that would not constitute a breach of the Merger Agreement.

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Section 3.4 No Limitations on Actions

Parent expressly acknowledges that each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the beneficial owner of Owned Shares and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of such Stockholder, or any of such Stockholder’s Affiliates, in such Stockholder’s, or any of such Stockholder’s Affiliates’, capacity, if applicable, as a director of the Company. Parent shall not assert any claim that any action taken by such Stockholder, or any of such Stockholder’s Affiliates, in such Stockholder’s, or any of such Stockholder’s Affiliates’, capacity, if applicable, as a director of the Company violates any provision of this Agreement.

Section 3.5 Further Assurances

From time to time, at the reasonable request of Parent and without further consideration, each Stockholder shall, at Parent’s cost and expense, use reasonable best efforts to execute and deliver such additional documents and take all such further action as may be reasonably necessary to comply with such Stockholder’s obligations under this Agreement.

Section 3.6 General Covenants

Each Stockholder agrees that such Stockholder shall not:

(a)	enter into any Contract with any person or take any other action that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or

(b)	take any action that would restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform such Stockholder’s covenants and obligations under this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Termination of this Agreement

This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any Party upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, and (c) the Board of Directors of the Company making a Company Recommendation Change. In addition to the foregoing, this Agreement may be terminated, (d) with respect to an individual Stockholder, (i) at any time by written consent of Parent and such Stockholder and (ii) by the Stockholder following any amendment, change or modification to the Merger Agreement affecting the Merger Consideration in a manner detrimental to the Stockholder or Article VII of the Merger Agreement or that would other otherwise have a material adverse effect on the Stockholder, or (e) with respect to all Stockholders, at any time by written consent of the Parties.

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Section 4.2 Effect of Termination

In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any Party; provided, however, no such termination shall relieve any Party from any liability for any breach of this Agreement occurring prior to such termination and the provisions of this ARTICLE IV, shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination.

Section 4.3 Entire Agreement; Assignment.

This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement) and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Other than as set forth in Section 4.12, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Parties any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective permitted successors and assigns.

Section 4.4 Amendments and Waivers

This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by Parent, Merger Sub or Merger Sub LLC in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 4.5 Notices

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or, if confirmed, faxed or emailed, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Stockholders:

ASP FML Holdings, LLC

c/o American Securities

299 Park Avenue, 34th Floor

7

New York, NY 10171

Attn: Eric L. Schondorf

Email: eschondorf@american-securities.com

and

Charles D. Fowler

c/o Fairmount Santrol Holdings Inc.

8834 Mayfield Road

Chesterland, OH 44026

Attn: General Counsel

Email: dave.crandall@fairmountsantrol.com

Facsimile: +1 (440) 729-0265

If to Parent or Merger Sub:

Unimin Corporation

258 Elm Street

New Canaan, CT 06840

Attn: General Counsel

Facsimile: +1 (203) 966-1977

with a copy to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

Attn: Peter D. Lyons, Esq.

Email: peter.lyons@freshfields.com

Attn: Omar Pringle, Esq.

Email: omar.pringle@freshfields.com

Facsimile: (212) 277 4001

Section 4.6 Governing Law; Jurisdiction; Waiver of Jury Trial

(a)	This Agreement and all Actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent or Merger Sub in the negotiation, administration, performance and enforcement thereof shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.

(b)

In any Action between the Parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the Parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or any federal court sitting in the State of Delaware; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or any federal court sitting in the State of Delaware and appellate courts thereof. Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 4.6 in

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any such Action by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 4.5. However, the foregoing shall not limit the right of a Party to effect service of process on the other party by any other legally available method.

(c)	EACH STOCKHOLDER AND EACH OF PARENT AND MERGER SUB WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.7 Specific Performance

The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to Section 4.6 above, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 4.8 Counterparts; Effectiveness

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by electronic transmission) to the other Parties.

Section 4.9 Headings

The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.10 Severability

If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in a mutually acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

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Section 4.11 Interpretation

When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to dollars and $ will be deemed references to the lawful money of the United States of America.

Section 4.12 Publication

Each Stockholder hereby permits Parent, the Company and Merger Sub to publish and disclose in any documents or schedules filed with the SEC and any other disclosures or filings required by Applicable Law such Stockholder’s identity and ownership of the Owned Shares and the nature of such Stockholder’s commitments pursuant to this Agreement.

Remainder of page intentionally left blank

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

PARENT

UNIMIN CORPORATION

By:
Name:
Title:

MERGER SUB

BISON MERGER SUB, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

11

STOCKHOLDERS

ASP FML HOLDINGS, LLC

By:
Name:
Title:

CHARLES D. FOWLER

By:

[Signature Page to Voting and Support Agreement]

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EXHIBIT 1

COMPANY STOCK OWNERSHIP

Stockholder	Number of Shares

ASP FML Holdings, LLC	48,156,628
Charles D. Fowler	10,258,824.666

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EXHIBIT B

UNIMIN CORPORATION

SCR-SIBELCO NV

THE OTHER STOCKHOLDERS NAMED HEREIN

STOCKHOLDERS AGREEMENT

Dated as of [●]

-i-

Section 7.12 Specific Enforcement	17

Section 7.13 Counterparts	17

Section 7.14 Enforcement by Fairmount Directors	17

Exhibit A Form of Joinder Agreement	19

-ii-

INDEX OF DEFINED TERMS

Defined Term	Page

Affiliate	3
Agreement	2,3
Applicable Law	3
Board	6
Business Day	3
Capital Stock	3
Certificate of Incorporation	3
Change of Control of Sibelco	3
Common Stock	3
Company	2
Director	6
Exchange	4
Exchange Act	4
Executive Director	6
Fair Market Value	4
Fairmount Director	6
Fairmount Independent Directors	7
Governmental Authority	4
IFRS	4
Independence Requirement	7
Independent Director	4
Issuance Notice	9
Joinder Agreement	4
Merger	2
Merger Agreement	2
Merger Sub	2
New Securities	4
Person	4
Pre-emptive Acceptance Notice	10
Pre-emptive Exercise Period	10
Pre-emptive Pro Rata Portion	4
Prospective Purchaser	9
Public Offering	4
Related Party Claim	8
Representative	4
Restricted Period	8
Rule 13e-3 Transaction	4
Securities Act	4
Shares	4
Sibelco	2
Sibelco Director	6
Stock Equivalents	5
Stockholder	2
Stockholders	2
Third Annual Meeting Date	6
Transfer	5

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein, this Agreement), dated as of [●] (the Effective Date), is entered into by and among Unimin Corporation, a Delaware corporation (the Company), SCR-Sibelco NV., a Belgian public company (Sibelco), and each Person identified on Schedule A attached hereto and executing a signature page hereto and each other Person who after the Effective Date acquires securities of the Company and agrees to become a party to, and bound by, this Agreement as a “Stockholder” by executing a Joinder Agreement (each, a Stockholder and, collectively with Sibelco, the Stockholders). The Company, Sibelco and the Stockholders are sometimes referred to herein collectively as the Parties and individually as Party.

R E C I T A L S

WHEREAS, on December 11, 2017 the Company entered into that certain Agreement and Plan of Merger (the Merger Agreement) by and among the Company, Bison Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (Merger Sub), Bison Merger Sub I, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (Merger Sub LLC) and Fairmount Santrol Holdings Inc., a Delaware corporation (Fairmount), pursuant to which, among other things, the parties thereto agreed to effect: (i) a business combination through the merger of Merger Sub with and into Fairmount (the Merger), with Fairmount being the surviving corporation and a wholly-owned subsidiary of the Company; and (ii) a further business combination through the second merger of Fairmount into Merger Sub LLC (the Second Merger and, together with the Merger, the Mergers) immediately following the consummation of the Merger, with Merger Sub LLC surviving the Second Merger as a wholly-owned subsidiary of the Company;

WHEREAS, as a condition to the closing of the Mergers, the Company and the Stockholders have entered into this Agreement; and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement to set forth their understanding and agreement as to the shares of Company Common Stock held by the Stockholders, including the voting, tender and transfer of such shares under the circumstances set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions

Definitions. When used in this Agreement with initial capital letters, the following terms have the meanings specified or referred to in this Section 1.1:

Affiliate means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by,

or is under common control with, such first Person, including any partner, member, stockholder or other equity holder of such Person or manager, director, officer or employee of such Person (where control for the purposes of this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise);

Agreement has the meaning set forth in the Preamble;

Applicable Law means all applicable laws, statutes, orders, rules, regulations, ordinances, policies or guidelines promulgated, or judgments, decisions, orders or decrees entered by any Governmental Authority;

Business Day means any day, other than Saturday or Sunday or other day on which commercial banks are authorized or required by Applicable Law to close in Brussels, Belgium, Cleveland, Ohio or New York City, New York;

Bylaws means the bylaws of the Company, as may be amended, modified, supplemented or restated from time to time;

Capital Stock means the Common Stock and any other class or series of capital stock or other equity securities of the Company, whether authorized or issued as of or after the Effective Date;

Certificate of Incorporation means the Amended and Restated Certificate of Incorporation of the Company, as filed on the Effective Date with the Secretary of State of the State of Delaware as may be amended, modified, supplemented or restated from time to time;

Change of Control of Sibelco means, with respect to Sibelco, (i) the acquisition by any other Person, directly or indirectly, of record or beneficial ownership of more than 50% of the total voting securities of Sibelco, (ii) the acquisition by any other Person of all or substantially all of the consolidated assets of Sibelco, or (iii) the acquisition by any other Person of the ability to vote or direct the voting securities of Sibelco for the election of a majority of Sibelco’s directors;

Common Stock means a share of common stock, par value $0.01, of the Company, together with any other class of common stock of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization;

Employment Agreement means the employment agreement between the Company and the Executive Director dated as of the Effective Date as may be amended, modified, supplemented or restated from time to time;

Exchange means the New York Stock Exchange;

Exchange Act means the Securities Exchange Act of 1934, as amended;

Fair Market Value of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Fairmount Independent Directors, based on such factors as the Fairmount Independent Directors, in the exercise of their reasonable business judgment, considers relevant;

Governmental Authority means any national, federal, state, local, foreign or supranational government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority;

IFRS means the International Financial Reporting Standards and IFRS Interpretations Committee interpretations as adopted by the European Union, in each case, as in effect from time to time;

Independent Director means any Director who qualifies as an “independent” director under the applicable rules of the Exchange;

Joinder Agreement means the Joinder Agreement to this Agreement in form and substance attached hereto as Exhibit A;

New Securities means any authorized but unissued Shares or any Stock Equivalents;

Person means a natural person, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

Pre-emptive Pro Rata Portion means, for any Stockholder as of any particular time, a fraction determined by dividing (a) the number of voting Shares owned by such Stockholder immediately prior to such time by (b) the aggregate number of voting Shares owned by all of the stockholders of the Company immediately prior to such time.

Public Offering means any underwritten public offering pursuant to a registration statement filed in accordance with the Securities Act;

Representative means, with respect to any Person, any and all officers, directors, employees, consultants, financial advisors, counsel, accountants and other agents of such Person;

Rule 13e-3 Transaction means any transaction initiated by Sibelco or any of the Sibelco-related Parties or Representatives that would qualify as a “Rule 13e-3 transaction” as defined in Rule 13e-3 of the Exchange Act;

Securities Act means the Securities Act of 1933, as amended;

Sibelco’s Proportional Ownership means, as of any date of determination, the percentage represented by the quotient of (i) the number of shares of Common Stock that are beneficially owned by Sibelco and any Sibelco-related Party (it being understood that, for the avoidance of doubt, “beneficially owned” shall not include ownership of options or shares of Common Stock that are issuable upon conversion, exchange or exercise of any equity security of the Company), and (ii) the number of all outstanding shares of Common Stock;

Shares means shares of:

(a)	Common Stock; and

(b)	any other Capital Stock,

in each case together with any Stock Equivalents thereon, purchased, owned or otherwise acquired by a Stockholder as of or after the Effective Date, and any securities issued in respect of any of the foregoing, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization;

Sibelco-related Party means any Affiliate of Sibelco, other than the Company and its Subsidiaries;

Stock Equivalents means any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Shares, and any option, warrant or other right to subscribe for, purchase or acquire Shares or Stock Equivalents (disregarding any restrictions or limitations on the exercise of such rights);

Transfer means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Capital Stock or Stock Equivalents owned by a Person or any interest (including a beneficial interest) in any Capital Stock or Stock Equivalents owned by a Person. Transfer, when used as a noun, shall have a correlative meaning. For the avoidance of doubt, any Transfer of any equity securities of Sibelco or any Sibelco-related Party that does not, directly or indirectly, hold any Shares shall not be considered a Transfer for the purposes of this Agreement; and

Trigger Date has the meaning set forth in the Certificate of Incorporation.

Section 1.2 Interpretation

When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words hereof, hereto, hereby, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word extent in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to dollars and $ will be deemed references to the lawful money of the United States of America.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Board Composition

(a)	Board Composition. From the Effective Date until the day following the third annual meeting of the stockholders of the Company following the Effective Date (the Third Annual Meeting Date), each Stockholder shall vote all voting Shares owned by such Stockholder or over which such Stockholder has voting control, and shall take all other necessary actions within his, her or its control (including in his, her or its capacity as a stockholder, director, member of a board committee, officer of the Company or otherwise), and the Company and the board of directors of the Company (each a Director and, collectively, the Board) shall take all necessary actions within its and their control:

(i)	to ensure that the number of Directors constituting the Board is fixed and remains at all times at 11 Directors;

(ii)	prior to the Trigger Date,

(A)	to nominate and vote to elect, subject to Section 2.2, the following individuals to serve as Directors:

(I)	the six (6) individuals nominated by Sibelco and appointed to the Board at the Effective Time in accordance with the Merger Agreement (each, a Sibelco Director);

(II)	the four (4) individuals nominated by Fairmount and appointed at the Effective Time in accordance with the Merger Agreement (each, a Fairmount Director); and

(III)	the Chief Executive Officer of the Company (the Executive Director), from time to time; and

(iii)	from and after the Trigger Date,

(A)	to cause the number of Sibelco Directors to at all times equal the product of Sibelco’s Proportional Ownership and the total number of Directors authorized to serve on the Board, rounded down to the nearest whole number (the Proportional Director Number) by the removal or resignation of the number of Sibelco Directors (the Removed Directors) necessary to reduce the total number of Sibelco Directors then serving on the Board to the Proportional Director Number; and

(B)	to nominate and vote to elect, subject to Section 2.2, the following individuals to serve as Directors:

(I)	the Proportional Director Number of individuals nominated by Sibelco (each such Director a “Sibelco Director” for purposes of this Agreement);

(II)	the number of individuals equal to the difference of 10 and the Proportional Director Number, nominated by the Fairmount Directors then in office (each such Director a “Fairmount Director” for purposes of this Agreement); and

(C)	the Executive Director, from time to time.

For the avoidance of doubt, subject to Section 2.2, at no time prior to the Third Annual Meeting will the number of Sibelco Directors be greater than one more than half of the total Board and the sole and exclusive right of Sibelco or any Sibelco-related Party to nominate any Director is limited to Section 2.1(a)(ii)(A)(I) or Section 2.1(a)(iii)(B)(I).

(b)	Independence Requirement. Notwithstanding the foregoing, at least three of the Fairmount Directors shall at all times qualify as Independent Directors (the Independence Requirement, and each Fairmount Director qualifying as an Independent Director, a Fairmount Independent Director). In the event that the Independence Requirement is not satisfied due to the number of Fairmount Independent Directors being less than three as a result of any Fairmount Independent Director no longer qualifying as an Independent Director (a Non-qualifying Director) such Non-qualifying Director shall be removed from the Board and the vacancy created by such removal shall be filled in accordance with Section 2.2(a)(ii).

(c)	Board Composition Following Third Annual Meeting Date. For the avoidance of doubt, from the Third Annual Meeting Date, the size and composition of the Board may be adjusted by the Board in accordance with the Certificate of Incorporation and Bylaws, subject to the applicable listing rules of the Exchange.

Section 2.2 Vacancies

(a)	Directors. From the Effective Date until the Third Annual Meeting Date,

(i)	in the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of a Director:

(A)	in the event such Director is a Sibelco Director, then the remaining Sibelco Directors shall have the right to designate an individual to fill such vacancy; and

(B)

in the event such Director is a Fairmount Director, then the remaining Fairmount Directors shall have the right to designate an individual to fill such vacancy; provided, however, that prior to the Trigger Date, if the remaining Fairmount Directors fail to designate in writing a representative to fill a vacancy created on the Board due to the death, disability, retirement, resignation or removal of a Fairmount Director and such failure shall continue for more than 30 days after notice of such failure from the Company to the remaining Fairmount Directors, then the vacant position shall be filled by an individual designated by the Sibelco Directors then in office; provided further, that any such individual shall be removed from such position if the remaining Fairmount Directors so direct and simultaneously designate a new Fairmount Director, in accordance with the foregoing sentence; and the Company and each Stockholder (whether in his, her or its capacity as a stockholder, director, member of a board committee, officer of the Company or otherwise) hereby agree to take such actions as may be necessary or desirable within his, her or its control (including, in the case of a Stockholder, by voting all voting Shares owned by such Stockholder or over which such Stockholder has voting control) to ensure the election or appointment of such designee to fill such vacancy on the Board; and

(ii)	in the event that any vacancy is created on the Board at any time due to the removal of one or more Directors as required by Section 2.1(a)(iii)(A), then the remaining Directors shall have the right to immediately designate a replacement for each Removed Director to fill such vacancy; provided, that any such replacement shall be an Independent Director.

(b)	Executive Director. From the Effective Date until the Third Annual Meeting Date, if the individual holding the title of Executive Director is removed or resigns as Chief Executive Officer of the Company pursuant to the terms of the Employment Agreement, such individual shall be removed as a Director, and the Company’s successor Chief Executive Officer, appointed pursuant to the Bylaws and any other applicable organizational document, shall be appointed as the “Executive Director”.

Section 2.3 Transactions Requiring Fairmount Director Approval

(a)	Transactions Requiring Approval. For a period of three years beginning on the Effective Date (the Restricted Period), the following transactions shall require the approval of a majority of the Fairmount Independent Directors:

(i)	the issuance of additional classes of Capital Stock or series of equity securities either (A) to Sibelco or any Sibelco-related Party in whole or in part, or (B) as the Fairmount Independent Directors otherwise determine may involve an actual or potential conflict of interest between Sibelco and the other stockholders of the Company;

(ii)	the entry into any transaction (including any amendment, modification or supplement to any agreement existing on or prior to the Effective Time) between the Company or any of its Subsidiaries, on the one hand, and Sibelco or any Sibelco-related Party, on the other hand, (A) requiring annual payments in excess of $2,000,000 or with respect to which aggregate consideration exceeds $10,000,000, (B) which is otherwise material to the Company, or (C) which is not on arm’s length terms; provided, however, that, for the avoidance of doubt, this Section 2.3(a) shall not apply to any transactions entered into pursuant to any agreements existing on or prior to the Effective Time; and

(iii)	the commencement, enforcement, waiver, release, assignment, settlement or compromise of any claims or causes of action held by the Company or any of its Subsidiaries, on the one hand, against Sibelco or any Sibelco-related Party, on the other hand (a Related Party Claim).

(b)	Other Transactions Requiring Approval. During the Restricted Period, any transaction, pursuant to which Sibelco would be entitled to more or different consideration, on a per share of Common Stock basis, compared to all other stockholders of the Company, must be approved by a majority of the Fairmount Independent Directors and the definitive agreements for such transaction must also contain a non-waivable condition that the transaction has been approved by the majority of the stockholders of the Company, excluding Sibelco and any Sibelco-related Party.

(c)	Management of Related Party Claims. During the Restricted Period, the conduct, defence and management of any Related Party Claim shall be delegated to the Fairmount Independent Directors or a committee thereof.

(d)	Certificate of Incorporation and Bylaws. In addition to any approvals required by Applicable Law, any amendment, modification, supplement or restatement to the Certificate of Incorporation or Bylaws (i) made during the Restricted Period must be approved by a majority of the Fairmount Independent Directors and (ii) made after the Restricted Period, if such amendment, modification, supplement or restatement is inconsistent with the rights of the Stockholders under this Agreement at such time, must be approved by a majority of the Fairmount Independent Directors.

ARTICLE III

PRE-EMPTIVE RIGHTS

Section 3.1 Pre-emptive Right

(a)	Issuance of New Securities. The Company hereby grants to Sibelco a separate right to purchase its Pre-emptive Pro Rata Portion of any New Securities that the Company may from time to time propose to issue or sell to any Person, excluding any New Securities issued in connection with:

(i)	a grant to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement;

(ii)	any acquisition by the Company of the stock, assets, properties or business of any Person;

(iii)	a stock split, stock dividend or any similar recapitalization; or

(iv)	any issuance of warrants or other similar rights to purchase Common Stock to lenders or other institutional investors in any arm’s length transaction providing debt financing to the Company or any of its Subsidiaries approved by the Board.

Section 3.2 Procedure

(a)	Additional Issuance Notices. The Company shall give written notice (an Issuance Notice) of any proposed issuance or sale of New Securities described in Section 3.1(a) to Sibelco within five Business Days following any meeting of the Board at which any such issuance or sale is approved. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase the applicable New Securities (a Prospective Purchaser) and shall set forth the material terms and conditions of the proposed issuance or sale, including:

(i)	the number and description of New Securities proposed to be issued;

(ii)	the proposed issuance date, which shall be at least ten Business Days from the date of the Issuance Notice;

(iii)	the proposed purchase price per share of New Securities and all other material terms of the offer or sale; and

(iv)	if the consideration to be paid by the Prospective Purchaser includes non-cash consideration, the Fair Market Value thereof.

(b)	Exercise of Pre-emptive Rights. Sibelco shall for a period of ten Business Days following the receipt of an Issuance Notice (the Pre-emptive Exercise Period) have the right to elect to purchase (or to have a designee purchase) all or any portion of its Pre-emptive Pro Rata Portion of any New Securities on the terms and conditions, including the purchase price, set forth in the Issuance Notice by delivering a written notice to the Company (a Pre-emptive Acceptance Notice) specifying the number of New Securities it desires to purchase up to its Pre-emptive Pro Rata Portion. Subject to the last sentence of Section 3.2(c), the failure of Sibelco to deliver a Pre-emptive Acceptance Notice by the end of the Pre-emptive Exercise Period shall constitute a waiver of its rights under this Section 3.2(b) with respect to the purchase of such New Securities, but shall not affect its rights with respect to any future issuances or sales of New Securities.

(c)	Sales to the Prospective Purchaser. Following the expiration of the Pre-emptive Exercise Period, the Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to which Sibelco declined or failed to exercise the pre-emptive right set forth in this Section 3.1 on terms no less favorable in all material respects to the Company than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced); provided that: (i) such issuance or sale is closed within 60 Business Days after the expiration of the Pre-emptive Exercise Period (the Issuance Cut-off); and (ii) the price at which the New Securities are sold to the Prospective Purchaser is at least equal to or higher than the purchase price described in the Issuance Notice. In the event the Company has not sold such New Securities by the Issuance Cut-off, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to Sibelco in accordance with the procedures set forth in this Section 3.1.

(d)	Closing of the Issuance. Upon the issuance or sale of any New Securities in accordance with this Section 3.1, the Company shall deliver the New Securities, free and clear of any liens (other than those arising hereunder and those arising pursuant to applicable securities laws). Sibelco shall deliver to the Company the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including, entering into such additional agreements as may be necessary or appropriate.

ARTICLE IV

RESTRICTIONS ON TRANSFER

Section 4.1 Lockups.

(a)	Stockholder Lockup. For a period of 45 days beginning on the Effective Date, Sibelco and any Stockholder who is also a Director, shall not, and to the extent permitted by Applicable Law, each of them shall cause their respective controlled Affiliates not to, Transfer or agree to Transfer any Shares to any Person that is not an Affiliate of such Stockholder.

(b)	Sibelco Lockup. During the Restricted Period, unless approved by a majority of the Fairmount Independent Directors, Sibelco will not, and will cause its controlled Affiliates not to Transfer or agree to Transfer any Shares to any Person (other than an Affiliate of Sibelco) or group (as such term is used in Section 13(d) of the Exchange Act) if such Person or group would, following such Transfer, beneficially own in excess of: (i) 15% of the voting power of the outstanding Shares (other than pursuant to a transaction permitted by Section 4.1(b)(ii)); or (ii) 50% of the voting power of the outstanding Shares, unless such Person agrees to make an offer to purchase all shares of Common Stock held by the stockholders of the Company for the same consideration and otherwise on substantially the same terms and conditions.

Section 4.2 Permitted Transfers

Notwithstanding Section 4.1 or any other provision herein, during the Restricted Period and at all other times, Sibelco may Transfer Shares:

(a)	to any wholly owned Affiliate of Sibelco; provided that such Affiliate shall enter into a Joinder Agreement;

(b)	pursuant to any Public Offering of shares of Common Stock (including pursuant to “spin-off” or “split-off” transactions or related action involving a Person holding Sibelco’s interest in the Company); or

(c)	in connection with a Change of Control of Sibelco.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Standstill Restriction

(a)	Standstill. During the Restricted Period, unless approved by a majority of the Fairmount Independent Directors, Sibelco will not, and will cause its Representatives and Affiliates not to:

(i)	engage or propose to engage in any Rule 13e-3 Transaction, provided that Sibelco shall be permitted to make a confidential proposal to the Independent Directors with respect to a Rule 13e-3 Transaction that would not reasonably be expected to require the Company or any of its Affiliates to make any public announcement or other public disclosure;

(ii)	effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are defined in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Common Stock;

(iii)	enter into any discussions or arrangements with any other Person with respect to the matters addressed in the foregoing clauses (i) and (ii); or

(iv)	enter into or agree, effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in: (A) any acquisition of any record or beneficial title of Shares or any material portion of the assets of the Company; (B) any tender or exchange offer, merger or other business combination involving the Company; or (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company.

(b)	Permitted Acquisitions. Notwithstanding Section 5.1(a), Sibelco and its Representatives and Affiliates shall not be prohibited from acquiring any Common Stock:

(i)	by way of stock splits, stock dividends, reclassifications, recapitalizations or other distributions by the Company to all holders of Common Stock on a pro rata basis;

(ii)	if approved by a majority of the Fairmount Independent Directors;

(iii)	if permitted pursuant to the exercise of pre-emptive rights set forth in Section 3.1; or

(iv)	if permitted pursuant to Section 5.2.

Section 5.2 Ownership Cap

Unless approved by a majority of the Independent Directors, Sibelco will not, and will cause the Sibelco-related Parties not to acquire any Shares if such acquisition would result in Sibelco and the Sibelco-related Parties beneficially owning more than:

(a)	70% of the outstanding Common Stock during the Restricted Period; or

(b)	80.1% of the outstanding Common Stock after the Restricted Period.

Section 5.3 Information Rights

(a)	For so long as Sibelco and its Affiliates are deemed to control the Company in accordance with IFRS, the Company shall provide Sibelco with such information and assistance as Sibelco reasonably requests to allow Sibelco to prepare a set of consolidated financial statements, consisting of a balance sheet and related statements of income and retained earnings, stockholders’ equity and cash flow, in accordance with IFRS.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties

Each Stockholder, severally and not jointly, represents and warrants to the Company that:

(a)	For each such Stockholder that is not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)	Such Stockholder has full capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of such Stockholder. Such Stockholder has duly executed and delivered this Agreement.

(c)	This Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority.

Section 6.2 Survival. Subject to the other provisions of this Agreement, the representations and warranties contained in Section 6.1 shall survive the date of this Agreement and shall remain in full force and effect for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances

In connection with this Agreement and the transactions contemplated hereby, the Company and each Stockholder hereby agree, at the request of the Company or any Stockholder, to execute and deliver such additional documents, instruments, conveyances and assurances and to take any other actions and do any things necessary to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 7.2 Notices

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or, if confirmed, faxed or emailed, or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company:	Unimin Corporation 258 Elm Street, New Canaan, CT 06840 United States of America Attention: General Counsel Facsimile: +1 (203) 966-1977

with a copy to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
United States of America

Attention: Peter D. Lyons, Esq.
Email: peter.lyons@freshfields.com
Attention: Omar Pringle, Esq.
Email: omar.pringle@freshfields.com

Facsimile: +1 (212) 277 4001

If to Sibelco:	SCR-Sibelco NV Plantin en Moretuslei 1a, 2018 Antwerp Belgium Attention: Laurence Boens, Group Legal Counsel Facsimile: +32 3 223 67 00

with a copy to:	Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, NY 10022 United States of America

Attention: Peter D. Lyons, Esq. Email: peter.lyons@freshfields.com Attention: Omar Pringle, Esq. Email: omar.pringle@freshfields.com Facsimile: +1 (212) 277 4001

Section 7.3 Headings

The headings, table of contents and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.4 Severability

If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in a mutually acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.5 Entire Agreement; No Third-Party Beneficiaries; No Additional Representations

(a)	This Agreement (including the documents, exhibits, schedules and instruments referred to herein), (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and the other transactions contemplated by this Agreement and (ii) is not intended to and shall not confer upon any Person other than the Parties (and their respective heirs, executors, administrators, successors and assigns) any rights or remedies hereunder (other than the Fairmount Directors).

(b)	The Parties acknowledge and agree that none of the Company, the Stockholders or any other Person has (i) made any representation or warranty, expressed or implied, as to the respective businesses of the Company, such Stockholder or such other Person, or the accuracy or completeness of any information regarding such businesses furnished or made available to the parties and (ii) relied on any representation or warranty of the Company, any Stockholder or any other Person, as applicable, except as expressly set forth in this Agreement.

Section 7.6 Successors and Assigns; Assignment

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties; provided, however, that Sibelco may assign its rights, interests or obligations under this Agreement, in whole or in part, without the prior written consent of the other Parties to any wholly owned Affiliate of Sibelco that holds or owns Shares; provided further, however, that any such assignment shall not relieve Sibelco of its obligations hereunder. Any purported assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences and the rights and restrictions on Transfers set forth in this Agreement, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective permitted successors and assigns

Section 7.7 Amendment

No provision of this Agreement may be amended or modified except by an instrument in writing signed by all the Parties and, if applicable, duly approved by such Party’s board of directors or a duly authorized committee thereof; provided, however, that any amendment or modification of this Agreement must be approved by a majority of the Fairmount Independent Directors during the Restricted Period and, thereafter, by a majority of the Independent Directors. Any such written amendment or modification will be binding upon the Company and each Stockholder.

Section 7.8 Waiver

No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 7.8 shall diminish any of the explicit and implicit waivers described in this Agreement.

Section 7.9 Governing Law

This Agreement and all actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Company or any Stockholder in the negotiation, administration, performance and enforcement thereof shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.

Section 7.10 Submission to Jurisdiction

In any suit, action or proceeding between the Parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the Parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or any federal court sitting in the State of Delaware; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or any federal court sitting in the State of Delaware and appellate courts thereof. Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 7.10 in any such suit, action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 7.2. However, the foregoing shall not limit the right of a Party to effect service of process on any other Party by any other legally available method.

Section 7.11 Waiver of Jury Trial

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.12 Specific Enforcement

The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and (as an integral and essential part of the transactions contemplated hereby without which the parties would not have entered into this Agreement) to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 7.10, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 7.13 Counterparts

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by electronic transmission) to the other Parties.

Section 7.14 Enforcement by Fairmount Directors

All of the Company’s rights under this Agreement may be enforced by the Fairmount Directors; provided that nothing in this Agreement shall require the Fairmount Directors to act on behalf of, or enforce any rights of, the Company. Any recovery in connection with an action brought by the Fairmount Directors hereunder shall be for the proportionate benefit of all Stockholders.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

The Company:

UNIMIN CORPORATION

By:
Name:
Title:

Sibelco

SCR-SIBELCO NV

By:
Name:
Title:

The Stockholders

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

Form of Joinder Agreement

JOINDER AGREEMENT

This JOINDER AGREEMENT (this Joinder Agreement), dated as of [            ], 201[    ], is entered into by [Stockholder] (Joining Stockholder), for the benefit of the parties to the Stockholders Agreement (as defined below).

Reference is hereby made to the Stockholders Agreement, dated as of [            ], 201[    ] (the “Stockholders Agreement”), by and among Unimin Corporation, a Delaware corporation, SCR-Sibelco NV., a Belgian public company, and each Person identified on Schedule A attached thereto. Capitalized terms used but not defined herein shall have the meaning set forth in the Stockholders Agreement.

This Joinder Agreement is being executed and delivered by the undersigned in accordance with the Stockholders Agreement.

1. Joinder by Joining Stockholder. Joining Stockholder agrees to, and does become party to, the Stockholders Agreement and agrees to be and is bound by all of such terms and conditions thereof applicable to a Stockholder as set forth in the Stockholders Agreement. This Joinder Agreement shall serve as a counterpart signature page to the Stockholders Agreement and by executing below, the undersigned is deemed to have executed the Stockholders Agreement as if an original party thereto, effective as of the date hereof.

2. Miscellaneous. This Joinder Agreement is a part of, and governed by the terms of, the Stockholders Agreement. Without limiting the foregoing, Article VII of the Stockholders Agreement is hereby incorporated, mutatis mutandis, into this Joinder Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of the date first written above

By:

Name:
Title:

Schedule A

Stockholders

Stockholder Name and Address

[NAME AND ADDRESS]

[NAME AND ADDRESS]

[NAME AND ADDRESS]

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

by and among

UNIMIN CORPORATION,

SCR-SIBELCO NV

and

SIBELCO SWITZERLAND GmbH

Dated as of [●]

REGISTRATION RIGHTS AGREEMENT, dated as of [●] (this “Agreement”), by and among (i) Unimin Corporation, a Delaware corporation (the “Company”), and (ii) SCR-Sibelco NV and Sibelco Switzerland GmbH (together with their respective permitted transferees, collectively, the “Shareholders”).

RECITALS

WHEREAS, the Company, SCR-Sibelco NV, Bison Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Bison Merger Sub I, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub LLC”), and Fairmount Santrol Holdings Inc., a Delaware corporation (“Fairmount”), are party to an Agreement and Plan of Merger, dated as of December 11, 2017 (as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which: (i) Merger Sub will merge with and into Fairmount (the “Merger”), with Fairmount surviving the Merger as a wholly-owned subsidiary of the Company; and, (ii) immediately following the consummation of the Merger, Fairmount will merge with and into Merger Sub LLC (the “Second Merger” and, together with the Merger, the “Mergers”), with Merger Sub LLC surviving the Second Merger as a wholly-owned subsidiary of the Company.

WHEREAS, concurrently with the consummation of the transactions contemplated by the Merger Agreement, the Company and the Shareholders desire to provide for certain registration rights in respect of certain Shares that are held or will be held by the Shareholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows, effective as of the date hereof:

Section 1. Certain Definitions. As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning ascribed to such term in Section 2.2(b).

“Additional Piggyback Shares” has the meaning ascribed to such term in Section 2.3(a)(iii).

“Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be “control”), by contract or otherwise. For the avoidance of doubt, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Assumption Agreement” means an agreement in the form set forth in Exhibit A hereto whereby a permitted transferee of Registrable Securities who acquires such Registrable Securities becomes a party to, and agrees to be bound, to the same extent as its transferor, by the terms of this Agreement.

“automatic shelf registration statement” has the meaning ascribed to such term in Section 2.4.

“Board” means the board of directors of the Company or an authorized committee thereof.

“Block Trade Notice” has the meaning ascribed to such term in Section 2.1(e).

“Business Day” means a day, other than Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in the City of New York are authorized or required by law or other governmental action to close.

“Claims” has the meaning ascribed to such term in Section 2.9(a).

“Certificate of Incorporation” means the certificate of incorporation or similar constitutive document of the Company filed with the Secretary of State of the State of Delaware, as it may be amended from time to time.

“Company” has the meaning ascribed to such term in the Preamble and, for purposes of this Agreement, such term shall include any Subsidiary or parent company of Unimin Corporation and any successor to Unimin Corporation or any Subsidiary or parent company of Unimin Corporation who becomes the issuer of Shares.

“Company Block Trade Notice” has the meaning ascribed to such term in Section 2.1(e).

“Company Shelf Underwriting” has the meaning ascribed to such term in Section 2.2(a).

“Company Shelf Notice” has the meaning ascribed to such term in Section 2.2(a).

“Confidential Information” has the meaning ascribed to such term in Section 4.14.

“Demand Exercise Notice” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Party” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration Request” has the meaning ascribed to such term in Section 2.1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

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“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Section 2 of this Agreement, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of the Shares on the New York Stock Exchange, the Nasdaq Stock Market or on any other U.S. or non-U.S. securities market on which the Shares are or may be listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions (but no more than one such counsel in any one jurisdiction), (iii) word processing, printing and copying expenses (including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing any prospectus or free writing prospectus), (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration or underwritten offering, the reasonable and documented fees and disbursements of one counsel for the Shareholders (such counsel, the “Selling Shareholder Counsel”), together in each case with any local counsel (but no more than one such counsel in any one jurisdiction), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit/review and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including geology/mining valuation firms or other special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter, (x) fees and expenses of any transfer agent or custodian and (xi) any other fees and disbursements of underwriters, if any, customarily paid by issuers of securities (other than underwriting discounts and commissions), and reasonable and documented fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” or “Holders” means (1) any Shareholder who is a party to this Agreement or (2) any transferee of Registrable Securities to whom any Shareholder who is a party to this Agreement shall assign or transfer any rights hereunder in accordance with this Agreement, provided that such transferee has agreed in writing to be bound by the terms of this Agreement in respect of such Registrable Securities pursuant to an Assumption Agreement.

“Initiating Holders” has the meaning ascribed to such term in Section 2.1(a)(i).

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Manager” has the meaning ascribed to such term in Section 2.1(c).

“Merger” has the meaning ascribed to such term in the Recitals.

“Mergers” has the meaning ascribed to such term in the Recitals.

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“Merger Agreement” has the meaning ascribed to such term in the Recitals.

“Minimum Threshold” means $50 million.

“Opt-Out Request” has the meaning ascribed to such term in Section 4.16.

“Participating Holders” means all Holders of Registrable Securities that are proposed to be included in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Partner Distribution” has the meaning ascribed to such term in Section 2.1(a)(iii).

“Person” means any individual, corporation, company, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any kind or nature whatsoever.

“Piggyback Notice” has the meaning ascribed to such term in Section 2.2(a).

“Postponement Period” has the meaning ascribed to such term in Section 2.1(b).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (or any successor provision thereto).

“Registrable Securities” means (a) any Shares held by the Holders at any time (including those held as a result of, or issuable upon, the conversion or exercise of Share Equivalents), whether now owned or acquired by the Holders at a later time, (b) any Shares issued or issuable, directly or indirectly, in exchange for or with respect to the Shares referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization and (c) any securities issued in replacement of or exchange for any securities described in clause (a) or (b) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement covering the sale of such Registrable Securities has been declared or is automatically effective, as applicable, under the Securities Act and such Registrable Securities have been sold or otherwise disposed of in accordance with such effective registration statement, or (B) such securities shall have been sold under Rule 144 (or any successor provision thereto).

“Rule 144” and “Rule 144A” each have the meaning ascribed to such term in Section 4.2.

“SEC” means the U.S. Securities and Exchange Commission or such other federal agency that at such time administers the Securities Act.

“Second Merger” has the meaning ascribed to such term in the Recitals.

“Section 2.3(a) Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3(a)(x) Sale Number” has the meaning ascribed to such term in Section 2.3(a).

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“Section 2.3 Block Trade Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3(b)(x) Sale Number” has the meaning ascribed to such term in Section 2.3(b).

“Section 2.3(b) Block Trade Sale Number” has the meaning ascribed to such term in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning ascribed to such term in Section 2.3(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Shareholders” has the meaning ascribed to such term in the Preamble.

“Shares” means the shares of common stock, par value $0.01 per share, of the Company, and any and all securities of any kind whatsoever that may be issued after the date hereof in respect of, or in exchange for, such shares of common stock pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Share Equivalents” means, with respect to the Company, all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), or depositary receipts or depositary shares representing or evidencing, Shares (including, without limitation, any note or debt security convertible into or exchangeable for Shares).

“Shelf Registrable Securities” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Registration Statement” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting Notice” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting Request” has the meaning ascribed to such term in Section 2.1(e).

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.

“Valid Business Reason” means any of the following: (a) the Board determines, in good faith, that (i) the registration or offering of Registrable Securities at that time would require the disclosure of material, non-public information and (ii) the disclosure of such information would be materially detrimental to the Company because such action would (A) materially interfere with the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company, (B) require premature disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential or (C) render the Company unable to comply

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with requirements under the Securities Act or Exchange Act; (b) the Company does not yet have appropriate financial statements of any acquired or to be acquired entities available for filing; and (c) if any of the Shareholders are “affiliates” of the Company (within the meaning of Rule 144), any regular quarterly “black-out” period during which all directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect.

“WKSI” has the meaning ascribed to such term in Section 2.1(a)(i).

Section 2. Registration Rights.

2.1. Demand Registrations.

(a) (i) Subject to Sections 2.1(b) and 2.3, at any time and from time to time beginning 180 days following the date hereof, any of the Shareholders (each, a “Demand Party” and, together, the “Demand Parties”) shall have the right to require the Company to file one or more registration statements under the Securities Act covering all or any part of its Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof. Any such request by any Demand Party pursuant to this Section 2.1(a)(i) is referred to herein as a “Demand Registration Request” and the registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, the Holder(s) making such demand for registration being referred to as the “Initiating Holders”). Any Demand Registration Request may request that the Company register Registrable Securities on an appropriate form, including a shelf registration statement on Form S-3 pursuant to Rule 415 under the Securities Act and, if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act, a “WKSI”), an automatic shelf registration statement on Form S-3. The Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to each of the Holders of Registrable Securities at least five (5) Business Days prior to the filing of any registration statement under the Securities Act.

(ii) The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities that shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder) within five (5) days following the receipt of any such Demand Exercise Notice.

(iii) The Company shall, as expeditiously as reasonably possible, but subject to Section 2.1(b), use its commercially reasonable efforts to (x) file with the SEC (no later than sixty (60) days from the Company’s receipt of the applicable Demand Registration Request) and cause to be declared or automatically effective, as applicable, such registration under the Securities Act as soon as reasonably practicable thereafter (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if

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the Company is then eligible to use such a registration) with respect to the Registrable Securities that the Company has been so requested to register, for distribution in accordance with the intended method of distribution, including a distribution to, and resale by, the members or partners of a Holder (a “Partner Distribution”) and (y) if requested by the Initiating Holders and to the extent applicable, obtain acceleration of the effective date of the registration statement relating to such registration.

(iv) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments, or include in the initial registration statement any disclosure or language, or include in any prospectus supplement or post-effective amendment any disclosure or language, and otherwise take any action, deemed necessary or advisable by such Holder to effect such Partner Distribution.

(b) Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) are subject to the following limitations: (i) the Company shall not be required to (a) cause a registration pursuant to Section 2.1(a) to be declared or automatically effective, as applicable, or (b) facilitate an offering of Shares, in either case within a period of ninety (90) days after the effective date of any other registration of the Company filed pursuant to the Securities Act (other than a Form S-4 or Form S-8 or any successor or other forms promulgated for similar purposes or forms filed in connection with an exchange offer or any employee benefit or stock purchase and/or dividend reinvestment plan) or pricing date of any offering made pursuant to such registration statement; (ii) the Company shall not be required to effect more than (x) five (5) Demand Registrations on Form S-1 or any similar long-form registration at the request of the Shareholders (it being understood that if a single Demand Registration Request is delivered by more than one Shareholder, the registration requested by such Demand Registration Request shall constitute only one Demand Registration); provided, however, that the Shareholders shall each be entitled to request an unlimited number of Demand Registrations on Form S-3 or any similar short-form registration (including pursuant to Rule 415 under the Securities Act) or take-downs or other offerings off an existing Form S-3; (iii) each registration or offering in respect of a Demand Registration Request made by any Holder must include, in the aggregate, Shares having an aggregate market value of at least the lesser of (a) the Minimum Threshold (based on the Shares included in such registration by all Holders participating in such registration) and (b) the Initiating Holder’s remaining Shares; (iv) a Holder may not request that the Company file a shelf registration statement until the Company is eligible to file a registration statement on Form S-3; and (v) if a Valid Business Reason exists, then (x) the Company may postpone filing a registration statement or facilitating an offering relating to a Demand Registration Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty-five (45) days (seventy-five (75) days in the case of a Valid Business Reason relating to the Company not having appropriate financial statements of any acquired or to be acquired entities available for filing) after the date the Valid Business Reason is initially determined to exist and (y) in case a registration statement has been filed relating to a Demand Registration Request, the Company may, to the extent a Valid Business Reason exists, suspend use of or, if required by the SEC, cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or

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supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than thirty (30) days after the date the Valid Business Reason is initially determined to exist (such period of postponement or withdrawal under this clause (v), the “Postponement Period”). The Company shall give written notice to the Initiating Holders and any other Holders that have requested registration pursuant to Section 2.1 or Section 2.2 of its determination to postpone or suspend use of or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or suspension or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone or suspend use of or withdraw a registration statement after the expiration of any Postponement Period until twelve (12) months after the expiration of such Postponement Period.

If the Company shall give any notice of postponement or suspension or withdrawal of any registration statement pursuant to clause (v) above, the Company shall not, during the Postponement Period, register any Shares, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to suspend use of, withdraw, terminate or postpone amending or supplementing any registration statement pursuant to clause (v) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement. If the Company shall have suspended use of, withdrawn or terminated a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (v) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected a Demand Registration for the purposes of this Agreement until the Company shall have permitted use of such suspended registration statement or filed a new registration statement covering the Registrable Securities covered by the withdrawn or terminated registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of suspension, withdrawal or postponement of a registration statement, the Company shall, not later than five (5) Business Days after the Valid Business Reason that caused such suspension, withdrawal or postponement no longer exists (but in no event later than thirty (30) days after the date of the suspension, postponement or withdrawal), as applicable, permit use of such suspended registration statement or use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected a Demand Registration for the purposes of this Agreement and such request shall not count as a Demand Registration Request under this Agreement), and following such permission or such effectiveness such registration shall no longer be deemed to be suspended, withdrawn or postponed pursuant to clause (v) of Section 2.1(b) above.

(c) In connection with any Demand Registration (including any Shelf Underwriting or Underwritten Block Trade (as defined below)), the Holders of a majority of the Registrable Securities included in such Demand Registration shall have the right to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the

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“Manager”) in connection with any underwritten offering pursuant to such registration and each other managing underwriter for any such underwritten offering and counsel for the Participating Shareholders; provided that in each case, each such underwriter is reasonably satisfactory to the Company, which approval shall not be unreasonably withheld or delayed.

(d) No Demand Registration shall be deemed to have occurred for purposes of Section 2.1(a) (i) if the registration statement relating thereto (x) does not become effective, (y) is not maintained effective for a period of at least one hundred eighty (180) days after the effective date thereof or such shorter period during which all Registrable Securities included in such registration statement have actually been sold (provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of the Company or an underwriter of the Company), or (z) is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, (ii) if any of the Registrable Securities requested by such Initiating Holder to be included in such Demand Registration are not so included pursuant to Section 2.3 (even where some or most of such Holder’s Registrable Securities are included in such Demand Registration), (iii) if the method of disposition is a firm commitment underwritten public offering and any of the applicable Registrable Securities identified in the preliminary prospectus or preliminary prospectus supplement, as applicable, for such offering as being sold by the Participating Holders have not been sold pursuant thereto (other than as a result of a default or breach thereunder by such Initiating Holder(s)) or (iv) if the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a default or breach thereunder by such Initiating Holder(s)) or are otherwise not waived by such Initiating Holder(s).

(e) In the event that the Company files a shelf registration statement under Rule 415 of the Securities Act pursuant to a Demand Registration Request and such registration becomes effective (such registration statement, a “Shelf Registration Statement”), the Initiating Holders with respect to such Demand Registration Request and the other Demand Parties with Registrable Securities registered on such Shelf Registration Statement (or, in the case of an automatic shelf registration statement, the Demand Parties) shall have the right at any time or from time to time to elect to sell pursuant to an underwritten offering Registrable Securities available for sale pursuant to such registration statement. Any such Initiating Holder or Demand Party shall make such election by delivering to the Company a written request (a “Shelf Underwriting Request”) for such underwritten offering specifying the number of Registrable Securities that such Initiating Holder or Demand Party, as applicable, desires to sell pursuant to such underwritten offering (the “Shelf Underwriting”). As promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Underwriting Request, the Company shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to the Holders of other Registrable Securities registered on such Shelf Registration Statement (“Shelf Registrable Securities”). The Company, subject to Sections 2.3 and 2.6, shall include in such Shelf Underwriting (x) the Registrable Securities of the Initiating Holders and (y) the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Underwriting (which request shall

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specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within five (5) days after the receipt of the Shelf Underwriting Notice. The Company shall, as expeditiously as possible (and in any event within twenty (20) days after the receipt of a Shelf Underwriting Request), but subject to Section 2.1(b), use its commercially reasonable efforts to facilitate such Shelf Underwriting. Notwithstanding the foregoing, but subject to Section 2.1(b), if a Demand Party wishes to engage in an underwritten block trade or similar transaction or other transaction with a 2-day or less marketing period (collectively, “Underwritten Block Trade”) pursuant to a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already effective Shelf Registration Statement), then notwithstanding the foregoing time periods, such Demand Party only needs to notify the Company of the Underwritten Block Trade two (2) Business Days prior to the day such Underwritten Block Trade is to commence, and the Company shall notify the other Holders (the “Company Block Trade Notice”) on the same day, and such other Holders must elect whether or not to participate by the next Business Day (i.e., one (1) Business Day prior to the date such offering is to commence). The Company shall as expeditiously as possible, but subject to Section 2.1(b), use its commercially reasonable efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences); provided, however, that the Demand Party requesting such Underwritten Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement (including filing an automatic shelf registration statement), prospectus and other offering documentation related to the Underwritten Block Trade. In the event a Demand Party requests such an Underwritten Block Trade, notwithstanding anything to the contrary in this Section 2.1 or in Section 2.2, any holder of Shares who is not a Holder shall have no right to notice of or to participate in such Underwritten Block Trade at any time. The Company shall, at the request of any Initiating Holder, file any prospectus supplement or, if the applicable Shelf Registration Statement is an automatic shelf registration statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Initiating Holders or any other Holder of Shelf Registrable Securities to effect such Shelf Underwriting. Once a Shelf Registration Statement has been declared effective, the Demand Parties may request, and the Company shall be required to facilitate, subject to Section 2.1(b), an unlimited number of Shelf Underwritings with respect to such Shelf Registration Statement. Notwithstanding anything to the contrary in this Section 2.1(e), each Shelf Underwriting must include, in the aggregate, Shares having an aggregate market value of at least the lesser of (a) the Minimum Threshold (based on the Shares included in such Shelf Underwriting by all Holders participating in such Shelf Underwriting) and (b) the Initiating Holder’s remaining Shares.

(f) Any Initiating Holder may revoke a Demand Registration Request delivered by such Initiating Holder at any time prior to the effectiveness of such Demand Registration and such Demand Registration shall have no further force or effect and such request shall not count as a Demand Registration Request under this Agreement.

(g) In the event that any Holder fails to take all steps necessary to commence an Underwritten Block Trade within two (2) Business Days of the date on which a Company Block

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Trade Notice is sent to such Holder, then, notwithstanding anything to the contrary in Sections 2.1 and 2.2, the Demand Party requesting the Underwritten Block Trade shall have the right to exclude such Holder from participating in such Underwritten Block Trade.

2.2. Piggyback Registrations.

(a) If the Company proposes or is required (pursuant to Section 2.1 or otherwise) to register any Shares for its own account or for the account of any other shareholder under the Securities Act (other than a Form S-4 or Form S-8 or any successor or other forms promulgated for similar purposes or forms filed in connection with an exchange offer or any employee benefit or stock purchase and/or dividend reinvestment plan or a registration statement registering Shares that are issuable solely upon conversion of Share Equivalents), the Company shall give written notice (the “Piggyback Notice”) of its intention to do so to each of the Holders of Registrable Securities at least five (5) Business Days prior to the filing of any registration statement under the Securities Act. Upon the written request of any such Holder, made within five (5) days following the receipt of any such Piggyback Notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(c), 2.2(f), 2.3 and 2.6 hereof, use its commercially reasonable efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act with the securities that the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence that the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof. If the Company proposes or is required (pursuant to Section 2.1 or otherwise) to sell pursuant to an underwritten offering Registrable Securities available for sale pursuant to a Shelf Registration Statement (a “Company Shelf Underwriting”), the Company shall, as promptly as practicable, give written notice of such Company Shelf Underwriting (a “Company Shelf Notice”) to each Holder of Shelf Registrable Securities. In addition to any equity securities that the Company proposes to sell for its own account in such Company Shelf Underwriting, the Company shall, subject to Sections 2.3 and 2.6, include in such Company Shelf Underwriting the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Company Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within five (5) Business Days after the receipt of the Company Shelf Notice. Notwithstanding the foregoing, (x) if the Company wishes to engage in an Underwritten Block Trade pursuant to a Shelf Registration Statement (a “Company Underwritten Block Trade”), then notwithstanding the foregoing time periods, the Company only needs to notify the Holders of the Company Underwritten Block Trade two (2) Business Days prior to the day such Company Underwritten Block Trade is to commence and the Company shall notify the Holders and such Holders must elect whether or not to participate by the next Business Day (i.e., one (1)

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Business Day prior to the date such Underwritten Block Trade is to commence), and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Company Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences), and (y) if a Demand Party wishes to engage in an Underwritten Block Trade pursuant to a Shelf Registration Statement, then the provisions set forth in Section 2.1(e) shall apply to such Underwritten Block Trade. In the event the Company or a Demand Party requests a Company Underwritten Block Trade or an Underwritten Block Trade, as applicable, notwithstanding anything to the contrary in Section 2.1 or in this Section 2.2, any holder of Shares who does not constitute a Holder shall have no right to notice of or to participate in such Company Underwritten Block Trade or Underwritten Block Trade, as applicable.

(b) The Company, subject to Sections 2.3 and 2.6 and the final sentence of Section 2.2(a), may elect to include in any registration statement and offering pursuant to demand registration rights by any Person or otherwise, (i) authorized but unissued Shares or Shares held by the Company as treasury shares and (ii) any other Shares that are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and that are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that, with respect to any underwritten offering, including a block trade, such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders or the Majority Participating Holders in such underwritten offering.

(c) If, at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, (i) any Initiating Holder determines for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to each Holder of record of Registrable Securities and thereupon will be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) other than in connection with a Demand Registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (y) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(d) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration or as otherwise required by the underwriters.

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(e) Notwithstanding anything contained herein to the contrary, the piggyback registration rights granted pursuant to this Section 2.2 shall automatically terminate at such time as both (i) the Registrable Securities beneficially owned by the Shareholders no longer constitute at least five percent (5%) of the outstanding Shares and (ii) no Shareholder is an “affiliate” of the Company (within the meaning of Rule 144).

2.3. Allocation of Securities Included in Registration Statement.

(a) If any requested registration made pursuant to Section 2.1 (including a Shelf Underwriting) involves (x) an underwritten offering and the Manager of such offering shall advise the Company and any Holder of Registrable Securities included in such underwritten offering that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 2.3(a)(x) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Initiating Holders and the Majority Participating Holders, or (y) an Underwritten Block Trade and the number of securities requested to be included in such Underwritten Block Trade by the Holders of Registrable Securities or any other Persons exceeds the number that are sold in any such Underwritten Block Trade (the “Section 2.3(a) Block Trade Sale Number” and, together with the Section 2.3(a)(x) Sale Number, the “Section 2.3(a) Sale Number”), the Company shall use its commercially reasonable efforts to include in such underwritten offering:

(i) first, all Registrable Securities requested to be included in such underwritten offering by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.2(a)); provided, however, that if the number of such Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering (including pursuant to the exercise of piggyback rights pursuant to Section 2.2(a)), based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that the Company proposes to register or sell, up to the Section 2.3(a) Sale Number; and

(iii) third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights (“Additional Piggyback Shares”), based on the number of Additional Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Additional Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

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(b) If any registration or offering made pursuant to Section 2.2 involves (x) an underwritten primary offering on behalf of the Company after the date hereof and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 2.3(b)(x) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company or (y) a Company Underwritten Block Trade and the number of securities requested to be included in such Company Underwritten Block Trade by the Company, the Holders of Registrable Securities or any other Persons exceeds the number that are sold in any such Company Underwritten Block Trade (the “Section 2.3(b) Block Trade Sale Number” and, together with the Section 2.3(b)(x) Sale Number, the “Section 2.3(b) Sale Number”), the Company shall use its commercially reasonable efforts to include in such underwritten offering:

(i) first, all equity securities that the Company proposes to register or sell for its own account;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(a), based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion, up to the Section 2.3(b) Sale Number; and

(iii) third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Additional Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Additional Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number.

(c) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially requested by any Person(s) (other than a Holder) to whom the Company has granted registration rights that are not inconsistent with the rights granted in, and do not otherwise conflict with the terms of, this Agreement and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall include in such underwritten offering:

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(i) first, the securities requested to be included in such underwritten offering shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(a), based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Holders and Persons requesting inclusion, up to the Section 2.3(c) Sale Number;

(ii) second, to the extent that the number of Registrable Securities and securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Additional Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Additional Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(c) Sale Number; and

(iii) third, to the extent that the number of Registrable Securities and securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining securities to be included in such underwritten offering shall be allocated to shares the Company proposes to register or sell for its own account, up to the Section 2.3(c) Sale Number.

(d) If, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in an underwritten offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in the registration to which such underwritten offering relates or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced. If more than one of the Shareholders desires to register or sell Shares and the number of Shares to be sold by the Shareholders collectively is to be reduced for any reason pursuant to Section 2.3 or otherwise, than the Shareholders may allocate among themselves the number of Shares each may register or sell (but capped at the maximum amount of Shares they are permitted collectively to sell in such registration or offering).

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2.4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of and/or participate in any offering or sale of any Registrable Securities under the Securities Act as provided in this Agreement (or use commercially reasonable efforts to accomplish the same), the Company shall, as expeditiously as reasonably possible:

(a) prepare and file all filings with the SEC and FINRA required for the consummation of the offering, including preparing and filing with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), which registration form (i) shall be selected by the Company (except as provided for in a Demand Registration Request) and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such registration statement to become effective and remain continuously effective for such period as any Participating Holder pursuant to such registration statement shall reasonably request (provided, however, that as far in advance as reasonably practicable before filing a registration statement or prospectus or any amendments or supplements thereto (other than any amendment by means of a document filed by the Company under the Exchange Act) or any free writing prospectus related thereto, the Company will furnish to the Demand Parties, counsel for each of the Participating Holders and counsel for the Manager, if any, copies of reasonably complete drafts of all such documents proposed to be filed (including all exhibits thereto and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), which documents will be subject to the reasonable review and reasonable comment of such counsel (including any objections to any information pertaining to any Participating Holder and its plan of distribution and otherwise to the extent necessary, if at all, to complete the filing or maintain the effectiveness thereof), and the Company shall make the changes reasonably requested by such counsel and shall not file any registration statement or amendment thereto (other than any amendment by means of a document filed by the Company under the Exchange Act), any prospectus or supplement thereto or any free writing prospectus related thereto to which counsel for the Participating Holders, the Majority Participating Holders or the underwriters, if any, shall reasonably object); provided, however, that, notwithstanding the foregoing, in no event shall the Company be required to file any document with the SEC that in the view of the Company or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading; provided, further, that any Participating Holder shall be entitled to review and provide reasonable comment on disclosure regarding itself included or proposed to be included in any such filing;

(b) (i) subject to Section 2.1(b), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such registration statement continuously effective for such period as any Participating Holder pursuant

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to such registration statement shall reasonably request and to comply in all material respects with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, and any prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act, in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) provide notice to such sellers of Registrable Securities and the Manager, if any, of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(c) furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, each free writing prospectus utilized in connection therewith, in each case, in all material respects in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(d) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things that may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended methods of disposition (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed with the SEC and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement

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or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware that results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein (other than with respect to a registration statement, in the light of the circumstances under which they were made) not misleading (which notice shall notify the Participating Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information); and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct; and, if the notification relates to an event described in clause (v), unless the Company has declared that a Postponement Period exists, the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f) comply (and continue to comply) in all material respects with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within forty-five (45) days, or ninety (90) days if it is a fiscal year, after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange;

(h) in connection with any underwritten offering, cause its senior management, other employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) and other experts to participate in, make themselves available at reasonable times upon reasonable request, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions and due diligence sessions) taking into account the Company’s reasonable business needs;

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(i) in connection with any underwritten offering, use its commercially reasonable efforts to make available at reasonable times upon reasonable request its senior management and other employees for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the Company’s reasonable business needs and the requirements of the marketing process) in the marketing of Registrable Securities;

(j) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement and, in the case of any secondary equity offering, provide and enter into any reasonable agreements with a custodian for the Registrable Securities;

(k) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Initiating Holder or the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities that are to be distributed by any underwriters shall be parties to any such underwriting agreement);

(l) in connection with any underwritten offering, use its commercially reasonable efforts (i) to obtain opinions from the Company’s counsel, including local counsel, and a “cold comfort” letter, updates thereof and consents from the independent public accountants who have certified the financial statements of the Company (and/or any other financial statements) included or incorporated by reference in the applicable registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinions and letters shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, (ii) to obtain customary letters from the Company’s reserve valuation experts addressed to the underwriters and (iii) to furnish to each Participating Holder upon its request and to each underwriter, if any, copies of such opinions and letters addressed to such underwriter;

(m) deliver promptly to each Demand Party, to counsel for each of the Participating Holders and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or independent public accountants relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for the Participating Holders, by counsel for any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Participating Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the

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Company as may reasonably be requested, and cause the Company’s officers and other employees to supply all information reasonably requested by any such counsel for the Participating Holders, counsel for an underwriter, attorney, accountant or agent in connection with such registration statement;

(n) use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;

(o) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement and, if applicable, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(p) cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates (or book-entry designations) not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least one (1) Business Day prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least one (1) Business Day prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the request of any Holder, prepare and deliver certificates (or book-entry designations) representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time);

(q) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will use its commercially reasonable efforts to make any such prohibition inapplicable;

(r) use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended methods thereof;

(s) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(t) take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required

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thereby, is retained in accordance with the Securities Act to the extent required thereby, will not conflict with a related prospectus, prospectus supplement and related documents and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(u) in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in the light of the circumstances, be misleading;

(v) in connection with any underwritten offering, to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter reasonably acceptable to the Manager; and

(w) use its commercially reasonable efforts to cooperate with any managing underwriters, their counsel, the Participating Holders and counsel for the Participating Holders in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, the Nasdaq Stock Market, or any other national securities exchange on which the Shares are or are to be listed.

To the extent the Company is a WKSI at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement that covers those Registrable Securities that are requested to be registered. To the extent the Company has filed an automatic shelf registration statement, the Company shall use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective. If the Company is requested to register Registrable Securities on an automatic shelf registration statement, the Company shall pay the applicable filing fee related to such Registrable Securities at the time of filing of the automatic shelf registration statement. If the automatic shelf registration statement has been outstanding for at least three (3) years, at or prior to the end of the third year the Company shall, upon request, refile a new automatic shelf registration statement covering the Registrable Securities that remain outstanding. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

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If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, and the Holders do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

The Company may require as a condition to the Company’s obligations under this Section 2.4 that each Participating Holder as to which any registration is being effected (i) furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request, provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration and (ii) provide any underwriters participating in the distribution of such securities such information as the underwriters may request and execute and deliver any agreements, certificates or other documents as the underwriters may request.

Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Participating Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4. The period(s) during which the Holders are required to discontinue disposition of securities pursuant to this paragraph shall not exceed forty-five (45) days with respect to any one such period within any 365 day period (either alone or in combination with a Postponement Period pursuant to Section 2.1(b) hereof).

To the extent that any Holder is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that such Holder shall be entitled to conduct the due diligence that an underwriter would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters addressed to such Holder (to the extent permitted by applicable accounting or auditing guidance).

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2.5. Registration Expenses.

(a) The Company shall pay all Expenses with respect to any registration or offering of Registrable Securities pursuant to Section 2, whether or not a registration statement becomes effective or the offering is consummated.

(b) Notwithstanding the foregoing, (x) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” laws of each state in which the offering is made, and (y) in connection with any underwritten offering hereunder, each Participating Holder shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of Shares sold in the offering by such Holder. In addition, each Participating Holder shall pay the expenses of its own counsel and advisors, except to the extent provided in the definition of “Expenses”.

2.6. Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 involving an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such underwritten offering shall be subject to such underwriting agreement and no Person may participate in such underwritten offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires and other documents (including custody agreements and powers of attorney, if any) that must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

2.7. Limitations on Sale or Distribution of Other Securities.

(a) Each Holder agrees (whether or not such Holder can participate in any such offering), (i) to the extent requested by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering effected pursuant to Section 2.1 (including any Shelf Underwriting pursuant to Section 2.1(e)), not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Shares or Share Equivalents (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days from the pricing date of such offering or such shorter period as the managing underwriter, the Company or any executive officer or director of the Company shall agree to (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 or Form S-8 or any successor or other forms promulgated for similar purposes or forms filed in connection with an exchange offer or any employee benefit or stock purchase and/or dividend reinvestment plan), to use its commercially reasonable efforts to cause all directors and executive officers of the Company, to so agree), and (ii) to the extent requested by a managing underwriter of any underwritten public offering effected by the Company for its own account (including without limitation any offering in which one or more Holders is selling Shares pursuant to the

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exercise of piggyback rights under Section 2.2 hereof), not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Shares or Share Equivalents (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days from the pricing date of such offering or such shorter period as the managing underwriter, the Company or any executive officer or director of the Company shall agree to. Each Holder agrees to execute and deliver customary lock-up agreements for the benefit of the underwriters with such form and substance as the managing underwriter shall reasonably determine.

(b) The Company hereby agrees that, in connection with an offering pursuant to Section 2.1 (including any Shelf Underwriting pursuant to Section 2.1(e)) or Section 2.2, the Company shall not sell, transfer, or otherwise dispose of, any Shares or Share Equivalents (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or other forms promulgated for similar purposes or forms filed in connection with an exchange offer or any employee benefit or stock purchase and/or dividend reinvestment plan), until a period of ninety (90) days (or such shorter period to which the Majority Participating Holders shall agree) shall have elapsed from the pricing date of such offering, except to the extent otherwise agreed to by the underwriters as provided in any lock-up agreement required in connection with such offering; and the Company shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) use its commercially reasonable efforts to cause all directors and executive officers of the Company to so agree.

2.8. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement. A Holder is not required to include any of its Registrable Securities in any registration statement, is not required to sell any of its Registrable Securities that are included in any effective registration statement, may sell any of its Registrable Securities in any manner in compliance with applicable law (including pursuant to Rule 144) even if such shares are already included on an effective registration statement, and may request that Registrable Securities be registered or sold pursuant to a registration statement even if such Shares are eligible to be sold pursuant to Rule 144.

2.9. Indemnification.

(a) In the event of any registration or offer and sale of any securities of the Company under the Securities Act pursuant to this Section 2, the Company will (without limitation as to time), and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder, its directors, officers, fiduciaries, employees, stockholders, members, general and limited partners, affiliates, successors and assigns (and the directors, officers, fiduciaries, employees, stockholders, members, general and limited partners, affiliates, successors and assigns thereof), and each other Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Participating Holder and each director, officer, employee, stockholder, fiduciary, managing director, affiliate, successor, assign or partner of such controlling Person (and all controlling

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Persons of any such Persons or other controlling Persons), from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of, are based upon, relate to or are in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to any action required of or inaction by the Company in connection with any such offering of Registrable Securities, and the Company will reimburse any such indemnified party for any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b) Each Participating Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers who signed the applicable registration statement and its directors, each Person controlling the Company within the meaning of the Securities Act and each director, officer, employee, stockholder, fiduciary, managing director, affiliate, successor, assign or partner of such controlling Person (and all controlling Persons of any such Persons or other controlling Persons) with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder specifically for use therein, and each such Participating Holder, shall reimburse such indemnified party for any legal

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or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount that any such Participating Holder shall be required to pay pursuant to this Section 2.9 (including pursuant to indemnity, contribution or otherwise) shall in no case be greater than the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim; provided, further, that such Participating Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, or any free writing prospectus utilized in connection therewith, such Participating Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto or free writing prospectus which corrected or made not misleading information previously furnished to the Company. The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically relating to (i) the beneficial ownership of Shares by such Participating Holder and its Affiliates as disclosed in the section of such document entitled “Selling Shareholders” or “Principal and Selling Shareholders” or other variations thereof and (ii) the name and address of such Participating Holder. If any additional information about such Holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 2.9. In case any action or proceeding is brought against an indemnified party and such indemnified party shall have notified the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the

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extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within thirty (30) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party that are not available to the indemnifying party or that may conflict with or are different from those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)

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shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c). In addition, no Holder of Registrable Securities or any Affiliate thereof shall be required to pay any amount under this Section 2.9(e) unless such Person or entity would have been required to pay an amount pursuant to Section 2.9(b) if it had been applicable in accordance with its terms.

(f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g) The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

2.10. Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, for so long as the Registrable Securities beneficially owned by the Shareholders constitute at least ten percent (10%) of the outstanding Shares, the Company shall not, without the prior written consent of the Shareholders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are (i) more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to such Holders or (ii) on parity with the registration rights granted to the Holders hereunder.

2.11. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

Section 3. Underwritten Offerings.

3.1. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall (i) be reasonably satisfactory in form and substance to the Majority Participating Holders, (ii) contain terms not materially inconsistent with the provisions of this Agreement to

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the extent the underwriters of such offering agree to such terms and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are customary and generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements as are customary for the lead underwriter for such offering and agreed to by the Majority Participating Holders. Any Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Unless otherwise agreed by the Majority Participating Holders and the underwriters, each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such underwriting agreement and in no event shall relate to anything other than information about such Holder specifically provided by such Holder for use in the registration statement and prospectus (in each case unless otherwise agreed by the underwriters and the Majority Participating Holders).

3.2. Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Participating Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Unless otherwise agreed by the Majority Participating Holders and the underwriters, each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any

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underwriter or other Person under such underwriting agreement shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such underwriting agreement and in no event shall relate to anything other than information about such Holder specifically provided by such Holder for use in the registration statement and prospectus (in each case unless otherwise agreed by the underwriters and Majority Participating Holders).

Section 4. General.

4.1. Rule 144 and Rule 144A. The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will use commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. To the extent any Holder desires to sell Registrable Securities pursuant to Rule 144, the Company agrees to provide customary instructions to the transfer agent to remove any restrictive legends from such Shares and to provide or cause any customary opinions of counsel to be delivered to the transfer agent in connection with any such sale. In addition, the Company agrees to remove any restrictive legend from the Registrable Securities upon the reasonable request of any Holder as soon as reasonably permitted by applicable law and customary practice (including customary transfer agent practices).

4.2. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement); provided, however, that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

4.3. Amendments and Waivers. For three years following the date hereof, no provision of this Agreement may be amended or modified unless such amendment or modification is approved by a majority of the Foxtrot Independent Directors (as defined in the Stockholders Agreement, dated as of [●], by and among the Company, SCR-Sibelco NV and

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the other stockholders of the Company party thereto) or by the sole Foxtrot Independent Director, so long as at least one Foxtrot Independent Director is a member of the Board of Directors of the Company. Additionally, except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company and such Holder. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

4.4. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.4):

if to the Company:

Unimin Corporation

258 Elm Street,

New Canaan, CT 06840

United States of America

Attention: General Counsel

Facsimile: +1 (203) 966-1977

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Peter Lyons
E-mail:	peter.lyons@freshfields.com
Attention:	Omar Pringle, Esq.
Email:	omar.pringle@freshfields.com
Facsimile:	+1 (212) 277 4001

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if to the Shareholders:

SCR-Sibelco NV / Sibelco Switzerland GmbH

Plantin en Moretuslei 1a, 2018 Antwerp

Belgium

Attention:	Laurence Boens, Group Legal Counsel
Facsimile:	+32 3 223 67 00

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Peter Lyons
Facsimile:	(212) 284-4965
E-mail:	peter.lyons@freshfields.com

If to any other Holder, at such Holder’s address as set forth on such Holder’s signature page hereto or to an Assumption Agreement.

4.5. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, permitted assigns, heirs and personal representatives of the parties hereto, whether so expressed or not. This Agreement may not be assigned by the Company without the prior written consent of the Shareholders. No Holder shall have the right to assign all or part of its rights and obligations under this Agreement without the prior written consent of the other parties hereto; provided, that any Holder may assign this Agreement to one or more of its Affiliates without the prior written consent of the other parties hereto, and any Holder may assign this Agreement to one or more third parties who acquire Shares from such Holder other than in a public underwritten offering or sales generally into the open market pursuant to Rule 144 so long as the Shares being acquired by such third party or parties has an aggregate market value of at least the Minimum Threshold; provided, further, that such Holder’s Affiliate (or Affiliates) or other permitted transferee executes and delivers to the Company an Assumption Agreement. Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Holder that are assigned to it and, to the extent such rights are assigned, any reference to the assigning Holder shall be treated as a reference to the assignee. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

4.6. Entire Agreement. This Agreement and the other documents referred to herein or delivered pursuant hereto that form part hereof constitute the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

4.7. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This

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Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of New York.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby or thereby shall be brought in the federal or state courts located in the State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in any such court and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OR AGENT OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8.

4.8. Interpretation; Construction.

(a) The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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4.9. Counterparts. This Agreement may be executed and delivered in any number of separate counterparts (including by facsimile or electronic mail), each of which shall be an original, but all of which together shall constitute one and the same agreement.

4.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.11. Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.12. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.13. Confidentiality. Each Holder agrees that any non-public information that such Holder may receive relating to the Company and its subsidiaries pursuant to this Agreement (the “Confidential Information”) will be held strictly confidential and will not be disclosed by it to any Person without the express written permission of the Company; provided, however, that the Confidential Information may be disclosed (i) in the event of any compulsory legal process or compliance with any applicable law, subpoena or other legal process or in connection with any filings that the Holder may be required to make with any regulatory authority; provided, however, that in the event of compulsory legal process, unless prohibited by applicable law or that process, each Holder agrees (A) to give the Company prompt notice thereof and to cooperate with the Company in securing a protective order in the event of compulsory disclosure and (B) that any disclosure made pursuant to public filings will be subject to the prior reasonable review

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of the Company, (ii) to any foreign or domestic governmental or quasi-governmental regulatory authority, including without limitation, any stock exchange or other self-regulatory organization having jurisdiction over such party, (iii) to each Holder’s or its Affiliate’s and its and their respective officers, directors, employees, partners, accountants, lawyers and other professional advisors for use relating solely to management of the investment or administrative purposes with respect to such Holder or Affiliate thereof, and (iv) to each Holder’s or its Affiliate’s direct or indirect partners, members or investors, or potential partners, members or investors and their respective advisors, provided that such Holder or its applicable Affiliate informs such Person that such information is confidential and directs such Person to use such information only for purpose of assisting in determining whether to invest in, or monitoring, modifying or exiting its investment in, the Company (or a Holder, Affiliate of a Holder or a direct or indirect owner of a Holder).

4.14. Restructuring. To the extent that the Board of the Company elects to effect a restructuring or recapitalization of the Company or substantially all of the business of the Company through a subsidiary or parent company of the Company or otherwise, the provisions of this Agreement shall be appropriately adjusted, and the Holders and the Company shall enter into such further agreements and arrangements as shall be reasonably necessary or appropriate to provide the Holders with substantially the same registration rights as they would have under this Agreement, giving due consideration to the nature of the new public entity, the nature of the securities to be offered and tax and other relevant considerations.

4.15. Opt-Out Rights. Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

UNIMIN CORPORATION

By:

Name:
Title:

SCR-SIBELCO NV

By:

Name:
Title:

SIBELCO SWITZERLAND GmbH

By:

Name:
Title:

Exhibit A

ASSUMPTION AGREEMENT

This Assumption Agreement (this “Assumption Agreement”) is made as of [                    ], by and [among] [between] [                    ] (the “Transferring Holder”) and [                    ] (the “New Holder”), in accordance with that certain Registration Rights Agreement, dated as of [                    ] (as amended from time to time, the “Agreement”), by and among Unimin Corporation (the “Company”) and the other Holders party thereto.

WHEREAS, the Agreement requires the New Holder, as a condition to the assignment of Transferring Holder’s rights under the Agreement, to become a party to the Agreement by executing this Assumption Agreement, and upon the New Holder signing this Assumption Agreement, the Agreement will be deemed to be amended to include the New Holder thereunder;

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1 Party to the Agreement. By execution of this Assumption Agreement, as of the date hereof the New Holder is hereby made a party to the Agreement with all rights and obligations of a Shareholder. The New Holder hereby agrees to become a party to the Agreement and to be bound by, and subject to, all of the representations, covenants, terms and conditions of the Agreement that are applicable to, and assignable under the Agreement by, the Transferring Holder, in the same manner as if the New Holder were an original signatory to the Agreement. Execution and delivery of this Assumption Agreement by the New Holder shall also constitute execution and delivery by the New Holder of the Agreement, without further action of any party.

Section 2 Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement unless otherwise noted.

Section 3 Representations and Warranties of the New Holder.

3.1 Authorization. The New Holder has all requisite [corporate] power and authority and has taken all action necessary in order to duly and validly approve the New Holder’s execution and delivery of, and performance of its obligations under, this Assumption Agreement. This Assumption Agreement has been duly executed and delivered by the New Holder and constitutes a legal, valid and binding agreement of the New Holder, enforceable against the New Holder in accordance with its terms.

3.2 No Conflict. The New Holder is not under any obligation or restriction, whether or otherwise, nor shall it assume any such obligation or restriction, that does or would materially interfere or conflict with the performance of its obligations under this Assumption Agreement.

Section 4 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Assumption Agreement and the consummation of the transactions contemplated hereby.

Section 5 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of New York.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby or thereby shall be brought in the federal or state courts located in the State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in any such court and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OR AGENT OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

Section 6 Counterparts. This Assumption Agreement may be executed and delivered in any number of separate counterparts (including by facsimile or electronic mail), each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 7 Entire Agreement. This Assumption Agreement, the Registration Rights Agreement and the other documents referred to herein or delivered pursuant hereto which form part hereof constitute the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned parties have executed this Assumption Agreement as of the date first above written.

TRANSFERRING HOLDER

[ ]

By:

Name:
Title:

NEW HOLDER

[ ]

By:

Name:
Title:

Notice Address: [ ]
[ ]
[ ]
Attention: [ ]
Facsimile: [ ]
Email: [ ]

Accepted and Agreed to as of

the date first written above:

CORPORATION

UNIMIN CORPORATION

By:
Name:
Title:

EXHIBIT D

SCR-SIBELCO NV

UNIMIN CORPORATION

[HPQ CO]

BUSINESS CONTRIBUTION AGREEMENT

Dated as of [●]

i

ii

Exhibits

EXHIBIT A – FORM OF REDEMPTION AGREEMENT

iii

BUSINESS CONTRIBUTION AGREEMENT

This BUSINESS CONTRIBUTION AGREEMENT (this Agreement), dated as of [●], by and between SCR-SIBELCO NV, a Belgian public company (Sibelco), UNIMIN CORPORATION, a Delaware corporation and wholly-owned subsidiary of Sibelco (the Transferor) and [HPQ CO], a Delaware corporation and wholly owned subsidiary of Transferor (the Transferee). Sibelco, the Transferor and the Transferee are each referred to herein individually as a Party and collectively as the Parties.

RECITALS

WHEREAS, the Transferor and Sibelco have entered into an agreement and plan of merger, dated as of December 11, 2017 (the Merger Agreement) with Bison Merger Sub, Inc. (Merger Sub), Bison Merger Sub I, LLC (Merger Sub LLC) and Fairmount Santrol Holdings Inc. (the Company), pursuant to which Sibelco, the Transferor, Merger Sub, Merger Sub LLC and the Company will effect: (i) a business combination through the merger of Merger Sub with and into the Company (the Merger), with the Company surviving as a wholly-owned subsidiary of the Transferor; and (ii) a further business combination through the second merger of the Company with and into Merger Sub LLC (the Second Merger and, together with the Merger, the Mergers) immediately following the consummation of the Merger, with Merger Sub LLC surviving the Second Merger as a wholly-owned subsidiary of the Transferor;

WHEREAS, in connection with the consummation of the Mergers, the Transferor and the Transferee desire to enter into this Agreement pursuant to which the Transferor will convey and contribute certain assets to the Transferee solely in exchange for [●] shares of common stock, par value $0.01 per share, of the Transferee representing 100% of the issued and outstanding common stock of Transferee (the Shares) and the assumption of certain liabilities relating to such assets, on the terms and subject to the conditions set forth in this Agreement (the Contribution);

WHEREAS, prior to the time the Mergers become effective pursuant to the Merger Agreement (the Effective Time), after the Contribution, the Transferor will distribute the Shares solely in exchange for [●] shares of common stock, par value $1.00 per share (as may be reduced to $0.01 per share or more prior to the Effective Time), of the Transferor (Transferor Common Stock) held by Sibelco, on the terms and subject to the conditions set forth in this Agreement (the Redemption); and

WHEREAS, the Transferor and the Transferee intend that the Contribution and Redemption qualify as a tax-free transaction pursuant to Section 368(a)(1)(D) and Section 355 of the Internal Revenue Code of 1986, as amended (the Code).

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions. For purposes of this Agreement:

Affiliate means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise, and will be construed in accordance with the rules promulgated under the Securities Act; provided, however, that none of the Transferor or any of its wholly owned Subsidiaries, on the one hand, shall be considered an Affiliate of Sibelco or the Transferee or any of their respective wholly owned Subsidiaries, on the other hand.

Agreement has the meaning set forth in the Preamble.

Applicable Law means any supra-national, federal, national, state, municipal or local statute, law, ordinance, regulation, rule, code, order (whether executive, legislative, judicial or otherwise), judgment, injunction, notice, decree or other requirement or rule of law or legal process (including common law), or any other order of, or agreement issued, promulgated or entered into by, any Governmental Authority.

Assignment has the meaning set forth in Section 2.2.

Assumed Indebtedness means Indebtedness under instruments evidencing Indebtedness that are primarily related to the Business or the Transferred Assets;

Assumed Liabilities means all Liabilities of the Transferor to the extent relating to the Business or the Transferred Assets, whether arising on, prior to or following the Closing Date, including the following, but expressly excluding the Excluded Liabilities:

(a) all Liabilities for accounts payable to the extent relating to the Business or the Transferred Assets, other than any Liabilities for non-trade accounts payable between the Transferor, on the one hand, and any member of the Transferor Group, on the other hand;

(b) all Liabilities of the Transferor arising under the Transferred Contracts and the Permits included in the Transferred Assets;

(c) all Assumed Indebtedness;

(d) all Liabilities, whether arising prior to, on or following the Closing Date, relating to the employment and termination of employment of (i) Transferred Employees and (ii) any employee providing services to the Business who ceased to be an employee of Transferor on or after July 1, 2017; and

(e) all HPQ Co Tax Obligations (as defined in the Tax Matters Agreement).

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Business means the global high purity quartz mining and production business of the Transferor, which includes the production of co-products generated by the high purity quartz mining and production including mica, feldspar and hydrofluorosilicic acid.

Business Day means a day, other than a Saturday or Sunday or other day on which commercial banks are authorized or required by Applicable Law to close in Brussels, Belgium New Canaan, Connecticut or New York City, New York.

Closing has the meaning set forth in Section 2.4.

Closing Date has the meaning set forth in Section 2.4.

Code has the meaning set forth in the Recitals.

Contract means any binding contract, agreement, instrument, lease, license or commitment.

Effective Time has the meaning set forth in the Recitals.

Encumbrance means any charge, security interest, pledge, condition, equitable interest, hypothecation, mortgage, lien (statutory or other), option, conditional sale or other title retention agreement, encumbrance, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

Excluded Assets means all assets, rights and properties, of any kind of nature, of the Transferor and its Affiliates other than the Transferred Assets, including:

(a) all Real Property of the Transferor other than the Transferred Facilities;

(b) all machinery, equipment, furniture and other items of tangible personal property of the Transferor not located at the Transferred Facilities or otherwise used in connection with the Business;

(c) all Intellectual Property rights of the Transferor other than the Transferred Intellectual Property;

(d) all rights under all Contracts of the Transferor, other than the Transferred Contracts;

(e) all cash, cash equivalents, bank deposits, investment accounts, lockboxes, certificates of deposit, marketable securities, bank accounts, corporate credit cards and other similar cash items of the Transferor, other than the Transferred Cash;

(f) any non-trade intercompany notes and accounts receivable between the Transferor, on the one hand, and any member of the Transferor Group, on the other hand;

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(g) all minute books, records, stock ledgers and Tax records of the Transferor, and all other records that the Transferor is required by Applicable Law to retain;

(h) the shares of the capital stock of any member of the Transferor Group and all of any Transferor Group member’s ownership interest in any Person;

(i) all insurance policies, binders and claims and rights thereunder and proceeds thereof;

(j) all Tax Returns of the Transferor;

(k) all rights in connection with and assets of any Transferor Plan;

(l) all rights arising under any Excluded Liability; and

(m) all rights of the Transferor under this Agreement.

Notwithstanding clause (g) and (j) above, the Transferor shall provide the Transferee with copies of, or access to, all Tax Returns, Tax records and other materials to the extent required under the Tax Matters Agreement.

Excluded Liabilities means:

(a) all intercompany Liabilities for trade accounts payable or other amounts due and owing between the Transferor, on the one hand, and any member of the Transferor Group, on the other hand;

(b) except as otherwise expressly provided in ARTICLE 3 hereof, all Liabilities arising in connection with any Transferor Plan;

(c) all Liabilities for Indebtedness, other than the Assumed Indebtedness;

(d) all Liabilities arising under or related to all Contracts, other than Transferred Contracts; and

(e) all other Liabilities of the Transferor other than the Assumed Liabilities.

Fair Market Value means the value of any Transferred Asset or Assumed Liability, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller, conveyance of operatorship associated with any specified interest or property or a control premium.

Governmental Authority means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational or

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supra-national organization exercising judicial, legislative or regulatory power, including the European Commission, or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, fiscal, legislative, police, regulatory or taxing power of any nature of any federal, state, local, municipal, foreign or other government, in each case, anywhere throughout the world.

Indebtedness means, without duplication: (i) the outstanding principal amount and other payment obligations (including any premiums, penalties, make-whole payments, termination fees, breakage costs and other fees and expenses that are due upon prepayment of such obligations), under any obligations (A) for borrowed money; or (B) evidenced by notes, bonds, debentures or similar instruments; (ii) all payment obligations under any interest rate, currency, swap, caps, collars or other hedging agreements; (iii) any lease obligation that is properly characterized as a capitalized lease under U.S. GAAP, to the extent of the amount so characterized; (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the ordinary course of business; (v) all “earn-out”, contingent purchase price, deferred purchase price or similar contingent payment obligations under any Contract that relates to the acquisition of any business; (vi) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; (vii) all obligations in respect of accrued or declared but unpaid dividends or other distributions; (viii) all obligations (contingent or otherwise), under any letters of credit, performance bonds, surety bonds, corporate guarantees or similar instruments under which advances or other amounts have been drawn; and (ix) the amount of any guaranty of each of the foregoing and all accrued interest in respect of each of the foregoing.

Intellectual Property means all of the following anywhere in the world and all legal rights, title or interest in the following arising under Applicable Law: (i) all patents and applications for patents and all related reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part; (ii) all mask works, mask work registrations and mask work applications and all other corresponding rights; (iii) all registered or unregistered words, devices or symbols that serve as or are capable of serving as an indication of source when used in connection with goods, services or the Business, including trademarks, service marks, trade dress, trade names, corporate names, logos, slogans, assumed fictional business names, Internet domain names and registrations and applications for registration of any of the foregoing, including extensions and renewals, together with all translations, adaptations, derivations, and combinations thereof and the goodwill associated therewith; (iv) copyrights, copyright registrations and copyright applications, copyrightable works and all other corresponding rights; (v) all design rights, inventions (whether patentable or unpatentable and whether or not reduced to practice); (vi) trade secrets and know-how, technology, technical data, confidential business information, manufacturing and production processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, advertising and promotional materials, customer, distributor, reseller and supplier lists and information, correspondence, records, and other documentation, and other proprietary information of every kind; (vii) all Software, firmware, development tools, algorithms, files, records, technical drawings and related documentation, data and manuals; (viii) all databases and data collections; and (ix) all other intellectual property and proprietary rights, whether registered or unregistered, existing now or in the future in any part of

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the world. For purposes of this definition, the term registered includes registrations, applications for registration, intent-to-use applications or other registrations or applications related to trademarks, copyrights and any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

Liability means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise).

Losses means Liabilities, including all reasonable legal costs and expenses relating thereto.

Merger Agreement has the meaning set forth in the Recitals.

Mineral Rights mean all mineral rights, surface and subsurface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other rights and interests granting the Transferor or one or more of its Subsidiaries the rights and ability to mine, extract, remove, process, transport and market the minerals produced by the Business, in the ordinary course thereof.

Party has the meaning set forth in the Preamble.

Permit means all permits, licenses, certificates or other authorizations or consents of a Governmental Authority.

Person means any individual or any corporation, limited liability company, partnership, trust, association or other entity of any kind.

Proceeding means any action, bid protest, arbitration, litigation, suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private), demand or order, in each case, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

Real Property means all land, together with all buildings, structures, improvements and fixtures located thereon and all easements, rights of way, and appurtenances relating thereto.

Redemption has the meaning set forth in the Recitals.

Securities Act means the United States Securities Act of 1933, as amended.

Shares has the meaning set forth in the Recitals.

Sibelco has the meaning set forth in the Recitals.

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Software means computer software, including all source code and object code versions thereof and any documentation related thereto.

Subsidiary of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, greater than 50% of the equity interests of which) is owned directly or indirectly by such first person.

Tax and Taxes means (a) any income, capital gain or loss, franchise, profits, gross receipts, ad valorem, net worth, transfer, VAT, sales, use, real or personal property, payroll, withholding, employment, social security, excise, stamp, registration, alternative, add-on minimum, unclaimed property, escheat or other tax of whatever kind (including any fee, assessment or other charges in the nature of or in lieu of any tax) payable to any taxing authority or other Governmental Authority and (b) any interest, fines, penalties or additions imposed with respect thereto.

Tax Matters Agreement means the agreement with respect to Taxes that Transferor and Transferee are entering into concurrently with the execution and delivery of this Agreement.

Tax Return means any return or report of Taxes due, any claim for refund of Taxes paid, any information return with respect to Taxes, or any other similar return, report, statement, declaration, or document required to be filed under the Code or other Applicable Law, including any attachments, schedules, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

Transfer Documents means, collectively, such deeds, bills of sale, invoices, assignments, patent rights assignments, assumptions (including assignment and assumption agreements), affidavits and other instruments of sale, conveyance, transfer and assignment between the Transferor and the Transferee as may be necessary under Applicable Law to consummate the transactions contemplated by this Agreement.

Transferee has the meaning set forth in the Preamble.

Transferee Indemnified Parties has the meaning set forth in Section 4.1.

Transferor has the meaning set forth in the Preamble.

Transferor Common Stock has the meaning set forth in the Recitals.

Transferor Group means the Transferor and its controlled Affiliates.

Transferor Indemnified Parties has the meaning set forth in Section 4.2.

Transferor Plan means any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA) whether or not subject to ERISA) and any other plan, Contract, arrangement, policy, fund or program (whether written or unwritten, insured or self-insured) involving direct or indirect compensation, including insurance coverage, severance benefits, health or welfare benefits, deferred compensation,

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bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of equity- and cash-based incentive compensation or post-retirement compensation (i) sponsored, maintained or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Transferor for the benefit of any of the Transferred Employees or their beneficiary, or (ii) with respect to which the Transferor could reasonably be expected to have any Liabilities on behalf of any such Transferred Employee or beneficiary; provided that any governmental plan or program requiring the mandatory payment of social insurance Taxes or similar contributions to a governmental fund with respect to the wages of an employee will not be considered a “Transferor Plan.”

Transferred Assets means all of the Transferor’s or its applicable Subsidiaries’ right, title and interest in and to the following (and only the following) assets, rights and properties:

(a) the Real Property owned or leased by the Transferor set forth in Schedule 1.1(c) (the Transferred Facilities), including any Mineral Rights appurtenant thereto;

(b) all machinery, equipment, vehicles, spare parts, furniture and other items of tangible personal property, including personal computers and telephones, located, or used exclusively, at the Transferred Facilities or exclusively used by or assigned to the Transferred Employees;

(c) all inventory, including all finished inventory, work in process and raw materials, of the Business as of the Closing Date located at the Transferred Facilities or in transit to or from the Transferred Facilities;

(d) all of the rights of the Transferor or its applicable Subsidiary under the Contracts set forth in Schedule 1.1(e) or otherwise exclusively related to the Business (the Transferred Contracts);

(e) all notes and accounts receivable arising exclusively from the Business, but excluding any non-trade related intercompany notes and accounts receivable between the Transferor, on the one hand, and any member of the Transferor Group, on the other hand;

(f) an amount in cash equal to $94,000 per day for each day during the period from and including July 1, 2017 until the Closing Date (the Transferred Cash);

(g) to the extent transferable under Applicable Law, all Permits held by the Transferor set forth in Schedule 1.1(f) or exclusively related to the Business;

(h) all Intellectual Property rights held by the Transferor or its applicable Subsidiary as set forth in Schedule 1.1(g) or otherwise exclusively related to, or used or licensed exclusively in connection with, the Business (the Transferred Intellectual Property);

(i) to the extent transferable under Applicable Law, all books and records exclusively used in or exclusively relating to the Business, including all advertising materials, client and customer lists, supplier and vendor lists, purchase orders, sales and purchase invoices, production reports, personnel and employment records, and financial and accounting records exclusively used in or exclusively relating to the Business, other than (i) the corporate books and records of the Transferor, and, for the avoidance of doubt, (ii) all Tax Returns and other Tax records described in clauses (g) and (j) of the definition of Excluded Assets;

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(j) all rights under confidentiality agreements to the extent relating to the Business;

(k) other than the Excluded Assets, all claims, rights, credits, causes of action, defenses, rights of set-off against third parties and rights to indemnification relating to or arising from any of the Transferred Assets or Assumed Liabilities, including unliquidated rights under warranties; and

(l) other than the Excluded Assets, all other assets, rights and properties, wherever located, real, personal or mixed, tangible or intangible, whether owned, leased or licensed, that are exclusively used in connection with the Business.

Transferred Cash has the meaning set forth in the definition of Transferred Assets.

Transferred Contracts has the meaning set forth in the definition of Transferred Assets.

Transferred Employee means all employees of the Transferor set forth on Schedule 1.1(h).

Transferred Intellectual Property has the meaning set forth in the definition of Transferred Assets.

U.S. Dollars or U.S.$ means the lawful currency of the United States of America.

VAT means value added tax as provided for in the European Council Directive 2006/112/EC (or as implemented by a member state of the European Union), goods and services Tax or any other Tax of a similar nature.

Section 1.2 Construction. In this Agreement, unless expressly provided otherwise:

(a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d) any definition of or reference to any agreement, contract, document, instrument or other record herein shall be construed as referring to such agreement, contract, document, instrument or other record as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(e) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

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(f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(g) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall be construed to refer to Articles, Sections of, Exhibits and Schedules and Annexes to, this Agreement;

(h) the headings, captions and table of contents for this Agreement are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement;

(i) references to sums of money are expressed in the lawful currency of the United States of America, and “$”, “US$” and “Dollars” refer to U.S. Dollars; and

(j) if any period referred to herein expires on a day which is not a Business Day, or any event or condition is required by the terms of this Agreement to occur or be fulfilled (including the making of any payment required hereunder) on a day which is not a Business Day, such period shall expire on or such event or condition shall not be required to occur or be fulfilled until, as the case may be, the next succeeding Business Day.

ARTICLE 2

THE TRANSACTION

Section 2.1 Contribution of Transferred Assets. The Transferor hereby transfers and contributes the Transferred Assets to the Transferee and the Transferee hereby accepts the Transferred Assets from the Transferor, in each case on an as-is, where-is basis and subject to any Encumbrances that may exist thereon.

Section 2.2 Assumption of Assumed Liabilities. The Transferor hereby assigns and transfers (collectively, the Assignment) to the Transferee the Assumed Liabilities. The Transferee hereby accepts the Assignment and assumes and agrees to pay or otherwise perform or discharge, when due, all of the Assumed Liabilities.

Section 2.3 Value of Capital Contribution. The Transferred Assets are contributed to, and the Assumed Liabilities are assumed from, the Transferee at their Fair Market Value.

Section 2.4 Closing. The closing of the transactions contemplated by this Agreement (the Closing) will be deemed to take place at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, NY 10022, at 10:00 a.m. on the date hereof. The date on which the Closing occurs is referred to in this Agreement as the Closing Date.

Section 2.5 Share Issuance. Upon the terms and subject to the conditions set forth herein, the Transferee agrees to issue, transfer and deliver to the Transferor, and the Transferor hereby agrees to accept and acquire from the Transferee, the Shares at the Closing, free and clear of all Encumbrances (other than restrictions on transfer imposed by state and federal securities laws). The closing of the transactions provided for in Section 2 hereof shall take place on the date hereof and shall be effected by delivery to the Transferor of a certificate representing the Shares.

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Section 2.6 Redemption. Prior to the Effective Time, the Transferor shall enter into a redemption agreement with Sibelco in the form attached hereto as Exhibit A (the Redemption), pursuant to which, among other things, after the Contribution, the Transferor will distribute the Shares solely in exchange for [●] shares of Transferor Common Stock held by Sibelco, on the terms and subject to the conditions set forth in the Redemption Agreement.

Section 2.7 Consents.

(a) Notwithstanding any other provision of this Agreement, this Agreement does not constitute an agreement to sell, convey, assign, assume, transfer or deliver any interest in any Transferred Asset, or any claim, right, benefit or obligation arising thereunder or resulting therefrom if a sale, conveyance, assignment, assumption, transfer or delivery, or an attempt to make such a sale, conveyance, assignment, assumption, transfer or delivery, without the consent of a third party would (i) constitute a breach or other contravention of any Applicable Law or the rights of such third party, (ii) be ineffective with respect to any party to a Contract concerning such Transferred Asset or (iii) upon transfer, in any way adversely affect the rights of the Transferee under such Transferred Asset. If the sale, conveyance, assignment, transfer or delivery by the Transferor to the Transferee of any interest in, or assumption by the Transferee of any liabilities or obligations under, any Transferred Asset requires the consent of a third party, or, with respect to Transferred Contracts, a novation approved by the relevant Governmental Authority or consent of the Contract counterparty, then such sale, conveyance, assignment, transfer, delivery or assumption will be subject to such consent or novation being obtained. Without limiting Section 2.7(b), if any Transferred Asset may not be assigned to the Transferee by reason of the absence of any such consent, the Transferee will not be required to assume any Assumed Liability arising under such Transferred Asset.

(b) If any consent in respect of an Transferred Asset has not been obtained on or before the Closing Date, the Transferor will continue to use all commercially reasonable efforts to obtain such consent as promptly as practicable after the Closing until such time as such consent has been obtained and to cooperate in any lawful and reasonable arrangement which will provide the Transferee the benefits including any indemnities of any such Transferred Asset. Once a consent for the sale, conveyance, assignment, assumption, transfer and delivery of an Transferred Asset is obtained, the Transferor will promptly assign, transfer, convey and deliver such Transferred Asset to the Transferee, and the Transferee will assume the obligations under such Transferred Asset assigned to it from and after the date of assignment to the Transferee. If and when such consents are obtained or such other required actions have been taken, the transfer of such Transferred Asset will be effected in accordance with the terms of this Agreement.

(c) The Transferor will hold in trust for and pay to the Transferee as promptly as practicable upon receipt thereof all income, proceeds and other monies received by the Transferor or any member of the Transferor Group in connection with its use of any asset, claim, right or benefit (net of any Taxes, reduced by any deductions available in connection therewith, and any other costs imposed upon the Transferor Group) in connection with the arrangements under this Section 2.7. The Transferee will promptly provide to the Transferor whatever cooperation is required or reasonably requested for the Transferor to meet its obligations on a timely basis under any Contract or in relation to any such asset, claim, right or benefit.

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(d) The failure by the Transferor or the Transferee, as applicable, to obtain any required consent in respect of any Transferred Asset on or before the Closing Date will not relieve any Party from its obligation to consummate the transactions contemplated by this Agreement at the Closing.

ARTICLE 3

EMPLOYEE MATTERS

Section 3.1 Transfer by the Transferor. As soon as practicable after the date of this Agreement and unless prohibited by law, the Transferor and the Transferee shall cooperate with each other and take such actions as may be necessary to transfer the employment of each Transferred Employee from the Transferor to the Transferee with effect from the Closing Date on terms comparable in the aggregate to each such Transferred Employee’s then existing terms of employment with the Transferor. Notwithstanding anything else contained in this Agreement, any Liability relating to any Transferred Employee who does not accept employment with Transferee shall constitute an Assumed Liability.

Section 3.2 Cooperation of Transferor and Transferee. The Transferor and the Transferee shall use commercially reasonable endeavours to encourage the Transferred Employees to accept the transfer of employment from the Transferor to the Transferee as contemplated by Section 3.1.

Section 3.3 Welfare Plan Matters; Recognition of Service Credit Under Transferor’s Plans; Waiver of Pre-Existing Conditions and Crediting of Deductibles. No later than the Closing Date, the Transferee shall establish or cause to be established, at its own expense, benefit plans that provide life insurance, health care, dental care, accidental death and dismemberment insurance, disability and other group welfare benefits for the Transferred Employees. The Transferee shall provide to each Transferred Employee full credit for such Transferred Employee’s service with the Transferor prior to the Closing Date for all purposes, including for purposes of any statutory entitlement in accordance with Applicable Law, severance pay calculations and eligibility, vesting, benefit accruals and determination of the level of benefits (including, for purposes of vacation, severance and retirement benefits), under any benefit plan in which such Transferred Employee participates on or following the Closing Date to the same extent recognized by the Transferor immediately prior to the Closing Date, except that such service shall not be required to be recognized to the extent that such recognition would result in a duplication of benefits. The Transferee shall cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Transferred Employees under any such welfare benefit plans to the extent that such conditions, exclusions or waiting periods would not apply under the Transferor Plans, and (ii) for the plan year in which the Closing Date occurs (or, if later, in the calendar year in which the Transferred Employees and their dependents commence participation in the applicable Transferee welfare plans), the crediting of each Transferred Employee with any co-payments and deductibles paid prior to participation in such welfare plans in satisfying any applicable deductible or out-of-pocket requirements thereunder.

Section 3.4 Employee Records. The Transferor and the Transferee each shall use its commercially reasonable efforts to provide each other such employee records and information as

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is necessary or appropriate to carry out their obligations under Applicable Law (including, without limitation, any relevant privacy protection laws or regulations in any applicable jurisdictions) or as otherwise contemplated by this Agreement, including, without limitation, for the purposes of administering its employee benefit plans and policies.

Section 3.5 Accrued Salary and Paid Time Off. The Transferee shall assume and honor all accrued and unpaid salary, wages and overtime, and accrued and earned but unused vacation time, sick time and other paid time off benefits for each Transferred Employee as of the Closing Date. To the extent that a Transferred Employee is entitled under any Applicable Law or any policy of the Transferor or its Affiliates to be paid for any such accrued and unpaid salary and overtime or accrued or earned but unused vacation time, sick time and other paid time off benefits as of the Closing Date, Transferee shall discharge the Liability for such payment in respect thereof.

Section 3.6 Accrued Bonuses; Long Term Incentive Plan. The Transferee shall assume and honor all accrued annual bonus compensation in respect of each Transferred Employee as of the Closing Date to the extent not already paid prior to the Closing Date, and pay such annual bonus compensation to the Transferred Employees in a manner consistent with the applicable Transferor annual bonus plan to which the relevant annual bonus accrual relates. In addition, the Transferee shall assume and honor all accrued and unpaid cash incentive awards under the Unimin Corporation Long Term Incentive Plan (Revised May 27, 2014) in respect of the Transferred Employees as of the Closing Date, and shall make payments to Transferred Employees in accordance with the terms of such plan as in effect on the Closing Date (subject to modification of the applicable performance goals as reasonably determined to be necessary in good faith by the Transferee to reflect the transactions contemplated hereunder) and any applicable payment elections previously made by such Transferred Employees.

Section 3.7 Flexible Spending Arrangements. The Transferee agrees to cause a flexible spending and dependent care reimbursement account plan of the Transferee (Transferee’s Flex Plan) to accept a spin-off of the flexible spending and dependent care reimbursement accounts from the Transferor’s flexible spending and dependent care reimbursement account plan (Transferor’s Cafeteria Plan) and to honor and continue through the end of the calendar year in which the Closing Date occurs the elections made by each Transferred Employee under the Transferor’s Cafeteria Plan in respect of the flexible spending and dependent care reimbursement accounts that are in effect immediately prior to the Closing Date. As of or as soon as practicable following the Closing Date, the Transferor shall cause to be transferred from the Transferor’s Cafeteria Plan to the Transferee’s Flex Plan the excess of the aggregate accumulated contributions to the flexible spending and dependent care reimbursement accounts made prior to the Closing Date during the year in which the Closing Date occurs by Transferred Employees over the aggregate reimbursement payouts made prior to the Closing Date for such year from such accounts prior to the Closing Date to the Transferred Employees. If the aggregate reimbursement payouts from the flexible spending and dependent care reimbursement accounts made prior to the Closing Date during the year in which the Closing Date occurs made to the Transferred Employees exceed the aggregate accumulated contributions to such accounts prior to the Closing Date for such year by the Transferred Employees, Transferee shall cause such excess to be transferred to the Transferor as soon as practicable following the Closing Date. On and after the Closing Date, Transferee shall assume and be

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solely responsible for all claims for reimbursement by the Transferred Employees under the flexible spending and dependent care reimbursement accounts of Transferor’s Cafeteria Plan, whether incurred prior to, on or after the Closing Date, that have not been paid in full as of the Closing Date.

Section 3.8 Tax-Qualified Defined Contribution/Profit Sharing Plans. The Transferee shall take (or cause its Affiliates to take) any and all necessary action to cause the trustee of a tax-qualified defined contribution/profit sharing plan or plans of Transferee or one of its Affiliates, if requested to do so by a Transferred Employee, to accept a direct “rollover” of all or a portion of such Transferred Employee’s account balances (including any outstanding loans) from Transferor’s or its Affiliates’ tax-qualified defined contribution/profit sharing plan or plans, including any such plan that has a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code.

Section 3.9 Self-Insured Transferor Plan Liabilities. All liabilities arising out of health or disability coverage claims incurred by or on behalf of any Transferred Employee (or his or her covered dependents) under self-insured Transferor Plans shall be reimbursed by the Transferee promptly following receipt of written notice from the Transferor containing the specific financial detail of the applicable claim. Notwithstanding the foregoing, the Transferee’s Liability pursuant to the preceding sentence shall equal the excess of (i) the amount of such claims incurred, over (ii) the aggregate amount of premiums collected or paid from or on behalf of such Transferred Employee for coverage under such self-insured Transferor Plans; provided that the Transferee’s Liability for such claims shall not include any amount of such claims that are paid under any stop-loss insurance policy in force with respect to such Transferor Plan. For purposes of the foregoing, (i) a health claim or Liability is deemed to be incurred upon the rendering of health services giving rise to such claim or Liability, and (ii) a disability claim or Liability is deemed to be incurred upon the date of disability, as determined by the disability benefit claim administrator, giving rise to such claim or Liability.

Section 3.10 Workers’ and Unemployment Compensation. All workers’ compensation liabilities relating to, arising out of, or resulting from any claim by a Transferred Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest as a result of performing services for the Business shall be assumed by the Transferee and covered by workers’ compensation insurance coverage to be obtained by the Transferee. To the extent that the Transferee is unable to cover any such liabilities under workers’ compensation insurance coverage to be obtained by the Transferee, such liabilities will remain under the worker’s compensation insurance coverage of the Transferor and the Transferee shall, promptly following receipt of written notice from the Transferor containing the specific financial detail of the applicable claim, reimburse the Transferor for any such liabilities to the extent that the payment for such liabilities are subject to a deductible under the applicable Transferor insurance policy or exceed the coverage limits under the applicable Transferor insurance policy or stop-loss coverage. Effective as of the Closing Date, the Transferee will be responsible for obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers and providing all notices to Transferred Employees required by applicable workers’ compensation laws and establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with the applicable government agencies

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Section 3.11 Company Car Leases. The Transferee shall assume and honor all automobile leases and liabilities thereunder relating to automobiles leased by the Transferor for the benefit of Transferred Employees as of the Closing Date. To the extent that the Transferor is unable to assign, and the Transferee is unable to assume, such automobile leases due to the limitations of the applicable lease Contracts or otherwise, such automobile leases will remain with the Transferor and the Transferee shall, on a monthly basis and promptly following receipt of written notice from the Transferor containing the specific financial detail of the applicable monthly lease Liability, reimburse the Transferor for any such liabilities incurred under such automobile leases.

Section 3.12 Employee Tax Matters. Transferor and its Affiliates and Transferee shall adopt the “alternate procedure” for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Revenue Procedure 2004-53. Under this procedure, Transferee, as successor employer, shall provide, as applicable, all required Forms W-2 to all Transferred Employees subject to income Taxes in the United States reflecting all wages paid and Taxes withheld by Transferor or its Affiliate, as the predecessor and Transferee as the successor employer for the entire year in which the Closing Date occurs. In addition, Transferor and its Affiliates and Transferee shall adopt the “alternative procedure” of Revenue Procedure 2004-53 for purposes of filing IRS Forms W-4 (Employee’s Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate).

Section 3.13 Collectively Bargained Employees. The Transferee agrees to take all actions that are legally required to assume each collective bargaining agreement and all liabilities arising on or following the Closing Date thereunder in respect of any Transferred Employees pursuant to each collective bargaining agreement that covers any such Transferred Employees. Notwithstanding anything to the contrary in this ARTICLE 3, the Transferee further agrees that the provisions of this ARTICLE 3 shall be subject to any applicable provisions of any collective bargaining agreement in respect of the Transferred Employees, and to the extent that the provisions of this ARTICLE 3 are inconsistent with or otherwise in conflict with the provisions of any such collective bargaining agreement, the provisions of such collective bargaining agreement shall govern and control. Without limiting the generality of the provisions of Section 3.1, effective as of the Closing, the Transferred Employees covered by any collective bargaining agreement assumed in the manner contemplated hereunder shall cease to be employed by the Transferor and shall become the employees of the Transferee. The Transferor and the Transferee shall cooperate in connection with any required notification to the Transferred Employees, the representatives thereof, the applicable unions or any relevant Governmental Authorities concerning the transactions contemplated hereby and shall take such other reasonable actions as determined in good faith by each of them to be necessary to cause the provisions of this section to apply without limitation to the maximum extent permitted under Applicable Law.

Section 3.14 No Obligation. Nothing contained herein shall be construed as (i) requiring the Transferor or the Transferee to continue any specific employee benefit plan, or (ii) an amendment to any compensation or benefit plan or arrangement for any purpose. The Transferor and the Transferee acknowledge and agree that all provisions contained in this ARTICLE 3 are included for the sole benefit of the Transferor and the Transferee, and that nothing in this Agreement, whether express or implied, will create any third-party beneficiary or other rights (x) in any other person, including any Transferred Employee or any dependent or beneficiary thereof, or (y) to continued employment with the Transferee for any specified period of time following the Closing Date.

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ARTICLE 4

INDEMNIFICATION

Section 4.1 Indemnification by the Transferor. Subject to the limitations expressly set forth in this ARTICLE 4, the Transferor shall indemnify, defend and hold harmless the Transferee and its Affiliates and each of its and their directors, officers, employees, shareholders, members, partners, agents, successors and assigns (collectively, the Transferee Indemnified Parties) from and against any and all Losses incurred by the Transferee Indemnified Parties to the extent, directly or indirectly, arising or resulting from any Excluded Asset or Excluded Liability.

Section 4.2 Indemnification by the Transferee. Subject to the limitations expressly set forth in this ARTICLE 4, Sibelco and the Transferee shall indemnify, defend and hold harmless the Transferor and its Affiliates and each of its and their directors, officers, employees, shareholders, members, partners, agents, successors and assigns (collectively, the Transferor Indemnified Parties and, together with the Transferee Indemnified Parties, the Indemnified Parties and, each, an Indemnified Party) from and against any and all Losses incurred by the Transferor Indemnified Parties to the extent, directly or indirectly, arising or resulting from any Transferred Asset or Assumed Liability.

Section 4.3 Calculation of Losses. Notwithstanding anything to the contrary in this Agreement, a Party shall not be liable for any Loss incurred by any other Party:

(a) to the extent that the Liability giving rise to the Loss is attributable to: (i) an action or omission by the Transferee or its Affiliates (other than members of the Transferor Group), or its or their respective officers, directors, employees or agents (in each case to the extent acting in such capacity), after the Closing that is expressly required by this Agreement or at the express written direction of the Transferor or any member of the Transferor Group (or its or their respective officers, directors, employees or agents); (ii) an action or omission by any member of the Transferor Group, or its or their respective officers, directors, employees or agents (in each case to the extent acting in such capacity), after the Closing that is expressly required by this Agreement or at the express written direction of Sibelco or Sibelco’s Affiliates (other than the Transferor Group) (or its or their respective officers, directors, employees or agents); or (iii) a breach by the other Party or its Affiliates (or its or their respective officers, directors, employees or agents) of any obligation under this Agreement; or

(b) for any punitive damages, except to the extent actually required by a Governmental Authority to be paid to a third party.

Section 4.4 Mitigation of Losses. Each Indemnified Party shall, and cause its Affiliates to, use their respective commercially reasonable efforts to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring commercially reasonable costs in respect of such indemnifiable Loss.

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Section 4.5 Third Party Claims; Notice of Direct Claims.

(a) In order for any Person to be entitled to any indemnification provided for under this ARTICLE 4 in respect of, arising out of or involving a claim made by any Person (other than a Party) against an Indemnified Party (a Third Party Claim), such Indemnified Party must notify the indemnifying Party in writing of the Third Party Claim within ten (10) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim (or sooner, to the extent the nature of the Third Party Claim requires a response in a shorter period of time); provided that failure to give such notice shall not affect the right to indemnification provided hereunder except to the extent the indemnifying Party shall have been materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the indemnifying Party, as promptly as reasonably practicable following such Indemnified Party’s receipt thereof, copies of all written notices and documents (including any court papers) received by such Indemnified Party relating to the Third Party Claim.

(b) If a Third Party Claim is made against an Indemnified Party, the indemnifying Party shall be entitled (at its election) to assume the defense of such Third Party Claim with counsel reasonably acceptable to the Indemnified Party by giving to the Indemnified Party, within twenty (20) days of receipt of a written notice of the Third Party Claim, written notice of its intention to assume the defense of such Third Party Claim. If the indemnifying Party assumes such defense, the Indemnified Party shall nonetheless have the right to employ counsel separate from the counsel employed by the indemnifying Party; provided that the indemnifying Party shall not be liable to such Indemnified Party for any fees of such separate counsel with respect to the defense of such Third Party Claim, unless the engagement of such separate counsel is consented to by the indemnifying Party in writing or in the reasonable opinion of the Indemnified Party, a conflict or potential conflict exists between such Indemnified Party and the indemnifying Party that would make such separate representation advisable. If the indemnifying Party does not assume such defense, and for any period during which the indemnifying Party has not assumed such defense, the indemnifying Party shall be liable for the reasonable fees and expenses of one single counsel employed (and reasonably acceptable to the indemnifying Party) by such Indemnified Party (which reasonable fees and expenses shall be considered Losses for purposes of this Agreement). If the indemnifying Party chooses to defend a Third Party Claim or prosecute a claim in connection therewith, each Indemnified Party shall provide all necessary cooperation in such defense or prosecution, including in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the indemnifying Party or any of its Affiliates). Notwithstanding the foregoing, the indemnifying Party will not have any right to assume the defense of a Third Party Claim where such Third Party Claim (i) seeks injunctive or equitable relief against the Indemnified Party or any of its Affiliates or (ii) involves criminal allegations.

(c) If the indemnifying Party assumes the defense of a Third Party Claim, the indemnifying Party may not settle, compromise or discharge such Third Party Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, conditioned or delayed; provided, that the consent of the Indemnified Party will not be required if: (i) the indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or any judgment; (ii) such settlement includes a full, complete and unconditional written release of each Indemnified Party from further Liability; (iii) except in any case where

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court approval is needed of such a settlement, such settlement does not include any statement as to or an admission of fact, culpability or a failure to act, by or on behalf of any Indemnified Party or its Affiliates; and (iv) such settlement does not in any manner involve any injunction or equitable relief against any Indemnified Party or its Affiliates. The Indemnified Party will not agree to any settlement of, or the entry of any judgment (other than a judgment of dismissal on the merits with prejudice and without costs) arising from, any Third Party Claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed.

(d) In the event an Indemnified Party has a claim against an indemnifying Party under Section 4.1 or Section 4.2, as applicable, that does not involve a Third Party Claim, such Indemnified Party shall deliver notice of such claim to the indemnifying Party stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises, within twenty (20) Business Days of becoming aware of the facts or circumstances giving rise to such claim; provided that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the indemnifying Party shall have been materially prejudiced as a result of such failure. The Indemnified Party and the indemnifying Party shall, for a period of not less than twenty (20) Business Days following receipt by the indemnifying Party of the notice of such claim, negotiate in good faith to resolve the claim, and such Indemnified Party shall not commence proceedings with respect to such claim prior to the end of such period.

Section 4.6 Exclusivity of Remedies. Following the Closing, (i) this ARTICLE 4 shall provide the exclusive remedy of the Transferee for any claim (other than a claim with respect to Taxes) arising out of this Agreement or the transactions contemplated hereby, and (ii) pursuant to ARTICLE 5, the Tax Matters Agreement shall provide the exclusive remedy of the Transferee for any claim with respect to Taxes arising out of this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any Party, after consummation of the transactions contemplated hereby, to rescind this agreement or any of the transactions contemplated hereby.

Section 4.7 Double Recovery. No Indemnified Party shall be entitled to recover any amount pursuant to any provision of this Agreement in respect of any claim to the extent such Indemnified Party has already recovered that amount in respect of such claim under the same or any other provision of this Agreement or pursuant to any other agreement with any Affiliate of the other Indemnified Party, or to the extent that recovery has already been made under this Agreement in respect of the same subject matter and in the amount of the Loss claimed.

ARTICLE 5

TAXES

All of the Parties’ rights and obligations with respect to Taxes (including liability for Taxes that become due and payable as a result of the transactions contemplated by this Agreement, rights to indemnification and obligations to indemnify for Taxes, preparation and filing of Tax Returns, control of audits, reviews, examinations, and other similar administrative or judicial proceedings relating to Taxes and entitlement to refunds), whether arising on, before, or after the Closing Date, will be governed by the Tax Matters Agreement.

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ARTICLE 6

GENERAL PROVISIONS

Section 6.1 Representations or Warranties. Each Party represents and warrants to the other Parties that it has all requisite corporate or equivalent power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Parties acknowledge and agree that this Agreement is made without any other representation or warranty.

Section 6.2 Further Assurances. (a) Subject to the terms and conditions of this Agreement, from time to time, as and when requested by one Party of any other Party, such other Party shall, as promptly as reasonably practicable and at the requesting Party’s expense, execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such requesting Party may reasonably deem necessary or desirable to consummate the transactions contemplated hereby and to carry out the purposes of this Agreement and the allocation of Transferred Assets and Excluded Assets, on the one hand, and Assumed Liabilities and Excluded Liabilities, on the other hand, as soon as reasonably practicable.

(b) Without limiting the generality of the foregoing, in the event that the Transferee or the Transferor determines after the Closing that assets of the Transferor constituting Transferred Assets were not transferred to the Transferee at or prior to the Closing, or that any Liabilities of the Transferor constituting Assumed Liabilities were not assumed by the Transferee at or prior to the Closing, in each case, in accordance with this Agreement, it shall notify the other Party and the Parties shall cause such Transferred Assets to be conveyed, assigned or transferred to the Transferee at no additional cost to the Transferee, or shall cause such Assumed Liabilities to be assumed by the Transferee at no cost to the Transferor. In the event that the Transferee or the Transferor determines after the Closing that assets constituting Excluded Assets were erroneously transferred to the Transferee at or prior to the Closing, or that any Liabilities of any member the Transferor constituting Excluded Liabilities were erroneously assumed by the Transferee at or prior to the Closing, it shall notify the other Party and the Parties shall cause such Excluded Assets to be conveyed, assigned or transferred back to the Transferor at no additional cost to the Transferor, or shall cause such Excluded Liabilities to be assumed by the applicable Transferor at no additional cost to the Transferee.

(c) To the extent that, on or after the Closing Date, (i) the Transferor or any Affiliate of the Transferor receives any payment or other amount in respect of any Transferred Asset, any asset of the Transferee or any goods sold, or services provided, by the Transferee, the Transferor shall promptly, but in no event later than ten (10) days after receipt of such payment or other amount, remit such payment or other amount to the Transferee and (ii) the Transferee or any Affiliate of the Transferee receives any payment or other amount in respect of any Excluded Asset, any asset of the Transferor or any goods sold, or services provided, by the Transferor, the Transferee shall promptly, but in no event later than ten (10) days after receipt of such payment or other amount, remit such payment or other amount to the Transferor.

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Section 6.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or, if confirmed, faxed or emailed, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Transferee, to:

[HPQ Co]

[●]

Attention: [●]

Email: [●]

Facsimile: [●];

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention: Peter D. Lyons, Esq.

Email: peter.lyons@freshfields.com

Attention: Omar Pringle, Esq.

Email: omar.pringle@freshfields.com

Facsimile: +1 (212) 277 4001;

(b)	if to Sibelco, to:

SCR - Sibelco NV

Plantin en Moretuslei 1a, 2018 Antwerp

Belgium

Attention: Laurence Boens, Group Legal Counsel

Facsimile: +32 3 223 67 00

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention: Peter D. Lyons, Esq.

Email: peter.lyons@freshfields.com

Attention: Omar Pringle, Esq.

Email: omar.pringle@freshfields.com

Facsimile: +1 (212) 277 4001;

(c)	if to the Transferor to:

Unimin Corporation

258 Elm Street,

20

New Canaan, CT 06840

United States of America

Attention: General Counsel

Facsimile: +1 (203) 966-1977

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention: Peter D. Lyons, Esq.

Email: peter.lyons@freshfields.com

Attention: Omar Pringle, Esq.

Email: omar.pringle@freshfields.com

Facsimile: +1 (212) 277 4001;

and

Jones Day

North Point

901 Lakeside Avenue

Cleveland, OH 44114

Attention: James P. Dougherty

Email: jpdougherty@jonesday.com

Attention: Benjamin L. Stulberg

Email: blstulberg@jonesday.com

Facsimile: +1 (216) 579 0212

Section 6.4 Amendment and Waivers. This Agreement may not be amended or modified prior to the Effective Time (or the earlier termination of the Merger Agreement in accordance with its terms), or, except by an instrument in writing, consented to in writing by each of the Parties (and subject to approval by the Board of Directors of the Transferor (acting pursuant to Section 2.3(a)(iii) of the Stockholders Agreement of the Transferor)), thereafter. Each Party may (a) extend the time for performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement, or (c) waive compliance with any of the covenants or conditions for the benefit of such Party contained in this Agreement provided that (i) any such extension or waiver by a Party will be valid only if set forth in a written document signed on behalf of the Party against whom such extension or waiver is to be effective; (ii) no extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty or noncompliance with any covenant or condition, as the case may be, other than that which is specified in the written extension or waiver; (iii) no failure or delay by a Party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the Parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or

21

further exercise of such right or remedy or the exercise of any other right or remedy; and (iv) after the Effective Time, the Transferor may only, in the case of each of clauses (a), (b) and (c), act pursuant to Section 2.3(a)(iii) of the Stockholders Agreement of the Transferor.

Section 6.5 Entire Agreement. This Agreement (including the Schedules hereto and, solely to the extent referenced herein, the Merger Agreement) and the Tax Matters Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether oral or written) relating to such subject matter. None of the Parties shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or therein.

Section 6.6 Assignment, Successors and Third Party Rights. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective permitted successors and assigns and nothing herein expressed or implied shall give, or be construed to give, to any Person, other than the Parties and such successors and permitted assigns, any legal or equitable right, remedies or claims under or with respect to this Agreement or any provisions hereof.

Section 6.7 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in a mutually acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

Section 6.8 Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part of this Agreement.

Section 6.9 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Transferor.

Section 6.10 Governing Law. This Agreement and all actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement thereof shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof

Section 6.11 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were

22

not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to Section 6.10 above, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 6.12 Jurisdiction; Waiver of Jury Trial.

(a) In any Action between the Parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the Parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or any federal court sitting in the State of Delaware; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or any federal court sitting in the State of Delaware and appellate courts thereof. Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 6.12 in any such Action by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.3. However, the foregoing shall not limit the right of a Party to effect service of process on any other Party by any other legally available method.

(b) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 6.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by electronic transmission) to the other Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

SCR-SIBELCO NV

By:
Name:
Title:

UNIMIN CORPORATION

By:
Name:
Title:

[HPQ Co]

By:
Name:
Title:

EXHIBIT A

FORM OF REDEMPTION AGREEMENT

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this Agreement) dated as of [●], by and between UNIMIN CORPORATION, a Delaware corporation (Unimin), and SCR-SIBELCO NV., a company incorporated under the laws of Belgium (Sibelco). Unimin and Sibelco are each referred to herein individually as a party and collectively as the parties.

WHEREAS, Unimin and Sibelco have entered into a business contribution agreement, dated as of [●] (the Business Contribution Agreement) with [HPQ Co] (HPQ Co), pursuant to which Unimin conveyed and contributed certain assets to HPQ Co solely in exchange for [●] shares of common stock, par value $0.01 per share, of HPQ Co, and the assumption of certain liabilities relating to such assets, on the terms and subject to the conditions set forth in the Business Contribution Agreement; and

WHEREAS, pursuant to the Business Contribution Agreement, Unimin now desires to sell the HPQ Co Shares solely in exchange for the redemption of certain shares of common stock of Unimin held by Sibelco, on the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the terms set out below shall have the following meanings:

(a)	Closing shall mean the consummation of the Redemption.

(b)	HPQ Co Shares shall mean [●] ([●]) shares of common stock of HPQ Co, par value $0.01 per share.

(c)	Person shall mean any individual, corporation, firm, partnership, joint venture or other entity.

(d)	Redemption shall mean the redemption of the Unimin Shares acquired by Unimin from Sibelco, as contemplated by Section 2 of this Agreement.

(e)	Unimin Shares shall mean [●] ([●]) shares of common stock of Unimin, par value $1.00 per share (as may be reduced to $0.01 per share or more prior to the Redemption), owned by the Sibelco.

Section 2. Redemption. Unimin hereby agrees to redeem the Unimin Shares owned by Sibelco and, in consideration therefor, Sibelco hereby agrees to assign, transfer and convey the Unimin Shares to Unimin by duly executing and delivering to Unimin a stock power substantially in the form attached hereto as Exhibit A.

Section 3. Consideration. In consideration of the Redemption, Unimin hereby agrees to assign, transfer and convey the HPQ Co Shares, being all of the outstanding shares of common stock of HPQ Co, to Sibelco by duly executing and delivering to Sibelco a stock power substantially in the form attached hereto as Exhibit A.

Section 4. Representations and Warranties. Each party represents and warrants to the other parties that it has all requisite corporate or equivalent power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The parties acknowledge and agree that this Agreement is made without any other representation or warranty.

2

Section 5. Closing. The Closing will be deemed to take place at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, NY 10022, immediately following execution of this Agreement, at which time the parties hereto shall make all the deliveries contemplated in this Agreement.

Section 6. Further Assurances. The parties hereby covenant, at any time and from time to time after delivery of this instrument, at the other party’s request and without further consideration, to execute and deliver, or cause to be executed and delivered, all such further documents and instruments, and to take all such further actions as shall be necessary to carry out the intent of this Agreement.

Section 7. No Third-Party Beneficiaries. There are not any intended third-party beneficiaries of any provision of the Agreement.

Section 8. Amendments; No Waivers.

(a)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)	No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3

Section 9. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either party without the prior written consent of the other party. Any purported assignment without such consent shall be void. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 10. Governing Law. This Agreement shall governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of the conflicts of laws thereof: provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties hereto shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

Section 11. Captions. The captions herein are included for convenience of reference only and shall be ignored as in the construction or interpretation hereof.

Section 12. Severability. If any term, provision, covenant, restriction or other condition of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other terms, provisions, covenants, restrictions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

Section 13. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 14. Enforcement; Expenses of Litigation.

(a)	Each party hereby consents to the exclusive jurisdiction of any Delaware State or United States Federal court sitting within the State of Delaware with respect to disputes arising out of this Agreement.

(b)	Upon final and non-appealable judgment by a court of competent jurisdiction with respect to any disputes arising out of this Agreement, the party against which judgment has been entered shall reimburse the prevailing party for all reasonable fees and expenses incurred in connection with the defense or prosecution, as the case may be, of such dispute.

Section 15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

4

Section 17. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.

[Remainder of page intentionally left blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their authorized officer as of the date first above written.

UNIMIN CORPORATION

By:
Name:
Title:

SCR-SIBELCO NV

By:
Name:
Title:

6

EXHIBIT A

Stock Power

7

EXHIBIT E

TAX MATTERS AGREEMENT

BETWEEN

UNIMIN CORPORATION,

SCR-SIBELCO NV.,

AND

[HPQ CO]

DATED AS OF [•]

TAX MATTERS AGREEMENT

This TAX MATTERS AGREEMENT (this “Agreement”) is entered into as of [•], by and among Unimin Corporation, a Delaware corporation (“Unimin”), SCR-Sibelco NV, a Belgian public company (“Sibelco”), and [HPQ Co], a Delaware corporation and a newly-formed, direct wholly-owned subsidiary of Unimin (“HPQ Co”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Business Contribution Agreement.

RECITALS

WHEREAS, the Board of Directors of Unimin has determined that it would be appropriate and desirable to completely separate the HPQ Business from Unimin;

WHEREAS, as of the date hereof, Unimin is the common parent of an affiliated group of corporations within the meaning of Section 1504(a) of the Code that has elected to file consolidated U.S. Federal income tax returns (“Unimin Affiliated U.S. Tax Group”);

WHEREAS, Unimin is a wholly owned subsidiary of Sibelco;

WHEREAS, pursuant to the Business Contribution Agreement, Unimin and HPQ Co have agreed to separate the HPQ Business from Unimin by means of the Contribution, which will be followed by the Distribution;

WHEREAS, Unimin and HPQ Co intend that (i) the Contribution qualifies as a reorganization under Section 368(a)(1)(D) of the Code pursuant to which no gain or loss is recognized by Unimin or HPQ Co, including under Sections 357, 361 and 1032 of the Code and with each of Unimin and HPQ Co as a party to the reorganization; (ii) the Distribution qualifies for non-recognition of gain or loss, including under Sections 355 and 361 of the Code; and (iii) neither the Contribution nor the Distribution will result in a FIRPTA Tax (collectively, the “Tax-Free Status”);

WHEREAS, the HPQ Business was conducted directly by Unimin prior to the Contribution;

WHEREAS, the Parties desire to provide for and agree upon the allocation between the Parties of liabilities for certain Taxes arising prior to, as a result of, and subsequent to the Distribution, and to provide for and agree upon other matters relating to Taxes;

NOW THEREFORE, in consideration of the mutual agreements contained herein, the Parties hereby agree as follows:

1. Defined Terms.

1.1 General. For purposes of this Agreement (including the Recitals), the following terms have the following meanings:

“Adjustment Request” means any claim or request filed with any Tax Authority for the adjustment, refund, or credit of Taxes, including (i) any adjustment pursuant to an amended Tax Return and (ii) any claim for a refund or credit of Taxes.

“Affiliate” means any entity that is directly or indirectly “controlled” by either the person in question or an Affiliate of such person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. The term Affiliate shall refer to Affiliates of a person as determined at the relevant time for the determination, provided that, for the period from and after the Distribution: (i) no member of the Unimin Group shall be deemed an Affiliate of the HPQ Co Group and no member of the HPQ Co Group shall be deemed an Affiliate of the Unimin Group, (ii) Sibelco shall not be considered an Affiliate of either HPQ Co or Unimin, and (iii) no Person shall be considered an affiliate of either HPQ Co or Unimin based on any direct or indirect control by Sibelco, or of Sibelco.

“Agreement” has the meaning set forth in the Preamble.

“Assumed Liabilities” has the meaning set forth in the Business Contribution Agreement.

“Business Contribution Agreement” means the Business Contribution Agreement by and among Sibelco, Unimin and HPQ Co dated as of [•].

“Business Day” has the meaning set forth in the Business Contribution Agreement.

“Cash Redemption” has the meaning set forth in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Contribution” means the transfer and contribution of the assets comprising the HPQ Business by Unimin to HPQ Co solely in exchange for 100% of the issued and outstanding HPQ Co Common Stock and the assumption by HPQ Co of liabilities relating to such assets and the HPQ Business pursuant to the Business Contribution Agreement.

“Controlling Party” has the meaning set forth in Section 10.2(f).

“Distribution” means the distribution by Unimin of all of the HPQ Co Common Stock held by Unimin to Sibelco solely in exchange for [•] shares of Unimin Common Stock held by Sibelco pursuant to the Redemption Agreement.

“Distribution Date” means the date on which the Distribution occurs.

“Federal Income Tax” means any Tax imposed by Subtitle A of the Code, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Federal Other Tax” means any Tax (other than Federal Income Taxes) imposed by the Code, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Fifty-Percent or Greater Interest” has the meaning ascribed to such term for purposes of Section 355(d) and (e) of the Code.

“Filing Party” has the meaning set forth in Section 4.1.

“Final Determination” means the final resolution of liability for any Income Tax or Other Tax for any Tax Period by or as a result of (i) a final and unappealable decision, judgment, decree or other order of a court of competent jurisdiction; (ii) a final settlement, compromise or other agreement with the relevant Tax Authority, an agreement that constitutes a determination under Section 1313(a)(4) of the Code, an agreement contained in an IRS Form 870-AD, a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or a comparable agreement under State, local or foreign law; (iii) the expiration of the applicable statute of limitations; or (iv) payment of such Tax, if assessed by a Tax Authority, pursuant to an agreement in writing by, as relevant, Sibelco, Unimin and HPQ Co (or any of their Affiliates) to accept such assessment.

“FIRPTA Tax” means any Tax imposed on Unimin under Sections 897, 1441, 1442, or 1445 of the Code, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Foreign Income Tax” means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, that is an income tax as defined in Treasury Regulation Section 1.901-2, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Foreign Other Tax” means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession (other than any Foreign Income Taxes), and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Foreign Tax” means any Foreign Income Tax and/or Foreign Other Tax.

“Governmental Authority” has the meaning set forth in the Business Contribution Agreement.

“Group” means the Unimin Group or the HPQ Co Group, or both, as the context requires.

“HPQ Business” means the global high purity quartz mining and production business of Unimin, which includes the production of co-products generated by the high purity quartz mining and production including mica, feldspar and hydrofluorosilicic acid.

“HPQ Co” has the meaning set forth in the Preamble.

“HPQ Co Active Trade or Business” means the active conduct (within the meaning of Section 355(b)(2) of the Code and the Treasury Regulations thereunder) by HPQ Co and its “separate affiliated group” (within the meaning of in Section 355(b)(3)(B) of the Code) of the HPQ Business as conducted immediately prior to the Spin-Off.

“HPQ Co Adjustment” means any proposed adjustment by a Tax Authority or claim for refund or credit asserted in a Tax Contest to the extent that, under this Agreement, HPQ Co would be exclusively liable for any resulting Tax or exclusively entitled to receive any resulting Tax Benefit.

“HPQ Co Capital Stock” means all classes or series of stock of HPQ Co, including (i) the HPQ Co Common Stock, (ii) all options, warrants and other rights to acquire such stock and (iii) all instruments properly treated as stock in HPQ Co for U.S. federal income tax purposes.

“HPQ Co Carryback” means any net operating loss, net capital loss, excess tax credit, or other similar Tax Attribute of any member of the HPQ Co Group which may or must be carried from one Tax Period to another prior Tax Period under the Code or other applicable Tax Law.

“HPQ Co Common Stock” means the single class of authorized and outstanding common stock of HPQ Co immediately after the Distribution.

“HPQ Co Federal Consolidated Income Tax Return” means any consolidated Tax Return for Federal Income Taxes for the affiliated group (within the meaning of Section 1504 of the Code) of which HPQ Co is the common parent.

“HPQ Co Foreign Combined Income Tax Return” means a consolidated, combined, unitary or other similar Tax Return for Foreign Income Taxes or any Tax Return for Foreign Income Taxes with respect to any profit and/or loss sharing group, group payment or similar group or fiscal unity, in each case, that actually includes, by election or otherwise, two or more members of the HPQ Co Group.

“HPQ Co Group” means HPQ Co and its Affiliates, if any, as determined immediately after the Distribution and thereafter.

“HPQ Co Group Return” means any HPQ Co Federal Consolidated Income Tax Return, HPQ Co Foreign Combined Income Tax Return, or HPQ Co State Combined Income Tax Return.

“HPQ Co Percentage” means [12.17%.]

“HPQ Co Separate Return” means any Return of HPQ Co or any member of the HPQ Co Group that is not an HPQ Co Group Return.

“HPQ Co State Combined Income Tax Return” means a consolidated, combined, unitary or other similar Tax Return for State Income Taxes that actually includes, by election or otherwise, two or more members of the HPQ Co Group.

“HPQ Co Tax Obligations” has the meaning set forth in Section 17.

“Income Tax” means any Federal Income Tax, State Income Tax and/or Foreign Income Tax.

“IRS” means the United States Internal Revenue Service.

“Merger Agreement” means the Agreement and Plan of Merger dated as of December 11, 2017, by and among Sibelco, Unimin, Bison Merger Sub, Inc., a Delaware corporation, Bison Merger Sub I, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Unimin, and Fairmount Santrol Holdings Inc., a Delaware corporation.

“Non-Controlling Party” has the meaning set forth in Section 10.2(f).

“Non-Filing Party” has the meaning set forth in Section 4.5.

“Other Tax” means any Federal Other Tax, State Other Tax, and/or Foreign Other Tax.

“Past Practices” has the meaning set forth in Section 4.2(a).

“Payment Date” means (i) with respect to any Tax Return for U.S. federal income tax purposes, the due date for any required installment of estimated taxes determined under Section 6655 of the Code, the due date (determined without regard to extensions) for filing the Return determined under Section 6072 of the Code, and the date the Return is filed; and (ii) with respect to any other Tax Return, the corresponding dates determined under the applicable Tax Law.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof, without regard to whether any entity is treated as disregarded for U.S. federal income tax purposes.

“Post-Distribution Period” means any Tax Period beginning after the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Distribution Date.

“Pre-Distribution Period” means any Tax Period ending on or before the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Distribution Date.

Pre-Distribution Period HPQ Business Taxes” means any Pre-Distribution Period HPQ Income Taxes and any Pre-Distribution Period HPQ Other Taxes.

“Pre-Distribution Period HPQ Income Taxes” means the product of (i) any Income Taxes of the Unimin Group (or an individual member thereof) for a Pre-Distribution Period that are unpaid as of the Distribution (including such Taxes payable after the Distribution pursuant to a Tax Contest, Final Determination, settlement, judgment, or otherwise) times (ii) the HPQ Co Percentage.

“Pre-Distribution Period HPQ Other Taxes” means the following Other Taxes for a Pre-Distribution Period that are unpaid as of the Distribution (including such Taxes payable after the Distribution pursuant to a Tax Contest, Final Determination, settlement, judgment, or otherwise): (i) property (real or personal), other ad valorem, unclaimed property, escheat, excise, use or other similar taxes based on or assessed with respect to any Transferred Asset or Assumed Liability; (ii) severance, production, excise and other similar taxes based on operations, including mining, production, severance or extraction, at the Transferred Facilities; (iii) sales, valued added, goods and services and other similar taxes related to any product or service derived from the Transferred Facilities; and (iv) taxes imposed under Subtitle C of the Code and any similar employment, unemployment, withholding, social security, disability or payroll taxes imposed under applicable state, local, or non-U.S. Tax Law with respect to the Transferred Employees.

“Prime Rate” means the base rate on corporate loans charged by JPMorgan Chase Bank, N.A. from time to time, compounded daily on the basis of a year of 365 or 366 (as applicable) days and actual days elapsed.

“Proceeding” has the meaning set forth in the Business Contribution Agreement.

“Proposed Acquisition Transaction” means a transaction or series of transactions (or any agreement, understanding or arrangement, within the meaning of Section 355(e) of the Code and Treasury Regulation Section 1.355-7 to enter into a transaction or series of transactions), whether such transaction is supported by Sibelco, HPQ Co or Unimin, as applicable, management or shareholders, is a hostile or unsolicited acquisition, or otherwise, as a result of which Unimin or HPQ Co would merge or consolidate with any other Person or as a result of which any Person or any group of related Persons would (directly or indirectly) acquire, or have the right to acquire, from Unimin or HPQ Co and/or one or more holders of outstanding shares of Unimin Capital Stock or HPQ Co Capital Stock, as applicable and including through a stock offering or other issuance, a number of shares of Unimin Capital Stock or HPQ Co Capital Stock that would, when combined with any other changes in ownership of Unimin Capital Stock or HPQ Co Capital Stock pertinent for purposes of Section 355(e) of the Code, equal or exceed the Fifty-Percent or Greater Interest in relation to (A) the value of all outstanding shares of Unimin Capital Stock or HPQ Co Capital Stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (B) the total combined voting power of all outstanding shares of Unimin Capital Stock or HPQ Co Capital Stock as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. Notwithstanding the foregoing, a Proposed Acquisition Transaction shall not include (i) the adoption by Unimin or HPQ Co of a shareholder rights plan that meets the requirements of Revenue Ruling 90-11, (ii) issuances of stock by Unimin or HPQ Co that satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury Regulation Section 1.355-7(d) or (iii) transfers of stock on an established securities market that are described in Safe Harbor VII of Treasury Regulation Section 1.355-7(d). For this purpose, any recapitalization, repurchase or redemption of Unimin Common Stock or other Unimin Capital Stock or HPQ Co Common Stock or other HPQ Capital Stock (as the case may be) and any amendment to the certificate of incorporation (or other organizational documents) of Unimin or HPQ Co (as the case may be) shall be treated as an indirect acquisition of such stock by any shareholder to the extent such shareholder’s percentage interest, in interests that are treated as outstanding equity in Unimin or HPQ Co (as the case may be) for U.S. federal income tax purposes, increases by vote or value. This definition and the application thereof are intended to monitor compliance with Section 355(e) of the Code and shall be interpreted accordingly. Any clarification of, or change in, the statute or regulations promulgated under Section 355(e) of the Code shall be incorporated in this definition and its interpretation.

“Redemption Agreement” means the Redemption Agreement between Unimin and Sibelco dated as of [•].

“Remaining Business” means any business conducted by Unimin and its Affiliates prior to the Distribution other than the HPQ Co Business, and all business conducted by Unimin and its Affiliates after the Contribution.

“Representation Letters” means the representation letters delivered or deliverable by Unimin and HPQ Co (and their officers) in connection with the rendering by Tax Advisors of the Tax Opinion.

“Responsible Company” means, with respect to any Tax Return, the Company having the primary responsibility for preparing and filing such Tax Return under this Agreement.

“Restricted Actions” means, with respect to HPQ Co, the actions listed in Sections 7.2(a), (b) and (c) and, with respect to Unimin, the actions listed in Sections 7.3(a), (b) and (c).

“Ruling” means a private letter ruling issued by the IRS to Sibelco, Unimin, HPQ Co, or any of their Affiliates to the effect that a transaction will not affect the Tax-Free Status.

“Ruling Request” means any letter filed by Sibelco, Unimin, HPQ Co, or any of their Affiliates with the IRS requesting a Ruling (including all attachments, exhibits, and other materials submitted with such ruling request letter) and any amendment or supplement to such ruling request letter.

“Separate Return” means an HPQ Co Separate Return or a Unimin Separate Return, or both, as the context requires.

“Sibelco” has the meaning set forth in the Preamble.

“Sibelco Guaranty” means the guaranty of Sibelco set forth in Section 17.

“Spin-Off” means the Contribution and the Distribution.

“State Income Tax” means any Tax imposed by any State of the United States or by any political subdivision of any such State which is based upon, measured by, or calculated with respect to: (i) net income or profits or net receipts, however denominated (including any capital gains, minimum Tax, or any Tax on items of Tax preference, but not including sales, use, real or personal property, value added, escheat, excise (other than excise taxes based on or measure by net income, receipts, or earnings), goods and services, customs or transfer or similar Taxes) or (ii) multiple bases (including franchise, doing business and occupation Taxes) if one or more bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i), together, in each case, with any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

“State Other Tax” means any Tax imposed by any State of the United States or by any political subdivision of any such State (other than any State Income Taxes), including, for the avoidance of doubt, sales, use, real or personal property, value added, escheat, excise, goods and services, customs, or transfer or similar Taxes, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“State Tax” means any State Income Taxes and/or State Other Taxes.

“Straddle Period” means any Tax Period that begins on or before and ends after the Distribution Date.

“Supplemental Tax Opinion” means an opinion of a Tax Advisor regarding the effect of a transaction, event, or other action on the Tax-Free Status. Any such opinion shall assume that the Spin-Off would have qualified for Tax-Free Status, if the transaction, event, or other action in question did not occur and may assume the accuracy of, and may rely upon, customary assumptions, representations and undertakings reasonably satisfactory to Sibelco, Unimin and HPQ Co, contained in a certificate delivered by an officer of Sibelco, Unimin or HPQ Co as the case may be.

“Tax” or “Taxes” means (i) any income, capital gain or loss, franchise, profits, gross receipts, estimated, ad valorem, net worth, transfer, value added, sales, use, real or personal property, payroll, withholding, employment, social security, excise, stamp, registration, alternative, add-on minimum, unclaimed property, escheat or other tax of whatever kind (including any fee, assessment or other charges in the nature of or in lieu of any tax) payable to any Tax Authority or other Governmental Authority and (ii) any interest, fines, penalties or additions imposed with respect thereto.

“Tax Adjustment” means an adjustment of any item of income, gain, loss, deduction, credit or other Tax Attribute.

“Tax Advisor” means an independent tax counsel or an accounting firm of recognized national standing in the United States or other applicable jurisdiction that imposes the Tax in respect of which advice is rendered or an opinion is delivered, provided that, for the avoidance of doubt, if acceptable to the Parties, the Tax Advisor for a matter can be the auditor of any of the Parties.

“Tax Attribute” means a net operating loss, net capital loss, unused investment credit, unused foreign tax credit, excess charitable contribution, general business credit or any other Tax Item that could reduce a Tax.

“Tax Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the administration, assessment, or collection of such Tax for such Governmental Authority.

“Tax Benefit” means any refund, credit, or other reduction in Taxes.

“Tax Contest” means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes (including any administrative or judicial review of any claim for refund).

“Tax-Free Status” has the meaning set forth in the Recitals.

“Tax Item” means, with respect to any Income Tax, any item of income, gain, loss, deduction, or credit.

“Tax Law” means the any law, statute, code, regulation, rule, ordinance, policy, guideline, decision, decree, order, ruling or other requirement of any Governmental Authority relating to any Tax.

“Tax Materials” means the Representation Letters and any other materials delivered or deliverable by Sibelco, Unimin, HPQ Co or any other member of their respective Group in connection with the rendering by a Tax Advisor of the Tax Opinion.

“Tax Matters Dispute” has the meaning set forth in Section 14.1.

“Tax Opinion” means the opinion of Deloitte LLP deliverable to Unimin relating to the Tax-Free Status of the Spin-Off.

“Tax Period” means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

“Tax Records” means any Tax Returns, Tax Return workpapers, documentation relating to any Tax Contests, and any other books of account or records (whether or not in written, electronic or other tangible or intangible forms and whether or not stored on electronic or any other medium) required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

“Tax-Related Losses” means (i) all U.S. federal, state and local and foreign Taxes imposed on Sibelco, Unimin, or HPQ Co, as applicable, pursuant to any settlement, Final Determination, judgment or otherwise; (ii) all accounting, legal and other professional fees, and court costs incurred by Sibelco, Unimin, or HPQ Co in connection with such Taxes; and (iii) all costs, expenses and damages associated with stockholder litigation or controversies and any amount paid by Unimin (or any Unimin Affiliate) or HPQ Co (or any HPQ Co Affiliate) in respect of the liability of shareholders, whether paid to shareholders or to the IRS or any other Tax Authority, in each case of clause (i), (ii), or (iii), resulting from the failure of the Spin-Off to qualify (in whole or in part) for Tax-Free Status.

“Tax Return” or “Return” means any return or report of Taxes due, any claim for refund of Taxes paid, any information return with respect to Taxes, or any other similar return, report, statement, declaration, or document required to be filed under the Code or other Tax Law, including any attachments, schedules, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

“Tax Return Objection Notice” has the meaning set forth in Section 4.5.

“Transfer Taxes” means all sales, use, transfer, recordation, documentary, stamp or similar Other Taxes.

“Transferred Assets” has the meaning set forth in the Business Contribution Agreement.

“Transferred Employees” has the meaning set forth in the Business Contribution Agreement.

“Transferred Facilities” has the meaning set forth in the Business Contribution Agreement.

“Treasury Regulations” means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

“Unapproved Unimin Action” means any act or failure to act by Unimin or any Unimin Affiliate that was undertaken, approved, or authorized without the approval of a majority of the Unimin Non-Sibelco Directors.

“Unimin” shall have the meaning set forth in the first sentence of this Agreement.

“Unimin Active Trade or Business” means the active conduct (within the meaning of Section 355(b)(2) of the Code and the Treasury Regulations thereunder) by Unimin and its “separate affiliated group” (within the meaning of Section 355(b)(3)(B) of the Code) of the Remaining Business as conducted immediately prior to the Spin-Off.

“Unimin Adjustment” means any proposed adjustment by a Tax Authority or claim for refund or credit asserted in a Tax Contest to the extent that, under this Agreement, Unimin would be exclusively liable for any resulting Tax or exclusively entitled to receive any resulting Tax Benefit.

“Unimin Affiliated U.S. Tax Group” shall have the meaning set forth in the Recitals.

“Unimin Capital Stock” means all classes or series of stock of Unimin, including (i) the Unimin Common Stock, (ii) all options, warrants and other rights to acquire such stock and (iii) all instruments properly treated as stock in Unimin for U.S. federal income tax purposes.

“Unimin Common Stock” means the single class of common stock of Unimin authorized and outstanding on the Distribution Date.

“Unimin Federal Consolidated Income Tax Return” means any consolidated Tax Return for Federal Income Taxes for the Unimin Affiliated U.S. Tax Group.

“Unimin Foreign Combined Income Tax Return” means a consolidated, combined, unitary or other similar Tax Return for Foreign Income Taxes or any Tax Return for Foreign Income Taxes with respect to any profit and/or loss sharing group, group payment or similar group or fiscal unity, in each case, that actually includes, by election or otherwise, two or more members of the Unimin Group.

“Unimin Group” means Unimin and its Affiliates, if any, excluding any entity that is a member of the HPQ Co Group after the Distribution.

“Unimin Group Return” means any Unimin Federal Consolidated Income Tax Return, Unimin Foreign Combined Income Tax Return, or Unimin State Combined Income Tax Return.

“Unimin Listed Action” has the meaning set forth in Section 7.4(a).

“Unimin Non-Sibelco Director” means any member of the Board of Directors of Unimin other than a Unimin Sibelco Director.

“Unimin Separate Return” means any Return of Unimin or any member of the Unimin Group that is not a Unimin Group Return.

“Unimin Sibelco Director” means any member of the Unimin Board of Directors chosen by Sibelco.

“Unimin State Combined Income Tax Return” means a consolidated, combined, unitary or other similar Tax Return for State Income Taxes that actually includes, by election or otherwise, two or more members of the Unimin Group.

(b) Interpretation. For purposes of this Agreement: (i) Unimin, Sibelco, and HPQ Co are sometimes collectively referred to herein as the “Companies” or the “Parties” and, as the context requires, individually referred to herein as the “Company” or a “Party”; (ii) words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (iii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns; (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (v) except as otherwise provided (e.g., with respect to references to the Code), all references herein to a “Section” or “Sections” shall be construed to refer to Sections of this Agreement; (vi) the headings and captions for this Agreement are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement; and (vii) if any period referred to herein expires on a day which is not a Business Day, or any event or condition is required by the terms of this Agreement to occur or be fulfilled (including the making of any payment required hereunder) on a day which is not a Business Day, such period shall expire on or such event or condition shall not be required to occur or be fulfilled until, as the case may be, the next succeeding Business Day.

2. Allocation of and Indemnification for Tax Liabilities.

2.1 General Rule.

(a) Unimin Liability. Unimin shall be liable for, and shall indemnify and hold harmless the HPQ Co Group from and against any and all liability for, Taxes that are allocated to Unimin under this Section 2 (including any increase in such Tax as a result of a Final Determination).

(b) HPQ Co Liability. HPQ Co shall be liable for, and shall indemnify and hold harmless Unimin (or any Affiliate of Unimin, as applicable) from and against any and all liability for, Taxes that are allocated to HPQ Co under this Section 2 (including any increase in such Tax as a result of a Final Determination).

2.2 Allocation of United States Federal Income Taxes and Federal Other Taxes. Except as provided in Section 2.5, Federal Income Taxes and Federal Other Taxes shall be allocated as follows:

(a) Allocation of Income Taxes Relating to Federal Consolidated Income Tax Returns. Unimin shall be responsible for any and all Federal Income Taxes due with respect to or required to be reported on any Unimin Federal Consolidated Income Tax Return, except to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes. HPQ Co shall be responsible for any and all Federal Income Taxes due with respect to or required to be reported on (i) any Unimin Federal Consolidated Income Tax Return to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes and (ii) any HPQ Co Federal Consolidated Income Tax Return.

(b) Allocation of Income Taxes Relating to Federal Separate Income Tax Returns. Unimin shall be responsible for any and all Federal Income Taxes due with respect to or required to be reported on any Unimin Separate Return, except to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes. HPQ Co shall be responsible for any and all Federal Income Taxes due with respect to or required to be reported on any (i) Unimin Separate Return to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes and (ii) HPQ Co Separate Return.

(c) Allocation of Federal Other Taxes. With respect to any Federal Other Taxes for any Pre-Distribution Period, Unimin shall be responsible for any and all such Taxes, except to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes, and HPQ Co shall be responsible for any and all such Taxes to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes. With respect to any Federal Other Taxes for any Post-Distribution Period, Unimin shall be responsible for any and all such Taxes attributable to the Remaining Business and HPQ Co shall be responsible for such Taxes attributable to the HPQ Business.

2.3 Allocation of State Income and State Other Taxes. Except as provided in Section 2.5, State Income Tax and State Other Tax shall be allocated as follows:

(a) Allocation of State Income Taxes Relating to State Combined Income Tax Returns. Unimin shall be responsible for any and all State Income Taxes due with respect to or required to be reported on any Unimin State Combined Income Tax Return, except to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes. HPQ Co shall be responsible for any and all State Income Taxes due with respect to or required to be reported on (i) any Unimin State Combined Income Tax Return to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes and (ii) any HPQ Co State Combined Income Tax Return.

(b) Allocation of State Income Taxes Relating to Separate Returns. Unimin shall be responsible for any and all State Income Taxes due with respect to or required to be reported on any Unimin Separate Return, except to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes. HPQ Co shall be responsible for any and all State Income Taxes due with respect to or required to be reported on any (i) Unimin Separate Return to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes and (ii) HPQ Co Separate Return.

(c) Allocation of State Other Taxes. With respect to any State Other Taxes for any Pre-Distribution Period, Unimin shall be responsible for any and all such Taxes, except to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes, and HPQ Co shall be responsible for any and all such Taxes to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes. With respect to any State Other Taxes for any Post-Distribution Period, Unimin shall be responsible for any and all such Taxes attributable to the Remaining Business and HPQ Co shall be responsible for such Taxes attributable to the HPQ Business.

2.4 Allocation of Foreign Taxes. Except as provided in Section 2.5, Foreign Income Tax and Foreign Other Tax shall be allocated as follows:

(a) Allocation of Foreign Income Taxes Relating to Foreign Combined Income Tax Returns. Unimin shall be responsible for any and all Foreign Income Taxes due with respect to or required to be reported on any Unimin Foreign Combined Income Tax Return, except to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes. HPQ Co shall be responsible for any and all Foreign Income Taxes due with respect to or required to be reported on (i) any Unimin Foreign Combined Income Tax Return to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes and (ii) any HPQ Co Foreign Combined Income Tax Return.

(b) Allocation of Foreign Income Taxes Relating to Separate Returns. Unimin shall be responsible for any and all Foreign Income Taxes due with respect to or required to be reported on any Unimin Separate Return, except to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes. HPQ Co shall be responsible for any and all Foreign Income Taxes due with respect to or required to be reported on any (i) Unimin Separate Return to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes and (ii) HPQ Co Separate Return.

(c) Allocation of Foreign Other Taxes. With respect to any Foreign Other Taxes for any Pre-Distribution Period, Unimin shall be responsible for any and all such Taxes, except to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes, and HPQ Co shall be responsible for any and all such Taxes to the extent such Taxes are Pre-Distribution Period HPQ Business Taxes. With respect to any Foreign Other Taxes for any Post-Distribution Period, Unimin shall be responsible for any and all such Taxes attributable to the Remaining Business and HPQ Co shall be responsible for such Taxes attributable to the HPQ Business.

2.5 Certain Transaction Taxes.

(a) HPQ Co Liability. HPQ Co shall be liable for, and shall indemnify and hold harmless Unimin (and its Affiliates) or Sibelco, as applicable, from and against any and all liability for:

(i)	Any Tax resulting from a breach by HPQ Co of any covenant or representation in this Agreement, the Business Contribution Agreement or the Redemption Agreement; and

(ii)	Any Tax-Related Losses for which HPQ Co is responsible pursuant to Section 7.4.

(b) Unimin Liability. Unimin shall be liable for, and shall indemnify and hold harmless the HPQ Co Group or Sibelco, as applicable, from and against any and all liability for:

(i)	Any Tax resulting from a breach by Unimin of any covenant or representation in this Agreement, the Business Contribution Agreement or any the Redemption Agreement; and

(ii)	Any Tax-Related Losses for which Unimin is responsible pursuant to Section 7.4.

(c) Sibelco Liability. Sibelco shall be liable for, and shall indemnify and hold harmless the HPQ Co Group or Unimin (and its Affiliates), as applicable, from and against any and all liability for:

(i)	Any Tax resulting from a breach by Sibelco of any covenant or representation in this Agreement, the Business Contribution Agreement or any the Redemption Agreement;

(ii)	Any Tax-Related Losses for which Sibelco is responsible pursuant to Section 7.4; and

(iii)	Any U.S. withholding tax for which Sibelco is responsible pursuant to Section 7.5.

(d) Certain Transfer Taxes. The Parties agree that any and all Transfer Taxes imposed in connection with the transfer of the HPQ Co Assets from Unimin to HPQ Co pursuant to the Spin-Off shall be borne equally by Unimin and HPQ Co. Unimin shall determine the manner in which any Transfer Taxes and any corresponding transactions are reported for Tax purposes, including any position that no Transfer Taxes are due and payable and, unless otherwise required pursuant to a Final Determination, no member of the HPQ Co Group shall take any action that is inconsistent with the manner in which such Transfer Taxes are reported. The Parties shall reasonably cooperate to minimize Transfer Taxes. Unimin shall file (or cause to be filed) all necessary documentation with respect to such Transfer Taxes on a timely basis; provided that the HPQ Co Group shall cooperate with the preparation of any such documentation and, to the extent required by applicable Tax law, will timely file such documentation.

3. Proration of Taxes for Straddle Periods. With respect to any Straddle Period, Unimin and HPQ Co shall treat, and, if applicable, elect to treat the close of the Distribution Date as the last day of the Tax Period. If no such election is permitted, the Taxes for the Straddle Period shall be allocated to the Pre-Distribution Period as follows: (i) in the case of real or personal property taxes, taxes based on capital that are not Income Taxes, or a flat minimum amount tax, the total amount of such Taxes multiplied by a fraction, the numerator of which is the number of days in the Straddle Period through and including the Distribution Date and the denominator of which is the total number of days in such Straddle Period; and (ii) in the case of all other Taxes, including Income Taxes, based upon an actual closing of the books methodology, as determined in accordance with the relevant books and records; provided that, if the Distribution Date is not on a date for which there is a closing of the financial accounting records for HPQ Co, the closing of the books methodology will be applied to ratably allocate Tax Items for the month which includes the Distribution Date, except that any extraordinary Tax Items shall be allocated to the Pre-Distribution and Post-Distribution Period on a closing of the books basis (based on the principles of Treasury Regulation Section 1.1502-76(b)(2)(ii)(C)).

4. Preparation and Filing of Tax Returns.

4.1 Responsibility for Preparation. Subject to the other provisions of this Section 4, Tax Returns shall be prepared and filed when due (including extensions) by the Person that is obligated to file such Tax Returns under the Code or other applicable Tax Law (the “Filing Party”).

4.2 Preparation of Tax Returns.

(a) General Rule. Except as provided in Section 4.2(b), with respect to any Tax Return for a Tax Period ending on or before the Distribution Date or any Straddle Period, such Tax Return shall be prepared in accordance with past practices, accounting methods, elections or conventions (“Past Practices”) used with respect to the Tax Returns in question (unless there is no reasonable basis for the use of such Past Practices or unless there is no adverse effect (current or future) to Unimin), and to the extent any items are not covered by Past Practices (or in the event that there is no reasonable basis for the use of such Past Practices or there is no adverse effect (current or future) to Unimin), in accordance with reasonable Tax accounting practices selected by Unimin. Except as provided in Section 4.2(b), Unimin shall prepare any Tax Return for a Tax Period that begins after the Distribution Date that it has the obligation or the right to prepare and file, or cause to be prepared and filed, under Section 4.1 in accordance with reasonable Tax accounting practices selected by Unimin, provided that HPQ Co and Unimin may mutually agree in writing within 90 days after the Spin-Off to change one or more of the tax accounting methods or practices related to HPQ Co or the HPQ Business.

(b) Reporting of Transactions. The Tax treatment reported on any Tax Return of Sibelco, Unimin, HPQ Co or any of their respective Affiliates that relates to the Spin Off shall be consistent with the treatment thereof in the Tax Opinion, except as otherwise required by applicable law. To the extent there is a Tax treatment relating to the Spin-Off that is not covered by the Tax Opinion, then the Tax treatment shall be determined by the Responsible Company with respect to such Tax Return and the other Companies shall be deemed to agree to such Tax treatment unless (i) there is no reasonable basis for such Tax treatment, (ii) such Tax treatment is inconsistent with the Tax treatment contemplated in the Tax Opinion, except as otherwise required by applicable law, or (iii) more favorable Tax treatment is available, as confirmed by an opinion of a Tax Advisor (which opinion and Tax Advisor shall be reasonably acceptable to the Responsible Company). Any dispute regarding such proper Tax treatment shall be referred for resolution pursuant to Section 14, sufficiently in advance of the filing date of such Tax Return

(including extensions) to permit timely filing of the Tax Return; provided that, if the Tax Advisor is not able to render a final decision prior to the due date for filing the applicable Tax Return, such Tax Return shall be initially filed as prepared by the Responsible Company, but reflecting all non-disputed comments provided by the other Companies, and, as promptly as practicable after the Tax Advisor finally resolves the dispute, such Tax Return shall be amended as necessary to reflect the determination of the Tax Advisor.

4.3 HPQ Co Carrybacks and Claims for Refund. HPQ Co hereby agrees that, unless Unimin consents in writing, (i) neither HPQ Co, nor any Affiliate of HPQ Co, shall make or file any Adjustment Request with respect to any Unimin Group Returns, and (ii) HPQ Co and its Affiliates shall make or file any available elections to waive the right to claim any HPQ Co Carryback arising in a Post-Distribution Period to any Pre-Distribution Period with respect to any Unimin Group Returns, and neither HPQ Co, nor any Affiliate of HPQ Co, shall make or file any affirmative election to claim any such HPQ Co Carryback; provided, however, that HPQ Co and Unimin agree that any such Adjustment Request shall be made with respect to any HPQ Co Carryback, upon the reasonable request of HPQ Co, if such HPQ Co Carryback is necessary to prevent the loss of the Tax Benefit of such HPQ Co Carryback and such Adjustment Request, based on Unimin’s sole, reasonable determination, will cause no Tax detriment to the Unimin Group or any member of the Unimin Group (unless HPQ Co agrees to reimburse Unimin for the Tax detriment (including as a result of any disallowance in whole or in part of the HPQ Co Carryback) at no net cost to Unimin). Any Adjustment Request which Unimin consents to make under this Section 4.3 shall be prepared and filed by Unimin or the applicable member of the Unimin Group, and HPQ Co shall be responsible for any out-of-pocket expenses with respect to such request and filing.

4.4 Basis of Transferred Assets and Apportionment of Other Tax Attributes. As soon as reasonably practicable following the Distribution Date, Unimin shall notify HPQ Co in writing of the adjusted Tax basis of the assets transferred to HPQ Co in the Contribution and the portion, if any, of any earnings and profits, overall foreign loss or other Tax Attribute from Pre-Distribution Periods, including consolidated, combined or unitary Tax Attributes, which Unimin determines shall be allocated or apportioned to HPQ Co under applicable Tax Law. Unimin shall provide reasonable timely updates to HPQ Co of the adjusted Tax basis of assets and the allocation of Tax Attributes as Unimin finalizes Tax Returns for the Unimin Group and as adjustments, if any, are subsequently made to such Tax Returns. HPQ Co and all members of the HPQ Co Group shall prepare all Tax Returns in accordance with such written notice. As soon as practicable after receipt of a written request from HPQ Co, Unimin shall provide copies of any studies, reports, and workpapers supporting the adjusted Tax basis of the transferred assets and other Tax Attributes allocable to HPQ Co. Any dispute regarding the adjusted Tax basis and apportionment of any other Tax Attribute shall be resolved pursuant to the provisions of Section 14. All Tax Returns prepared by the Unimin Group and the HPQ Co Group shall be consistent with the adjusted Tax basis and any allocation or apportionment as determined pursuant to this Section 4.4.

4.5 Review and Comment Rights. With respect to any Tax Return reflecting Taxes for which both Unimin or any Affiliate of Unimin, on the one hand, and HPQ Co or any Affiliate of HPQ Co, on the other, are responsible under Section 2, the Filing Party shall provide the other party (the “Non-Filing Party”) with a draft of each such Tax Return for the Non-Filing Party’s review and comment, in the case of a Tax Return for Income Taxes, at least 30 days or, in the case of a Tax Return for Other Taxes, at least 15 days (or, in the case of Tax Returns for Other Taxes, such shorter period as circumstances may reasonably require) prior to the due date for filing the applicable Tax Return (including extensions). The Non-Filing Party shall have, in the case of a Tax Return for Income Taxes, ten days or, in the case of a Tax Return for Other Taxes, five days (or, in the case of Tax Returns for Other Taxes, such shorter period as circumstances may reasonably require) from receipt of such draft Tax Return to submit in writing any objection to such Tax Return, setting forth in reasonable detail the basis for any such objection, provided that any such objections shall be limited only to items that reasonably could be expected to result in an indemnity obligation or right to a refund under this Agreement for the Non-Filing Party (a “Tax Return Objection Notice”). If the Non-Filing Party does not timely submit a Tax Return Objection Notice in accordance with the immediately preceding sentence, then the Non-Filing Party shall be deemed to have agreed to the applicable Tax Return as prepared by the Filing Party. If the Non-Filing Party timely submits a Tax Return Objection Notice, then the Parties shall work together in good faith to resolve the objections raised in such notice; provided that, if the Parties are not able to resolve all objections raised in a Tax Return Objection Notice prior to the due date for filing the applicable Tax Return (including extensions), such Tax Return shall be filed as prepared by the Filing Party, but reflecting all non-disputed comments provided by the Non-Filing Party, and, at the Non-Filing Party’s election, the remaining disputed items shall be referred for resolution pursuant to Section 14, in which case, after the Tax Advisor finally resolves the dispute, such Tax Return shall be amended as necessary to reflect the determination of the Tax Advisor.

5. Tax Payments.

5.1 Payment of Taxes with Respect to Any Group Return. Unimin shall pay to the IRS or other applicable Tax Authority any Tax due with respect to any Unimin Group Return and HPQ Co shall pay to the IRS or other applicable Tax Authority any Tax due with respect to any HPQ Co Group Return; provided that any such Taxes described in Section 5.3 shall be governed by Section 5.3; provided, further, that Section 7.4(e) shall apply with respect to payments of Tax-Related Losses, and Section 7.5 shall apply with respect to payments of any U.S. withholding taxes imposed in respect of, or as a result of, the Cash Redemption.

5.2 Payment of Separate Company Taxes and Other Taxes. Each Company shall pay, or shall cause to be paid, to the applicable Tax Authority when due all Taxes owed by such Company or a member of such Company’s Group with respect to a Separate Return of Income Taxes and with respect to Other Taxes, provided that any such Taxes described in Section 5.3 shall be governed by Section 5.3; provided, further, that Section 7.4(e) shall apply with respect to payments of Tax-Related Losses, and Section 7.5 shall apply with respect to payments of any U.S. withholding taxes imposed in respect of, or as a result of, the Cash Redemption.

5.3 Payment of Taxes With Respect to Joint Taxes. In the case of any Tax Return reflecting Taxes for which both Unimin or any Affiliate of Unimin, on the one hand, and HPQ Co or any Affiliate of HPQ Co, on the other, are responsible under Section 2:

(a) Computation and Payment of Tax Due. At least five Business Days prior to any Payment Date for any Tax Return, the Responsible Company shall compute the amount of Taxes required to be paid to the applicable Tax Authority with respect to such Tax Return on such Payment Date. The Responsible Company shall pay such amount to such Tax Authority on or before such Payment Date (and provide notice and proof of payment to the other Company).

(b) Computation and Payment of Liability With Respect To Tax Due. Within 30 days following the earlier of (i) the due date (including extensions) for filing any such Tax Return (excluding any Tax Return with respect to payment of estimated Taxes or Taxes due with a request for extension of time to file) or (ii) the date on which such Tax Return is filed, if Unimin is the Responsible Company, then HPQ Co shall pay to Unimin the amount allocable to the HPQ Co Group under the provisions of Section 2, and if HPQ Co is the Responsible Company, then Unimin shall pay to HPQ Co the amount allocable to the Unimin Group under the provisions of Section 2, in each case, plus interest computed at the Prime Rate on the amount of the payment based on the number of days from the earlier of (i) the due date of the Tax Return (including extensions) or (ii) the date on which such Tax Return is filed, to the date of payment.

(c) Adjustments Resulting in Underpayments. In the case of any adjustment pursuant to a Final Determination with respect to any Tax Return, the Responsible Company shall pay to the applicable Tax Authority when due any additional Tax due with respect to such Return required to be paid as a result of such adjustment pursuant to a Final Determination. The Responsible Company shall compute the amount attributable to the HPQ Co Group (or the Unimin Group) in accordance with Section 2 and HPQ Co shall pay to Unimin any amount due Unimin (or Unimin shall pay HPQ Co any amount due HPQ Co) within 30 days from the later of (i) the date the additional Tax was paid by the Responsible Company or (ii) the date of receipt of a written notice and demand from the Responsible Company for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Any payments required under this Section 5.3(c) shall include interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by the Responsible Company to the date of the payment under this Section 5.3(c).

5.4 Indemnification Payments. All indemnification payments under this Agreement shall be made by Sibelco, Unimin, or HPQ Co, as applicable, directly to Sibelco, Unimin, or HPQ Co, as applicable, and all such payments shall, to the extent applicable, be treated by Sibelco, Unimin, HPQ Co and their respective Affiliates in the manner set forth in Section 13; provided, however, that if the Companies mutually agree with respect to any such indemnification payment, any member of the Unimin Group, on the one hand, may make such indemnification payment to any member of the HPQ Co Group, on the other hand, and vice versa.

5.5 Recomputations. Notwithstanding anything to the contrary set forth in this Agreement, if one Party makes a payment on account of Taxes to another Party under this Agreement, including with respect to a Tax indemnified against, and the amount of such payment, because of an amended Return, Tax Authority adjustment, Final Determination, carryover of a Tax Item or otherwise, would be increased or decreased if computed at a later date, at the written request of either Party, the Parties shall recompute such payment at such later date and an appropriate adjusting payment shall be made between the Parties promptly following such recomputation.

6. Tax Benefits.

6.1 General. Except as set forth below, Unimin shall be entitled to any refund or portion thereof (and any interest thereon received from the applicable Tax Authority) of Income Taxes and Other Taxes for which Unimin is liable hereunder, HPQ Co shall be entitled to any refund or portion thereof (and any interest thereon received from the applicable Tax Authority) of Income Taxes and Other Taxes for which HPQ Co is liable hereunder and a Company receiving a refund (including by way of credit or offset) to which another Company is entitled (in whole or in part) hereunder shall pay over such refund or portion thereof (net of charges imposed on the Company receiving the refund) to such other Company within 30 days after such refund is received (together with interest computed at the Prime Rate based on the number of days from the date the refund was received to the date the refund was paid over).

6.2 Reimbursements. If a member of the HPQ Co Group actually realizes in cash any Tax Benefit as a result of an adjustment pursuant to a Final Determination to any Taxes for which a member of the Unimin Group is liable hereunder (or to any Tax Attribute of a member of the Unimin Group) and such Tax Benefit would not have arisen but for such adjustment (determined on a “with and without” basis (treating any such Tax Benefit as the last item claimed for the taxable year, including after the utilization of any available net operating loss carryforwards)), or if a member of the Unimin Group actually realizes in cash any Tax Benefit as a result of an adjustment pursuant to a Final Determination to any Taxes for which a member of the HPQ Co Group is liable hereunder (or to any Tax Attribute of a member of the HPQ Co Group) and such Tax Benefit would not have arisen but for such adjustment (determined on a “with and without” basis (treating any such Tax Benefit as the last item claimed for the taxable year, including after the utilization of any available net operating loss carryforwards)), HPQ Co or Unimin, as the case may be, shall make a payment to either Unimin or HPQ Co, as appropriate, within 30 days following such actual realization of the Tax Benefit, in an amount equal to such Tax Benefit actually realized in cash (including any Tax Benefit actually realized as a result of the payment) plus interest on such amount computed at the Prime Rate based on the number of days from the date of such actual realization of the Tax Benefit to the date of payment of such amount under this Section 6.2. For the avoidance of doubt, a Tax Benefit is actually realized when the amount of Tax payable is reduced below the amount that would otherwise be payable without the Tax Benefit.

6.3 Cooperation. If as a result of (x) an assessment by a Tax Authority, (y) an amended Return or (z) otherwise, there is an increase in Taxes for which one Group is liable hereunder because of additional income, reduction in a Tax Attribute or otherwise, then the other Group shall at the request of the first Group file an amended Return or otherwise pursue any Tax Benefits claim available to the other Group as a result of the Tax adjustment to the first Group, provided that the first Group has furnished the other Group with (i) an opinion of a Tax Advisor reasonably satisfactory to the other Group to the effect that it is at least more likely than not that the other Group will prevail in obtaining Tax Benefits or otherwise reducing the Taxes of the other Group because of the Tax adjustment to the first Group, and (ii) an acknowledgement that the first Group will reimburse the other Group for all reasonable out-of-pocket expenses incurred by the other Group in connection with making such Tax Benefit claim.

7. Tax-Free Status.

7.1 Tax Opinion and Tax Materials.

(a) General. Each of Sibelco, HPQ Co and Unimin hereby represents and agrees for itself and on behalf of its Affiliates that (i) it has reviewed the Tax Materials and, subject to any qualifications therein, all information contained in such Tax Materials that concerns or relates to such Company or any member of its respective Group or other Affiliate will be true, correct and complete, from the time presented or made through the Distribution Date and thereafter as relevant, (ii) it is unaware of any fact or circumstance that is inconsistent with the Tax Materials or the conclusions of the Tax Opinion, and (iii) no member of its respective Group or other Affiliate has any plan or intention to take any action or fail to take any action if such action or failure to act would be inconsistent with the Tax Materials or would be a Restricted Action.

7.2 Restrictions on HPQ Co. The following actions listed in Sections 7.2(a), (b), and (c) shall constitute Restricted Actions in respect of HPQ Co.

(a) General. HPQ Co taking, failing to take, or permitting any HPQ Co Affiliate to take or fail to take, any action where such action or failure to act would be inconsistent with or cause to be untrue any information, statement, representation, undertaking or covenant in the Tax Materials or in the Tax Opinion.

(b) ATB. HPQ Co failing to continue to be engaged in the HPQ Co Active Trade or Business for purposes of Section 355(b)(2) of the Code, taking into account Section 355(b)(3) of the Code at any time from the date hereof until the first day after the two-year anniversary of the Distribution Date.

(c) Additional Restricted Actions. Any of the following actions by HPQ from the date hereof until the first day after the two-year anniversary of the Distribution Date: (i) entry into any Proposed Acquisition Transaction or, to the extent HPQ Co has the right to prohibit any Proposed Acquisition Transaction involving HPQ Co, permitting any Proposed Acquisition Transaction to occur or otherwise providing its approval or board of directors’ recommendation to a Proposed Acquisition Transaction involving HPQ Co, (ii) merging or consolidating with any other Person or liquidating or partially liquidating, (iii) in a single transaction or series of transactions selling or transferring (other than sales or transfers of inventory in the ordinary course of business) all or substantially all of the assets that were transferred to HPQ Co pursuant to the Contribution or selling or transfer 30% or more of the gross assets of the HPQ Co Active Trade or Business or 30% or more of the consolidated gross assets of the HPQ Co Group (such percentages to be measured based on fair market value as of the Distribution Date), (iv) redeeming or otherwise repurchasing (directly or through a HPQ Co Affiliate) any HPQ Co Capital Stock, except to the extent such repurchases satisfy Section 4.05(1)(b) of Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by Revenue Procedure 2003-48), (v) amending its certificate of incorporation (or other organizational documents), or taking any other action, whether through a stockholder vote or otherwise, affecting the voting rights of HPQ Co Capital Stock (including through the conversion of one class of HPQ Co Capital Stock into another class of HPQ Co Capital Stock) or (vi) taking any other action or actions which in the aggregate (and taking into account any other transactions described in this subparagraph (c)) otherwise results in one or more Persons (whether or not acting in concert) acquiring directly or indirectly stock representing a Fifty-Percent or Greater Interest in HPQ Co.

7.3 Restrictions on Unimin. The following actions listed in Sections 7.3(a), (b) and (c) shall constitute Restricted Actions in respect of Unimin.

(a) General. Unimin taking, failing to take, or permitting any Unimin Affiliate to take or fail to take, any action where such action or failure to act would be inconsistent with or cause to be untrue any information, statement, representation, undertaking or covenant in the Tax Materials or in the Tax Opinion.

(b) ATB. Unimin failing to continue to be engaged in the Unimin Active Trade or Business for purposes of Section 355(b)(2) of the Code, taking into account Section 355(b)(3) of the Code at any time from the date hereof until the first day after the two-year anniversary of the Distribution Date.

(c) Additional Restricted Actions. Any of the following actions by Unimin from the date hereof until the first day after the two-year anniversary of the Distribution Date: (i) entering into any Proposed Acquisition Transaction or, to the extent Unimin has the right to prohibit any Proposed Acquisition Transaction involving Unimin, permitting any Proposed Acquisition Transaction to occur or otherwise provide its approval or board of directors’ recommendation to a Proposed Acquisition Transaction involving Unimin, (ii) merging or consolidating with any other Person or liquidating or partially liquidating, (iii) in a single transaction or series of transactions selling or transferring (other than sales or transfers of inventory in the ordinary course of business) 30% or more of the gross assets of the Unimin Active Trade or Business or 30% or more of the consolidated gross assets of the Unimin Group (such percentages to be measured based on fair market value as of the Distribution Date), (iv) redeeming or otherwise repurchasing (directly or through a Unimin Affiliate) any Unimin Capital Stock, except to the extent such repurchases satisfy Section 4.05(1)(b) of Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by Revenue Procedure 2003-48), (v) amending its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of Unimin Capital Stock (including through the conversion of one class of Unimin Capital Stock into another class of Unimin Capital Stock) or (vi) taking any other action or actions which in the aggregate (and taking into account any other transactions described in this subparagraph (c)) otherwise results in one or more Persons (whether or not acting in concert) acquiring directly or indirectly stock representing a Fifty-Percent or Greater Interest in Unimin. Provided, however, that (x) no transaction occurring or contemplated by the Merger Agreement shall be considered a Restricted Action and (y) the issuance of Unimin shares pursuant to Merger Agreement shall be taken into account in determining whether any other acquisition of Unimin shares prior to the first day after the two-year anniversary of the Distribution Date results in acquisition of stock representing a Fifty-Percent of Greater Interest in Unimin.

7.4 Liability for Tax-Related Losses.

(a) Unimin. Unless Section 7.4(c) is applicable, Unimin shall be responsible for, and shall indemnify and hold harmless Sibelco, HPQ Co, Affiliates of HPQ Co, and each of their respective officers, directors and employees from and against, one hundred percent (100%) of any Tax-Related Losses that are attributable to or result from any one or more of the following: (i) the acquisition of all or a portion of Unimin’s Capital Stock and/or it assets (and/or any of its Affiliate’s stock or assets) by any Person, (ii) any negotiations, understandings, agreements or arrangements by or on behalf of Unimin with respect to transactions or events (including stock issuances or option grants) or a series of transactions or events that cause the Distribution to be treated as part of a plan pursuant to which one or more Persons acquire directly or indirectly stock of Unimin representing a Fifty-Percent or Greater Interest therein, (iii) any action or failure to act by Unimin after the Distribution (including any amendment to Unimin’s certificate of incorporation) affecting the voting rights of Unimin stock, or (iv) any act or failure to act by Unimin or any Unimin Affiliate which constitutes a Restricted Action (collectively, a Unimin Listed Action); provided, however, that, Unimin shall not be liable under this Section 7.4(a) for any Tax-Related Losses that are attributable to or result from any Unimin Listed Action that is an Unapproved Unimin Action.

(b) HPQ Co. HPQ Co shall be responsible for, and shall indemnify and hold harmless Sibelco, Unimin, Affiliates of Unimin, and each of their respective officers, directors and employees from and against, one hundred percent (100%) of any Tax-Related Losses that are attributable to or result from any one or more of the following: (i) the acquisition of all or a portion of HPQ Co’s Capital Stock and/or it assets (and/or any of its Affiliate’s stock or assets) by any Person, (ii) any negotiations, understandings, agreements or arrangements by or on behalf of HPQ Co with respect to transactions or events (including stock issuances or option grants) or a series of transactions or events that cause the Distribution to be treated as part of a plan pursuant to which one or more Persons acquire directly or indirectly stock of HPQ Co representing a Fifty-Percent or Greater Interest therein, (iii) any action or failure to act by HPQ Co after the Distribution (including any amendment to HPQ Co’s certificate of incorporation) affecting the voting rights of HPQ Co stock, (iv) any act or failure to act by HPQ Co or any HPQ Co Affiliate which constitutes a Restricted Action, or (v) any breach by HPQ Co of its agreement and representation set forth in Section 7.1(a).

(c) Sibelco. Sibelco shall be responsible for, and shall indemnify and hold harmless HPQ Co, Unimin, and their Affiliates and each of their respective officers, directors and employees from and against, one hundred percent (100%) of any Tax-Related Losses that arise: (i) solely as a direct result of any Proposed Acquisition Transaction that was caused by Sibelco’s disposition of or entering into another transaction with respect to Unimin Capital Stock or HPQ Co Capital Stock, without the written consent of Unimin that is not an Unapproved Unimin Action, until the first day after the two-year anniversary of the Distribution Date or (ii) from any act or failure to act by Unimin or any Unimin Affiliate which constitutes a Unimin Listed Action which is an Unapproved Unimin Action. In addition to the foregoing in this Section 7.4(c), Sibelco shall be liable for, and shall indemnify and hold harmless Unimin and its Affiliates and each of their respective officers, directors and employees from and against, any Tax-Related Losses to the extent any Tax-Related Losses are not subject to Section 7.4(a) or (b) (provided that, for the avoidance of doubt, in no event will this sentence of Section 7.4(c) in any way limit the Sibelco Guaranty under Section 17).

(d) FIRPTA Taxes. Notwithstanding anything to the contrary herein, Sibelco shall be responsible for, and shall indemnify and hold harmless Unimin and its Affiliates and each of their respective officers, directors and employees from and against, one hundred percent (100%) of any FIRPTA Tax incurred on the Spin-Off.

(e) Payments. Payments of amounts for Tax-Related Losses allocated under this Section 7.4 shall be paid by HPQ Co, Sibelco, or Unimin, as applicable, to the Party which paid the Tax-Related Loss to a Tax Authority, with such indemnity being payable within two (2) Business Days after such payment, and shall be treated in the manner set forth in Section 13.

7.5 Cash Redemption. Sibelco shall be responsible for, and shall indemnify and hold harmless Unimin and its Affiliates and each of their respective officers, directors and employees from and against, any U.S. withholding taxes (including any FIRPTA Taxes) imposed in respect of, or as a result of, the Cash Redemption, with such indemnity being payable within two Business Days after such payment.

8. Assistance and Cooperation.

8.1 Assistance and Cooperation. The Companies shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other’s agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Affiliates including (i) preparation and filing of Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in relating to Taxes assessed or proposed to be assessed.

8.2 Tax Return Information.

(a) General. Each Company shall provide to the other Company information and documents relating to its Group required by the other Company to prepare Tax Returns, including information concerning any Tax Attributes that were allocated pursuant to this Agreement. Any information or documents that the Responsible Company requires in order to to prepare such Tax Returns shall be provided in such form as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns on a timely basis.

(b) Rulings and Supplemental Tax Opinions. If Sibelco, HPQ Co or Unimin requests the assistance of any other Party in obtaining a Ruling or Supplemental Tax Opinion, reasonable assistance (including delivery of customary or reasonable representations through an officer’s certificate not to be inconsistent with the Tax Materials) will be rendered as expeditiously as possible. The requesting Party shall bear all reasonable out-of-pocket costs and expenses incurred by the other Party in connection with obtaining such a Ruling or Supplemental Tax Opinion, with payment due within ten Business Days after receiving an invoice therefor.

8.3 Confidentiality. Any information or documents provided under this Section 8 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes. No Party shall be required to provide any other Person with any information and documentation requested under this Section 8 if the provision of such information or documentation would result in a waiver of attorney-client privilege or other applicable privilege or protection or would violate any Law.

9. Tax Records. Unimin shall preserve and keep all Tax Records exclusively relating to the assets and activities of its Group for Pre-Distribution Periods, and Unimin shall preserve and keep all other Tax Records relating to Taxes of the Groups for Pre-Distribution Periods until the later of (i) the expiration of any applicable statutes of limitations, or (ii) seven years after the Distribution Date. After such later date occurs, Unimin may dispose of such Tax Records upon 90 days’ prior written notice to HPQ Co. HPQ Co shall have the opportunity, at its cost and expense, to copy or remove, within such 90-day period, all or part of such Tax Records.

10. Tax Contests.

10.1 Notice. Within ten days after a Company becomes aware of the commencement of a Tax Contest that may give rise to Taxes for which the another Company is responsible pursuant to this Agreement, such Company shall notify the other Company or Companies of such Tax Contest. Such notice shall provide that the notifying Company may seek indemnification from the other Company or Companies under this Agreement and shall attach copies of the pertinent portion of any written communication from a Tax Authority and contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters. A failure of a Company to comply with this Section 10.1 shall not relieve the indemnifying party of its indemnification obligation under this Agreement, except to the extent such failure materially prejudices the ability of the indemnifying party to contest the liability for the relevant Tax or increases the amount of such liability.

10.2 Control of Tax Contests.

(a) Separate Company Taxes. In the case of any Tax Contest with respect to any Separate Return for Income Taxes, the Filing Party shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability, subject to Sections 10.2(e), (f), (g), (h) and (i).

(b) Unimin Group Return. In the case of any Tax Contest with respect to any Unimin Group Return, Unimin shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability, subject to Sections 10.2(e), (f), (g), (h) and (i).

(c) HPQ Co Group Return. In the case of any Tax Contest with respect to any HPQ Co Group Return, HPQ Co shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability, subject to Sections 10.2(e), (f), (g), (h) and (i).

(d) Other Taxes. In the case of any Tax Contest with respect to any Other Taxes (i) Unimin shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any Unimin Adjustment, including settlement of any such Unimin Adjustment and (ii) HPQ Co shall control the defense or prosecution of the portion of the Tax

Contest directly and exclusively related to any HPQ Co Adjustment, including settlement of any such HPQ Co Adjustment, and (iii) Unimin and HPQ Co shall jointly control the defense or prosecution of adjustments for which Unimin, HPQ Co or any of their Affiliates could each be liable and any and all administrative matters not directly and exclusively related to any Unimin Adjustment or HPQ Co Adjustment.

(e) Tax-Related Losses. Either Sibelco, HPQ Co or Unimin shall have exclusive control over the Tax Contest involving any Tax Adjustment proposed, asserted or assessed pursuant to any Tax Contest relating to or involving any Tax-Related Losses to the extent such Party is allocated such Tax under Section 7.4, including exclusive authority with respect to any settlement of such Tax liability, subject to Sections 10.2(f), (g), (h) and (i).

(f) Settlement Rights. For Tax Contests other than those that are jointly controlled by the Parties pursuant to Section 10.2(d), unless waived by the Non-Controlling Party in writing, in connection with any potential adjustment in a Tax Contest as a result of which adjustment the Non-Controlling Party may reasonably be expected to become liable to make any indemnification payment (or any payment under Section 6) to the Controlling Party under this Agreement: (i) the Controlling Party shall keep the Non-Controlling Party informed in a timely manner of all actions taken or proposed to be taken by the Controlling Party with respect to such potential adjustment in such Tax Contest; (ii) the Controlling Party shall provide the Non-Controlling Party copies of any written materials relating to such potential adjustment in such Tax Contest received from any Tax Authority; (iii) the Controlling Party shall timely provide the Non-Controlling Party with copies of any correspondence or filings submitted to any Tax Authority or judicial authority in connection with such potential adjustment in such Tax Contest; (iv) the Controlling Party shall consult with the Non-Controlling Party and offer the Non-Controlling Party a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such potential adjustment in such Tax Contest; (v) the Controlling Party shall defend such Tax Contest diligently and in good faith; and (vi) the Controlling Party shall not settle or compromise such Tax Contest without the prior written consent of the Non-Controlling Party (not to be unreasonably withheld, conditioned or delayed). The failure of the Controlling Party to take any action specified in the preceding sentence with respect to the Non-Controlling Party shall not relieve the Non-Controlling Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Non-Controlling Party was materially prejudiced by such failure. In the case of any Tax Contest described in Section 10.2(a), (b), (c), or (d), “Controlling Party” means the Company entitled to control the Tax Contest under such Section and “Non-Controlling Party” means the other Company or Companies.

(g) Tax Contest Participation. Unless waived by the Non-Controlling Party in writing, the Controlling Party shall provide the Non-Controlling Party with written notice reasonably in advance of, and the Non-Controlling Party shall have the right to attend, any formally scheduled meetings with Tax Authorities or hearings or proceedings before any judicial authorities in connection with any potential adjustment in a Tax Contest pursuant to which the Non-Controlling Party may reasonably be expected to become liable to make any indemnification payment (or any payment under Section 6) to the Controlling Party under this Agreement. The failure of the Controlling Party to provide any notice specified in this Section 10.2(g) to the Non-Controlling Party shall not relieve the Non-Controlling Party of any liability and/or obligation which it may have to the Controlling Party under this Agreement except to the extent that the Non-Controlling Party was materially prejudiced by such failure.

(h) Power of Attorney. HPQ Co shall execute and deliver (or cause any member of the HPQ Co Group to deliver), Unimin shall execute and deliver (or cause any member of the Unimin Group to deliver), and Sibelco shall execute and deliver any power of attorney or other similar document reasonably requested by the any other Party that is the Controlling Party in connection with any Tax Contest described in this Section 10.

(i) Cooperation. The Parties will cooperate and act in good faith with each other in the conduct of Tax Contests as reasonably requested by either of them, including (i) the retention and provision on a timely basis of books, records, documentation or other information relating to such Tax Contest, (ii) the filing or execution of any document that may be necessary or reasonably helpful in connection with the Tax Contest, (iii) the use of commercially reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the Tax Contest and (iv) the making of its employees and facilities reasonably available on a mutually convenient basis to facilitate such cooperation.

11. Effective Date. This Agreement shall be effective as of the Distribution Date.

12. Survival. This Agreement shall remain in force and be binding so long as the applicable period for assessments or collections of Tax or the right to claim or use any Tax Benefit (including extensions) remains unexpired for any Taxes or Tax Benefits contemplated by, or indemnified against in, this Agreement plus two years; provided that to the extent a claim for indemnification is made prior to the expiration of this Agreement, this Agreement shall survive until such claim is finally resolved.

13. Treatment of Payments.

13.1 General. In the absence of any change in Tax treatment under the Code or other applicable Tax Law, any indemnity payment between HPQ Co and Unimin made under this Agreement, including pursuant to Section 2, 4.3, 5 or 7.4, and any Tax Benefit payment made under this Agreement, including pursuant to Section 6, shall be treated, for all Tax purposes, as made immediately before the Distribution as a distribution (or, as context requires, an assumption of a liability under the Business Contribution Agreement or otherwise) by HPQ Co to (or from) Unimin or as a contribution by Unimin to HPQ Co, as appropriate. To the extent one Company makes a payment of interest to another Company relating to a payment of Tax under this Agreement, the interest payment shall be treated as interest expense to the payor and as interest income by the recipient and the amount of such payment shall not be adjusted to take into account any associated Tax Benefit to the payor or increase in Tax to the recipient.

13.2 After-Tax Basis. All indemnity payments under this Agreement, including pursuant to Section 2, 4.3, 5 or 7.4, shall be (i) increased to take account of any net Tax cost actually incurred by the indemnified party arising from the receipt or accrual of indemnity payments (grossed up for such increase) and (ii) reduced to take account of any net Tax Benefit actually realized by the indemnified party arising from the incurrence or payment of any amount or other loss indemnified against. In computing the amount of any such Tax cost or Tax Benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit, including the utilization of any available net operating loss carryforwards, before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any amount or other loss indemnified against hereunder. For purposes of this Section 13.2, an indemnified party shall be deemed to have “actually incurred” or “actually realized” a net Tax cost or a net Tax Benefit to the extent that, and at such time as, the amount of Taxes payable (including Taxes payable on an estimated basis) by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt or accrual of the indemnity payment or the incurrence or payment of such amount indemnified against as the case may be. The Companies shall make any adjusting payment between each other as is required under this Section 13.2 within ten (10) days of the date an indemnified party is deemed to have actually realized or actually incurred each net Tax Benefit or net Tax cost. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination with respect to the indemnified party’s liability for Taxes and any payments necessary to reflect such adjustment shall be made within ten (10) days of such determination.

14. Disagreements.

14.1 General Procedures. The Companies will use commercially reasonable efforts to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement (including those, if any, relating to the interpretation, implementation or compliance with the provisions of this Agreement). In furtherance thereof, in the event of any dispute or disagreement with respect to this Agreement (a “Tax Matters Dispute”) between Sibelco, any member of the Unimin Group and any member of the HPQ Co Group, the Tax departments of the Companies (and their advisers if requested) shall negotiate in good faith to resolve the Tax Matters Dispute. In the event that such good faith negotiations do not resolve the Tax Matters Dispute, any one of the Parties that is party to the dispute may by delivering a request in writing to the other(s), subject the Tax Matters Dispute to the procedures set forth in Section 14.2.

14.2 Tax Advisor Resolution. In the case of any Tax Matters Dispute governed by this Section 14.2, the disputing Parties shall appoint a Tax Advisor to resolve such dispute. In this regard, the Tax Advisor shall make determinations with respect to the disputed items based solely on representations and factual submissions made by the Parties to the Tax Matters Dispute and their respective representatives, and shall not conduct an independent review, and shall function only as an expert and not as an arbitrator and shall be required to make a determination in favor of one Party only. The Parties shall require the Tax Advisor to resolve any Tax Matters Dispute submitted no later than thirty Business Days after submission of such dispute to the Tax Advisor, but (unless otherwise mutually agreed by the Parties) in no event later than the due date for the payment of Taxes or the filing of the applicable Tax Return, if applicable, and agree that all decisions by the Tax Advisor with respect thereto shall be final and conclusive and binding on the Parties. The Tax Advisor shall resolve any and all Tax Matters Disputes in a manner consistent with this Agreement and, to the extent not inconsistent with this Agreement, in a manner consistent with Past Practices, except as otherwise required by applicable Tax Law. The Parties shall require the Tax Advisor to render all determinations in writing and to set forth, in reasonable detail, the basis for such determination. The fees and expenses of the Tax Advisor shall be borne equally by the prevailing Party or Parties, on the one hand, and the non-prevailing Party or Parties, on the other.

15. Late Payments. Except as otherwise provided in this Agreement, any amount owed by one Company to another Company under this Agreement that is not paid when due shall bear interest from the due date until paid at the Prime Rate plus two percent, compounded semiannually.

16. Expenses. Except as otherwise provided in this Agreement, each Company and its Affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

17. Sibelco Guaranty. Sibelco hereby irrevocably and unconditionally guarantees to Unimin and its Affiliates the due and punctual payment in full of all the payment obligations of HPQ Co and its Affiliates under this Agreement (including under Sections 2, 5, 6, and 7.4(b)) (the “HPQ Co Tax Obligations”). If, for any reason whatsoever, HPQ Co and its Affiliates fail to or are unable to duly, punctually, and fully pay the HPQ Co Tax Obligations, Sibelco will forthwith pay (or cause to be paid) the HPQ Co Tax Obligations. Sibelco agrees that the Sibelco Guaranty is irrevocable, absolute, independent, and unconditional and the Sibelco Guaranty will not be affected by any circumstances that constitute a legal or equitable discharge of a guarantor or surety, other than the payment in full of the HPQ Co Tax Obligations. Without limiting the generality of the foregoing, Sibelco agrees that the Sibelco Guaranty is (i) a guaranty of payment when due and not of collectability or performance, and (ii) independent of the obligations of HPQ Co and its Affiliates under this Agreement and a separate action may be brought against and prosecuted against Sibelco if, but only if, HPQ Co and its Affiliates fail to or are unable to duly, punctually, and fully pay the HPQ Co Tax Obligations, whether or not any action is or may be brought against HPQ Co and its Affiliates.

18. General Provisions.

18.1 Notices. All notices, consents, waivers, and other communications required or permitted under this Agreement must be in writing (including by facsimile) and will be deemed to have been duly given when: (a) delivered by hand to the Party to be notified; (b) sent by facsimile if sent during the normal business hours of the Party to be notified, and if not, then on the next Business Day; or (c) received by the Party to be notified, if sent by an internationally recognized overnight delivery service, specifying the soonest possible time and date of delivery, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses, and facsimile numbers as a Party may designate by notice to the other parties from time to time). All such notices and other communications shall be sent:

if to Unimin:

Unimin Corporation

258 Elm Street,

New Canaan, CT 06840

United States of America

Attention: General Counsel

Facsimile: +1 (203) 966-1977

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention: Peter D. Lyons, Esq.

Email: peter.lyons@freshfields.com

Attention: Omar Pringle, Esq.

Email: omar.pringle@freshfields.com

Facsimile: +1 (212) 277 4001;

if to HPQ Co:

[HPQ Co]

[●]

[●]

Attention: [●]

Email: [●]

Facsimile: [●];

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention: Peter D. Lyons, Esq.

Email: peter.lyons@freshfields.com

Attention: Omar Pringle, Esq.

Email: omar.pringle@freshfields.com

Facsimile: +1 (212) 277 4001;

if to Sibelco:

SCR-Sibelco NV

Plantin en Moretuslei 1a, 2018 Antwerp

Belgium

Attention: Laurence Boens, Group Legal Counsel

Facsimile: +32 3 223 67 00

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention: Peter D. Lyons, Esq.

Email: peter.lyons@freshfields.com

Attention: Omar Pringle, Esq.

Email: omar.pringle@freshfields.com

Facsimile: +1 (212) 277 4001;

18.2 Amendment and Waivers. This Agreement may not be amended or modified except by an instrument in writing, consented to in writing by each of the Parties. Each Party may (a) extend the time for performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or (c) waive compliance with any of the covenants or conditions for the benefit of such Party contained in this Agreement, provided that (i) any such extension or waiver by a Party will be valid only if set forth in a written document signed on behalf of the Party against whom such extension or waiver is to be effective; (ii) no extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty or noncompliance with any covenant or condition, as the case may be, other than that which is specified in the written extension or waiver and (iii) no failure or delay by a Party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the Parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy.

18.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either Company. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Companies shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Companies as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

18.4 No Duplication of Payment. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require a Company to make any payment attributable to any indemnification for Taxes or payment of Taxes hereunder, or to any Tax Benefit, for which payment has previously been compensated by such Company or another Company hereunder.

18.5 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (PDF) transmission) in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument.

18.6 Governing Law. Each Party irrevocably submits to the exclusive personal jurisdiction of the New York Courts for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each Party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York located in the borough of Manhattan or, if such Proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 18.1, shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 18.6. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in the New York Courts, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any New York Court has been brought in an inconvenient forum.

18.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any Party without the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned or delayed. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing, any Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s assets, or (b) the sale of all or substantially all of such Party’s assets; provided, however, that such assignment shall be effective only if, and as of the time when, the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. No assignment permitted by this Section 18.7 shall release the assigning Party from liability for the full performance of its obligations under this Agreement

18.8 Subsidiaries. If, at any time, Unimin or HPQ Co acquires or creates one or more subsidiaries that are includable in the Unimin Group or the HPQ Co Group, as applicable, they shall be subject to this Agreement and all references to the Unimin Group or the HPQ Co Group herein shall thereafter include a reference to such subsidiaries. Unimin and HPQ Co shall each cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate or subsidiary (direct or indirect) of such Company.

18.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18.10 Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States dollars, and all payments hereunder shall be made in United States dollars unless otherwise mutually agreed upon by the Parties.

18.11 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.11.

18.12 Limitation of Liability. IN NO EVENT SHALL SIBELCO, ANY MEMBER OF THE UNIMIN GROUP OR THE HPQ CO GROUP BE LIABLE TO SIBELCO, ANY MEMBER OF THE HPQ CO GROUP OR THE UNIMIN GROUP, RESPECTIVELY, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18.13 Public Announcements. Each Party agrees that no public release or announcement concerning this Agreement or the other transactions contemplated hereby shall be issued by any Party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Applicable Law or by the rules and regulations of any stock exchange upon which the securities of a Party are listed, in which case the Party required to make the release or announcement shall, to the extent practicable, allow the other Parties reasonable time to comment on such release or announcement in advance of such issuance.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by a duly authorized on the date first set forth above:

UNIMIN CORPORATION, a
Delaware corporation

By:

Title:

[HPQ CO], a Delaware corporation

By:

Title:

SCR-SIBELCO NV a Belgian public company

By:

Title:

EXHIBIT F

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this “Agreement”), is dated as of [●], (the “Effective Date”), by and between Unimin Corporation, a Delaware corporation [(“Producer”)][(“Distributor”)] and SCR-Sibelco NV, a Belgian public company [(“Producer”)][(“Distributor”)].

WHEREAS, Producer seeks to have Distributor serve as a distributor of certain of its Products as hereinafter defined under the terms and conditions set forth herein; and

WHEREAS, Distributor seeks to distribute the Products in accordance with the terms set forth herein and further seeks a license to use certain trademarks owned by Producer in conjunction with its sale of Producer’s Products;

NOW, THEREFORE, the parties, intending to be bound, agree as follows:

1. Appointment of Distributor.

(a) Subject to the provisions of this Agreement, Producer hereby appoints Distributor as an authorized distributor for the Producer materials listed on the attached Exhibit A (“Products”) on an exclusive basis for the Industries listed on attached Exhibit B (each, an “Industry”) within the geographical area listed on attached Exhibit C (the “Trading Area”), and Distributor hereby accepts such appointment. The provisions of this Agreement constitute the entire agreement and understanding between the parties on the subject matter of this Agreement, and except as specifically set forth herein, there are no additional agreements, understandings, representations, covenants, warranties or guaranties, written or oral, between the parties, relating to the subject matter of the Agreement. Prior arrangements, agreements and understandings, if any, are superseded by this Agreement. Distributor may appoint any third party to act as a sub-distributor, upon obtaining Producer’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(b) The relationship of the parties created pursuant to this Agreement is, and is intended to be, that of independent contractors. Distributor will not by any action represent itself as having the authority to assume or create any obligation or liability on behalf of Producer. Distributor understands and acknowledges that its relationship with Producer is that of a buyer to a seller and that Distributor is not an agent, partner or franchisee of Producer. Distributor will purchase Products and resell them in Distributor’s own name, for Distributor’s own account, and at Distributor’s own risk. Under no circumstances will this Agreement be construed as appointing Distributor as a commercial or other agent of Producer pursuant to the laws of any country.

2. Distributor Responsibilities. The Distributor shall:

(a) Diligently sample, sell, advertise and promote the sale of the Products to the Industry in the Trading Area to fulfill the Products sales objectives mutually established by the parties from time to time;

(b) Maintain a bona fide sales department adequately staffed, trained and equipped to enable Distributor to serve the Industry in the Trading Area adequately and properly, to give customers technical sales assistance, address and resolve customer complaints and to fulfill its other obligations under this Agreement;

(c) Maintain adequate sales and warehouse facilities as well as a representative and adequate stock of the Products to meet the demands of the Industry in the Trading Area;

(d) Prepare and maintain, and submit to the Producer on a timely basis, all documentation and reports reasonably required from time to time to be prepared, maintained or submitted, including but not limited to, the following: customer, sales, freight and inventory data regarding the Products, pricing and volume data, and call reports regarding visits to existing and potential customers in the Trading Area, all in such form and at such times as Producer may from time to time reasonably request;

(e) Maintain adequate supply of all current literature (including product data sheets, safety data sheets (“SDS”), brochures, etc.) relating to the Products and to provide customers and prospective customers with copies of the same at the time of Product inquiry or sale and, in particular, maintain and provide all customers of Products with appropriate safety related literature and SDS in full compliance with all applicable regulatory requirements including, as applicable, the OSHA Hazard Communication Standard;

(f) Participate in trade shows and exhibitions in the Trading Area where, in Distributor’s reasonable business judgment, such participation will promote the Products;

(g) Not make any representation or warranty with respect to any Products, other than as expressly provided by Producer;

(h) Conduct its business in a professional and ethical manner, and in compliance with all applicable laws including, without limitation, those pertaining to taxes and the prohibition of corruption, bribery and the offering of inducements to public or semi-public officials, including the United States Foreign Corrupt Practices Act;

(i) In the event Distributor purchases any Products in bulk and then bags such material prior to sale to customers, Distributor shall (i) use bagging and packaging materials which will fully comply with any and all applicable laws and regulations including, as applicable, the OSHA Hazard Communication Standard; and (ii) only sell and distribute Products in bags or containers bearing a health warning which has either been: (A) approved in writing by Producer or (B) provided by Producer;

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(j) Sell, advertise and promote the Products only to customers in the Industry within the Trading Area and promptly refer all orders for Products from outside the Trading Area, and any orders for Products from inside the Trading Area for use outside the Industry, in each case where Distributor is not authorized to sell such Products, to Producer or its nominee.

3. Producer’s Responsibilities.

(a) Provided Distributor is not in breach of any of its obligations under this Agreement, Producer shall (i) sell the Products to the Distributor as provided in this Agreement, and (ii) supply Distributor without charge with reasonable quantities of its regular promotional materials relating to the Products, including safety and technical data sheets, bulletins and such other data as Producer may from time to time have for promotional purposes.

(b) Producer shall conduct its business in a professional and ethical manner, and in compliance with all applicable laws including, without limitation, those pertaining to taxes and the prohibition of corruption, bribery and the offering of inducements to public or semi-public officials, including the United States Foreign Corrupt Practices Act.

4. Pricing.

(a) Except as otherwise agreed in writing between the parties, the initial price of each Product to be sold to Distributor under this Agreement for re-sale by Distributor shall be set at a price equal to 90% of the average sale price of such Product on the customer market over the 12 months prior to the Effective Date.

(b) Except as otherwise agreed in writing between the parties, at the start of each Contract Year, the price of each Product to be sold to Distributor under this Agreement for re-sale by Distributor shall be adjusted by the percentage increase or decrease in the average sales price of such Product sold by Distributor on the customer market (excluding, for the avoidance of doubt, any transportation costs) (“AMSP”) between the previous two contract years in accordance with the following formula:

Product price for Contract Year [x]

=	AMSP in Contract Year [x – 1]	X Product price in Contract Year [x – 1]
AMSP in Contract Year [x – 2]

provided that, if the foregoing adjustment would result in a price increase or decrease of greater than 10% as a result of extraordinary market circumstances (for example, a temporary shortage of supply due to unforeseen circumstances), the parties shall negotiate in good faith an appropriate price adjustment that excludes, to the extent possible, the impact of such extraordinary market circumstance. If the parties are unable to agree on an appropriate price adjustment within 30 days, the price shall be adjusted in accordance with the foregoing formula. For purposes of the foregoing, each successive 12-month period during the Term (the first of which will commence on the Effective Date) is referred to as a “Contract Year”.

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(c) Except as set forth in Exhibit B or C with respect to any particular Industry or Trading Area, all prices are net F.O.B. Producer’s plant or warehouse, as applicable (each, the “Producer Location”), and are exclusive of any sales, use, property, excise, occupation, import or export tax or other similar tax levied or that may be levied by any federal, state, governmental or other taxing authorities in connection with the sales of the Products, and any applicable transportation or other surcharges, all of which shall be paid by Distributor. Distributor shall bear the risk of loss or damage in transit after Products have been delivered to a transportation company for shipment to Distributor or any third party pursuant to Distributor’s instructions. Special packaging, if required, shall be priced extra. Delivery dates and shipment dates are estimates only and are not guaranteed.

(d) Distributor shall pay Producer for Products in US dollars in the full amount invoiced by Producer, without deduction or set-off of any kind. Payment shall be made net sixty (60) days after the date of shipment. Failure to pay an invoice by the due date, at Producer’s election, makes all subsequent invoices immediately due and payable, irrespective of terms. In the event of Distributor’s (i) insolvency, (ii) failure to pay an invoice by the due date or (iii) material breach of any of the terms of this Agreement, Producer shall have the right to stop delivery of the Products (including withholding deliveries under outstanding orders) until full payment is received or the breach is otherwise remedied.

5. Warranty.

(a) Producer warrants solely to Distributor only that (i) Products furnished hereunder shall conform to applicable specifications and (ii) Distributor shall acquire good and marketable title to the Products, and no other warranty shall be implied. Provided that Distributor gives notice in accordance with Section 5(b) below, if Products sold hereunder fail to conform to applicable specifications, demonstrated to Producer’s reasonable satisfaction to have existed at the time of departure from Producer’s plant, Producer, reserving the right to inspect Products, shall, at Producer’s option, replace at Producer’s expense F.O.B. Distributor’s plant or give Distributor credit for Products determined to be non-conforming. Producer shall not be obligated to replace or provide credit for Products that shall have been subjected to alteration, contamination, improper maintenance or storage, misapplication, misuse, negligence or accident during or after shipment from Producer’s plant. The remedy set forth in this Section 5(a) shall be the sole and exclusive remedy available to Distributor for breach of warranty. In no event shall Distributor’s remedy exceed the purchase price of the non-conforming Products, plus any transportation costs paid by Producer to supply replacement materials to Distributor as described above in this Section 5(a) and Producer shall not be liable for any other loss or damage, whether direct or indirect. THE WARRANTIES SET FORTH IN THIS SECTION 5 ARE THE ONLY WARRANTIES APPLICABLE TO THE PRODUCTS SOLD HEREUNDER. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE SPECIFICALLY DISCLAIMED AND SHALL NOT APPLY. Distributor is solely responsible for determining suitability for use and Producer shall in no event be liable in this respect. The giving or failure to give advice, recommendation or safety warnings of any character by Producer shall not impose any liability upon Producer.

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(b) It shall be the duty of Distributor to thoroughly inspect the Products purchased from Producer. Except for claims based on latent defects (which the parties recognize may not be discoverable through an inspection), all claims of any nature relating to the Products for any defect, non-conformity or discrepancy in quantity or delivery date, shall be made in writing to Producer’s customer service department within 30 days of receipt of such Products by Distributor. Failure to make any such written claim within the above-prescribed period shall constitute waiver of any such claims and shall be deemed acceptance of such materials, quantities or delivery dates.

(c) Neither party shall be liable to the other party for any special, incidental, consequential, indirect or punitive damages (including loss of (anticipated) profits) arising in any way out of this Agreement, however caused and on any theory of liability, except with respect to claims based on intentional fraud or intentional misconduct. For the avoidance of doubt, if any of the foregoing damages are awarded to a third party and a party has a right to bring a claim against the other party under this Agreement in respect of such third party claim, such damages will be considered direct damages.

6. Safety Warning and Handling.

(a) WARNING: RESIN COATED PROPPANTS – POSSIBLE DUST EXPLOSION HAZARD AND MAY CAUSE ALLERGIC SKIN REACTION. WARNING: FRACTURING SAND AND RESIN COATED PROPPANTS – MAY CAUSE DELAYED LUNG INJURY AND CANCER HAZARD. BOTH MATERIALS CONTAIN FREE CRYSTALLINE SILICA. DO NOT BREATHE DUST. PROLONGED INHALATION OF THE ABOVE AND OF AIRBORNE SILICA CONTAINED IN SILICA SAND, CRISTOBALITE AND MATERIALS CONTAINING SILICA CAN CAUSE DELAYED LUNG INJURY AND/OR RESPIRATORY DISEASE, INCLUDING SILICOSIS, A PROGRESSIVE DISABLING AND SOMETIMES FATAL LUNG DISEASE. THE INTERNATIONAL AGENCY FOR RESEARCH ON CANCER HAS DETERMINED THAT SILICA DUST (WHICH INCLUDES CRYSTALLINE AND MICROCRYSTALLINE SILICA), CRISTOBALITE DUST AND CRYSTALLINE SILICA INHALED FROM OCCUPATIONAL SOURCES CAN CAUSE CANCER IN HUMANS. AVOID CREATING DUST WHEN HANDLING, USING OR STORING. FOLLOW OSHA OR OTHER RELEVANT SAFETY AND HEALTH STANDARDS AND USE GOOD HOUSEKEEPING AND ADEQUATE VENTILATION TO KEEP EXPOSURE BELOW RECOMMENDED EXPOSURE LIMITS. AVOID PROLONGED OR REPEATED SKIN CONTACT. THE RISK OF LUNG DISEASE IS INCREASED IF SMOKING IS COMBINED WITH SILICA RESPIRATION. CURRENT SAFETY DATA SHEET IS AVAILABLE AND SHOULD BE CONSULTED BEFORE HANDLING THIS MATERIAL. PROPER RESPIRATORY PROTECTION, SILICA DUST PREVENTION AND APPLICABLE HEALTH AND SAFETY REGULATORY PROTOCOLS MUST BE STRICTLY OBSERVED AT ALL TIMES WHEN HANDLING MATERIALS SUPPLIED BY PRODUCER TO MINIMIZE RISK OF INJURY DUE TO INHALATION OF AIRBORNE SILICA. RESIN COATED PROPPANTS: UNLOADING OPERATIONS – DO NOT EXCEED 5 PSI WHEN UNLOADING THIS MATERIAL TO MINIMIZE THE CREATION OF AIRBORNE DUST AND POSSIBLE DUST EXPLOSION HAZARD.

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(b) PRODUCER WILL NOT BE LIABLE TO DISTRIBUTOR FOR ANY HARMFUL HEALTH EFFECTS WHICH MAY BE CAUSED BY EXPOSURE TO MATERIALS SUPPLIED BY PRODUCER HEREUNDER. Distributor warrants that it will adequately warn all of its employees and customers who may come in contact with materials supplied by Producer of the above described health hazards. Further, Distributor warrants it will fully comply with all applicable health and safety regulations and orders relating to the workplace handling of Products supplied by Producer. Distributor agrees that if the Products supplied hereunder are resold by Distributor, Distributor will include in its contract for resale provisions which include the full substance of those contained in this Section 6, including the foregoing safety warning.

7. Producer Label, Products and Information. Distributor agrees that it will not remove from any Product purchased hereunder, or obliterate, any label, decal, trademark, product warning or instruction, patent or manufacturer’s lot numbers placed thereon by Producer.

8. Trademarks.

(a) The Distributor shall not use or register any trademark used by or registered in the name of Producer, or any affiliate of Producer (“Producer Trademarks”), or any word or trademark that is similar in sight, sound or meaning, or otherwise likely to be confused therewith, in any manner except as permitted by Producer in connection with the promotion, advertising, and sale of each of the Products. Distributor shall observe all applicable quality standards specified by Producer as to the manner of use of the Producer Trademarks applicable to each of the Products being distributed by Distributor in the packaging, labeling, promoting, advertising and/or selling of such Products by Distributor. On Producer’s request, all packaging, labels, promotional and advertising materials created by Distributor and containing any Producer Trademark, as well as the promotion of any of the Products with the applicable Producer Trademark by Distributor at any trade show, shall be subject to review and approval by Producer. Upon termination of this Agreement, Distributor shall cease immediately all use of the Producer Trademarks, and shall remove them or cause them to be removed from all signs, advertisements, letterheads, bill heads, forms, listings and any other things on which they may be used by the Distributor, and shall discontinue all representations from which it might be inferred that Distributor is an authorized distributor of any of the Products of Producer. The Distributor acknowledges Producer’s exclusive ownership of Producer Trademarks and acquires no right, title or interest in or to the Producer Trademarks hereunder.

(b) Producer hereby grants to the Distributor for the Term, and subject to the terms and conditions herein, a non-exclusive, non-transferable, revocable right to use the Producer Trademarks in connection with the marketing and promotion of the Products in the Trading Area in accordance with the terms and conditions of this Agreement and any guidelines issued by Producer from time to time. During the Term, Distributor shall have the right to indicate to the public that it is an authorized Distributor of the Products.

9. Product Changes. Producer reserves the right from time to time, in its absolute discretion, without incurring any liability to the Distributor with respect to any purchase order previously placed or inventory held by Distributor, or otherwise, to discontinue or to limit its

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production or alter the specifications of any Product or Product line, to terminate or limit deliveries of any Product or Product line, the production of which is so discontinued, limited or altered, and to add new and additional products or product lines; provided, that, any new products or product lines shall first be offered to Distributor for exclusive resale in the Industry in the Trading Area pursuant to the terms and conditions set forth herein.

10. Term; Termination.

(a) This Agreement shall commence on the Effective Date and shall, unless earlier terminated pursuant to subsections (b) through (f) hereof, continue for a term of twenty (20) years following the Effective Date (“Term”).

(b) Producer may terminate this Agreement, effective upon written notice to Distributor, if Distributor’s annual sales volumes of Products by Industry or Trading Area fall below the Applicable Minimum for two consecutive calendar years during the Term; provided however that if Producer has supplied Product volumes less than 2016 levels in such year(s), Producer may only terminate if Distributor failed to sell at least 80% of the Product supply made available by Producer to Distributor in such year(s). For purposes of this Agreement, “Applicable Minimum” means the amount set forth on Exhibit B with respect to each Industry or on Exhibit C with respect to each Trading Area, as the context requires.

(c) Producer may terminate this Agreement, effective upon written notice to Distributor, if Distributor: (i) fails to make any payment called for under this Agreement by the date falling ten (10) days after the due date, and such failure has continued for twenty (20) or more days after Distributor receives written notice from Producer specifying the failure to pay by such date; (ii) breaches any of its obligations or restrictions in Section 2(h), 2(j), 7 or 8; or (iii) for any reason, suffers the loss of any license or permit required by law that is necessary for Distributor to carry out any of its obligations under this Agreement, and such loss has continued for thirty (30) or more days.

(d) Either party may terminate this Agreement, effective upon written notice to the other party (i) if such other party fails to observe or perform any of its obligations in this Agreement (other than those obligations addressed in Section 10(b) or 10(c)), and such failure has continued for thirty (30) or more days after such party receives written notice from the other party specifying the nature of the alleged breach; (ii) if such other party voluntarily commences any proceeding or files a petition seeking liquidation, reorganization or other relief under any bankruptcy, receivership or similar law; or (iii) if an involuntary proceeding is commenced or petition is filed against such other party seeking liquidation, reorganization or other relief in respect of such party under any bankruptcy, receivership or similar law, and such proceeding or petition is not dismissed within sixty (60) days after first initiated.

(e) This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any party upon [Producer][Distributor], directly or indirectly, ceasing to own more than 50% of the issued and outstanding shares of common stock of [Producer][Distributor].1

[1]	Note to draft: Select appropriate parties for execution version.

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(f) Notwithstanding anything to the contrary in this Agreement, if a termination is based on Section 10(b), 10(c) or 10(d) and the circumstance giving rise to such termination is attributable to only a particular Industry or jurisdiction of the Trading Area, then the termination may only apply to such particular Industry or jurisdiction. If this Agreement is only terminated in part, it will continue in full force and effect with respect to the remaining Industry(ies) and jurisdictions of the Trading Area.

11. Rights on Termination. Termination of this Agreement shall not affect any right of Producer or Distributor that shall have arisen prior to such termination, except that:

(a) Producer thereafter has the right, but shall be under no obligation, to deliver to Distributor any Product for which it may have accepted an order from Distributor, whether such order was scheduled for delivery prior to the date of such termination or subsequent thereto, but Distributor agrees to immediately pay the agreed price for said Products if delivered.

(b) In the event that Producer shall determine not to deliver to Distributor, Distributor may, or at Producer’s option shall, assign any unfilled customers’ orders on hand at time of termination for the Products to Producer and Producer will ship and bill the customer directly, provided that customer’s credit is satisfactory to Producer. On such orders Producer will pay Distributor a selling commission of 5% of Distributor’s quoted price to the customer for such Products . No further orders beyond those on hand at termination would be handled in this manner.

(c) Producer has the right, but shall be under no obligation, to take back or transfer to another distributor any of the Products which Distributor has not sold within one hundred twenty (120) days from the date of termination and wishes to return to Producer. If such returned Products are unused, undamaged and in a salable condition, as reasonably determined by Producer, Producer will repay to Distributor an amount equal to Distributor’s reasonably substantiated Laid In Cost therefore. Appropriate adjustments will be made in the case of used or damaged goods. For purposes of this Agreement, “Laid-In Cost” means the sum of (i) the price paid by Distributor to Producer for such inventory, plus (ii) any sales, use, property, excise, occupation, import or export tax or other non-refundable or non-creditable taxes paid by Distributor (excluding income tax) for such inventory, plus (iii) the cost of freight, insurance, warehouse handling, and any other direct expenses paid by Distributor related to the movement of such inventory from the Producer Location to Distributor’s warehouse or distribution center.

(d) All promotional literature, data sheets, sales aids, and other similar materials or effects which the Producer may have furnished to the Distributor in connection with its activities hereunder, will be returned immediately upon notice of termination. Such material

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will be shipped to Producer to any location selected by Producer within the Trading Area. Distributor shall cease immediately upon termination of this Agreement any activity which could reasonably be understood as Distributor representing that it is a Producer distributor.

12. Indemnification.

(a) Subject to Sections 5 and 13, Distributor will indemnify, defend and hold Producer harmless from and against any and all claims and demands in each case made by third parties and all resulting liabilities, obligations, costs, losses and expenses, including court or arbitration costs and reasonable attorneys’ and experts’ fees, that Producer may suffer to the extent resulting from or arising out of: (i) any breach by Distributor (or any sub-distributor) of any of its obligations or any of its representations or warranties contained in this Agreement; (ii) any unauthorized act of Distributor, its sub-distributors, or any of their agents or employees; (iii) the negligent acts or omissions or willful misconduct of Distributor or its sub-distributors; or (iv) the relationship between Distributor and any of its sub-distributors (even if approved in accordance with Section 1(a)), or the termination thereof. At Producer’s election, in its sole discretion, Distributor will take reasonable steps to defend Producer with respect to any claim by a third party that is subject to the foregoing indemnity obligation in any action, suit or other proceeding and select counsel that is reasonably satisfactory to Producer, and Producer may participate in (at Producer’s expense) all aspects of, any such proceeding, including any settlement thereof (subject to Section 12(b)). Where Producer elects to defend the claim, Distributor may participate (at its expense) in all aspects of any proceeding, including any settlement of the claim (subject to Section 12(b)).

(b) The indemnified party will provide prompt written notice of a claim to the indemnifying party; provided that the failure of any indemnified party to give notice will not relieve the indemnifying party of its obligations under this Section 12, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The indemnifying party agrees to timely reimburse the indemnified party for expenses incurred in connection with a claim for which the indemnified party is entitled to indemnification under this Section 12. The party that has assumed the defense of any claim pursuant to Section 12(a) may not settle the claim without the written consent of the other party unless (i) the terms of such settlement do not impose any obligations or restrictions on the indemnified party, (ii) the full amount of any monetary settlement is paid by the indemnifying party, and (iii) the indemnified party receives as part of such settlement a legal, binding and enforceable unconditional release providing that such third party claim and any claimed liability of the indemnified party with respect to the third party claim is fully satisfied by reason of such settlement and that the indemnified party is being released from any and all obligations and liabilities it may have with respect to the third party claim.

13. Limitations on Liability. Neither Producer nor the Distributor shall, by reason of the termination or non-renewal of the Distributor’s distributorship of the Products, be liable to the other for any indemnification, compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Producer or the Distributor, or otherwise. Irrespective of whether such obligations or liabilities may be

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contemplated in the laws of the Trading Area or elsewhere, both parties hereby waive any rights (if any) each may have to such indemnification, compensation, reimbursement and damages in the event of the termination or non-renewal of the Distributor’s distributorship of the Products.

14. Notice. Except for purchase orders and invoices, which may be sent by e-mail or such other written means as the parties may agree from time to time, all notices to be given hereunder shall be deemed sufficient if in writing and sent to the addresses set forth below, or to such other addresses as may be subsequently designated by the parties in the manner provided herein, by registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier service: 3

To Producer:	To Distributor:
[Sibelco as Producer:] SCR- Sibelco NV Plantin en Moretuslei 1a, 2018 Antwerp Belgium Attention: Laurence Boens, Group Legal Counsel Facsimile: +32 3 223 67 00	[Unimin as Distributor:] Unimin Corporation 258 Elm Street, New Canaan, CT 06840 United States of America Attention: General Counsel Facsimile: +1 (203) 966-1977
[Unimin as Producer:] Unimin Corporation 258 Elm Street, New Canaan, CT 06840 United States of America Attention: General Counsel Facsimile: +1 (203) 966-1977	[Sibelco as Distributor:] SCR- Sibelco NV Plantin en Moretuslei 1a, 2018 Antwerp Belgium Attention: Laurence Boens, Group Legal Counsel Facsimile: +32 3 223 67 00

15. Excusable Non-Performance. A party shall not be liable for failure to perform any part of this Agreement, except for the payment of money (which obligation is not affected by this Section 15), to the extent and duration that such failure to perform is on account of Acts of God or any government, fire, strike, labor dispute, accident, war, insurrection, embargoes, delays of carriers or suppliers, or for any other causes beyond such party’s reasonable control or without its fault (“Force Majeure”). In the case of any delay or failure that either party anticipates will cause an excusable delay hereunder, such party will, within ten (10) days of becoming aware of such delay or failure, give the other party written notice thereof, including a description of the steps (if any) such party is taking to alleviate the underlying issue.

[3]	Note to draft: Select as appropriate for execution versions.

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16. General.

(a) This Agreement, including the attached Exhibits, which are incorporated herein, contains the entire agreement and understanding between Producer and Distributor with respect to the distribution of the Products and supersedes and replaces all prior agreements and understandings, oral or written, with respect to the same. Except as otherwise expressly provided in this Agreement, this Agreement shall not be amended or modified except by a written instrument signed by both Producer and Distributor. It is recognized that Distributor may from time to time issue a purchase order or other similar transactional form or document, and that, other than with respect to the identification of specific quantities of Product being ordered from Producer, any terms and conditions contained on such forms and documents shall be of no force and effect, and shall not constitute a modification or amendment of this Agreement absent Producer’s specific, written agreement.

(b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives and permitted successors and assigns. Neither party may assign this Agreement without the other party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the 1980 United Nations Convention for the International Sale of Goods and notwithstanding the principles, if any, that would otherwise govern the choice of applicable law. Each party agrees that any and all litigation it may initiate arising out of the interpretation, enforcement or breach of any provision of this Agreement shall be brought in the State of New York in any court having competent subject matter jurisdiction over such dispute. Additionally, each party hereby submits itself to the jurisdiction of any court in the State of New York having competent subject matter jurisdiction.

(d) The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver of either party of any breach of this Agreement, shall not prevent a subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(e) The section headings used in this Agreement are for reference purposes only, and shall not affect the interpretation of this Agreement.

(d) The terms of Sections 4(b), 5, 7, 8, 11, 12, 13, 15, 17 and this Section 16 (each to the extent applicable after the Term) will survive the expiration or termination of this Agreement for any reason.

17. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing

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extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to dollars and $ will be deemed references to the lawful money of the United States of America.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRODUCER	DISTRIBUTOR

By:	By:
Its:	Its:

EXHIBIT A

Products4

[Sibelco as Producer:]

Product Name	Industry	Producer Location
Sodium Feldspar Chips	Tiles and Engobes	Turkey

Ball Clay Shredded/Blended	Tiles and Engobes	Kingsteignton, Mertsalovo

[Unimin as Producer:]

Product Name	Industry	Producer Location
Nepheline Flour	Performance Coatings, Polymer Solutions	NSO, Tamms

Silica Flour Microcrystalline	Performance Coatings, Polymer Solutions	Tamms, Elco, NSO

Kaolin Ground	Performance Coatings, Polymer Solutions	McIntyre

[4]	Note to draft: Select appropriate table for execution version.

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EXHIBIT B

Industries5

[Sibelco as Producer:]

Industry	Applicable Minimum
Tiles and Engobes	80,000

[Unimin as Producer:]

Industry	Applicable Minimum
Performance Coatings, Polymer Solutions	21,800

[5]	Note to draft: Select appropriate table for execution version.

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EXHIBIT C

Trading Area6

[Sibelco as Producer:]

Jurisdiction	Applicable Minimum
North America and Mexico	80,000

[Unimin as Producer:]

Jurisdiction	Applicable Minimum
World	21,800

[6]	Note to draft: Select appropriate table for execution version.

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EXHIBIT G

EXCLUSIVE AGENCY AGREEMENT

THIS EXCLUSIVE AGENCY AGREEMENT (this “Agreement”), is dated as of [●], (the “Effective Date”), by and between Unimin Corporation, a Delaware corporation [(“Producer”)][(“Agent”)] and SCR-Sibelco NV, a Belgian public company [(“Producer”)][(“Agent”)].

WHEREAS, Producer seeks to have Agent serve as its exclusive agent to promote, market and solicit orders for Producer’s Products from customers in the Industries and within the Trading Areas, each as defined below, under the terms and conditions set forth herein; and

WHEREAS, Agent seeks to promote, market and solicit orders for the sale of the Products to customers in the Industries within the Trading Areas, and in accordance with the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and provisions herein contained, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto the parties agree as follows:

1. Appointment of Sales Agent.

(a) Subject to the provisions of this Agreement, Producer hereby appoints Agent and Agent hereby accepts appointment as the Producer’s exclusive sales agent for the Producer materials listed on the attached Exhibit A (“Products”) for the Industries listed on attached Exhibit B (each, an “Industry”) within the geographical area listed on attached Exhibit C (the “Trading Area”), and Agent hereby accepts such appointment. Agent shall have the right to solicit orders for Products only from persons and entities in the Industries and having their places of business within the Trading Area. Agent shall be the exclusive agent for the Producer for sale of Products in the Trading Area for the term of this Agreement. Except as specifically provided herein to the contrary, any sale of Products in the Industries in the Trading Area shall be credited as sales made by Agent and Agent shall be entitled to the commission provided herein. The provisions of this Agreement constitute the entire agreement and understanding between the parties on the subject matter of this Agreement, and except as specifically set forth herein, there are no additional agreements, understandings, representations, covenants, warranties or guaranties, written or oral, between the parties, relating to the subject matter of the Agreement. Prior arrangements, agreements and understandings, if any, are superseded by this Agreement. Agent may appoint any third party to act as a sub-agent, upon obtaining Producer’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(b) The relationship of the parties created pursuant to this Agreement is, and is intended to be, that of independent contractors. Agent will not by any action represent itself as having the authority to assume or create any obligation or liability on behalf of Producer.

2. Agent Responsibilities. The Agent shall:

(a) Diligently sample, advertise and promote the sale of the Products to the Industry in the Trading Area to fulfill the Products sales objectives mutually established by the parties from time to time;

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(b) Maintain a bona fide sales department adequately staffed, trained and equipped to enable Agent to serve the Industry in the Trading Area adequately and properly, to give customers technical sales assistance, address and resolve customer complaints and to fulfill its other obligations under this Agreement;

(c) Prepare and maintain, and submit to the Producer on a timely basis, all documentation and reports reasonably required from time to time to be prepared, maintained or submitted, all in such form and at such times as Producer may from time to time reasonably request;

(d) Maintain adequate supply of all current literature (including product data sheets, safety data sheets (“SDS”), brochures, etc.) relating to the Products and to provide customers and prospective customers with copies of the same at the time of Product inquiry or order solicitation, acceptance or thereafter, and, in particular, maintain and provide all customers of Products with appropriate safety related literature and SDS in full compliance with all applicable regulatory requirements including, as applicable, the OSHA Hazard Communication Standard;

(e) Participate in trade shows and exhibitions in the Trading Area where, in Agent’s reasonable business judgment, such participation will promote the Products;

(f) Not make any representation or warranty with respect to any Products, other than as expressly provided by Producer;

(g) Conduct its business in a professional and ethical manner, and in compliance with all applicable laws including, without limitation, those pertaining to taxes and the prohibition of corruption, bribery and the offering of inducements to public or semi-public officials, including the United States Foreign Corrupt Practices Act;

(h) Not promote, market or solicit orders for any Products outside the Trading Area, or inside the Trading Area for use outside the Industries, in each case where Agent is not authorized to sell such Products, without Producer’s prior written consent, which consent may be withheld in Producer’s absolute discretion; and,

(i) Sell, advertise and promote the Products only to customers in the Industry within the Trading Area and promptly refer all orders for Products from outside the Trading Area, and any orders for Products from inside the Trading Area for use outside the Industry, in each case where Agent is not authorized to sell such Products, to Producer or its nominee.

3. Producer’s Responsibilities.

(a) Provided Agent is not in breach of any of its obligations under this Agreement, Producer shall: (i) supply Agent, without charge, with reasonable quantities of its regular promotional materials relating to the Products, including safety and technical data sheets, bulletins and such other data as Producer may from time to time have for promotional purposes; and (ii) provide Agent with reasonable technical assistance.

(b) Producer shall conduct its business in a professional and ethical manner, and in compliance with all applicable laws including, without limitation, those pertaining to taxes and the prohibition of corruption, bribery and the offering of inducements to public or semi-public officials, including the United States Foreign Corrupt Practices Act.

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4. Quotations, Orders and Payment by Industry Customers.

(a) Agent will make quotations in respect to the sales of the Products only in accordance with the Producer’s then current policies and procedures, on prices agreed between the parties in advance and on the Producer’s terms and conditions of sale, including the terms of payment specified by the Producer. The Agent will assist the Producer in obtaining the appropriate documentation needed for Industry customers (for example, credit reports, sales tax exemptions, etc.).

(b) Orders for sales generated by Agent may be submitted to the Producer either by the Agent or the Industry customer. If Agent receives any order for Products, it will promptly forward it to the Producer. The Producer will establish and promulgate the criteria for sales orders to be generated by Agent and Agent will use its commercially reasonable efforts to secure sales orders that meet the Producer’s criteria. The Producer will have the right at any time to reject any order in whole or in part for good cause. Good cause shall include the following: (i) the sales order fails to meet the Producer’s criteria, (ii) the Industry customer fails to meet the Producer’s credit criteria, (iii) lack of Product availability due to no fault of the Producer, or (iv) poor payment history by the Industry customer.

(c) The Producer will bill the Industry customer for the purchased Products. Agent will not bill Industry customers for the Products unless expressly requested to do so by the Producer in writing. Payments against purchase orders are to be made directly to the Producer, without intervention by Agent unless expressly requested in writing by the Producer in each instance. If Agent receives any payment from an Industry customer, Agent will immediately forward the entire amount of such payment to the Producer.

(d) Producer will have the right, in its sole discretion, to issue credits, make discounts and allowances, and/or accept returns of the Products.

5. Commissions.

(a) The Producer shall pay to the Agent, as compensation for its services during the Term, a commission of five percent (5%) of Net Sales of Products generated by Agent to the Industries in the Trading Area for which payment is received by Producer from any Industry customer. Payment of commission shall be made by the Producer to Agent on or before 45 days following the calendar quarter of receipt by Producer of payment for Products from its Industry customers. At the time of payment of commission, the Producer shall furnish the Agent with an itemized statement setting forth the computation of commissions. For purposes of this Agreement, Net Sales means gross sales of Products by Agent in the Trading Area less: (i) transportation costs; (ii) replacement costs; (iii) rebates; (iv) warehouse, terminal and handling costs and (v) import and export fees.

(b) In the event of termination of this Agreement for any reason, the Producer shall be obligated to pay commissions only with respect to purchase orders for Products procured from Industry customers in the Trading Area prior to termination of this Agreement and subsequently accepted by the Producer and for which Producer has received payment from the applicable Industry customer. Any adjustments which may be required pursuant to Section 5(c) hereof shall be made notwithstanding any termination of this Agreement.

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(c) Notwithstanding anything to the contrary set forth above, there shall be deducted from any commissions due the Agent an amount equal to: (i) commissions previously paid or credited to the Agent for sales of Products which are thereafter returned by the Industry customer; and (ii) the applicable portion of commissions previously paid or credited to the Agent for sales of Products as to which any allowance or adjustment is credited to the Industry customer for any reason.

(d) The Agent and the Producer will agree on an acceptable quarterly expense level for the Agent. The Producer will pay the agreed upon amount to the Agent in advance at the beginning of each calendar quarter following receipt of a proper invoice. Any additional expenditures or extraordinary expenses must be approved in advance by the Producer in order to be reimbursed.

6. Trademarks.

(a) The Agent shall not use or register any trademark used by or registered in the name of Producer, or any affiliate of Producer, (“Producer Trademarks”), or any word or trademark that is similar in sight, sound or meaning, or otherwise likely to be confused therewith, in any manner except as permitted by Producer in connection with the promotion, advertising, and sale of each of the Products. Agent shall observe all applicable quality standards specified by Producer as to the manner of use of the Producer Trademarks applicable to each of the Products being distributed by Agent in the packaging, labeling, promoting, advertising and/or selling of such Products by Agent. On Producer’s request, all packaging, labels, promotional and advertising materials created by Agent and containing any Producer Trademark, as well as the promotion of any of the Products with the applicable Producer Trademark by Agent at any trade show, shall be subject to review and approval by Producer. Upon termination of this Agreement, Agent shall cease immediately all use of the Producer Trademarks, and shall remove them or cause them to be removed from all signs, advertisements, letterheads, bill heads, forms, listings and any other things on which they may be used by the Agent, and shall discontinue all representations from which it might be inferred that Agent is an authorized Agent of any of the Products of Producer. The Agent acknowledges Producer’s exclusive ownership of Producer Trademarks and acquires no right, title or interest in or to the Producer Trademarks hereunder.

(b) Producer hereby grants to the Agent for the Term, and subject to the terms and conditions herein, a non-exclusive, non-transferable, revocable right to use the Producer Trademarks in connection with the marketing and promotion of the Products in the Trading Area in accordance with the terms and conditions of this Agreement and any guidelines issued by Producer from time to time. During the Term, Agent shall have the right to indicate to the public that it is an authorized Agent of the Products.

7. Product Changes. Producer reserves the right from time to time, in its absolute discretion, without incurring any liability to the Agent with respect to any purchase order previously placed or inventory held by Agent, or otherwise, to discontinue or to limit its production or alter the specifications of any Product or Product line, to terminate or limit deliveries of any Product or Product line, the production of which is so discontinued, limited or altered, and to add new and additional products or product lines; provided, that, any new products or product lines shall first be offered to Agent for exclusive agency rights in the Industry in the Trading Area pursuant to the terms and conditions set forth herein.

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8. Term; Termination

(a) This Agreement shall commence on the Effective Date and shall, unless earlier terminated pursuant to subsections (b) through (e) hereof, continue for a term of twenty (20) years following the Effective Date (“Term”).

(b) Producer may terminate this Agreement, effective upon written notice to Agent, if Agent’s annual volume of orders generated of Products by Industry or Trading Area fall below the Applicable Minimum for two consecutive calendar years during the Term; provided however that if Producer has made available Product volumes less than 2016 levels in such year(s), Producer may only terminate if Agent failed to generate orders for at least 80% of the Product supply made available by Producer to Agent in such year(s). For the purposes of this Agreement, “Applicable Minimum” means the amount set forth on Exhibit B with respect to each Industry or on Exhibit C with respect to each Trading Area, as the context requires.

(c) Agent may terminate this Agreement, effective upon written notice to Producer, if Producer fails to make any payment called for under this Agreement by the date falling ten (10) days after the due date, and such failure has continued for twenty (20) or more days after Producer receives written notice from Agent specifying the failure to pay by such date.

(d) Producer may terminate this Agreement, effective upon written notice to Agent, if Agent: (i) breaches any of its obligations or restrictions in Section 2(g), 2(i), 2(h) or 6; or (ii) for any reason, suffers the loss of any license or permit required by law that is necessary for Agent to carry out any of its obligations under this Agreement, and such loss has continued for thirty (30) or more days.

(e) Either party may terminate this Agreement, effective upon written notice to the other party (i) if such other party fails to observe or perform any of its obligations in this Agreement (other than those obligations addressed in Section 8(b) or 8(c)), and such failure has continued for thirty (30) or more days after such party receives written notice from the other party specifying the nature of the alleged breach; (ii) if such other party voluntarily commences any proceeding or files a petition seeking liquidation, reorganization or other relief under any bankruptcy, receivership or similar law; or (iii) if an involuntary proceeding is commenced or petition is filed against such other party seeking liquidation, reorganization or other relief in respect of such party under any bankruptcy, receivership or similar law, and such proceeding or petition is not dismissed within sixty (60) days after first initiated.

(f) This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any party upon [Producer][Agent], directly or indirectly, ceasing to own more than 50% of the issued and outstanding shares of common stock of [Producer][Agent].1

(g) Notwithstanding anything to the contrary in this Agreement, if a termination is based on Section 8(b), 8(c) or 8(d) and the circumstance giving rise to such termination is

[1]	Note to draft: Select appropriate parties for execution version.

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attributable to only a particular Industry or jurisdiction of the Trading Area, then the termination may only apply to such particular Industry or jurisdiction. If this Agreement is only terminated in part, it will continue in full force and effect with respect to the remaining Industry(ies) and jurisdictions of the Trading Area.

9. Rights on Termination. Upon termination of this Agreement, the Agent shall cease all marketing and promotion of, and the solicitation of purchase orders for, the Products and promptly return to the Producer all promotional literature, data sheets, sales aids and other similar materials or effects which the Producer may have furnished to the Agent in connection with its activities hereunder. Upon any termination of this Agreement, the Producer shall not be liable to the Agent for loss of future commissions, goodwill, investments, advertising or promotional costs or like expenses. Neither Producer nor the Agent shall, by reason of the termination or non-renewal of the Agent’s agency, be liable to the other for any indemnification, compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Producer or the Agent, or otherwise. Irrespective of whether such obligations or liabilities may be contemplated in the laws of the Trading Area or elsewhere, both parties hereby waive any rights (if any) each may have to such indemnification, compensation, reimbursement and damages in the event of the termination or nonrenewal of the Agent’s agency.

10. Indemnification.

(a) Subject to Section 11, Agent will indemnify, defend and hold Producer harmless from and against any and all claims and demands in each case made by third parties and all resulting liabilities, obligations, costs, losses and expenses, including court or arbitration costs and reasonable attorneys’ and experts’ fees, that Producer may suffer to the extent resulting from or arising out of: (i) any breach by Agent (or any sub-agent) of any of its obligations or any of its representations or warranties contained in this Agreement; (ii) any unauthorized act of Agent, its sub-agent, or any of their agents or employees; (iii) the negligent acts or omissions or willful misconduct of Agent or its sub-agents; or (iv) the relationship between Agent and any of its sub-agents (even if approved in accordance with Section 1(a)), or the termination thereof. At Producer’s election, in its sole discretion, Agent will take reasonable steps to defend Producer with respect to any claim by a third party that is subject to the foregoing indemnity obligation in any action, suit or other proceeding and select counsel that is reasonably satisfactory to Producer, and Producer may participate in (at Producer’s expense) all aspects of, any such proceeding, including any settlement thereof (subject to Section 10(b)). Where Producer elects to defend the claim, Agent may participate (at its expense) in all aspects of any proceeding, including any settlement of the claim (subject to Section 10(b)).

(b) The indemnified party will provide prompt written notice of a claim to the indemnifying party; provided that the failure of any indemnified party to give notice will not relieve the indemnifying party of its obligations under this Section 10, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The indemnifying party agrees to timely reimburse the indemnified party for expenses incurred in connection with a claim for which the indemnified party is entitled to indemnification under this Section 10. The party that has assumed the defense of any claim pursuant to Section 10(a) may not settle the claim without the written consent of the other

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party unless (i) the terms of such settlement do not impose any obligations or restrictions on the indemnified party, (ii) the full amount of any monetary settlement is paid by the indemnifying party, and (iii) the indemnified party receives as part of such settlement a legal, binding and enforceable unconditional release providing that such third party claim and any claimed liability of the indemnified party with respect to the third party claim is fully satisfied by reason of such settlement and that the indemnified party is being released from any and all obligations and liabilities it may have with respect to the third party claim.

11. Limitations on Liability. Neither Producer nor the Agent shall, by reason of the termination or non-renewal of the Agent’s agency be liable to the other for any indemnification, compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Producer or the Agent, or otherwise. Irrespective of whether such obligations or liabilities may be contemplated in the laws of the Trading Area or elsewhere, both parties hereby waive any rights (if any) each may have to such indemnification, compensation, reimbursement and damages in the event of the termination or non-renewal of the Agent’s agency. Neither party shall be liable to the other party for any special, incidental, consequential, indirect or punitive damages (including loss of (anticipated) profits) arising in any way out of this Agreement, however caused and on any theory of liability, except with respect to claims based on intentional fraud or intentional misconduct. For the avoidance of doubt, if any of the foregoing damages are awarded to a third party and a party has a right to bring a claim against the other party under this Agreement in respect of such third party claim, such damages will be considered direct damages.

12. Notice. Except for purchase orders and invoices, which may be sent by e-mail or such other written means as the parties may agree from time to time, all notices to be given hereunder shall be deemed sufficient if in writing and sent to the addresses set forth below, or to such other addresses as may be subsequently designated by the parties in the manner provided herein, by registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier service: 2

To Producer:	To Agent:
[Sibelco as Producer:] SCR- Sibelco NV Plantin en Moretuslei 1a, 2018 Antwerp Belgium Attention: Laurence Boens, Group Legal Counsel Facsimile: +32 3 223 67 00	[Unimin as Agent:] Unimin Corporation 258 Elm Street, New Canaan, CT 06840 United States of America Attention: General Counsel Facsimile: +1 (203) 966-1977
[Unimin as Producer:] Unimin Corporation 258 Elm Street, New Canaan, CT 06840 United States of America Attention: General Counsel Facsimile: +1 (203) 966-1977	[Sibelco as Agent:] SCR- Sibelco NV Plantin en Moretuslei 1a, 2018 Antwerp Belgium Attention: Laurence Boens, Group Legal Counsel Facsimile: +32 3 223 67 00

[2]	Note to draft: Select as appropriate for execution versions.

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13. Excusable Non-Performance. A party shall not be liable for failure to perform any part of this Agreement, except for the payment of money (which obligation is not affected by this Section 13), to the extent and duration that such failure to perform is on account of Acts of God or any government, fire, strike, labor dispute, accident, war, insurrection, embargoes, delays of carriers or suppliers, or for any other causes beyond such party’s reasonable control or without its fault (“Force Majeure”). In the case of any delay or failure that either party anticipates will cause an excusable delay hereunder, such party will, within ten (10) days of becoming aware of such delay or failure, give the other party written notice thereof, including a description of the steps (if any) such party is taking to alleviate the underlying issue.

14. General.

(a) This Agreement, including the attached Exhibits, which are incorporated herein, contains the entire agreement and understanding between Producer and Agent with respect to the Agent’s agency and supersedes and replaces all prior agreements and understandings, oral or written, with respect to the same. Except as otherwise expressly provided in this Agreement, this Agreement shall not be amended or modified except by a written instrument signed by both Producer and Agent. It is recognized that Agent may from time to time issue transactional forms or documents, and that any terms and conditions contained on such forms and documents shall be of no force and effect, and shall not constitute a modification or amendment of this Agreement absent Producer’s specific, written agreement.

(b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives and permitted successors and assigns. The rights and obligations of Agent hereunder may not be assigned, delegated, or transferred without the prior written consent of Producer, and any attempted assignment, delegation or transfer in violation of this provision shall be void and automatically terminate this Agreement.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the 1980 United Nations Convention for the International Sale of Goods and notwithstanding the principles, if any, that would otherwise govern the choice of applicable law. Each party agrees that any and all litigation it may initiate arising out of the interpretation, enforcement or breach of any provision of this Agreement shall be brought in the State of New York in any court having competent subject matter jurisdiction over such dispute. Additionally, each party hereby submits itself to the jurisdiction of any court in the State of New York having competent subject matter jurisdiction.

(d) The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver of either party of any breach of this Agreement, shall not prevent a subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

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(e) The section headings used in this Agreement are for reference purposes only, and shall not affect the interpretation of this Agreement.

(f) The terms of Sections 6, 9, 10, 11, 12, 13, 15 and this Section 14 (each to the extent applicable after the Term) will survive the expiration or termination of this Agreement for any reason.

15. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to dollars and $ will be deemed references to the lawful money of the United States of America.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRODUCER	AGENT

By:	By:
Its:	Its:

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EXHIBIT A

Products3

[Sibelco as Producer:]

Product Name	Industry	Producer Location
Olivine	Casting Steel and HT Alloys	Norway

Silica Flour	Display Glass	Da-Chia

Composite Silica Flour	Foundry	Nilsia

Caustic Calcined Magnesia	Feed Amendments	Australia

Sodium Feldspar Chips	Tiles and Engobes	Turkey

Rutile	Welding: Electronics	Australia

[Unimin as Producer:]

Product Name	Industry	Producer Location
Kaolin Dried and Pulverised	Sanitaryware	Hephzibah

Nepheline Flour	Ceramic Ware, Sanitaryware	NSO, Tamms

Silica Flour Microcrystalline	Ceramic Ware, Industrial Ceramics	Tamms, Elco

Plastic Prepared Body	Sanitaryware	Apodaca

Kaolin Ground	Ceramic ware, Industrial Ceramics	McIntyre

Calcium Carbonate Ground	Feed Amendments	Apodaca

[Coatings & Polymers]

Product Name	Industry	Producer Location
Granusil	Architectural and Decorative, Plastics, Adhesives and Sealants	Emmett, Guion, Jaltipan, Junction City, Lampazos, Lugoff, Oregon, Ottawa, Pevely, Portage, St. Canut

[3]	Note to draft: Select appropriate table for execution version.

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Imsil	Architectural and Decorative, Industrial Coatings, Rubber, Plastics, Adhesives & Sealants	Elco

Minbloc	Plastics	Tamms, NSO

Minex Fine	Architectural & Decorative, Plastics, Industrial Coatings, Rubber	Tamms, Troy Grove, NSO

Minex IG	Industrial Coatings, Architectural and Decorative, Plastics	NSO

Silver Bond	Architectural and Decorative, Plastics, Industrial Coatings, Rubber,	San Jose, Lampazos

Hifill N	Plastics	NSO, Troy Grove, Tamms

Hifill, HiWhite (Aerogem)	Architectural and Decorative, Industrial Coatings, Rubber, Plastics, Adhesives & Sealants	Apodaca, Huntingburg

Snobrite	Adhesives & Sealants, Rubber, Architectural & Decorative, Industrial Coatings, Plastics	McIntyre

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EXHIBIT B

Industries4

[Sibelco as Producer:]

Industry	Applicable Minimum
Casting Steel and HT Alloys	40,000 tons
Display Glass	2,600 tons
Foundry	700 tons
Feed Amendments	22,000 tons
Tiles and Engobes	38,000 tons
Welding: Electronics	5,000 tons

[Unimin as Producer:]

Industry	Applicable Minimum
Sanitaryware	3,000 tons
Ceramic Ware	600 tons
Industrial Ceramics	100 tons
Feed Amendments	200 tons

[Coatings & Polymers]

Industry	Applicable Minimum
Rubber	37,900 tons
Plastics	13,900 tons
Architectural and Decorative	191,500 tons
Industrial Coatings	33,700 tons
Adhesives and Sealants	6,000 tons

[4]	Note to draft: Select appropriate table for execution version.

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EXHIBIT C

Trading Area5

[Sibelco as Producer:]

Jurisdiction	Applicable Minimum
North America, Mexico	108,300 tons

[Unimin as Producer:]

Jurisdiction	Applicable Minimum
World	3,900

[Coatings & Polymers]

Jurisdiction	Applicable Minimum
North America, Mexico	283,000

[5]	Note to draft: Select appropriate table for execution version.

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EXHIBIT H

NON-COMPETE AGREEMENT

THIS NON-COMPETE AGREEMENT (this Agreement), is dated as of [●] (the Effective Date), by and between Unimin Corporation, a Delaware corporation (Unimin) and SCR-Sibelco NV., a Belgian public company (Sibelco). Unimin and Sibelco are sometimes referred to herein collectively as the Parties and individually as a Party. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Sibelco, Unimin, Bison Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Unimin (Merger Sub), Bison Merger Sub I, LLC (Merger Sub LLC), a Delaware limited liability company and wholly-owned subsidiary of Unimin, and Fairmount Santrol Holdings, Inc., a Delaware corporation (Fairmount), have entered into an Agreement and Plan of Merger, dated as of December 11, 2017 (the Merger Agreement), providing for, among other things and subject to the terms and conditions of the Merger Agreement: (i) the merger of Merger Sub with and into Fairmount (the Merger), with Fairmount surviving the Merger as a wholly-owned subsidiary of Unimin; and (ii) a further merger of Fairmount with and into Merger Sub LLC (the Second Merger and, together with the Merger, the Mergers), with Merger Sub LLC surviving the Second Merger as a wholly-owned subsidiary of Unimin.

WHEREAS, on or about the date hereof, Unimin and Sibelco (or certain of their controlled Affiliates) will enter into the Distribution Agreement and the Agency Agreement.

WHEREAS, in connection with, and as an inducement to the willingness of the Parties to consummate, the Mergers and consistent with the Merger Agreement, the Parties wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

ACTIVITIES

Section 1.1 Unimin/Fairmount Activities

(a)	The Parties each agree that Unimin and its controlled Affiliates may:

(i)	sell, market or distribute: (A) silica sand, calcium carbonate, lime, feldspathics, clay (including ball clay and kaolin), nepheline, coated materials, phenolic resins and coated materials, and Black Lab materials and services, or other energy focused minerals (including API Barite and API Bentonite) (the Unimin/Fairmount Products); (B) recycled materials (other than recycled glass or as otherwise agreed between the parties); or (C) any product that is not a Unimin/Fairmount Product ((B) and (C) being the Sibelco Products) to customers in the energy, foundry, glass, construction and building, sports and recreation, retail and DIY, biomass, ceramics, chemicals and agriculture industries (the Unimin/Fairmount Markets) in any of the United States of America and its overseas territories, Canada or Mexico (the Unimin/Fairmount Territories);

(ii)	sell, market or distribute the Unimin/Fairmount Products to customers in the energy market anywhere in the world;

(iii)	sell, market or distribute silica sand and coated silica sand to customers in the water treatment market in the Unimin/Fairmount Territories;

(iv)	sell, market or distribute the Unimin/Fairmount Products for foundry applications outside of the Unimin/Fairmount Territories to customers that were foundry customers of Fairmount at the Effective Time;

(v)	sell, market, distribute or produce coated products to or for customers in the energy market anywhere in the world;

(vi)	sell, market or distribute Black Lab products in existing markets as of the Effective Time; and

(vii)	produce any Unimin/Fairmount Products in any of the Unimin/Fairmount Territories.

(b)	For so long as Sibelco, together with its controlled Affiliates, owns more than 50% of the issued and outstanding shares of common stock of Unimin (the Restricted Period), and except as provided in Article II, Unimin will not, and will cause its controlled Affiliates not to, directly or indirectly, whether as principal, partner, officer, director, stockholder or otherwise, alone or in association with any other person, own, manage, operate, control, participate in, acquire (or have the right to acquire) voting securities of, perform services for, or otherwise carry on, any business involved with any activities other than those set out in Section 1.1(a) above; provided, however, that nothing in this Section 1.1(b) shall be deemed to limit in any way the activities of Unimin or its controlled Affiliates pursuant to, and in accordance with, the Distribution Agreement or the Agency Agreement (each as may be amended and/or restated from time to time), or any joint venture, joint development or other agreement entered into following the date hereof between Sibelco (or a controlled Affiliate thereof), on the one hand, and Unimin (or a controlled Affiliate thereof), on the other hand.

Section 1.2 Sibelco Activities

(a)	The Parties each agree that Sibelco and its controlled Affiliates may:

(i)	sell, market or distribute the Unimin/Fairmount Products or Sibelco Products to customers in the Unimin/Fairmount Markets (other than the energy market) anywhere outside of the Unimin/Fairmount Territories;

(ii)	sell, market or distribute the Unimin/Fairmount Products or Sibelco Products or provide any services to customers in markets other than the Unimin/Fairmount Markets anywhere in the world;

(iii)	produce the Unimin/Fairmount Products (other than coated products for energy markets) anywhere outside of the Unimin/Fairmount Territories, except for raw frac sand in any jurisdiction where Unimin or its controlled Affiliates engaged in an acquisition or investment opportunity for raw frac sand with respect to which Sibelco and its controlled Affiliates failed to exercise their ROFO Opportunity in accordance with Article II(c); and

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(iv)	produce the Sibelco Products or provide any services anywhere in the world.

(b)	During the Restricted Period, and except as provided in Article II, Sibelco will not, and will cause its controlled Affiliates (other than Unimin and its controlled Affiliates) not to, directly or indirectly, whether as principal, partner, officer, director, stockholder or otherwise, alone or in association with any other person, own, manage, operate, control, participate in, acquire (or have the right to acquire) voting securities of, perform services for, or otherwise carry on, any business involved with any activities other than those set out in Section 1.2(a) above provided, however, that nothing in this Section 1.2 shall be deemed to limit in any way the activities of Sibelco or its controlled Affiliates pursuant to, and in accordance with, the Distribution Agreement or the Agency Agreement (each as may be amended and/or restated from time to time), or any joint venture, joint development or other agreement entered into following the date hereof between Sibelco (or a controlled Affiliate thereof), on the one hand, and Unimin (or a controlled Affiliate thereof), on the other hand.

Section 1.3 Reasonableness of Restrictions

(a)	The Parties each acknowledge and agree that the covenants contained in this Article I are a material and substantial part of the transactions contemplated by the Mergers and are entered into in connection with, and as an inducement to, the willingness of the Parties to consummate the Mergers and enter into the Distribution Agreement and the Agency Agreement.

(b)	The Parties acknowledge and agree that the terms of the covenants in this Article I are fair and reasonable in light of the furtherance of the Mergers and the transactions contemplated by the Distribution Agreement and the Agency Agreement.

(c)	In the event that any of the covenants contained in this Article I shall be determined by any court of competent jurisdiction to be unenforceable for any reason whatsoever, then any such provision or provisions shall not be deemed void, and the Parties hereto agree that said limits may be modified by the court and that said covenant(s) contained in this Article I will be amended in accordance with said modification, it being specifically agreed by the Parties that it is their continuing desire that these covenants be enforced to the full extent of their terms and conditions or if a court finds the scope of the covenant(s) unenforceable, the court should redefine the covenant(s) so as to comply with Applicable Law.

ARTICLE II

CORPORATE OPPORTUNITIES; RIGHT OF FIRST OFFER

(a)	The Parties each agree that Unimin and its controlled Affiliates may pursue acquisitions or investment opportunities with respect to the production of:

(i)	Unimin/Fairmount Products in the Unimin/Fairmount Territories,

(ii)	coated products for customers in the energy market outside of the Unimin/Fairmount Territories,

(iii)	subject to paragraph (c) below, raw frac sand outside of the Unimin/Fairmount Territories, and

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(iv)	subject to paragraph (c) below, any mineral that is not a Unimin/Fairmount Product in the Unimin/Fairmount Territories.

(b)	The Parties each acknowledge and agree that Sibelco and its controlled Affiliates may pursue any acquisitions or investment opportunities except for those referred to in paragraph (a)(i) and (ii) above.

(c)	If, during the Restricted Period, Unimin or any of its controlled Affiliates wishes to pursue any acquisition or investment opportunity with respect to the production of: (i) raw frac sand outside of the Unimin/Fairmount Territories, or (ii) any mineral that is not a Unimin/Fairmount Product in the Unimin/Fairmount Territories (each a ROFO Opportunity), Unimin will first serve a written notice (an Opportunity Notice) on Sibelco offering Sibelco (or a controlled Affiliate thereof) the right to pursue such ROFO Opportunity. The offer set out in an Opportunity Notice will remain open for acceptance by Sibelco for a period of 30 Business Days following service of such notice.

(d)	Unimin (or a controlled Affiliate thereof) may not pursue a ROFO Opportunity unless Unimin has served an Opportunity Notice on Sibelco in accordance with Article II(c) and Sibelco has elected in writing not to pursue such ROFO Opportunity as set out in the applicable Opportunity Notice.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination of this Agreement

This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any Party upon either (i) the termination of the Merger Agreement in accordance with its terms, or (ii) Sibelco, together with its controlled Affiliates, ceasing to own more than 50% of the issued and outstanding shares of common stock of Unimin. In addition to the foregoing, this Agreement may be terminated at any time by written consent of the Parties.

Section 3.2 Effect of Termination

In the event of termination of this Agreement pursuant to Section 3.1, this Agreement shall become void and of no effect with no liability on the part of any Party; provided, however, no such termination shall relieve any Party from any liability for any breach of this Agreement occurring prior to such termination and the provisions of this Article III, shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against the other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination.

Section 3.3 Entire Agreement; Assignment.

This Agreement (together with the Merger Agreement, the Distribution Agreement and the Agency Agreement, to the extent referred to in this Agreement) and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the

4

Parties any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective permitted successors and assigns.

Section 3.4 Amendments and Waivers

This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by Sibelco or Unimin in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 3.5 Notices

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or, if confirmed, faxed or emailed, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Sibelco:

SCR-Sibelco NV

Plantin en Moretuslei 1a, 2018 Antwerp

Belgium

Attention: Laurence Boens, Group Legal Counsel

Facsimile: +32 3 223 67 00

with a copy to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

United States of America

Attention: Peter D. Lyons, Esq.

Email: peter.lyons@freshfields.com

Attention: Omar Pringle, Esq.

Email: omar.pringle@freshfields.com

Facsimile: +1 (212) 277 4001

If to Unimin:

Unimin Corporation

258 Elm Street,

New Canaan, CT 06840

United States of America

Attention: General Counsel

Facsimile: +1 (203) 966-1977

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with a copy to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

United States of America

Attention: Peter D. Lyons, Esq.

Email: peter.lyons@freshfields.com

Attention: Omar Pringle, Esq.

Email: omar.pringle@freshfields.com

Facsimile: +1 (212) 277 4001

Section 3.6 Governing Law; Jurisdiction; Waiver of Jury Trial

(a)	This Agreement and all Actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Sibelco or Unimin in the negotiation, administration, performance and enforcement thereof shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.

(b)	In any Action between the Parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the Parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or any federal court sitting in the State of Delaware; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or any federal court sitting in the State of Delaware and appellate courts thereof. Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 3.6 in any such Action by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 3.5. However, the foregoing shall not limit the right of a Party to effect service of process on the other party by any other legally available method.

(c)	EACH OF UNIMIN AND SIBELCO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 3.7 Specific Performance

The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an

6

injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 3.6 above, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 3.8 Counterparts; Effectiveness

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered (including by electronic transmission) to the Parties.

Section 3.9 Headings

The headings, table of contents and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.10 Severability

If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 3.11 Interpretation

When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to dollars and $ will be deemed references to the lawful money of the United States of America.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

UNIMIN

UNIMIN CORPORATION

By:

Name:
Title:

SIBELCO

SCR-SIBELCO NV

By:

Name:
Title:

[Signature Page to Non-Compete Agreement]

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EXHIBIT I

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

UNIMIN CORPORATION

Unimin Corporation (the Corporation), a corporation organized and existing under the General Corporation Law of the State of Delaware (the DGCL), hereby certifies as follows:

1. The name of the Corporation is Unimin Corporation. The Corporation was originally incorporated pursuant to the DGCL on January 13, 1970, when the original Certificate of Incorporation was filed with the Delaware Secretary of State (the Original Certificate). The Original Certificate was restated by filing a Restated Certificate of Incorporation on June 14, 1996 (the Restated Certificate).

2. This Amended and Restated Certificate of Incorporation (this A&R Certificate), which restates and amends the Restated Certificate, has been declared advisable by the board of directors (the Board of Directors) of the Corporation, duly adopted by the stockholders of the Corporation (the Stockholders) and duly executed and acknowledged by the officers of the Corporation (each, an Officer) in accordance with Sections 103, 228, 242 and 245 of the DGCL.

3. The Restated Certificate is hereby amended and restated in its entirety as follows:

FIRST. The name of the Corporation is [•] Corporation.

SECOND. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the city of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is [•] shares of capital stock, classified as (i) [•] shares of preferred stock, par value $0.01 per share (Preferred Stock), and (ii) [•] shares of common stock, par value $0.01 per share (Common Stock).

The designations and the powers, preferences, rights, qualifications, limitations and restrictions of Preferred Stock and Common Stock are as follows:

1. Provisions Relating to Preferred Stock.

a. Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter prescribed (a Preferred Stock Designation).

b. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of Preferred Stock from time to time in one or more series, and with respect to each series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to each series of Preferred Stock, including, but not limited to, the following:

i. whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote on one or more matters as a separate class either alone or together with the holders of one or more other classes or series of stock;

ii. the number of shares to constitute the series and the designations thereof;

iii. the preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

iv. whether or not any shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

v. whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

vi. the dividend rate or rates, if any, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

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vii. the rights, if any, of the holders of any series upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, and the preference, if any, to or the relation to, the rights of any other class or series upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

viii. whether or not any shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

ix. such other powers, preferences, rights, qualifications, limitations and restrictions with respect to any series as the Board of Directors determines to be advisable.

c. The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing series by a resolution increasing the number of shares designated as such series from the authorized and unissued shares of Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated as any existing series to a number not less than the number of shares of such series then outstanding by a resolution decreasing the number of shares of Preferred Stock designated as such existing series, and the number of shares no longer designated as such series shall become authorized, unissued, and undesignated shares of Preferred Stock.

2. Provisions Relating to Common Stock.

a. Subject to the terms of the Stockholders Agreement dated [•], 201[•] among the Corporation, SCR-Sibelco NV (Sierra) and the Stockholders named therein (the Stockholders Agreement), the following provisions shall apply with respect to Common Stock:

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i. Each share of Common Stock shall have identical rights and privileges in every respect. Common Stock shall be subject to the express terms of Preferred Stock and any series thereof. Except as may otherwise be provided in this A&R Certificate, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the Stockholders, the holders of shares of Common Stock shall have the exclusive right to vote for the election of members of the Board of Directors (each such member, a Director) and for all other purposes, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of Stockholders. Each holder of Common Stock shall be entitled to notice of any Stockholders’ meeting in accordance with the Bylaws of the Corporation (the Bylaws, as in effect at the time in question) and applicable law on all matters put to a vote of the Stockholders.

ii. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this A&R Certificate (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this A&R Certificate (including any Preferred Stock Designation) or pursuant to the DGCL (or any successor provision thereto).

iii. Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive ratably in proportion to the number of shares of Common Stock held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

iv. Except as otherwise provided in a Preferred Stock Designation, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any class or series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to the Stockholders, ratably in proportion to the number of shares of Common Stock held by them. Except as otherwise provided in a Preferred Stock Designation, a liquidation, dissolution or winding-up of the Corporation, as such terms are used in this Paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

v. Except as otherwise provided in a Preferred Stock Designation, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the

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holders of a majority in voting power of Common Stock or Preferred Stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either Common Stock or Preferred Stock voting separately as a class shall be required therefor.

3. General.

a. Subject to the foregoing provisions of this A&R Certificate, any then-existing Preferred Stock Designation and the Stockholders Agreement, the Corporation may issue shares of Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its sole and absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

b. Subject to the Stockholders Agreement, the Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

c. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

FIFTH. Subject to the Stockholders Agreement, the total number of Directors shall be determined from time to time by resolution of the Board of Directors. Each Director shall serve for a term of one year or until his or her earlier death, resignation or removal.

SIXTH. Prior to the earlier of (i) the close of business on the tenth business day following the date on which Sierra and its affiliates (as such term is used in the Stockholders Agreement) no longer beneficially own more than 50% of the outstanding shares of Common Stock and (ii) the close of business on the business day following public announcement by Sierra that Sierra has made an election that the “Trigger Date” has occurred (the earlier of (i) and (ii), the Trigger Date), any action required or permitted to be taken at any annual meeting or special meeting of

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the Stockholders may be taken without a meeting, without prior notice and without a vote of Stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock, any action required or permitted to be taken by the Stockholders must be taken at a duly held annual or special meeting of Stockholders and may not be taken by any consent in writing of such Stockholders.

SEVENTH. Special meetings of Stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies; provided, however, that prior to the Trigger Date, special meetings of the Stockholders may also be called by the Secretary of the Corporation at the request of the holders of record of a majority of the outstanding shares of Common Stock. From and after the Trigger Date, and subject to the rights of holders of any series of Preferred Stock, the Stockholders do not have the power to call a special meeting of Stockholders.

EIGHTH. In furtherance of, and not in limitation of, the powers conferred by the DGCL, subject to the Stockholders Agreement, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws. The Bylaws shall not be adopted, altered, amended or repealed by the Stockholders (i) prior to the Trigger Date, except by the affirmative vote of holders of not less than a majority in voting power of the then-outstanding shares of Common Stock entitled to vote generally in the election of Directors (considered for this purpose as one class) or (ii) after the Trigger Date, except by the affirmative vote of holders of not less than 66 2/3% in voting power of the then-outstanding shares of Common Stock entitled to vote generally in the election of Directors (considered for this purpose as one class).

NINTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and the Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, as the case may be, and also on the Corporation.

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TENTH. No Director shall be liable to the Corporation or the Stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a Director is not personally liable as set forth in the preceding sentence, a Director shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a Director.

The Corporation shall indemnify and advance expenses to each Director or Officer to the fullest extent permitted by the DGCL.

Any amendment, repeal or modification of this Article Tenth shall be prospective only and shall not affect any limitation on liability of a Director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

ELEVENTH. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, the business opportunities that are from time to time presented to Sierra or any of its officers, directors, agents, members, affiliates and subsidiaries (other than the Corporation and its subsidiaries) (each, a Specified Party), or are business opportunities in which a Specified Party participates or desires to participate, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder, for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Notwithstanding the foregoing, a Specified Party who is a Director and who is offered any business opportunity in his or her capacity as a Director or Officer (a Directed Opportunity) shall be obligated to communicate such Directed Opportunity to the Corporation; provided, however, that all of the protections of this Article Eleventh shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another person.

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Neither the amendment nor repeal of this Article Eleventh, nor the adoption of any provision of this A&R Certificate or the Bylaws, nor, to the fullest extent permitted by applicable law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

If any provision or provisions of this Article Eleventh shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Eleventh (including, without limitation, each portion of any paragraph of this Article Eleventh containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article Eleventh (including, without limitation, each such portion of any paragraph of this Article Eleventh containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect the Directors, Officers, its employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

This Article Eleventh shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Director or Officer under this A&R Certificate, the Bylaws or applicable law. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Eleventh.

TWELFTH. The Corporation elects not to be governed by, and shall not be subject to the provisions of, Section 203 of the DGCL, as now in effect or hereafter amended, or any successor statute thereto, as permitted under and pursuant to subsection (b)(3) thereof.

THIRTEENTH. The Corporation shall have the right, subject to any express provisions or restrictions contained in this A&R Certificate, the Bylaws or the Stockholders Agreement, from time to time, to amend this A&R Certificate or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a Director or Stockholder by this A&R Certificate or any amendment hereof are subject to such right of the Corporation.

FOURTEENTH. Notwithstanding any other provision of this A&R Certificate or the Bylaws (and in addition to any other vote that may be required by law, this A&R Certificate, the Bylaws or the Stockholders Agreement), following the Trigger Date, the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of Common Stock entitled to vote generally in the election of Directors (voting together as one class) shall be required to amend, alter or repeal ARTICLES FIFTH, SIXTH, SEVENTH, EIGHTH, ELEVENTH and FOURTEENTH of this A&R Certificate or to adopt any provision inconsistent therewith.

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FIFTEENTH. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, Officer, employee or agent of the Corporation to the Corporation or the Stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this A&R Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Fifteenth.

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IN WITNESS WHEREOF, the undersigned has executed this A&R Certificate as of this [•] day of [•], 201[•].

UNIMIN CORPORATION

By:
Name:
Title:

[Signature Page to Second Amended and Restated Certificate of Incorporation]

EXHIBIT J

AMENDED AND RESTATED BYLAWS

OF

UNIMIN CORPORATION

Incorporated under the Laws of the State of Delaware

ARTICLE 1

OFFICES AND RECORDS

1.1 Registered Office. The registered office of Unimin Corporation (the Corporation) in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the Board) in the manner provided by law.

1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

1.3 Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.

ARTICLE 2

STOCKHOLDERS

2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place, if any, either within or without the State of Delaware, and time as may be fixed by resolution of the Board, unless, subject to the Corporation’s Amended and Restated Certificate of Incorporation as it may be further amended and restated from time to time (the Certificate of Incorporation), the stockholders have acted by written consent as permitted by the Delaware General Corporation Law, or any successor provisions thereto (DGCL). Any proper business may be transacted at the annual meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

2.2 Special Meeting. Special meetings of stockholders may be called in the manner provided in the Certificate of Incorporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

2.3 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

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2.4 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

2.5 Place of Meeting. The Board shall designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

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2.6 Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting, stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice shall be given not less than ten (10) days nor more than 60 days before the date of the meeting, in a manner pursuant to Section 7.7 hereof, to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on books of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission in accordance with applicable law.

2.7 Quorum and Adjournment of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the outstanding shares of the Corporation entitled to vote at the meeting (the Voting Stock), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or series (or classes or series) of stock is required, the holders of a majority of the outstanding shares of such class or series (or classes or series), represented in person or by proxy, shall constitute a quorum of such class or series with respect to the vote on that matter. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted by quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in fiduciary capacity. The chairman of the meeting or the holders of a majority in voting power of the shares so represented at a meeting may adjourn the meeting from time to time, whether or not there is such a quorum. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, a notice shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to receive notice of the adjourned meeting the same or an earlier date as that fixed for determination of stockholders of record entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting. At the adjournment meeting, the Corporation may transact any business which might have been transacted at the original meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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2.8 Proxies. At all meetings of stockholders, each stockholder entitled to vote at a meeting may authorize another person to act for such stockholder by proxy given in any manner permitted by law. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

2.9 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board (or any committee thereof) or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) subject to Section 2.9(c)(v), complies with the notice procedures set forth in these Bylaws as to such business or nomination. Clause (i)(C) of this Section 2.9(a)(i) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

(ii) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(a)(i)(C) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on [•]); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business

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on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(a)(ii) or Section 2.9(a)(iii)) to the Secretary must:

(A) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (2) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a Derivative Instrument) directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation directly or indirectly owned by such stockholder and such beneficial owner, if any, (c) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the Company, (d) any short interest in any security of the Company (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) directly or indirectly owned by such stockholder and such beneficial owner, if any, (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder and such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including

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without limitation any such interests held by members of such stockholder’s and such beneficial owner’s, if any, immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (3) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (4) a representation that the stockholder was a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (5) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (a) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. If requested by the Corporation, the information required under clauses (1) and (2) of the preceding sentence of this Section 2.9(a)(ii)(A) shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for notice of the meeting to disclose such information as of such record date;

(B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (2) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(C) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the

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rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.9(a)(v) of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iii) Notwithstanding anything in the second sentence of Section 2.9(a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due under Section 2.9(a)(ii) of these Bylaws and there is no public announcement by the Corporation naming the nominees for additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(iv) The foregoing notice requirements of this Section 2.9(a) shall be deemed satisfied by a stockholder with respect to business other than a nomination if such stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

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(v) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9(a)(ii) of these Bylaws for persons nominated for election or reelection pursuant to Section 2.9(a)(i)(C) of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement (other than the Stockholders Agreement dated [•], 201[•], among the Corporation, SCR-Sibelco N.V. (Sierra) and the stockholders named therein (the Stockholders Agreement))), arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a Voting Commitment) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(b) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (i) by or at the direction of the Board, any committee thereof, or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2.2 of these Bylaws) or (ii) provided, that the Board or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2.2 of these Bylaws) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) subject to Section 2.9(c)(v) complies with the notice procedures set forth in these Bylaws. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.9(a)(ii) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement

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required by Section 2.9(a)(v) of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.9(a)(ii)(A)(5) of these Bylaws) and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of these Bylaws, public announcement shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(a)(i)(C) or Section 2.9(b) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of preferred stock of the Corporation (Preferred Stock) if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

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(iv) Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(v) Notwithstanding anything to the contrary contained in this Section 2.9, prior to the Trigger Date (as defined in the Certificate of Incorporation), Sierra shall not be subject to the notice procedures set forth in paragraphs (a) or (b) of this Section 2.9 with respect to any annual or special meeting of stockholders.

2.10 Conduct of Business. The Chairman of the Board, or if he or she is not present, the Chairman’s designee, shall conduct the meetings of stockholders. The Secretary, if present, shall act as secretary of such meetings, or if he or she is not present, then a secretary shall be appointed by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting of stockholders to stockholders of record entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting or the Board shall determine, (d) restrictions on entry to the meeting after the time fixed for commencement thereof, and (e) limitations on the amount of time allotted to questions or comments by participants. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman of the meeting shall have the power to have such person removed from the meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Article 2. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the

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provisions of this Article 2 and shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 Procedure for Election of Directors; Required Vote. Subject to the requirements of the Certificate of Incorporation, the Stockholders Agreement and the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting of stockholders at which directors are to be elected, so long as a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election. Except as otherwise provided by law, the rules and regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation and its securities, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of the holders of a majority in power voting of the shares of stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. With respect to any non-binding advisory matter as to which there are more than two possible vote choices, a plurality of the votes validly cast shall be the recommendation of the stockholders. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited

2.12 Inspectors of Elections; Opening and Closing the Polls. The Board by resolution may, and when required by law, shall, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting of stockholders or any adjournment thereof and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by law, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

ARTICLE 3

BOARD OF DIRECTORS

3.1 General Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers

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of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. The directors shall act only as a Board, and the individual directors shall have no power as such.

3.2 Number, Tenure and Qualifications. The initial number of directors will be eleven (11). Subject to the terms of the Certificate of Incorporation, the Stockholders Agreement and to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Board.

3.3 Regular Meetings. Regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.

3.4 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, or a majority of the Board then in office. The person or persons authorized to call special meetings of the Board may fix the place, date and time of the meetings. Any business may be conducted at a special meeting of the Board.

3.5 Notice of Special Meetings. Notice of any special meeting of the Board shall be given to each director by the person calling the meeting at least 24 hours prior to the meeting. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

3.6 Action by Consent of Board of Directors. Subject to the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, including by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

3.7 Conference Telephone Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.8 Quorum. Subject to Section 3.9, the whole number of directors equal to a majority of the Board shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

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3.9 Vacancies. Subject to the Certificate of Incorporation, the Stockholders Agreement, applicable law, and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

3.10 Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

3.11 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. The Corporation will cause each non-employee director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

3.12 Regulations. To the extent consistent with applicable law, the Certificate of Incorporation, the Stockholders Agreement and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

ARTICLE 4

COMMITTEES

4.1 Designation; Powers. The Board may designate one or more committees each committee to consist of one or more directors of the Corporation, including, if they shall so determine, an executive committee. Any such designated committee, to the extent permitted by law and the to the extent provided in the resolutions of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

4.2 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board when requested, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a

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quorum and, at any meeting at which a quorum is present, the affirmative vote of a majority of the members present shall be the act of the committee. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.

4.3 Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE 5

OFFICERS

5.1 Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Secretary, a Treasurer, and such other officers as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 5. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board or Chief Executive Officer, as the case may be. For the avoidance of doubt, the term Vice President shall refer to any employee of the Corporation whose employment title is “Vice President” regardless of whether such employee was elected as a Vice President by the Board.

5.2 Term of Office. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board or Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

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5.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as Chief Executive Officer, if so elected by the Board.

5.4 Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board or the Chairman’s designee, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.

5.5 President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board.

5.6 Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board.

5.7 Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board, the Chairman of the Board or the Chief Executive Officer.

5.8 Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders and shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. The Secretary shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal. The Secretary shall see that the books, reports, statements, certificates and other documents and records

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required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer.

5.9 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman of the Board or the Chief Executive Officer.

5.10 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer, or an attorney or agent appointed by the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE 6

STOCK CERTIFICATES AND TRANSFERS

6.1 Stock Certificates and Transfers. Shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third party registrar or transfer agent, by the holder thereof in person or by his attorney, upon, in the case of certificated shares, surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require and, in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate (or uncertificated share(s)) to the person entitled thereto, cancel the old certificate(s), if any, and record the transaction upon its books.

Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the

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Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue

6.2 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, destroyed or stolen, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.3 Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

6.4 Regulations Regarding Certificates. Subject to applicable law, the Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year and may be changed by resolution of the Board.

7.2 Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock, which dividends may be paid in either cash, property or shares of capital stock of the Corporation. A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

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7.3 Seal. The corporate seal shall have enscribed thereon the words “Corporate Seal,” the year of incorporation and around the margin thereof the words “Unimin Corporation — Delaware.”

7.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, including by electronic transmission, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

7.5 Resignation. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice, including by electronic transmission, of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

7.6 Indemnification.

(a) Scope

(i) Each person who was or is a party, is threatened to be made a party to or is involved in any Proceeding (other than a Proceeding by or in the right of the Corporation), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, or has agreed to become, a director or officer of a Subject Enterprise or by reason of any act or omission by such person in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all Expenses and liabilities which were suffered or reasonably incurred by such person in connection therewith, so long as such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. Such indemnification shall inure to the benefit of such person’s heirs, executors and administrators.

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(ii) Each person who was or is a party or is threatened to be made a party to or is involved in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, or has agreed to become, a director, officer, employee, agent or fiduciary of a Subject Enterprise, or by reason of any act or omission by such person in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all Expenses suffered or incurred by such person in connection therewith, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Such indemnification shall inure to the benefit of such person’s heirs, executors and administrators.

(iii) Notwithstanding Section 7.6(a)(ii), no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation in a final adjudication by a court of competent jurisdiction, unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

(iv) Notwithstanding Section 7.6(a)(i) and Section 7.6(a)(ii), except as provided in Section 7.6(c) or the last sentence of Section 7.6(d), the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person, including any Proceeding (or part thereof) initiated by such person against the Corporation or its directors, officers, employees or other indemnitees only if (i) such Proceeding (or part thereof) was authorized by the Board prior to its initiation or (ii) the Corporation, by action of its Board, provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.

(v) The Corporation shall, to the fullest extent not prohibited by law, advance all Expenses incurred by a present or former director or officer in defending any Proceeding prior to the final disposition of such Proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such advances shall be paid by the Corporation within thirty (30) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time.

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(b) The Corporation may, by action of its Board, provide indemnification and advancement of expenses to employees and agents of the Corporation, individually or as a group, within the same scope and effect as the indemnification of its directors and officers.

(c) To obtain indemnification or advancement of Expenses under these Bylaws, a claimant shall submit to the Corporation a written request, including documentation and information which is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification following the final disposition of such action, suit or proceeding. Upon written request by a claimant who is a current director and officer of the Corporation for indemnification pursuant to the first sentence of this paragraph (c), a determination by the Corporation, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no such Disinterested Directors, or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion, or (iv) if so directed by the Board, by the stockholders of the Corporation. The Independent Counsel shall be selected by the Corporation; provided, however, that the claimant may, within ten (10) days after written notice of selection shall be given, deliver to the Corporation written objection to such selection, which may only be asserted on the grounds that the Independent Counsel does not meet the definition of Independent Counsel as defined by these Bylaws. Such determination of entitlement to indemnification shall be made not later than ninety (90) days after receipt by the Corporation of a written request for indemnification. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination. In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under this Section 7.6, the person, persons or entity making such determination shall, to the fullest extent not prohibited by the DGCL or other applicable law and these Bylaws presume that such person is entitled to indemnification and the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption. A prior determination by the Corporation (including the Board or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct. In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 7.6(a)(v), the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 7.6(a)(v).

(d) If the Board or the Independent Counsel, as applicable, shall have failed to make a determination as to entitlement to indemnification within ninety (90) days after receipt by the Corporation of such request, such claimant shall be entitled to an adjudication by a court of such claimant’s option to such entitlement. Alternatively, such claimant, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the

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American Arbitration Association. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the claimant did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, that the claimant had reasonable cause to believe that the claimant’s conduct was unlawful; or (ii) otherwise adversely affect the rights of the claimant to indemnification, except as may be provided herein. All Expenses incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Section 7.6, in whole or in part, shall also be indemnified by the Corporation to the fullest extent permitted by law.

(e) If a determination shall have been made pursuant to Section 7.6(c) of these Bylaws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination and shall be precluded from asserting that such determination has not been made in any judicial Proceeding commenced pursuant to Section 7.6(d) of these Bylaws.

(f) The Corporation shall be precluded from asserting in any judicial Proceeding commenced pursuant to Section 7.6(d) of these Bylaws that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such Proceeding that the Corporation is bound by all the provisions of these Bylaws.

(g) The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in these Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of these Bylaws shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(h) If any provision or provisions of this Section 7.6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Section 7.6 (including, without limitation, each portion of any paragraph of this Section 7.6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section 7.6 (including, without limitation, each such portion of any paragraph of this Section 7.6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. If this Section 7.6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless (A) indemnify each director and officer of the Corporation as to Expenses and liabilities paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation,

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and (B) advance Expenses to each director or officer of the Corporation entitled to advancement of expenses under Section 7.6(a)(v) in accordance therewith, in each case, to the fullest extent permitted by any applicable portion of this Section 7.6 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(i) For purposes of this Section 7.6:

(A) Disinterested Director means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought.

(B) Expenses means all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with the prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (1) expenses incurred in connection with any appeal resulting from, incurred by the claimant in connection with, arising out of, or in respect of or relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (2) expenses incurred by the claimant in connection with interpretation, enforcement or defense of such claimant’s rights, by litigation or otherwise, (3) any federal, state, local or foreign taxes imposed on the claimant as a result of the actual or deemed receipt of any payments under these Bylaws, and (4) any interest, assessments or other changes in respect of the foregoing.

(C) Independent Counsel means a law firm of at least 50 attorneys or a member of a law firm of at least 50 attorneys that is experienced in matters of corporate law and that neither is presently nor in the past five years has been retained to represent (1) the Corporation or the claimant or any affiliate thereof in any matter material to either such party or (2) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s right to indemnification under these Bylaws.

(D) Officer means the Chairman of the Board, Chief Executive Officer, Secretary, Treasurer, any Vice President (as defined in Section 5.1), any other officer elected by the Board, and such other officers as are determined to be entitled to indemnification by resolution of the Board.

(E) Person means any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

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(F) Proceeding means any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, form or informal hearing, inquiry or investigation, litigation, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other federal law, state law, statute or regulation), whether of a civil, criminal, administrative or investigative nature.

(G) Subject Enterprise means the Corporation or any of the Corporation’s direct or indirect wholly-owned subsidiaries or any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise for which a person is or was serving as a director, officer, employee, agent or fiduciary at the request of the Corporation.

(j) Any Person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Section 7.6 (an Indemnitee) may have certain rights to indemnification, advancement and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated (including Sierra). The Corporation hereby acknowledges and agrees that (i) the Corporation shall be the indemnitor of first resort with respect to any Proceeding, Expense, liability or matter that is the subject of this Section 7.6, (ii) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to an Indemnitee in respect of any Proceeding, Expense, liability or matter that is the subject of this Section 7.6, whether created by law, organizational or constituent documents, contract or otherwise, (iii) any obligation of any other Persons with whom or which an Indemnitee may be associated (including Sierra) to indemnify such Indemnitee and/or advance Expenses or liabilities to such Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Corporation hereunder, (iv) the Corporation shall be required to indemnify each Indemnitee and advance Expenses to each Indemnitee hereunder to the fullest extent provided herein without regard to any rights such Indemnitee may have against any other Person with whom or which such Indemnitee may be associated (including Sierra) or insurer of any such Person, and (v) the Corporation irrevocably waives, relinquishes and releases to the fullest extent permitted by law any other Person with whom or which an Indemnitee may be associated (including Sierra) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.

7.7 Notices. Except as otherwise specifically provided herein or permitted by law, all notices to any stockholder or director shall be in writing and delivered personally or mailed to the stockholders and directors, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the DGCL. Any such notice shall be addressed to such stockholder or director at his or her last known address as the same appears on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when

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directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (iv) if by any other form of electronic transmission, when directed to the stockholder; and (v) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

7.8 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws and subject to applicable law, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

7.9 Time Periods. Except as otherwise provided by law, in applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

7.10 Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE 8

AMENDMENTS

8.1 Amendments.

(a) Subject to the Certificate of Incorporation and the Stockholders Agreement the Board is expressly authorized to adopt, amend or repeal these Bylaws. These Bylaws shall not be adopted, altered, amended or repealed by the stockholders (i) prior to the Trigger Date (as defined in the Certificate of Incorporation), except by the affirmative vote of holders of not less than a majority in voting power of the then-outstanding shares of Common Stock entitled to vote generally in the election of directors (considered for this purpose as one class) or (ii) on and after the Trigger Date, except by the affirmative vote of holders of not less than 66 2/3% in voting power of the then-outstanding shares of Common Stock entitled to vote generally in the election of directors (considered for this purpose as one class).

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(b) Notwithstanding anything to the contrary set forth herein, neither Section 3.9 of these Bylaws nor this Section 8.1 shall be amended, altered or repealed by the Board, and no provision of these Bylaws inconsistent therewith shall be adopted by the Board, without (in addition to any other vote required by the Certificate of Incorporation, these Bylaws or applicable law) (i) prior to the Trigger Date, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon and (ii) on and after the Trigger Date, at any regular or special meeting of the stockholders upon the affirmative vote of the holders of a majority in voting power of at least 66 2/3% of the outstanding shares of stock of the Corporation entitled to vote thereon.

(c) Notwithstanding the foregoing, no amendment, alteration or repeal of Section 7.6 shall adversely affect any right or protection existing under these Bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.

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